    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 29, 1999
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              TERRA NETWORKS, S.A.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              TERRA NETWORKS, INC.
                (TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

              KINGDOM OF SPAIN                                   7375
      (STATE OR OTHER JURISDICTION OF                (PRIMARY STANDARD INDUSTRIAL
       INCORPORATION OR ORGANIZATION)                CLASSIFICATION CODE NUMBER)

              KINGDOM OF SPAIN                                    NONE
      (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)

                          VIA DE LAS DOS CASTILLAS, 33
                                 COMPLEJO ATICA
                                   EDIFICIO 1
                               POZUELO DE ALARCON
                                  28223 MADRID
                                     SPAIN
                                (34) 91-452-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                             CT CORPORATION SYSTEM
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                 (212) 664-1666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                       JOSEPH A. HALL                                            WILLIAM A. PLAPINGER
                   DAVIS POLK & WARDWELL                                       WILLIAM J. WILLIAMS, JR.
                    450 LEXINGTON AVENUE                                         SULLIVAN & CROMWELL
                  NEW YORK, NEW YORK 10017                                        ST. OLAVE'S HOUSE
                       (212) 450-4000                                             9A IRONMONGER LANE
                                                                                   LONDON, EC2V 8EY
                                                                                    UNITED KINGDOM
                                                                                  (44-207) 710-6525

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF EACH CLASS                  AMOUNT TO BE            OFFERING PRICE             AGGREGATE                AMOUNT OF
OF SECURITIES TO BE REGISTERED      REGISTERED(2)             PER UNIT(3)           OFFERING PRICE(3)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Ordinary shares, par value E2
  per share(1)................              35,570,000   US$              12.44   US$        442,490,800   US$            123,015
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) A registration statement on Form F-6 covering the American Depositary Shares representing the ordinary shares is being filed separately.

(2) Includes ordinary shares to be offered and sold in the United States, shares which the underwriters have the right to purchase to cover over-allotments and ordinary shares to be offered and sold outside the United States but that may be resold in the United States under circumstances requiring the delivery of a prospectus.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457 under the Securities Act of 1933. Based on US$1.0532 = E1.00, the noon buying rate on October 27, 1999.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

[LOGO]
                 SUBJECT TO COMPLETION. DATED OCTOBER 29, 1999.
                              TERRA NETWORKS, S.A.

                           22,266,705 Ordinary Shares
          in the form of Ordinary Shares or American Depositary Shares
                             ----------------------

    This is an initial public offering of ordinary shares of Terra Networks, S.A. The ordinary shares are being sold directly or in the form of American Depositary Shares, or ADSs. Each ADS represents one ordinary share of Terra Networks. The ADSs are evidenced by American Depositary Receipts. All of the 22,266,705 ordinary shares are being sold by Terra Networks. Terra Networks is also offering 11,989,763 ordinary shares in a concurrent Spanish offering. The number of shares offered in the global offering will vary depending upon the initial public offering price.

    Prior to this offering, there has been no public market for the ordinary shares or the ADSs. It is currently estimated that the initial public offering price will be between E10.12 and E11.81 per ordinary share, which is equivalent to US$10.66 and US$12.44 per ADS at an exchange rate of E1.00 = US$1.0532. Application has been made for listing of the ordinary shares on the Madrid, Bilbao, Barcelona and Valencia Stock Exchanges, for quotation of the ordinary shares on the Automated Quotation System of the Spanish stock exchanges, and for quotation of the ADSs on the Nasdaq National Market under the symbol "TRRA".

    See "Risk Factors" beginning on page 14 to read about factors you should consider before buying the ordinary shares or ADSs.

                             ----------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                                                 Per ordinary
                                                    share        Per ADS       Total(1)
                                                 ------------    -------       --------
Initial public offering price..................     E            US$         US$
Underwriting discount..........................     E            US$         US$
Proceeds, before expenses, to Terra Networks...     E            US$         US$

---------------
(1) The total figures above assume that all ordinary shares are sold in the form of ADSs.

     To the extent that the underwriters sell more than 22,266,705 ordinary shares or ADSs, the underwriters have the option to purchase up to an additional 4,500,000 ordinary shares or ADSs from Terra Networks at the initial public offering price less the underwriting discount.

     The underwriters expect to deliver the ordinary shares in Spain against payment in euro and ADSs in New York against payment in U.S. dollars
on          , 1999.
                             ----------------------

                           Joint Global Coordinators

ARGENTARIA
          BBV INTERACTIVOS SVB
                                    GOLDMAN SACHS INTERNATIONAL
                                                              INVERCAIXA VALORES
                             ----------------------

                       Joint Lead Manager and Bookrunner

                              GOLDMAN, SACHS & CO.

                              Joint Lead Managers
CREDIT SUISSE FIRST BOSTON
                                       J.P. MORGAN & CO.
                                                                 LEHMAN BROTHERS
                             ----------------------

                       Prospectus dated           , 1999.

                               PROSPECTUS SUMMARY

     You should read the following summary together with the more detailed information and our consolidated financial statements and the notes to those statements, as well as the pro forma financial data and the explanatory notes thereto, appearing elsewhere in this prospectus. Information contained in or connected to any Web site identified in this prospectus is not a part of this prospectus.

                              TERRA NETWORKS, S.A.

      We are a leading provider of Internet access and local-language interactive content and services to residential and small office/ home office, or SOHO, users in the Spanish-and Portuguese-speaking world. We currently provide Internet access services in Spain, Brazil, Mexico, Peru, Chile and Guatemala and operate Internet portals serving these countries and Argentina. Through our joint venture with Internet Discount Telecommunications Corp. (IDT), we recently launched Internet access service in the United States targeted at the U.S. Hispanic market. In addition, in the first quarter of 2000 we plan to launch portals serving the U.S. Hispanic market and several additional Latin American countries, including Colombia and Venezuela. In all of our markets, we are developing online interactive solutions for advertising and marketing, and electronic commerce and related activities.

      We are a majority-owned subsidiary of Telefonica, S.A., the parent company of the Telefonica Group. As a member of the Telefonica Group, we benefit from our relationship with the largest and strongest telecommunications group in Spain and Latin America, with over 54 million customers and significant media assets. The Telefonica Group controls full-service telecommunications subsidiaries in Spain, Brazil, Argentina, Peru, Chile and Guatemala and has additional telecommunications properties in several other Latin American countries. In Spain and Latin America, the Telefonica Group also controls media properties, including Spanish soccer broadcast rights and radio stations, and has significant media investments, including interests in television, cable and film production companies.

      We are the company through which the Telefonica Group will develop:

- Internet access services for residential and SOHO customers,

- Internet portals and the full range of services that can be provided through Internet portals, such as news, shopping and online chat,

- online advertising and marketing solutions, and

- e-commerce activities.

      We plan to build upon our relationship with the Telefonica Group:

- to continue to enhance our market presence, distribution channels and product offerings, and

- to exploit the media content controlled by members of the Telefonica Group.

      Other companies in the Telefonica Group may conduct Internet activities as well, and some of these may overlap with our activities. There may be times when we compete for the same customers as other members of the Telefonica Group. Telefonica de Argentina, S.A., which is a full service telecommunications operator in Argentina, provides Internet access serving the residential and SOHO markets. These activities are not at present part of Terra Networks.

      Following this offering, Telefonica, S.A. will continue to own our majority equity interest.

      We offer a suite of Internet services that provides users throughout our core markets in Spain and Latin America with:

- Internet access services,

- a wide variety of content built on our multi-local/global model,

- online advertising and marketing solutions, such as services that provide our advertising customers with information on the effectiveness of their online advertising campaigns,

- a range of e-commerce opportunities, and

- multiple solutions for our customers' Internet needs, such as Web design and hosting.

      With our multi-local/global approach to content, we combine strong regional and international content and world-class functionality with local content that reflects our users' own communities and is relevant to their daily lives. Each of our portals features content presented in the local idiom, because language and vocabulary differ throughout our core markets. We believe that our approach distinguishes our services from most competing portal services in the market, and we believe this approach will be key to our success. We are able to execute our multi-local/global approach through our in-depth understanding of local markets and customer needs. We gain this understanding through collaborating with our local content providers such as Grupo Reforma in Mexico and through our relationship with Telefonica Group companies operating directly in our local markets.

                                  OUR HISTORY

      We were created in December 1998 to operate the Spanish residential and SOHO Internet access business carried on by the Telefonica Group since December 1995. At September 30, 1999, we provided Internet access to more than 860,000 customers, and our portals generated more than 290 million page views in September 1999. We have achieved this growth through:

- our assumption of direct management responsibility for the Internet activities of Telefonica Group companies in Spain in April 1999, and in Peru and Chile in October 1999,

- our acquisition of strong local providers of Internet services, including:

      -- Ole, the leading Spanish portal,

      -- ZAZ, a leading Brazilian portal and Internet service provider, or ISP, and an e-commerce provider, and

      -- Infosel, a leading Mexican portal and an ISP and e-commerce provider, and

- the rapid growth of the business lines that we operate.

      We plan to grow in the longer term through improving and supplementing our Internet products and services, both independently and through strategic alliances, partnerships and acquisitions, through increasing the degree of technical integration of our networks, and by building upon our relationships with:

- the strong communications, technology and media businesses throughout Spain and Latin America in the Telefonica Group, and

- the network of partners we are building through strategic investments, joint ventures and alliances.

      Our historical results of operations primarily reflect the Spanish and Chilean Internet activities that were carried on by members of the Telefonica Group. These results are reflected in the consolidated financial statements appearing elsewhere in this prospectus. Our pro forma financial statements appearing elsewhere in this prospectus primarily reflect these historical activities, as well as the activities we now conduct in Brazil and Mexico.

                             OUR MARKET OPPORTUNITY

      We believe that our business offers us significant growth opportunities stemming from:

- our large and growing core markets of Spain and Latin America, and our targeted market in the U.S. Hispanic community, which are unified with common cultural values and languages but which also exhibit varying local idioms, interests and preferences,

- the current low Internet penetration in our core markets, and

- our access to the 54 million customers currently served by the Telefonica
  Group.

      Large and growing population. Spain, Latin America and the U.S. Hispanic community have a combined population of more than 550 million people. The United Nations forecasts that the population in Latin America alone will increase at a compound annual growth rate of 1.2% until 2025, as compared to population contraction at a compound annual rate of 0.13% in Western Europe and a 0.6% compound annual growth rate in North America during the same period. The Economist Intelligence Unit expects that the gross domestic product, or GDP, of the largest Latin American countries will grow at an annual average rate of 3% until 2003, and that the GDP of Spain will grow at an annual average rate of 2.8%. According to the Economist Intelligence Unit, the average annual growth rate of the GDP is expected to be 2.4% for Western Europe and 2.5% for North America during that same period.

      In addition, Internet usage in Latin America is concentrated in the demographic sector with the greatest purchasing power, with 90% of all Latin American Internet users belonging to the upper and middle socio-economic classes. According to Hispanic Business, the purchasing power of U.S. Hispanic households is forecasted to increase from US$276 billion in 2000 to US$383 billion in 2010, in 1997 dollars.

      International Data Corporation, or IDC, estimates that four of the Latin American countries in which we operate, Brazil, Mexico, Argentina and Chile, represented 75% of all Internet users in Latin America in 1998, with Brazil alone accounting for 49%. According to IDC, these four countries represented 80% of e-commerce spending in 1998, with Brazil alone accounting for 56%.

      Low Internet penetration. According to Estudio General de Medios, Asociacion para la Investigacion de Medios de Comunicacion, Spain had 3.5 million Web users, corresponding to 9% of the population. IDC expects this number to increase to 8.4 million, or 21% of the population, by 2002. According to Nazca Saatchi & Saatchi, Internet users in Latin America will increase from
8.5 million in 1998, or 2% of the population, to 34 million by 2000. Similarly, Internet penetration in the U.S. Hispanic community has been slower than in the U.S. population at large. In 1998, only 12% of U.S. Hispanic households had access to the Internet.

      We believe that the Spanish, Latin American and U.S. Hispanic markets, and Spanish and Portuguese-speaking users globally, represent one of the largest and fastest growing user groups on the Internet today. As the Internet achieves broader acceptance in our core markets, we believe that online advertising and e-commerce will also experience significant growth. We believe that these users and future users are demanding and will continue to demand online services that are responsive to their specific local interests and needs, as opposed to services that offer English-language content or homogenized pan-regional content. According to IDC, 67% of all Latin American Internet users would prefer to visit Web sites in their native languages. Currently, however, eStats estimates that only approximately 2% of Web pages are presented in Spanish or Portuguese.

      Although there are Internet access companies and portal operators in our core markets, no other company offers in our markets a suite of Internet services that includes access, portals, online advertising, e-commerce and other Internet solutions geared to these Internet users' global and local interests. We believe we have successfully integrated these services across our markets.

      Access to customers in the Telefonica Group. Our membership in the Telefonica Group, with 54 million customers, gives us direct access to its extensive knowledge of and experience in local markets in Spain, Brazil, Peru, Chile and Guatemala. In markets where the Telefonica Group does not have substantial historical experience, such as Mexico and the U.S. Hispanic market, we will work closely with established local partners and integrate their knowledge and experience in the local market. We believe that the existence of these market conditions, in addition to our ability to leverage on our strong relationship with the Telefonica Group in Spain and Latin America, positions us to expand our leadership of this attractive market.

                           OUR STRATEGY AND BUSINESS

      Our Internet access, portal service, online advertising and e-commerce offerings allow us to provide our customers with a "one-stop shopping" approach to their

Internet needs. Our strategic ventures allow us to enhance all aspects of our business and increase our growth. We plan to leverage on our relationship with the Telefonica Group and our network of strategic partners to expand each of these areas of business.

      We are aggressively developing and promoting our brand names, including TERRA, OLE, INFOSEL, ZAZ and TELEFONICA NET. We believe that the importance of brand recognition will increase as the number of Internet-related businesses in Spain and Latin America grows, and that brand loyalty will be critical to attract and retain Internet users, advertisers and e-commerce partners.

ACCESS SERVICES

      We provide Internet access services to more than 860,000 customers in Spain, Latin America and the United States. We target residential and SOHO Internet users in each of our markets. These services enable our customers to connect to the Internet through an easy-to-use dial-up connection.

      We plan to build on our strong position in the Spanish- and
Portuguese-language Internet access markets by:

- aggressively promoting our brand names to become synonymous with Internet access services in Spain, Latin America and the U.S. Hispanic market,

- continuously expanding our ISP customer base by making the Internet easier and cheaper to use, and

- retaining customers and stimulating Internet usage by expanding our service offerings and the platforms through which we can provide access to the Internet.

      In Spain we recently introduced free Internet access, which we believe will solidify and protect our market position. We also plan to launch free Internet access in Guatemala by the end of 1999. We may launch free Internet access in our other core markets to give us a competitive edge or to respond to competitive conditions. In October 1999, we launched broadband Internet access
(ADSL) in Spain. We plan to offer ADSL in Brazil in November 1999 on a limited basis, and expect to offer this type of access throughout Brazil beginning in January 2000.

      Leveraging on our ISP experience and our relationship with the Telefonica Group, we intend to move aggressively into new value-added services using Internet protocol, or IP, and new access platforms, such as mobile telephones, personal digital assistants, cable modems, ADSL, satellite, and wireless local loops. These value-added services will include voice and fax using IP and video streaming.

      We compete with numerous other access providers in each of our markets, including Universo Online (UOL) in Brazil and Telmex in Mexico. Based on number of subscribers in our target residential and SOHO market, we believe we are the second-ranking ISP in Brazil, and a leading ISP in Spain, Mexico, Chile and Guatemala.

PORTAL BUSINESS

      We currently operate portals customized for Internet users in Spain, Brazil, Mexico, Argentina, Peru, Chile and Guatemala. You can access our portals at the following Web addresses:

  COUNTRY                    URL
  -------                    ---
Spain        www.terra.es
Brazil       www.zaz.com.br
Mexico       www.infosel.com.mx
Argentina    www.gauchonet.com.ar/
               www.donde.com.ar
Peru         www.ole.com.pe
Chile        www.cl.ole.com
Guatemala    www.ole.com.gt

      Each of our portals is a set of Web pages that aggregates content and services for Internet users. These users need not be customers of one of our Internet access services, although we actively cross-market our access and portal services. Our portals are designed as an Internet "home" for our users that can serve as their final Internet destination. With our multi-local/global approach, we offer interactive content as well as innovative services attuned to our users' Internet needs. Our portals feature user-friendly, structured interfaces and a wide range of services and functionality that are presented in local idioms. We use our extensive market research and daily customer contact to frequently adapt our content so that it is responsive and relevant to the interests of our users from region to region.

      We intend to use our multi-local/global approach to obtain a leadership position as a portal operator in each market where we operate by:

- extensively advertising our brand names to become industry standards for Spain, Latin America and the U.S. Hispanic community,

- building a large community of portal users in each of our markets through aggressive advertising campaigns and leveraging synergies with our Internet access business, and

- achieving strong user loyalty for each of our portals by providing multi-local/global content from leading content providers and capitalizing on our relationship with media companies in the Telefonica Group.

      We have entered into agreements with information providers that allow us to offer global and local content and services on our portals. These include:

- Buena Vista -- exclusive third-party Spanish- and Portuguese-language versions of "Disney Blast" and interactive entertainment content in core markets, including Spain, Brazil and Mexico,

- MTV -- exclusive music and entertainment news to Spanish-speaking Latin Americans over the Internet (in negotiation),

- Agencia EFE -- news and related content,

- Reuters -- news and financial news (currently on our Spanish portal and being negotiated for our Latin American portals),

- Rival Networks -- exclusive Spanish- and Portuguese-language versions of Rival Networks' Internet gaming platform,

- Grupo RBS -- local news for our Brazilian portal,

- Carta Capital -- financial and business information for our Brazilian portal,

- Grupo Reforma -- local news and financial and business information for our Mexican portal, and

- The Miami Herald -- content for our U.S. Hispanic portal, which is currently in development.

      Our multi-local/global portal model creates a rich variety of online products that allows us to be an attractive host to online advertisers. We seek to position ourselves as an advertising solutions provider with local focus and global reach.

      We compete with numerous other portals that target Spanish and Portuguese-speaking Internet users in our markets, including StarMedia and Quepasa. We believe that we enjoy a strong leadership position among Spanish- and Portuguese-language portal operators, although English-language portals today receive the most number of visits by Internet users in our core markets.

E-COMMERCE

      We plan to build on our strong position in the access and Spanish- and Portuguese-language portal markets to penetrate the developing e-commerce market in Spain and Latin America.

      We intend to play a leading role in the development of e-commerce in the Spanish-and Portuguese-speaking world by:

- creating a selected network of partners to capture value in every part of the e-commerce chain,

- facilitating our customers' purchases in a secure and reliable Internet environment, and

- developing a complete solution that covers the entire spectrum of the e-commerce business.

      We intend to offer our services in a broad range of product categories in the business-to-consumer market, including travel, computer hardware and software, books, music and financial products and services. We have entered into, and plan to continue to enter into, strategic alliances and joint ventures with global and local industry leaders in each product category to enhance our product and service offerings. For example, in July 1999 we entered into a joint venture with Amadeus Global Travel Distribution, S.A., a global leader in the travel industry, to develop a Web site for travel and related content and services.

      Our network of local e-commerce partners includes, among others:

- Banco Zaragozano -- to facilitate VISA credit card payments for e-commerce purchases made through our Spanish portal,

- La Caixa -- to reserve and purchase tickets for entertainment events through our Spanish portal,

- Mexicana de Aviacion -- to book online travel through our Mexican portal,

- TCE -- to sell electronics through our Brazilian portal, and

- TravelNet -- to book online travel through our Mexican portal.

STRATEGIC VENTURES

      Our Internet investment strategy leads to new opportunities for future growth and creation of shareholder value. We plan to leverage our existing business, as well as our technological strength, to maximize the value that can be created from our Internet investments. We have entered into strategic ventures with several Internet companies, including:

- Teknoland Corp, a developer of online services and interactive products for residential and commercial Internet users, and

- Ifigenia Plus, S.L., a developer and provider of digital content on topics including Spanish education, culture, art, entertainment and tourism.

      We actively participate in each of these ventures.

                   OUR RELATIONSHIP WITH THE TELEFONICA GROUP

      The Telefonica Group is a diversified telecommunications and multimedia group that provides a comprehensive range of services in Spain and Latin America through one of the world's largest and most modern telecommunications networks. Telefonica Group companies include Telefonica de Espana, S.A. in Spain, Telesp Participacoes S.A. in Brazil, Telefonica del Peru, S.A. and Compania de Telecomunicaciones de Chile, S.A. We are building on our relationship with the Telefonica Group, and we plan to continue to do so by capitalizing on our access to Telefonica's:

- telecommunications and infrastructure assets in Spain and Latin America,

- global and local media assets,

- customer relationships throughout Spain and Latin America across a variety of access media,

- research and development capabilities for the development of new communication technologies and value-added services,

- access to leading content-providers and e-commerce companies, and

- strong presence and reputation in the capital markets.

      Our principal executive offices are located at Via de las Dos Castillas, 33, Complejo Atica, Edificio 1, Pozuelo de Alarcon, 28223 Madrid, Spain and our telephone number is (34) 91-452-3000. Our Internet address is www.terra.es. Information contained in or connected to our Web site is not a part of this prospectus.

                              THE GLOBAL OFFERING

     All ordinary share calculations in this prospectus assume a price in the global offering of E10.97 per share, or US$11.55 per ADS, which is the midpoint of the range set forth on the cover page of this prospectus. Because we have agreed to deliver a fixed U.S. dollar amount of shares in connection with some of our acquisitions, as described under "The Company", and we intend to offer all other available shares in the global offering so that the total amount of shares outstanding after the global offering is equal to 275,500,000, excluding 4,500,000 shares covered by the over-allotment option, the number of shares offered in the global offering will vary depending upon the initial public offering price.

     The following information assumes that the underwriters do not exercise the option we have granted to them to purchase additional ordinary shares in this offering. Please see "Underwriting" for more information about the underwriters' over-allotment option.

Ordinary shares outstanding before the global offering.....   241,243,532 shares

Ordinary shares offered in the global offering:

     International offering................................    22,266,705 shares

     Spanish offering:

          Spanish retail offering...............   5,138,470 shares

          Spanish institutional offering........   6,851,293 shares

               Total Spanish offering......................    11,989,763 shares

                    Total global offering..................    34,256,468 shares

Ordinary shares outstanding after the global offering......   275,500,000 shares

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Over-allotment option......................................     4,500,000 shares

Shares delivered
  in connection with
  acquisitions................   At or around the time of the closing of the
                                 global offering, Terra Networks will deliver
                                 19,916,285 ordinary shares to the sellers of ZAZ and Infosel, as described under "The
                                 Company". In addition, we have assumed that IDT has purchased 1,342,184 ordinary shares and that the sellers of our Peruvian and Chilean businesses have exercised their options to acquire 6,061,478 ordinary shares, as described under "The Company". All of these shares are reflected above in the number of ordinary shares outstanding before the global offering.

ADSs..........................   Each ADS represents one ordinary share. The
                                 ADSs will be issued under a deposit agreement with Citibank, N.A., as depositary.

Pricing of global offering....   The initial public offering price in the
                                 international offering and the Spanish offering
                                 is E     per ordinary share or US$     per ADS,
                                 which is the approximate U.S. dollar equivalent
                                 of the public offering price for ordinary
                                 shares based on an exchange rate of E     per
                                 U.S. dollar.

Listing.......................   Application has been made to list the ordinary
                                 shares on the Madrid, Bilbao, Barcelona and Valencia Stock Exchanges and for quotation of the ordinary shares on the

                                 Automated Quotation System of the Spanish stock exchanges.

                                 Application has been made to quote the ADSs on the Nasdaq National Market under the symbol "TRRA".

Lock-ups......................   Terra Networks and its executive officers and
                                 directors have generally agreed not to sell any ordinary shares or ADSs or securities convertible into, or exchangeable for, ordinary shares or ADSs during the six-month period following the date of this prospectus without the prior consent of the representatives of the underwriters. This agreement does not apply to the transactions described under "The Company".
                                 Telefonica, S.A. has also agreed to this limitation. Terra Networks' other principal shareholders have agreed to similar limitations for periods ranging from six months to one year. Please see "Underwriting" for a more detailed discussion of these lock-ups and the underwriting arrangements for this offering.

Use of proceeds...............   The purpose of the global offering is to create
                                 a public market for the ordinary shares and to facilitate future access to public markets. We intend to use the net proceeds from the global offering for working capital and general corporate purposes, which may include acquisitions of and investments in other companies, advertising and marketing expenditures, and technological investments.

                      SUMMARY FINANCIAL AND OPERATING DATA

      The following tables summarize financial and operating data for our business. You should read this information along with "Pro Forma Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

      In reading the information provided below, you should consider the following:

- Our historical financial results are based on the financial results of companies that were under the Telefonica Group's control during the periods presented. These companies operated our residential and SOHO ISP business in Spain (but not our Spanish portal business), and our business in Chile. Our business in Peru was not significant during the periods covered by our consolidated financial statements. We acquired our Spanish portal business in April 1999 and we acquired our Brazilian ISP and portal business in June 1999. Therefore, our historical June 30, 1999 balance sheet reflects these businesses. Our historical statement of operations for the six months ended June 30, 1999 reflects the Spanish portal business but does not reflect the Brazilian business to any material extent.

- Because of the significant acquisitions we have made since December 1998 and the introduction of free ISP in Spain in June 1999, among other factors, our historical financial statements are not a reliable indicator of future performance.

- Our pro forma financial results are based upon the adjustments described under "Pro Forma Financial Data".

- All information is presented in Spanish GAAP except as noted. The principal differences between Spanish GAAP and U.S. GAAP are explained in Note 18 to our consolidated financial statements appearing elsewhere in this prospectus.

                                                                                      SIX MONTHS
                                             YEAR ENDED DECEMBER 31,                ENDED JUNE 30,
                                     ---------------------------------------   -------------------------
                                        1996          1997          1998          1998          1999
                                        ----          ----          ----          ----          ----
                                                   (EURO IN THOUSANDS, EXCEPT SHARE DATA)
CONSOLIDATED STATEMENT OF
OPERATIONS DATA:
Revenues:
  Subscriptions....................  E       818   E     2,390   E     9,646   E     3,811   E     5,169
  Advertising......................           --            72         1,115           327         1,076
  Other............................           --            88         1,384           438         2,110
                                     -----------   -----------   -----------   -----------   -----------
    Total revenues.................          818         2,550        12,145         4,576         8,355
Operating expenses:
  Goods purchased..................         (708)       (1,054)       (8,475)       (2,534)      (10,399)
  Personnel expenses...............         (661)         (928)       (3,175)       (1,276)       (3,424)
  Depreciation and amortization....         (123)         (464)         (701)         (309)         (763)
  Other operating expenses.........         (658)       (2,144)       (5,555)       (2,049)      (11,608)
                                     -----------   -----------   -----------   -----------   -----------
    Total operating expenses before
      amortization of goodwill and
      financial expenses...........       (2,150)       (4,590)      (17,906)       (6,168)      (26,194)
                                     -----------   -----------   -----------   -----------   -----------
Operating loss.....................       (1,332)       (2,040)       (5,761)       (1,592)      (17,839)
Amortization of goodwill...........           --          (310)         (339)         (170)       (3,227)
Financial (expense)................          (25)          (81)          (90)          (86)          (85)
Extraordinary income (expense).....           14            97          (562)          (46)            1
Corporate income tax credit........           --           363         1,334           244         4,109
Minority interest..................           --           465         1,673           582         1,725
Net loss (Spanish GAAP)............  E    (1,343)  E    (1,506)  E    (3,745)  E    (1,068)  E   (15,316)
                                     ===========   ===========   ===========   ===========   ===========
Net loss (U.S. GAAP)...............  E    (1,343)  E    (1,899)  E    (5,061)                E   (21,836)
Basic and diluted net loss per
  ordinary share (U.S. GAAP).......  E    (0.007)  E    (0.010)  E    (0.026)                E    (0.112)
Weighted average ordinary shares
  outstanding......................  193,525,585   193,525,585   193,525,585   193,525,585   194,085,972

                                                             YEAR ENDED       SIX MONTHS
                                                            DECEMBER 31,    ENDED JUNE 30,
                                                                1998             1999
                                                            ------------    --------------
                                                                 (EURO IN THOUSANDS,
                                                                  EXCEPT SHARE DATA)
                                                                     (UNAUDITED)
PRO FORMA STATEMENT OF OPERATIONS DATA:
Revenues:
  Subscriptions...........................................      26,294             15,111
  Advertising.............................................       3,329              2,644
  Corporate Services......................................      20,652              9,964
  Other...................................................           9                 13
                                                             ---------       ------------
     Revenues from operations.............................      50,284             27,732
  Other operating revenues................................       2,249              2,375
                                                             ---------       ------------
  Total revenues..........................................      52,533             30,107
                                                             ---------       ------------
Operating expenses:
  Goods purchased.........................................     (25,656)           (18,851)
  Personnel expenses......................................     (16,220)            (9,695)
  Depreciation and amortization...........................      (1,997)            (1,517)
  Other operating expenses................................     (17,740)           (20,946)
                                                             ---------       ------------
     Total operating expenses before amortization of
       goodwill and financial expenses....................     (61,613)           (51,009)
                                                             ---------       ------------
Operating loss............................................      (9,080)           (20,902)
Amortization of goodwill..................................    (108,978)           (56,758)
Corporate income tax credit...............................       1,334              4,109
Net loss (Spanish GAAP)...................................   E(117,103)      E    (72,759)
Net loss (U.S. GAAP)......................................   E(149,690)      E    (81,052)
Basic and diluted net loss per ordinary share (U.S.
  GAAP)...................................................   E  (0.685)      E     (0.370)
Weighted average ordinary shares outstanding..............  218,369,870       218,930,257

                                                                AT JUNE 30, 1999
                                                              ---------------------
                                                               ACTUAL     PRO FORMA
                                                               ------     ---------
                                                               (EURO IN THOUSANDS)
                                                                   (UNAUDITED)
CONSOLIDATED AND PRO FORMA BALANCE SHEET DATA:
Cash........................................................  E  2,025    E 38,870
Working capital (deficit)...................................    (6,261)    108,755
Total assets................................................   513,114     717,951
Shareholder's equity (Spanish GAAP).........................    12,850     661,766
Shareholders' equity (U.S. GAAP)............................    37,695     711,054

                                                 AT OR FOR THE MONTH ENDED
                                   ------------------------------------------------------
                                   DECEMBER 31,    MARCH 31,    JUNE 30,    SEPTEMBER 30,
                                       1998          1999         1999          1999
                                   ------------    ---------    --------    -------------
                                                        (THOUSANDS)
                                                        (UNAUDITED)
OPERATING DATA:
Access:
  Paid access subscribers........        214        279,331     351,732        603,975
  Free ISP customers.............         --             --      71,384        256,955
                                     -------        -------     -------        -------
     Total.......................        214        279,331     423,116        860,930
                                     =======        =======     =======        =======
Portal:
  Total monthly visits...........     89,000         13,000      17,000         22,000
  Total monthly page views.......    147,000        208,000     237,000        290,500

                                  RISK FACTORS

     This offering involves high risk. You should consider carefully the risks described below before you decide to buy our ordinary shares or ADSs. If any of the following risks actually occurs, our business, financial condition and results of operations would likely suffer. In this case, the trading price of our ordinary shares and ADSs could decline, and you may lose all or part of your investment.

                    RISKS RELATED TO OUR FINANCIAL CONDITION
                               AND BUSINESS MODEL

WE HAVE OPERATED FOR A SHORT TIME ONLY, AND OUR HISTORICAL FINANCIAL STATEMENTS DO NOT REFLECT THE CURRENT SCOPE OF OUR ACTIVITIES.

      Although some of the operations that constitute our business have been part of the Telefonica Group since December 1995, we were incorporated and have operated as a separate company only since December 1998. In addition, we have acquired many companies since our incorporation, most of which are young companies. Accordingly, we have only a limited operating history for you to evaluate our business. Only our historical results of operations are reflected in the consolidated financial statements appearing elsewhere in this prospectus. These results of operations primarily reflect the Spanish and Chilean Internet activities that historically were carried on by members of the Telefonica Group. As a result, our consolidated financial statements do not provide a complete view of the current scope of our activities. Although our pro forma financial statements reflect these historical activities, as well as the activities we now conduct in Brazil and Mexico, these pro forma financial statements may not serve as a reliable indicator of our future results of operations because of the infancy of the Internet industry, the rapid pace of change in the industry and the number of uncertainties that affect the industry. We have described below the most important uncertainties that we believe affect the industry.

WE HAVE NEVER MADE MONEY AND EXPECT OUR LOSSES TO CONTINUE FOR THE FORESEEABLE FUTURE.

      We have never been profitable. During the six months ended June 30, 1999 we recorded a net loss of E15.3 million. On a pro forma basis, our net loss would have been E117.1 million for 1998 and E72.8 million for the six months ended June 30, 1999. We expect to continue to incur significant losses. Based on our strategic plan and the experience of other Internet portal companies and ISPs, we expect that our expenses will continue to exceed our revenues for at least the next three years. After that, depending upon competitive conditions and the dynamics of the industry, we may continue to pursue a strategy that emphasizes strength of market share and market presence at the expense of profitability.

YOU SHOULD NOT RELY ON OUR QUARTERLY OPERATING RESULTS AS AN INDICATION OF OUR FUTURE RESULTS BECAUSE THEY ARE SUBJECT TO SIGNIFICANT FLUCTUATIONS.

      Our future revenues and results of operations may fluctuate significantly due to a combination of factors, including:

- the start-up nature of our business, which means we have not begun to achieve consistency in revenue and expense growth,

- our acquisition and growth strategy, which means that we expect to frequently add new activities to our business, leading to increased revenues and expenses,

- promotional activities by us or our competitors, which could cause heavier Internet usage in some quarters compared to others and lead to fluctuating access revenues and traffic-inducement fees,

- currency fluctuations that affect reported revenues and expenses from our Latin American and U.S. operations,

- seasonal variations in advertising from quarter to quarter, which would lead to fluctuating advertising revenues, and

- heavier retail purchasing activity in some quarters compared to others, which would contribute to fluctuating e-commerce revenues.

      Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of public market analysts and investors. This could cause the trading price of our ordinary shares and ADSs to decline.

                      RISKS RELATING TO BEING PART OF THE
                                TELEFONICA GROUP

WE LACK EXPERIENCE OPERATING AS AN INDEPENDENT ENTITY AND RELY ON THE GLOBAL PRESENCE AND MARKETING CAPABILITIES OF THE TELEFONICA GROUP.

      Until December 1998, our ISP business was operated by various members of the Telefonica Group. We rely in part on the leading presence of the Telefonica Group in Spain and Latin America to build our customer base and attract strategic partners. Competition among telecommunications companies in these countries has grown as telecommunications systems are privatized and deregulated. If competition adversely affects Telefonica Group companies in some telecommunications markets, this could have a material adverse effect on our business, financial condition and results of operations.

OTHER COMPANIES IN THE TELEFONICA GROUP COULD COMPETE WITH US.

      Companies in the Telefonica Group could expand their operations to compete with us, and they may in the future decide to pursue their own Internet-related business or operational strategies, including:

- providing our competitors with Internet-based technology infrastructure, and

- offering Internet-based services from new media platforms operated by them.

      For example, regulatory constraints require some Telefonica Group companies to make their services available to our competitors.

      Because most Telefonica Group companies operate in the telecommunications or media industries, there could be situations in which we and these other companies find ourselves with related, or even competing, activities. After the global offering, Telefonica will continue to own our controlling equity interest. It will therefore be able to exercise significant influence over all matters requiring approval by our shareholders, including approvals of mergers and other business combinations. It can also exercise influence over our operations and business strategies. Although Telefonica will attempt to balance the interests of all Telefonica Group members in a fair manner, it is possible that we may disagree with the outcome of a particular decision.

SOME OF OUR INITIATIVES MAY AFFECT THE FINANCIAL RESULTS OF OTHER
INTERNET-RELATED BUSINESSES OF THE TELEFONICA GROUP.

      After this offering, Telefonica will continue to own our controlling equity interest. In addition, Telefonica owns controlling or otherwise significant equity interests in many companies engaged in the telecommunications industry. As the telecommunications industry continues to converge, these companies could begin to compete in the same markets. As a result, strategic initiatives that we may wish to pursue could affect other members of the Telefonica Group, and vice versa. Such initiatives may include:

- extending our services beyond the residential and SOHO Internet markets,

- significant increases in marketing expenditures or technological investments,

- acquisitions of other Internet-based service providers,

- further expansion throughout Latin America and Europe, and

- changes to our pricing structure.

      These actions could affect the operations and activities undertaken by other Telefonica Group companies. As a result, Telefonica will have to determine how the various members of the Telefonica Group will proceed, balancing all interests involved.

CONTRACTS BETWEEN US AND MEMBERS OF THE TELEFONICA GROUP WERE NEGOTIATED BETWEEN PARTIES UNDER COMMON CONTROL.

      We have entered into a number of contracts with members of the Telefonica Group. These contracts were negotiated between parties under common control. Although we believe that these contracts are fair to us in all material respects, it is possible that we could have obtained better terms from third parties. The most important of these contracts is our agreement with Telefonica Data Espana, S.A. relating to traffic-inducement fees. Telefonica Data Espana will pay traffic-inducement fees to other Spanish ISPs according to the same schedule applicable to us.

REGULATIONS MAY AFFECT OUR RELATIONSHIPS WITH THE TELEFONICA GROUP.

      Our relationship with the Telefonica Group is a competitive strength that may attract the attention of Spanish, European Union or Latin American competition authorities. These regulatory bodies may limit the extent to which we can cooperate with members of the Telefonica Group in providing Internet services. The Spanish, European Union or Latin American competition authorities or private parties could initiate action against us in the future in connection with our relationship with the Telefonica Group.

RISKS RELATED TO OUR MARKETS AND STRATEGY

IF INTERNET USAGE DOES NOT CONTINUE TO GROW AT A STRONG PACE, OUR BUSINESS MAY NOT BE SUCCESSFUL.

      The Internet markets in both Spain and Latin America are in an early stage of development. Our business, financial condition and results of operations will be materially and adversely affected if Internet usage in Spain and Latin America does not continue to grow or grows more slowly than we anticipate. We develop our expectations for Internet-industry growth on the basis of publicly available projections such as those cited in this prospectus. Any of these projections may turn out to be overly optimistic.

      Growth in the number of people online and the number of hours spent online may be inhibited for a number of reasons, including:

- the cost of Internet access,

- the price and availability of Internet access devices,

- concerns about security and privacy,

- the lack of widespread acceptance of electronic payment methods,

- low levels of credit card use,

- ease of use, and

- quality of service.

HIGH COST OF INTERNET USE MAY LIMIT THE GROWTH OF THE INTERNET AND SLOW OUR GROWTH.

      Unlike telecommunications companies in the United States, telecommunications companies in Spain and Latin America generally do not provide customers with unlimited local telephone service for a fixed fee. For example, although Internet access is free in Spain, Internet users are charged fees by telecommunications companies based on the length of time they use telephone lines to access the Internet. Rates charged by local telephone companies have been reduced recently in some Latin American countries, but we do not know whether this trend will continue. Unfavorable rate developments in either Spain or Latin America could decrease our visitor traffic and our ability to derive revenues from transactions over the Internet. This could have a material adverse effect on our business, financial condition and results of operations.

THE MARKET FOR INTERNET ADVERTISING IN SPAIN AND LATIN AMERICA IS UNCERTAIN AND, IF IT IS NOT WIDELY ACCEPTED AS A MEDIUM FOR ADVERTISING, OUR ADVERTISING REVENUE MAY DECREASE.

      We expect to derive a substantial portion of our revenue for the foreseeable future from Internet advertising. The Internet advertising market is new and rapidly evolving, particularly in Spain and in Latin America. No standards have been widely accepted for the measurement of the effectiveness of Internet advertising, and if these standards do not develop, advertisers may choose not to advertise on the Internet in general or, specifically, on our portals.

      Furthermore, potential advertisers that have relied on traditional advertising media may be reluctant to advertise on the Internet or may pay less for advertising if they do not perceive our ability to track and measure the delivery of advertisements to be reliable. Companies may choose not to advertise on our network if they do not perceive our audience demographics to be desirable or advertising on our portals to be effective.

WE MAY LOSE MONEY PROVIDING FREE INTERNET ACCESS IN SPAIN AND OTHER COUNTRIES.

      We were among the first free full service providers of Internet access in Spain and plan to offer free Internet access in Guatemala by the end of 1999. We may decide to provide free ISP in other Latin American countries. When we do not charge subscription fees for access services, we have to rely on revenue received from advertising and e-commerce and from traffic-inducement fees paid by data communications network providers, where possible. We began earning traffic-inducement fees in Spain on October 1, 1999, and expect to earn traffic-inducement fees in Guatemala after we launch free Internet access there. Although various companies providing competing services use this same strategy, we cannot assure you that this business strategy will be profitable or that it will generate sufficient revenues to cover its costs.

IF FREE INTERNET ACCESS IS INTRODUCED IN MANY OF OUR CORE MARKETS, COMPETITION AMONG ISPS COULD INCREASE AND THE NUMBER OF CUSTOMERS AND ADVERTISERS WE ARE ABLE TO ATTRACT MAY DECREASE.

      If free Internet access becomes the norm in Latin America, competition for Internet access services could increase in our core markets as the number of no-cost alternatives increases. Because our customers would have a variety of alternatives to our services, they may have more than one Internet account or may switch to another free Internet access provider if they are unable to gain free access to our service. As a result, usage of our services by customers may decrease. This would reduce our advertising and e-commerce fees and make it more difficult for us to attract and retain advertisers.

SOCIAL, POLITICAL AND ECONOMIC CONDITIONS IN OUR LATIN AMERICAN MARKETS MAY CAUSE VOLATILITY IN OUR OPERATIONS AND ADVERSELY AFFECT OUR BUSINESS.

      We derive and expect to continue to derive a substantial portion of our revenues from the Latin American markets. Social and political conditions in Latin America are volatile and may cause our operations to fluctuate. This volatility could make it difficult for us to sustain our expected growth in revenues, which could have an adverse effect on our stock price. Historically, volatility in Latin American countries has been caused by:

- significant governmental influence over many aspects of local economies,

- political and economic instability,

- unexpected changes in regulatory requirements,

- social unrest,

- slow or negative growth,

- imposition of trade barriers, and

- wage and price controls.

      Most or all of these factors have occurred at various times in the last two decades in our most important Latin American markets, Brazil, Mexico, Argentina, Peru and Chile.

      We have no control over these matters. Poor social, political and economic conditions inhibit Internet usage, create uncertainty regarding our operating climate and cause advertisers to reduce their advertising spending, all of which may adversely impact our business.

LATIN AMERICAN CURRENCIES HAVE IN THE PAST BEEN VOLATILE, AND VOLATILITY IN THE FUTURE WILL IMPACT THE REVENUES AND EXPENSES WE REPORT FROM OUR LATIN AMERICAN OPERATIONS.

      Although our reporting currency is the euro, revenues earned and expenses relating to our Latin American operations are denominated in local currencies. The currencies of many Latin American countries, including Brazil and Mexico, have experienced substantial depreciation and volatility in the past and our revenues from customers will decline in value if the local currencies depreciate relative to the euro. We currently do not engage in hedging transactions. Even if we did so, our hedging strategies may not prove effective. In addition, our currency exchange losses may be magnified if we become subject to exchange control regulations restricting our ability to convert local currencies into euro.

WE MAY NOT BE ABLE TO DEVELOP OUR BRANDS AND ATTRACT USERS TO OUR NETWORK.

      Maintaining and developing brands is critical to our ability to expand our user base and our revenues. We believe that the importance of brand recognition will increase as the number of Internet-related businesses in Spain and Latin America grows. In order to attract and retain Internet users, advertisers and e-commerce partners, we intend to increase substantially our expenditures for creating and maintaining brand loyalty.

      Our success in promoting and enhancing our brands will also depend on our success in providing high quality content, features and functionality on our portals. If we fail to promote our brands successfully or if visitors to our portals or advertisers do not perceive our services to be of high quality, the value of our brands could be diminished. This could have a material and adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE OUR EXPANDING OPERATIONS.

      We are currently experiencing a period of rapid growth. This is placing a significant strain on our managerial and operational resources. We have recently hired employees for important management positions, including our chief financial officer. We have also used consultants to help us identify and structure our significant acquisitions, so that we can free managerial resources for running our business. To accommodate this growth, we must implement new or upgraded operating and financial systems, procedures and controls throughout many different locations. We may not succeed with these efforts. Our failure to expand and integrate these areas in an efficient manner could cause our expenses to grow and our revenues to decline or grow more slowly than expected, and could otherwise have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE OUR ACQUIRED BUSINESSES.

      Our operations have grown largely due to our acquisition of local Internet-based businesses including Ole in Spain, ZAZ in Brazil and Infosel in Mexico. We are now in the process of integrating the operations, personnel and products of these businesses. We also expect to acquire or form joint ventures with other Internet companies in Latin America and the United States and will therefore need to integrate their operations, personnel and products with ours. If we are not able to successfully integrate all of these businesses, the quality of our service may suffer and customers may be less likely to use our services. This could have a material adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO INTERCONNECT OUR NETWORKS, WHICH WOULD HURT OUR ABILITY TO IMPROVE THE LEVEL OF SERVICE WE PROVIDE.

      We are in the process of interconnecting our network infrastructures in the different countries in which we operate. With an interconnected network, we expect to be able to improve the level of service we can provide to our access customers. For example, we believe that an interconnected network would enable us to diagnose and correct problems remotely, and therefore more quickly. In the event we fail to successfully interconnect our networks, our ability to improve the level of service we provide to our customers will be limited. This could lead to decreased usage of our network, which in turn could have a material adverse effect on our business, financial condition and results of operations.

WE DEPEND SUBSTANTIALLY ON HIGHLY QUALIFIED MANAGERIAL, SALES AND TECHNICAL PERSONNEL WHO HAVE MANY OTHER OPPORTUNITIES AVAILABLE TO THEM.

      Our success is largely dependent on our ability to hire highly qualified managerial, sales and technical personnel. The execution of our multi-local/global content approach requires us to find and employ personnel who excel at anticipating consumer tastes and interests. In addition, we have in the past depended substantially on the services of our outside consultants, McKinsey & Co., to give our senior management and key technical personnel advice on the best way to run our business. The loss of the services of any of our key management, sales or technical personnel could have a material adverse effect on our business, financial condition and results of operations. These individuals are in high demand and we may not be able to attract the staff we need. The difficulties and costs in connection with our personnel growth are compounded by the fact that many of our operations are internationally based.

WE MAY NOT BE ABLE TO IDENTIFY OR FINANCE ACQUISITIONS OR JOINT VENTURES IN THE FUTURE, WHICH WOULD LIMIT OUR GROWTH PROSPECTS.

      As part of our business strategy, we continually review acquisition prospects, joint ventures and strategic alliances that we expect to complement our existing business, increase our traffic, enhance our content offerings or increase our advertising and e-commerce revenues. In June 1999, we acquired ZAZ, a Brazilian ISP and portal operator, and in October 1999, we acquired Infosel, a Mexican ISP and portal operator. In October 1999 we also entered into a joint venture with IDT, a U.S. Internet access provider. We do not know if we will be able to identify any future joint ventures, acquisitions or alliances or that we will be able to successfully finance these transactions. A failure to identify or finance future transactions may impair our growth.

OUR ACQUISITIONS AND JOINT VENTURES INVOLVE RISKS AND UNCERTAINTIES THAT MAY HARM OUR BUSINESS OR CAUSE IT NOT TO PERFORM AS EXPECTED.

      Our acquisitions and joint ventures could result in numerous risks and uncertainties, including:

- the need to raise additional funds through public or private financings, which may result in dilution to existing shareholders and substantially increase our debt,

- difficulties in assimilating the operations, personnel, technologies, and products of the acquired companies,

- the risks of entering geographic or business markets in which we have no or limited prior experience,

- the diversion of management's attention from other business concerns, and

- the risk that an acquired business will not perform as expected or that it will carry unforeseen liabilities.

WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, WHICH WOULD HARM OUR BUSINESS.

      There are many companies that provide Internet-related services designed for the Spanish, Latin American and U.S. Hispanic populations. In addition to strong local ISPs and portal and e-commerce service providers, large established U.S. Internet companies like Yahoo! and America Online have begun to provide services for these markets. In addition, in recent months StarMedia, Yupi and El Sitio have launched pan-regional portals in the Latin American market. Telmex and Microsoft have announced that they intend to launch portals in Mexico. Competition is intense and is expected to increase significantly in the future because there are no substantial barriers to entry in any of our markets.

      Increased competition could result in:

- loss of ISP subscription fees in countries where subscription fees are charged,

- lower advertising revenues,

- price reductions and lower revenues,

- loss of customers,

- reduced page views,

- loss of market share, or

- loss of e-commerce revenues.

      Any one of these could materially and adversely affect our business, financial condition and results of operations.

      In addition, our competitors may develop services that are better than ours, that are more appealing to users, or that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. A loss of users to our competitors may have a material and adverse effect on our business, financial condition and results of operations.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE U.S. HISPANIC MARKET.

      Part of our strategy involves competing for Internet users among the U.S. Hispanic population. The U.S. Hispanic market is attractive to advertisers and therefore we expect that competition among Internet companies targeting this market will be especially intense. Our main competitors in this market are StarMedia, Yupi and Quepasa. We expect that we will need to commit substantial resources to penetrate the U.S. Hispanic market. If we are unsuccessful in attracting a significant share of the market, this may have a material and adverse effect on our business, financial condition and results of operations.

WE WILL NOT BE ABLE TO ATTRACT USERS OR ADVERTISERS IF WE DO NOT CONTINUALLY ENHANCE AND DEVELOP THE CONTENT AND FEATURES OF OUR INTERNET SERVICES.

      To remain competitive, we must enhance and improve our content. In addition, we must:

- continually improve the responsiveness, functionality and features of our portals,

- develop products and services that are attractive to visitors, advertisers and subscribers, and

- increase the download speed of our content.

      We may not succeed in developing or introducing in a timely manner features, functions, products and services that users and advertisers find attractive. This would likely reduce our user traffic and materially and adversely affect our business, financial condition and results of operations.

WE RELY ON THIRD-PARTY CONTENT PROVIDERS WHO MAY MAKE THEIR CONTENT AVAILABLE TO OUR COMPETITORS.

      We constantly attempt to determine what content, features and functionality our target audience wants. We obtain much of our content on a non-exclusive basis from third parties, including Reuters and Bloomberg. Similar content is also easily available from other sources. If competing portals present similar or better content or services, it would adversely affect our user traffic, which would materially and adversely affect our business, financial condition and results of operations.

IF WE FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS WITH CONTENT PROVIDERS, E-COMMERCE MERCHANTS AND TECHNOLOGY PROVIDERS, WE MAY NOT BE ABLE TO ATTRACT AND RETAIN USERS AND CUSTOMERS.

      We have focused on establishing relationships with leading content providers, e-commerce merchants, and technology and infrastructure providers such as Agencia EFE, Grupo Reforma, Reuters, Amadeus and Telefonica Data. Our business depends extensively on these relationships. Because most of our agreements with these third parties are not exclusive, our competitors may seek to use the same partners as we do and attempt to adversely impact our relationships with our partners. We might not be able to maintain these relationships or replace them on financially attractive terms. If the parties with which we have these relationships do not adequately perform their obligations, reduce their activities with us, choose to compete with us or provide their services to a competitor, we may have more difficulty attracting and maintaining users and our business, financial condition and results of operations could be materially and adversely affected. Also, we intend to actively seek additional relationships in the future. Our efforts in this regard may not be successful.

WE PROVIDE A SERVICE IN MEXICO THAT COULD EXPOSE US TO LIABILITY FOR FAILED FINANCIAL INSTRUMENT TRADES.

      In Mexico we provide a service that enables Mexican banks and brokerages to trade fixed-income instruments. Although we do not engage in trading for our own account and are not involved in the settlement process, and our subscriber contracts make clear that we are not responsible for broken trades or trading losses, we could be sued if one of our subscribers defaults on a trade, or if our system malfunctions. Although our subscriber contracts include limitation-of-damages provisions, a subscriber could attempt to sue us for a substantial amount of money in the event it sustains a loss using our system.

        RISKS RELATED TO THE INTERNET AND OUR TECHNOLOGY INFRASTRUCTURE

UNEXPECTED NETWORK INTERRUPTIONS CAUSED BY LOCAL OR GLOBAL SYSTEM FAILURES MAY RESULT IN REDUCED USER TRAFFIC, REDUCED REVENUE AND HARM TO OUR REPUTATION.

      A key element of our strategy is to generate a high volume of user traffic. Our ability to attract advertisers and users as well as our reputation depend significantly upon the performance of our network infrastructure, including our servers, hardware and software. Any system failure, including network, hardware or software failure, that causes an interruption in our service or a decrease in responsiveness of our Web site could result in reduced traffic and reduced revenue, and could impair our reputation. In addition, computer viruses or other factors could result in a catastrophic failure of the Internet, which would have a material adverse effect on our business, financial condition and results of operations.

      Accordingly, we face risks related to our ability to accommodate our expected user traffic levels while maintaining superior performance. In addition, slower response time may result in fewer users accessing our site or users spending less time at our site. Accordingly, any system failures would have a material adverse effect on our business, financial condition and results of operations.

TELEPHONY INFRASTRUCTURE IN SMALLER LATIN AMERICAN MARKETS WHERE WE DO NOT PRESENTLY OPERATE MAY LIMIT THE SCOPE OF OUR BUSINESS IN THESE MARKETS.

      We believe that the existing telephony infrastructure in the most important Latin American countries where we operate, Brazil, Mexico, Argentina, Peru and Chile, is adequate to enable us to conduct our business and execute our growth strategy. However, the state of the telephony infrastructure in smaller Latin American markets where we do not presently operate may limit our ability to conduct our business or grow our business to accommodate customer demand in these markets.

CONCERNS ABOUT SECURITY OF E-COMMERCE TRANSACTIONS AND CONFIDENTIALITY OF INFORMATION ON THE INTERNET MAY REDUCE THE USE OF OUR NETWORK AND IMPEDE OUR GROWTH.

      A significant barrier to e-commerce and confidential communications over the Internet has been the need for security. Internet usage could decline if any well-publicized breach of security occurred. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches. Unauthorized persons could attempt to penetrate our network security. If successful, they could misappropriate proprietary information or cause interruptions in our services. As a result, we may be required to expend capital and resources to protect against or to alleviate these problems. Security breaches could have a material adverse effect on our business, financial condition and results of operations.

COMPUTER VIRUSES MAY CAUSE OUR SYSTEMS TO INCUR DELAYS OR INTERRUPTIONS AND MAY ADVERSELY AFFECT OUR BUSINESS.

      Computer viruses may cause our systems to incur delays or other service interruptions. In addition, the inadvertent transmission of computer viruses could expose us to a material risk of loss or litigation and possible liability. Moreover, if a computer virus affecting our system is highly publicized, our reputation could be materially damaged and our user traffic may decrease.

YEAR 2000 PROBLEMS MAY DISRUPT OUR OPERATIONS.

      Many currently installed computer systems and software products only accept two digits to identify the year in any date. Therefore, the year 2000 will appear as "00", which the system might consider to be the year 1900 rather than the year 2000. This could result in system failures, delays or miscalculations causing disruptions to our operations or the operations of our service providers, advertisers and visitors. Our failure or the failure of third parties to correct a material year 2000 problem could have a material adverse effect on our business, financial condition and results of operations.

      We are currently testing and attempting to correct all software and other systems that we believe might be affected by year 2000 issues. Since third parties developed and currently support many of the systems that we use, a significant part of this effort has been to ensure that these third-party systems are year 2000 compliant. We are confirming this compliance through a combination of representations by these third parties as to their products' year 2000 compliance, and specific testing of these systems. We cannot be certain, however, that the production systems of our service providers, advertisers or users will not be adversely affected by the year 2000 problems.

                           RISKS RELATED TO LEGAL AND
                               REGULATORY MATTERS

WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATIONS AFFECTING THE INTERNET WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

      To date, governmental regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet may change along with the development of the Internet. Changes in regulation could increase our costs of doing business and prevent us from delivering our products and services over the Internet. The growth of the Internet may also be significantly slowed. This could delay growth in demand for our services and limit the growth of our revenues.

      In addition to the adoption of new laws and regulations, existing laws may be applied to the Internet. New and existing laws may cover issues that include:

- sales and other taxes,

- user privacy,

- pricing controls,

- characteristics and quality of products and services,

- consumer protection,

- cross-border commerce,

- libel and defamation,

- copyright, trademark and patent infringement,

- pornography,

- other claims based on the nature and content of Internet materials, and

- antitrust and competition law.

      Depending on the nature of new laws and regulations, and depending upon the way existing laws are applied to the Internet, our growth could be constrained and our ability to generate revenues diminished.

OUR BRAND NAMES ARE DIFFICULT TO PROTECT AND MAY INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

      We are aware of other companies using the trademark OLE and variations of that mark. These companies have expressed a belief that we should not use this mark. The users of these or similar terms may have senior trademark rights if they were ever to assert a claim against us for trademark infringement. If an infringement suit were instituted against us, even if groundless, it could result in substantial litigation expenses in defending the suit. If such a suit were to be successful, we could be forced to cease using the OLE mark and to pay damages. Our business could be materially and adversely affected if such infringement did occur.

      We have applied to register the TERRA trademark in Spain, the Latin American countries where we operate, and the United States. We are aware of other companies using the trademark TERRA and variations of that mark. If we are required to discontinue the use of this mark, we would lose any brand equity that we have built up, and could be liable for damages.

WE MAY BE SUBJECT TO CLAIMS BASED ON THE CONTENT WE PROVIDE OVER OUR NETWORK.

      The law in Spain, Latin America and the United States relating to the liability of online service providers, like us, for activities of their users is currently unsettled. Claims have been made against online service providers and networks in the past for defamation, negligence, copyright or trademark infringement, obscenity, illegal gambling, personal injury or other theories based on the nature and content of information that was posted online by their visitors. We could be subject to similar claims and incur significant costs in their defense. In addition, we could be exposed to liability for the selection of listings that may be accessible through our network or through content and materials that our users may post in classifieds, message boards, chat rooms or other interactive services. It is also possible that if any information provided through our services contains errors, third parties could make claims against us for losses incurred in reliance on the information. We offer Web-based e-mail services, which expose us to potential liabilities or claims resulting from:

- unsolicited e-mail,

- lost or misdirected messages,

- illegal or fraudulent use of e-mail, or

- interruptions or delays in e-mail service.

      Investigating and defending these claims is expensive, even if they do not result in liability.

WE MAY BE SUBJECT TO CLAIMS BASED ON PRODUCTS SOLD ON OUR NETWORK.

      We have entered into arrangements to offer third-party products and services on our network under which we may be entitled to receive a share of revenues generated from these transactions. These arrangements may subject us to additional claims including product liability or personal injury from the products and services, even though we do not ourselves provide the products or services. These claims may require us to incur significant expenses in their defense or satisfaction. While our agreements with these parties often provide that we will be indemnified against such liabilities, such indemnification may not be adequate.

      Although we carry insurance, our insurance may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, the increased attention focused on liability issues as a result of these lawsuits and legislative proposals could impact the overall growth of Internet use.

OUR ABILITY TO COLLECT PERSONAL DATA ON OUR USERS MAY BE RESTRICTED AND MAY LIMIT OUR ABILITY TO GENERATE ADVERTISING AND E-COMMERCE REVENUE.

      We must comply with applicable data protection legislation, including a European

Union directive that limits our ability to collect and use personal information relating to our users. Spain has adopted legislation implementing the standards required by this directive. Increased awareness on the part of the public of privacy issues and changes to legislation with which we may have to comply could impact our ability to use such personal information to attract advertisers and e-commerce partners, which could affect our business, financial condition and results of operations.

OUR ACQUISITION OF OUR CHILEAN BUSINESS COULD BE CHALLENGED IN CHILE AND WE CANNOT BE SURE THAT THIS ACQUISITION WILL NOT BE ADVERSELY AFFECTED.

      Certain minority shareholders of Compania de Telecomunicaciones de Chile, S.A. (CTC), previously the operator of our Chilean business, have asked for an explanation of the terms of the transaction in which we acquired this business. CTC intends to hold a shareholders' meeting in November 1999 in order to respond to this request. We believe that this transaction was properly effected in accordance with Chilean law. However, we cannot predict whether these minority shareholders will attempt to annul the transaction or seek damages from us as a result of the transaction. If these minority shareholders were to take actions like these, the current political situation involving Chile and Spain makes it difficult for us to predict the outcome of any proceedings relating to this matter.

                         RISKS RELATED TO THIS OFFERING

THE PRICES OF OUR ORDINARY SHARES AND ADSS ARE LIKELY TO BE HIGHLY VOLATILE.

      Following this offering, the prices at which our ordinary shares and ADSs will trade are likely to be highly volatile and may fluctuate substantially. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of technology companies, particularly Internet companies, and which may be unrelated to our operating performance or prospects. Furthermore, our operating results and prospects from time to time may be below the expectations of market analysts and investors. Any of these events could result in a material decline in the prices of our ordinary shares and ADSs.

SHARES ELIGIBLE FOR PUBLIC SALE AFTER THIS OFFERING COULD ADVERSELY AFFECT THE PRICE OF OUR ORDINARY SHARES AND ADSS.

      The market prices of our ordinary shares and ADSs could decline as a result of sales by our existing shareholders of ordinary shares or ADSs in the market after this offering, or the perception that these sales could occur. These sales also might make it difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

      The ordinary shares and ADSs being sold in this offering will be freely transferable under U.S. securities laws immediately after issuance, except for any shares sold to our affiliates. In addition, while a substantial number of our shareholders will agree under written lock-up agreements with the underwriters that they will not sell their ordinary shares or ADSs or securities convertible into, or exchangeable for, ordinary shares or ADSs for a period of time, upon the expiration of the lock-up agreements a large number of additional ordinary shares will be eligible for sale.

IT MAY BE DIFFICULT TO ENFORCE JUDGMENTS AGAINST US IN U.S. COURTS.

      Terra Networks is a corporation organized under the laws of Spain. All of our directors and substantially all of our officers are non-residents of the United States. As a result, investors may not be able to effect service of process within the United States upon us or our directors or officers regarding matters arising under the U.S. securities laws, or to enforce judgments of U.S. courts based upon these laws.

      Our Spanish legal counsel Uria & Menendez has advised us that there is doubt that a lawsuit based upon U.S. securities laws could be brought in an original action in Spain, and that there is doubt that a foreign judgment based on the U.S. securities laws could be enforced in Spain. Uria & Menendez has advised us that the courts of Madrid have exclusive jurisdiction for challenging corporate resolutions, while the general rules of jurisdiction and international treaties will apply to any other claim by shareholders against us.

THE FORWARD-LOOKING INFORMATION IN THIS PROSPECTUS MAY NOT BE ACCURATE BECAUSE OF THE UNCERTAINTIES THAT CHARACTERIZE THE INTERNET INDUSTRY.

      Many statements made in this prospectus under the captions "Prospectus Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" are forward-looking statements that are not based on historical facts, and consequently may not accurately predict future results. Because these forward-looking statements involve risks and uncertainties that characterize the Internet in particular, the risk factors described herein and other unforeseen factors could cause actual results to differ materially from those expressed or implied by these forward-looking statements.

                                 EXCHANGE RATES

      On January 1, 1999, the euro was introduced as a new currency in the following 11 European Union member states: Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal and Spain. The currencies of the participating member states are nondecimal subdivisions of the euro until January 1, 2002 and for up to six months thereafter. The exchange rate at which the Spanish peseta has been irrevocably fixed against the euro is Ptas 166.386 = E1.00. Beginning January 1, 2002, the participating member states will issue new euro-denominated bills and coins for use in cash transactions. By July 1, 2002, the participating member states will withdraw the bills and coins denominated in their respective currencies from circulation, and they will no longer be legal tender for any transactions.

     The following table describes, for the periods and dates indicated, information concerning the noon buying rate for pesetas in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. Amounts are expressed in pesetas per US$1.00, and average figures reflect the average of the noon buying rates on the last day of each month during the relevant period.

                                                  RATE AT
YEAR ENDED DECEMBER 31,                          PERIOD END    AVERAGE     HIGH      LOW
-----------------------                          ----------    -------     ----      ---
1994...........................................    131.73      132.90     145.47    124.54
1995...........................................    121.40      124.11     133.93    118.54
1996...........................................    129.86      126.97     131.55    120.95
1997...........................................    152.40      147.14     158.80    129.80
1998...........................................    142.15      149.42     157.41    136.80

     The following table describes, for the period and dates indicated, information concerning the noon buying rate for the euro in New York City for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York. Amounts are expressed in U.S. dollars per E1.00, and average figures reflect the average of the noon buying rates on the last day of each month during the relevant period.

                                                  RATE AT
QUARTER ENDED                                    PERIOD END    AVERAGE     HIGH      LOW
-------------                                    ----------    -------     ----      ---
March 31, 1999.................................    1.0808      1.1058     1.1812    1.0716
June 30, 1999..................................    1.0310      1.0732     1.1610    1.0296
September 30, 1999.............................    1.0643      1.0639     1.0793    1.0139
December 31, 1999 (through October 27, 1999)...    1.0532          --     1.0887    1.0532

      The noon buying rate for the euro on October 27, 1999 was US$1.0532 =
E1.00.

      Monetary policy within the 11 founding members of the euro zone is set by the European Central Bank. The European Central Bank has announced an objective of containing inflation and will adjust interest rates in line with this policy without taking account of other economic variables such as the rate of unemployment. It has further declared that it will not set an exchange rate target for the new currency.

      On January 4, 1999, the Madrid Stock Exchange began quoting share prices in euro. Currency fluctuations may affect the dollar equivalent of the euro price of our ordinary shares listed on the Spanish stock exchanges and, as a result, the market price of our ADSs, which will be quoted on the Nasdaq National Market.

      Our results will continue to be affected by fluctuations between the euro and the currencies in which some of our revenues and expenses are denominated, principally the Brazilian real, the Mexican peso, the Peruvian nuevo sol and the Chilean peso.

                                  THE COMPANY

     We were incorporated in December 1998. At September 30, 1999, we provided Internet access to more than 860,000 customers, and our portals generated more than 290 million page views in September 1999. We have achieved this growth through internal expansion and through successfully consolidating leading businesses. The following timeline describes the significant milestones in the development of our Internet business:

December 1998   We were incorporated in Spain.

April 1999      Telefonica, S.A. transferred its Spanish residential and
                SOHO Internet access business to us. With this transfer, we took control of Telefonica's 72,000 residential and SOHO ISP customers.

April 1999      We acquired 100% of Ordenamientos de Links Especializados
                S.L. (Ole) from InfoSearch Holdings, S.A. In return, we paid
                Ptas 2,000 million in cash to InfoSearch and sold InfoSearch
                4,928,000 newly-issued ordinary shares for US$21.5 million.

                With this acquisition, we acquired our Spanish portal, Ole.

June 1999       Through a series of transactions, we acquired 96% of Nutec
                Informatica, S.A. (ZAZ) from RBS Administracao e Cobranca
                Ltda., MLSP -- Comercio e Participacoes Ltda. and other
                minority shareholders for US$232 million. Of this amount,
                US$192 million was used to redeem the interests of minority shareholders and US$40 million was left as cash at ZAZ. We subsequently agreed to acquire the remaining 4% of ZAZ from its minority shareholders in exchange for US$10 million in ordinary shares at the initial public offering price. These shareholders have agreed not to sell their ordinary shares for six months after the initial public offering.
                Thereafter, until June 2001, they have the right to put
                these shares to us at market value. After June 2001, we have a right of first refusal if they decide to sell these
                shares.

                ZAZ's former shareholders have agreed to refrain from competing against us for two years with respect to activities ZAZ engaged in as of June 15, 1999. The remaining minority shareholders have similarly agreed to refrain from competing against us while they are shareholders of ZAZ and for one year after they sell their interests in ZAZ.

                With this acquisition, we acquired our Brazilian ISP and portal, including ZAZ's 200,000 residential and SOHO ISP customers.

July 1999       We acquired 25% of Corporacion Real Time Team, S.L.
                (Teknoland Corp.) for a net payment of Ptas 2,340 million.
                We have agreed to purchase an additional 26% of Teknoland
                Corp. from its founding shareholders after 36 months,
                although we have the option to purchase this 26% earlier if
                Teknoland Corp. fails to meet specified revenue targets. The founding shareholders have the right to sell to us at any
                time from 26% to 75% of Teknoland Corp. The per-share price of these options is equal to the per-share value of
                Teknoland Corp. reflected in the price we have agreed to pay for our 25% interest plus 50% of the difference between that value and the value of Teknoland Corp. on the date when the options are exercised, as determined by an independent
                party.

                In addition, the founding shareholders have an option to repurchase our 25% interest in Teknoland Corp. until they cease to be majority shareholders. This option may only be exercised if we cease to be part of the Telefonica Group or the Telefonica Group no longer provides Internet services, or in a small number of other extraordinary circumstances.

                With this acquisition, we are positioned to compete in designing online products like Web sites, intranets and extranets, creating virtual communities, and offering other innovative Web-based services.

July 1999       We acquired 95% of Infovia, S.A. (Infovia) from Infovia
                International Inc. In return, we paid US$4 million to
                Infovia International Inc. Infovia International Inc. agreed to refrain from competing against us in Guatemala for a
                period of four years from July 1999.

                With this acquisition, we acquired Infovia's approximately
                6,000 ISP customers in Guatemala.

September 1999  We acquired 100% of Netgocios S.A. from individual shareholders. Netgocios operates GauchoNet, an Argentine portal. In return, we agreed to pay US$4.6 million to such shareholders. These shareholders have agreed to refrain from competing against us for a period of two years from September 1999.

                We acquired 100% of Donde Latinoamerica S.A., another
                Argentine portal, from individual shareholders. In return, we agreed to pay US$4.5 million to these shareholders. The sellers have agreed to refrain from competing against us for a period of two years from September 1999.

                With the acquisition of Netgocios, S.A. and Donde
                Latinoamerica, S.A., we acquired Argentine portals with 1.5 million and 1.0 million page views per month, respectively.

October 1999    We agreed to acquire 100% of the assets of Telefonica
                Servicios Internet, S.A.C., a subsidiary of Telefonica del
                Peru, S.A., related to the provision of Internet access
                serving the residential and SOHO markets in Peru. Telefonica del Peru agreed that it will not provide Internet services to residential customers in Peru without our prior consent.
                Telefonica del Peru has agreed to provide us with
                telecommunications services. In return, we agreed to pay
                US$30 million.

                We granted Telefonica del Peru an option to purchase up to US$30 million of our ordinary shares at the initial public offering price. This option is exercisable until the closing of this offering. Telefonica del Peru agreed not to sell, transfer or otherwise dispose of these shares before October
                2000. Telefonica del Peru has granted us a right of first refusal if it decides to sell any of these shares.

                With this acquisition, we acquired our Peruvian ISP and portal, including approximately 53,000 residential and SOHO
                ISP customers. This business has been included in our consolidated financial statements since 1996 because it was under the control of a Telefonica Group member. However, the results of this business were not significant during periods ending on or before June 30, 1999.

October 1999    We acquired 100% of Informacion Selectiva, S.A. de C.V.
                (Infosel) through a series of transactions in which the
                sellers received US$60 million and will receive US$220
                million of ordinary shares at the initial public offering
                price. The Infosel transactions must be approved by the
                Mexican Economic Competition Commission. In addition, this commission may impose additional conditions to these
                transactions. We are currently engaged in the approval
                process.

                As part of these transactions, Grupo Reforma has agreed to refrain from competing against us in the Mexican market for a period of four years and in the U.S. market for a period of three years from October 1999.

                With this acquisition, we acquired our Mexican ISP and portal, Infosel, including 49,000 residential and SOHO ISP customers.

October 1999    We acquired 95% of the shares of Proveedora de Servicios de
                Conectividad, S.A. (CTC Internet), the Internet subsidiary of Compania de Telefonos de Chile -Transmisiones Regionales
                S.A. (CTC Mundo). In return, we agreed to pay US$40 million.
                CTC Mundo has agreed to deliver at no additional cost the
                remaining 5% of CTC Internet, which is held by a third
                party, no later than July 2000.

                We granted CTC Mundo an option to purchase up to US$40 million of our ordinary shares at the initial public offering price. This option is exercisable until the closing of this offering. CTC Mundo has agreed not to sell, transfer or otherwise dispose of these shares for one year after the initial public offering. CTC Mundo has granted us a right of first refusal if it decides to sell any of these shares.

                Compania de Telecomunicaciones de Chile S.A. (CTC), the parent of CTC Mundo, and CTC Mundo agreed that they will provide CTC Internet with all necessary telecommunications services relating to CTC Internet's business and that CTC
                Internet will be designated the preferred provider for Internet services to CTC's residential customers. We have agreed to use CTC's telecommunications services with preference over any other provider in Chile.

                With this acquisition, we acquired our Chilean ISP and portal, including 74,000 residential and SOHO ISP customers.
                This business has been included in our consolidated financial statements since 1996 because it was under the control of a Telefonica Group member.

October 1999    We have agreed to form a joint venture with International
                Discount Telecommunications Corp. (IDT) to operate our
                residential and SOHO ISP business in the United States.
                Pursuant to the joint venture agreement, we will hold 51% of the joint venture and IDT will hold 49%. In addition, we
                have agreed with IDT to form a second joint venture that
                will operate our portal business in the United States, which will be owned 10% by IDT and 90% by us. Both joint venture companies and their shareholders have a first refusal right in the event of transfers of joint venture equity interests, except for transfers or sales to affiliated companies of IDT or Terra Networks.

                IDT has agreed to contribute approximately 46,000 Internet access customers to the ISP joint venture. A significant majority of its 46,000 existing ISP customers are not of Hispanic origin. The joint venture will however focus its marketing efforts on Hispanic customers.

                We have agreed to fund the first US$30 million of expenses for the ISP joint venture, subject to the completion of performance milestones to be agreed upon.

                Between 18 and 36 months after the closing of this offering, IDT may convert its equity interest in the joint venture companies into our ordinary shares. Thereafter, we have the right to require IDT to convert all or any portion of its interest in the joint venture companies into our shares. In both cases, the price for our shares will approximate current market value at the time immediately preceding conversion, while the value of IDT's stake in the joint venture companies will be determined by a recognized, mutually agreed upon investment banking firm.

                IDT has also agreed to refrain from competing against us in the U.S. Hispanic Internet access and portal markets for so long as IDT is an equity owner in the joint venture companies and for a period of two years thereafter.

                IDT has agreed to purchase US$15.5 million of our ordinary shares at the initial public offering price.

     Today we operate ISPs in the following countries:

COUNTRY                                                                URL
-------                                                                ---
Spain.......................................................  www.teleline.es/terra.es
Brazil......................................................  www.zaz.com.br
Mexico......................................................  www.infosel.com.mx
Peru........................................................  www.tsi.com.pe
Chile.......................................................  www.tnet.cl
Guatemala...................................................  www.infovia.com.gt
United States...............................................  www.idt.com

     Today we operate portals serving the following countries:

COUNTRY                                                                URL
-------                                                                ---
Spain.......................................................  www.terra.es
Brazil......................................................  www.zaz.com.br
Mexico......................................................  www.infosel.com.mx
Argentina...................................................  www.gauchonet.com.ar/
                                                              www.donde.com.ar
Peru........................................................  www.ole.com.pe
Chile.......................................................  www.cl.ole.com
Guatemala...................................................  www.ole.com.gt

     We plan to launch portals tailored to the U.S. Hispanic market and several additional Latin American countries, including Colombia and Venezuela, in the first quarter of 2000.

                                USE OF PROCEEDS

      We will receive net proceeds from the global offering of approximately E347 million, or approximately E395 million if the underwriters exercise their over-allotment option in full. The assumed initial public offering price is E10.97 per ordinary share and US$11.55 per ADS, the midpoint of the range set forth on the cover page of this prospectus.

      In addition, we expect to receive US$15.5 million of proceeds from the sale of 1,342,184 ordinary shares to IDT. Further, if the sellers of our Peruvian and Chilean businesses exercise their options to acquire 6,061,478 ordinary shares, we will receive an additional US$70 million of proceeds. Please see "The Company".

      The primary purposes of this offering are to obtain additional working capital, create a public market for the shares, facilitate future access to public markets, and provide capital to acquire and invest in other companies.

      A substantial part of the proceeds will be required for additional working capital and to execute our business strategy. We expect to substantially increase our marketing efforts by hiring additional sales personnel and by strengthening our global brands and promotional activities. In addition, we plan to update and enhance our technology infrastructure to meet the demands of an evolving Internet market.

      We also intend to acquire or invest in other Internet businesses to enable us to position ourselves as a leader in existing and new markets. We anticipate making such acquisitions or investments in local ISPs, content providers, and local portal operators, strategic ventures, and projects relating to e-commerce.

      We have not yet determined the amount of net proceeds to be used specifically for each of the preceding purposes. Accordingly, our board of directors and our management will have significant flexibility in applying the net proceeds of this offering.

                                DIVIDEND POLICY

      We have never declared or paid any cash dividends. We currently intend to retain future earnings, if any, to finance our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

      The following table sets forth our capitalization as of June 30, 1999:

 --  on an actual basis,

 -- on a pro forma basis after giving effect to the adjustments described under "Pro Forma Financial Data", including the following:

      - our acquisition of a majority economic interest in ZAZ,

      - our acquisition of Infosel,

      - the issuance of 19.9 million ordinary shares to the sellers of ZAZ and Infosel,

      - the capitalization of E266.8 million of short-term liabilities in exchange for 133.4 million ordinary shares issued to Telefonica,

      - the subscription of 60.1 million ordinary shares by Telefonica at a price of E120.2 million,

      - the funding of our employee stock option plan with 14 million ordinary shares at a price of E30.2 million, and

      - the subscription of 4.9 million ordinary shares by Ole's sellers at a price of E20.4 million, and

 -- on a pro forma as adjusted basis to reflect our sale of 34.3 million ordinary shares in the global offering and 1.3 million ordinary shares to IDT, and assuming the sale of 6.1 million ordinary shares to the sellers of our Peruvian and Chilean businesses pursuant to the options described under "The Company".
      The assumed initial public offering price is E10.97 per ordinary share and US$11.55 per ADS, the midpoint of the range set forth on the cover page of this prospectus.

      You should read this information together with "Pro Forma Financial Data" and our consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

                                                                 JUNE 30, 1999
                                                      ------------------------------------
                                                                                PRO FORMA
                                                       ACTUAL     PRO FORMA    AS ADJUSTED
                                                       ------     ---------    -----------
                                                                 (IN THOUSANDS)
Long-term obligations...............................  E 10,258    E 10,280     E   10,280
Minority interest...................................  E184,000    E     86     E       86
                                                      --------    --------     ----------
Shareholders' equity:
  Ordinary shares, 1,500,000 shares outstanding
     actual, 233,839,870 shares outstanding pro
     forma and 275,500,000 shares outstanding pro
     forma as adjusted..............................     3,005     468,615        552,102
  Reserves..........................................     9,845     193,151        456,208
                                                      --------    --------     ----------
     Total shareholders' equity.....................    12,850     661,766      1,008,310
                                                      --------    --------     ----------
       Total capitalization.........................  E207,108    E672,132     E1,018,676
                                                      ========    ========     ==========

                                    DILUTION

      In the following discussion we have assumed an initial public offering price of E10.97 per ordinary share and US$11.55 per ADS, the midpoint of the range set forth on the cover page of this prospectus.

      Our pro forma net tangible book value at June 30, 1999 was approximately E115.4 million or E0.49 per ordinary share before giving effect to the global offering. Pro forma net tangible book value per ordinary share is determined by dividing our pro forma net tangible worth (total assets minus goodwill, start-up expenses, intangible assets and total liabilities, including minority interests) by 233.8 million shares, which is the pro forma number of ordinary shares outstanding before giving effect to the global offering. This number includes the ordinary shares issued as consideration for the acquisition of ZAZ and Infosel, as described under "The Company".

      After:

- giving effect to our sale of 34.3 million ordinary shares in the global offering,

- deducting underwriting discounts and estimated expenses payable by us,

- giving effect to the sale of 1.3 million ordinary shares to IDT, and

- assuming that the sellers of our Peruvian and Chilean businesses have exercised their options to acquire 6.1 million ordinary shares, as described under "The Company", pro forma net tangible book value at June 30, 1999 would have been E461.9 million or E1.68 per ordinary share. This represents an immediate increase in pro forma net tangible book value to existing shareholders of E1.19 per ordinary share and an immediate dilution to new investors of E9.29 per ordinary share. Dilution is determined by subtracting pro forma net tangible book value after the global offering from the initial public offering price per ordinary share or ADS.

      The following table illustrates this per ordinary share dilution:

                                 PER
                               ORDINARY
                                SHARE     PER ADS
                               --------   -------
Assumed initial public
  offering price.............   E10.97    US$11.55
  Pro forma net tangible book
    value at June 30, 1999...     0.49        0.52
  Increase in pro forma net
    tangible book value
    attributable to new
    investors................     1.19        1.25
Pro forma net tangible book
  value after global
  offering...................     1.68        1.77
Dilution to new investors....   E 9.29    US$ 9.78

      For all U.S. dollar calculations, we used the October 27, 1999 noon buying rate of E1.00 = US$1.0532.

                            PRO FORMA FINANCIAL DATA

      The unaudited pro forma financial data have been prepared by applying adjustments relating to the transactions described below to our historical consolidated financial statements appearing elsewhere in this prospectus. The pro forma financial data are provided for illustrative purposes only and do not purport to represent what our actual financial position or results of operations would have been had the transactions described below occurred on the respective dates assumed. Nor are the pro forma financial data indicative of our future financial position or results of operations.

      The pro forma financial data should be read in conjunction with "The Company", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes to those statements appearing elsewhere in this prospectus.

      The data are presented in Spanish GAAP. A reconciliation to U.S. GAAP of shareholder's equity and net loss is also presented. The principal differences between Spanish GAAP and U.S. GAAP are explained in Note 18 to our consolidated financial statements.

      All ordinary share calculations in this prospectus assume a price in the global offering of E10.97 per share, or US$11.55 per ADS.

      The pro forma financial data give effect to the following transactions:

- Our acquisition of:

      -- 100% of Ordenamientos de Links Especializados S.L. (Ole) for E12.0 million. Ole was included in the historical financial statements as of April 1, 1999.

      -- 100% of Nutec Informatica, S.A. (ZAZ) for E225 million and US$10 million in ordinary shares at the initial public offering price. ZAZ was included in the historical balance sheet at June 30, 1999 because as of that date we had acquired a majority controlling interest and a minority equity interest.

      -- 100% of Informacion Selectiva, S.A. de C.V. (Infosel) for E58 million and US$220 million in ordinary shares at the initial public offering price.

- Our acquisition of minority stakes in our Peruvian and Chilean businesses for E68 million. These businesses are reflected in the historical financial statements because they were under the control of the Telefonica Group for all relevant periods.

- Capitalization of short-term liabilities owed to Telefonica, S.A. in the amount of E266.8 million, in exchange for 133,394,375 ordinary shares, or E2.00 per share.

- Subscription of 60,101,210 ordinary shares by Telefonica, S.A. at a price of E120.2 million, or E2.00 per share.

- Subscription of 14,000,000 ordinary shares on behalf of the Terra Networks Employee Stock Option Plan at a price of E30.2 million, or E2.16 per share.

- Subscription of 4,928,000 ordinary shares by Ole's sellers at a price of E20.8 million, or E4.22 per share.

      The unaudited pro forma balance sheet as of June 30, 1999 reflects these transactions as if they occurred on June 30, 1999. The unaudited pro forma statements of operations for the year ended December 31, 1998 and for the six months ended June 30, 1999 reflect these transactions as if they occurred on January 1, 1998.

      The unaudited pro forma financial data do not give effect to:

- the introduction of free Internet access in Spain,

- the commensurate loss of subscriber revenue,

- the introduction of traffic-inducement fees that we began to earn in Spain in October 1999,

- the sale of any ordinary shares to IDT or the sellers of our Peruvian and Chilean businesses, as described under "The Company", or

- the global offering.

                  PRO FORMA BALANCE SHEET AS OF JUNE 30, 1999
                              (THOUSANDS OF EURO)

                                         HISTORICAL AMOUNTS     ADJUSTMENTS     PRO FORMA
                                         -------------------    -----------    -----------
                                          TERRA
                                         NETWORKS    INFOSEL
                                         --------    -------    (UNAUDITED)    (UNAUDITED)
ASSETS
Start-up costs.........................      525         --            --            525
Intangible assets (net)................    3,151         --            --          3,151
Property, plant and equipment (net)....    8,986      3,696            --         12,682
Financial assets:
  Long-term financial investments......    1,349      2,898            --          4,247
  Long-term prepaid taxes..............       54         --            --             54
                                         -------     ------      --------        -------
          Total financial assets.......    1,403      2,898            --          4,301
Goodwill...............................  199,304         --       343,414(a)     542,718
Current assets:
  Inventories..........................    1,966        143            --          2,109
  Accounts receivable..................    9,464      3,046            --         12,510
  Prepayments..........................      165         --            --            165
  Prepaid taxes........................    2,798         49            --          2,847
  Short-term financial investments.....  283,327         --      (185,254)(b)     98,073
  Cash.................................    2,025        719        36,126(c)      38,870
                                         -------     ------      --------        -------
          Total current assets.........  299,745      3,957      (129,830)       154,574
                                         -------     ------      --------        -------
     Total assets......................  513,114     10,551       194,286        717,951
                                         =======     ======      ========        =======
LIABILITIES AND SHAREHOLDER'S EQUITY
Shareholder's equity (Spanish GAAP)....   12,850      3,927       644,989(d)     661,766
Minority interests.....................  184,000         --      (183,914)(e)         86
Long-term liabilities:
  Accounts payable to related
     companies.........................    9,736         --            --          9,736
  Other long-term liabilities..........      522         22            --            544
                                         -------     ------      --------        -------
          Total long-term
            liabilities................   10,258         22            --         10,280
Current liabilities:
  Trade creditors......................   16,570        749            --         17,319
  Non trade creditors..................      540      4,268            --          4,808
  Accounts payable to related
     companies.........................  284,111        954      (266,789)(f)     18,276
  Other liabilities....................    4,785        631            --          5,416
                                         -------     ------      --------        -------
          Total current liabilities....  306,006      6,602      (266,789)        45,819
                                         -------     ------      --------        -------
     Total liabilities and
       shareholder's equity............  513,114     10,551       194,286        717,951
                                         =======     ======      ========        =======
Shareholder's equity (U.S. GAAP).......   37,695      3,730       668,140        711,054
                                         =======     ======      ========        =======

     PRO FORMA STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1998
                              (THOUSANDS OF EURO)

                                      HISTORICAL AMOUNTS
                              -----------------------------------
                               TERRA
                              NETWORKS     ZAZ     INFOSEL   OLE    ADJUSTMENTS    PRO FORMA
                              --------     ---     -------   ---    -----------   -----------
                                                                    (UNAUDITED)   (UNAUDITED)
Revenues:
  Subscriptions.............    9,646      9,421     7,227     --          --        26,294
  Advertising...............    1,115      1,575        --    639          --         3,329
  Corporate Services........       --      6,964    13,688     --          --        20,652
  Other.....................       --         --         2      7          --             9
                              -------    -------   -------   ----    --------      --------
     Revenues from
       operations...........   10,761     17,960    20,917    646          --        50,284
  Other operating revenues..    1,384         --       865     --          --         2,249
                              -------    -------   -------   ----    --------      --------
Total revenues..............   12,145     17,960    21,782    646          --        52,533
Operating expenses:
  Goods purchased...........   (8,475)    (9,074)   (8,107)    --          --       (25,656)
  Personnel expenses........   (3,175)    (5,777)   (7,146)  (122)         --       (16,220)
  Deprecation and
     amortization...........     (701)      (416)     (869)   (11)         --        (1,997)
  Other operating expenses..   (5,555)    (2,303)   (9,365)  (517)         --       (17,740)
                              -------    -------   -------   ----    --------      --------
Total operating expenses
  before amortization of
  goodwill and financial
  expenses..................  (17,906)   (17,570)  (25,487)  (650)         --       (61,613)
                              -------    -------   -------   ----    --------      --------
Operating profit (loss).....   (5,761)       390    (3,705)    (4)         --        (9,080)
Amortization of goodwill....     (339)        --        --     --    (108,639)(g)  (108,978)
Financial (expense).........      (90)    (1,162)     (484)    --          --        (1,736)
                              -------    -------   -------   ----    --------      --------
Loss from ordinary
  activities................   (6,190)      (772)   (4,189)    (4)   (108,639)     (119,794)
Extraordinary income
  (expense).................     (562)        --       246     --          --          (316)
                              -------    -------   -------   ----    --------      --------
Loss before tax and minority
  interest..................   (6,752)      (772)   (3,943)    (4)   (108,639)     (120,110)
Corporate income tax
  credit....................    1,334        (59)       --      1          58         1,334
Minority interest...........    1,673        (19)       --     --          19         1,673
                              -------    -------   -------   ----    --------      --------
Net loss (Spanish GAAP).....   (3,745)      (850)   (3,943)    (3)   (108,562)     (117,103)
                              =======    =======   =======   ====    ========      ========
Net loss (U.S. GAAP)........   (5,061)      (838)   (3,943)    (3)   (139,845)     (149,690)
                              =======    =======   =======   ====    ========      ========

    PRO FORMA STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1999
                              (THOUSANDS OF EURO)

                                      HISTORICAL AMOUNTS
                             ------------------------------------
                              TERRA
                             NETWORKS    ZAZ     INFOSEL   OLE(1)   ADJUSTMENTS    PRO FORMA
                             --------   ------   -------   ------   -----------   -----------
                                                                    (UNAUDITED)   (UNAUDITED)
Revenues:
  Subscriptions............    5,169     4,712     5,230      --           --        15,111
  Advertising..............    1,076     1,334        78     156           --         2,644
  Corporate Services.......       --     2,569     7,395      --           --         9,964
  Other....................       --        --        13      --           --            13
                             -------    ------   -------    ----      -------       -------
     Revenues from
       operations..........    6,245     8,615    12,716     156           --        27,732
  Other operating
     revenues..............    2,110        --       241      24           --         2,375
                             -------    ------   -------    ----      -------       -------
Total revenues.............    8,355     8,615    12,957     180           --        30,107
Operating expenses:
  Goods purchased..........  (10,399)   (4,510)   (3,942)     --           --       (18,851)
  Personnel expenses.......   (3,424)   (2,862)   (3,289)   (120)          --        (9,695)
  Depreciation and
     amortization..........     (763)     (236)     (518)     --           --        (1,517)
  Other operating
     expenses..............  (11,608)   (1,602)   (7,357)   (379)          --       (20,946)
                             -------    ------   -------    ----      -------       -------
Total operating expenses
  before financial
  expenses.................  (26,194)   (9,210)  (15,106)   (499)          --       (51,009)
                             -------    ------   -------    ----      -------       -------
Operating loss.............  (17,839)     (595)   (2,149)   (319)          --       (20,902)
Amortization of goodwill...   (3,227)       --        --      --      (53,531)(g)   (56,758)
Financial income
  (expense)................      (85)     (624)     (237)     --           --          (946)
                             -------    ------   -------    ----      -------       -------
Loss from ordinary
  activities...............  (21,151)   (1,219)   (2,386)   (319)     (53,531)      (78,606)
Extraordinary income.......        1        --        --      12           --            13
                             -------    ------   -------    ----      -------       -------
Loss before tax and
  minority interest........  (21,150)   (1,219)   (2,386)   (307)     (53,531)      (78,593)
Corporate income tax
  credit...................    4,109        27        --     108         (135)        4,109
Minority interest..........    1,725       (16)       --      --           16         1,725
                             -------    ------   -------    ----      -------       -------
Net loss (Spanish GAAP)....  (15,316)   (1,208)   (2,386)   (199)     (53,650)      (72,759)
                             =======    ======   =======    ====      =======       =======
Net loss (U.S. GAAP).......  (21,836)   (1,395)   (2,312)   (198)     (55,311)      (81,052)
                             =======    ======   =======    ====      =======       =======

(1) From January 1, 1999 to March 10, 1999.

                 NOTES TO PRO FORMA FINANCIAL DATA (UNAUDITED)

a) Reflects goodwill generated in the following acquisitions.

COMPANY                            INFOSEL    CHILE      PERU      ZAZ       TOTAL
-------                            -------    ------    ------    ------    -------
                                                 (THOUSANDS OF EURO)
Purchase price...................  270,162    38,595    28,946     9,649    347,352
Fair value of net assets
  acquired.......................   (3,927)       --        --        --     (3,927)
Minority interest acquired.......       --     1,478        --    (1,489)       (11)
                                   -------    ------    ------    ------    -------
Goodwill.........................  266,235    40,073    28,946     8,160    343,414
                                   =======    ======    ======    ======    =======

     In connection with our acquisitions of the minority interests in Chile, Peru and ZAZ, we have not yet been able to allocate the purchase price to the fair value of our assets acquired. Based on a preliminary analysis, we believe that the fair value of the net assets acquired is likely to be de minimis. Therefore, for purposes of these pro forma financial statements, we have assigned the entire purchase price to goodwill, which we are amortizing over a period of five years. The allocation of the purchase price is likely to change as we further analyze the net assets acquired.

b) Reflects the reduction of the minority interest in ZAZ through the redemption of preferred shares of ZAZ for E185,254. No goodwill was established in this transaction as the fair value of minority interests acquired equaled its carrying value.

c) Reflects cash received (used) in connection with the following:

                                                              THOUSANDS OF
                                                                  EURO
                                                              ------------
ESOP........................................................     30,208
Sellers of Ole..............................................     20,796
Telefonica, S.A.............................................    120,203
Acquisition of Infosel......................................    (57,891)
Acquisition of Chilean business.............................    (38,595)
Acquisition of Peruvian business............................    (28,946)
Acquisition of ZAZ..........................................     (9,649)
                                                                -------
     Total..................................................     36,126
                                                                =======

d) Reflects:

     1. Capitalization of accounts payable to Telefonica, S.A. in the amount of E266,789 thousand.

     2. Capital increases subscribed by:

                                                              THOUSANDS OF
                                                                  EURO
                                                              ------------
Telefonica..................................................    120,203
Sellers of Ole..............................................     20,796
ESOP........................................................     30,208
Sellers of Infosel..........................................    212,270
                                                                -------
     Total..................................................    383,477
                                                                =======

     3. Consolidation adjustments in the amount of E(5,277) thousand.

e) Reflects:

                                                              THOUSANDS OF
                                                                  EURO
                                                              ------------
Reduction in the minority interest in ZAZ...................    (183,903)
Minority interest acquired in Chile.........................       1,478
Minority interest acquired in ZAZ...........................      (1,489)
                                                                --------
                                                                (183,914)
                                                                ========

f) Reflects capitalization of accounts payable to Telefonica, S.A. in the amount of E266,789 thousand.

g) Reflects amortization of goodwill generated in the following acquisitions:

                        INFOSEL    CHILE      PERU       ZAZ       OLE      TOTAL
                        -------    ------    ------    -------     ---     -------
                                           (THOUSANDS OF EURO)
Goodwill..............  266,235    40,073    28,946    195,696    12,248   543,198
Amortization
  1998................   53,247     8,014     5,789     39,139    2,450    108,639
  1999 (6 months).....   26,625     4,007     2,895     19,570      434     53,531

     Six months' amortizations at June 30, 1999 represents amortization only from January 1, 1999 through the dates of acquisition for ZAZ and Ole.

     Under U.S. GAAP goodwill amortization is included in operating expenses.

h) U.S. GAAP reconciliation:

     The pro forma consolidated financial statements of Terra Networks were prepared in accordance with generally accepted accounting principles in Spain (Spanish GAAP), which differ in some respects from generally accepted accounting principles in the United States (U.S. GAAP). A reconciliation of net loss and shareholder's equity from Spanish GAAP to U.S. GAAP is provided below. The most significant differences are as follows:

                                                              JUNE 30, 1999
                                              ---------------------------------------------
                                              PRIMARY   INFOSEL    ADJUSTMENTS    PRO FORMA
                                              -------   -------    -----------    ---------
                                               (THOUSANDS OF EURO EXCEPT FOR SHARE AND PER
                                                             SHARE AMOUNTS)
Shareholder's equity per Spanish GAAP.....    12,850     3,927       644,989       661,766
  Start-up costs..........................      (525)       --            --          (525)
  Goodwill from acquisitions from related
     parties..............................      (139)       --            --          (139)
  Deferred taxes..........................    (6,066)       --            --        (6,066)
  Minority interest.......................        14        --            --            14
  Deferred income (equity method).........        --      (197)           --          (197)
  Tax effects of above adjustments........         7        --            --             7
  Goodwill arising from OLE acquisition
     (net)................................    31,554        --        24,640        56,194
                                              ------    ------       -------       -------
Shareholder's equity per U.S. GAAP........    37,695     3,730       669,629       711,054
                                              ======    ======       =======       =======

                                                  YEAR ENDED DECEMBER 31, 1998
                                 ---------------------------------------------------------------
                                   PRIMARY     ZAZ    INFOSEL    OLE   ADJUSTMENTS    PRO FORMA
                                 -----------   ----   --------   ---   -----------   -----------
Net loss per Spanish GAAP......       (3,745)  (850)   (3,943)   (3)    (108,562)       (117,103)
  Reversal of amortization of
     start-up costs............            8     12        --    --           --              20
  Deferred taxes...............       (1,334)    --        --    --           --          (1,334)
  Minority interest............           13     --        --    --           --              13
  Tax effects of above
     adjustments...............           (3)    --        --    --           --              (3)
  Fair value adjustment due to
     the ESOP..................           --     --        --    --      (24,640)        (24,640)
  Amortization of goodwill.....           --     --        --    --       (6,643)         (6,643)
                                 -----------   ----    ------    ---    --------     -----------
Net loss per U.S. GAAP.........       (5,061)  (838)   (3,943)   (3)    (139,845)       (149,690)
                                 ===========   ====    ======    ===    ========     ===========
Weighted average number of
  shares.......................  193,525,585                                         218,369,870
Loss per share.................       (0.026)                                             (0.685)

                                                 SIX MONTHS ENDED JUNE 30, 1999
                               ------------------------------------------------------------------
                                 PRIMARY      ZAZ     INFOSEL    OLE    ADJUSTMENTS    PRO FORMA
                               -----------   ------   --------   ---    -----------   -----------
                                                      (THOUSANDS OF EURO)
Net loss per Spanish GAAP....      (15,316)  (1,208)   (2,386)   (199)    (53,650)        (72,759)
  Reversal of amortization of
     start-up costs..........          111       --        --       1          --             112
  Additions to start-up
     costs...................         (614)    (187)       --      --          --            (801)
  Deferred income (equity
     method).................           --       --        74      --          --              74
  Deferred taxes.............       (4,356)      --        --      --          --          (4,356)
  Amortization of goodwill...       (1,661)      --        --      --      (1,661)         (3,322)
                               -----------   ------    ------    ----     -------     -----------
Net loss per U.S. GAAP.......      (21,836)  (1,395)   (2,312)   (198)    (55,311)        (81,052)
                               ===========   ======    ======    ====     =======     ===========
Weighted average number of
  shares.....................  194,085,972                                            218,930,257
Loss per share...............       (0.112)                                                (0.370)

     Loss per share does not include potentially dilutive securities relating to the issuance of 14,000,000 stock options, as the effects of these securities would be antidilutive in periods in which a loss has occurred.

i) Extraordinary income (expense):

     Extraordinary income (expense) items under U.S. GAAP would not qualify as extraordinary items under U.S. GAAP.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      The selected consolidated financial data have been derived from Terra Networks' consolidated financial statements appearing elsewhere in this prospectus. The interim consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management, are necessary for the fair presentation of our consolidated financial position and the consolidated results of operations for those periods. The financial position at June 30, 1999 and results of operations for the six months ended June 30, 1999 are not indicative of the financial position and results that may be expected for the entire year or for any future period. The selected consolidated financial data set forth below should be read in conjunction with "Pro Forma Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and notes to those statements appearing elsewhere in this prospectus.

      In reading the information provided below, you should consider the following:

- Our historical financial results are based on the financial results of companies that were under the Telefonica Group's control during the periods presented. These companies operated our residential and SOHO ISP business in Spain (but not our Spanish portal business) and our business in Chile. Our business in Peru was not significant during the periods covered by our consolidated financial statements. We acquired our Spanish portal business in April 1999, and we acquired our Brazilian ISP and portal business in June 1999. Therefore, our historical June 30, 1999 balance sheet reflects these businesses. Our historical statement of operations for the six months ended June 30, 1999 reflects the Spanish portal business but does not reflect the Brazilian business to any material extent.

- Because of the significant acquisitions we have made since December 1998 and the introduction of free ISP in Spain in June 1999, among other factors, our historical financial statements are not a reliable indicator of future performance.

- All information is presented in Spanish GAAP except as noted. The principal differences between Spanish GAAP and U.S. GAAP are explained in Note 18 to our consolidated financial statements appearing elsewhere in this prospectus.

- Financial data as of and for periods prior to January 1, 1999 were restated from Spanish pesetas into euro using the exchange rate in effect at January 1, 1999. See Note 3(k) to our consolidated financial statements appearing elsewhere in this prospectus.

                                                                          SIX MONTHS ENDED
                                    YEAR ENDED DECEMBER 31,                   JUNE 30,
                            ---------------------------------------   -------------------------
                               1996          1997          1998          1998          1999
                               ----          ----          ----          ----          ----
                                          (EURO IN THOUSANDS, EXCEPT SHARE DATA)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Revenues:
  Subscriptions...........          818         2,390         9,646         3,811         5,169
  Advertising.............           --            72         1,115           327         1,076
  Other...................           --            88         1,384           438         2,110
                            -----------   -----------   -----------   -----------   -----------
     Total revenues.......          818         2,550        12,145         4,576         8,355
Operating expenses:
  Goods purchased.........         (708)       (1,054)       (8,475)       (2,534)      (10,399)
  Personnel expenses......         (661)         (928)       (3,175)       (1,276)       (3,424)
  Depreciation and
     amortization.........         (123)         (464)         (701)         (309)         (763)
  Other operating
     expenses.............         (658)       (2,144)       (5,555)       (2,049)      (11,608)
                            -----------   -----------   -----------   -----------   -----------
     Total operating
       expenses before
       financial
       expenses...........       (2,150)       (4,590)      (17,906)       (6,168)      (26,194)
                            -----------   -----------   -----------   -----------   -----------
Operating loss............       (1,332)       (2,040)       (5,761)       (1,592)      (17,839)
Amortization of
  goodwill(1).............           --          (310)         (339)         (170)       (3,227)
Financial income
  (expense), net..........          (25)          (81)          (90)          (86)          (85)
Extraordinary income
  (expense)(2)............           14            97          (562)          (46)            1
Corporate income tax
  credit..................           --           363         1,334           244         4,109
Minority interest.........           --           465         1,673           582         1,725
                            -----------   -----------   -----------   -----------   -----------
Net loss (Spanish GAAP)...       (1,343)       (1,506)       (3,745)       (1,068)      (15,316)
                            ===========   ===========   ===========   ===========   ===========
Net loss (U.S. GAAP)......       (1,343)       (1,899)       (5,061)           --       (21,836)
Basic and diluted net loss
  per ordinary share (U.S.
  GAAP)...................       (0.007)       (0.010)       (0.026)           --        (0.112)
Weighted average ordinary
  shares outstanding......  193,525,585   193,525,585   193,525,585   193,525,585   194,085,972

(1) Under U.S. GAAP goodwill amortization is included in operating expenses.

(2) Extraordinary income (expense) items under Spanish GAAP would not qualify as extraordinary items under U.S. GAAP.

                                                      AT DECEMBER 31,
                                                ----------------------------    AT JUNE 30,
                                                 1996      1997       1998         1999
                                                 ----      ----       ----      -----------
                                                            (EURO IN THOUSANDS)
CONSOLIDATED BALANCE SHEET DATA:
Cash..........................................     240      1,753        148        2,025
Working capital...............................  (2,122)      (246)    (3,701)      (6,261)
Total assets (Spanish GAAP)...................   1,683     11,797     18,617      513,114
Total assets (U.S. GAAP)......................      --     11,390     16,884      538,079
Total long-term obligations (Spanish GAAP)....      --        183        221       10,258
Shareholders' equity (Spanish GAAP)...........   1,190      2,998      3,593       12,850
Shareholders' equity (U.S. GAAP)..............   1,172      2,603      1,882       37,695

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    OVERVIEW

      We are a leading provider of Internet access and local-language interactive content and services to residential and SOHO users in the Spanish- and Portuguese-speaking world. In all of our markets, we are developing online interactive solutions for advertising and marketing, and electronic commerce and related activities.

      We were created in December 1998 to operate the residential and SOHO Internet business of the Telefonica Group. In April 1999, Telefonica, S.A. transferred to us its existing ISP business for Spanish residential and SOHO customers, which had been in operation since December 1995. In October 1999, we acquired the residential and SOHO Internet activities of Telefonica Group companies operating in Peru and Chile. Previously each of these businesses had been under the control of Telefonica, S.A. Therefore, our historical financial statements as of and for the years ended December 31, 1996, 1997 and 1998 reflect the operations, assets and liabilities of these businesses.

      We have a limited operating history for you to use as a basis for evaluating our business. You must consider the risks and difficulties frequently encountered by early stage companies like ours in new and rapidly evolving markets.

      We have incurred significant net losses and negative cash flows since our inception. Our losses have been funded primarily through shareholder contributions.

      We intend to invest heavily in marketing and brand development, acquired businesses, content enhancements, and technology and infrastructure development. As a result, we believe that we will continue to incur net losses and negative cash flows from operations for at least the next three years. After that, depending upon competitive conditions and the dynamics of the industry, we may continue to pursue a strategy that emphasizes strength of market share and market presence at the expense of profitability. Moreover, the rate at which these losses will be incurred may increase from current levels.

RECENT ACQUISITIONS

      During 1999 we have undertaken a series of acquisitions. The most significant of these include our acquisitions of:

- Ordenamientos de Links Especializados, S.L., which operates the Ole portal in Spain, and which we acquired in April 1999 for financial reporting purposes,

- Nutec Informatica, S.A., which operates the ZAZ ISP, portal and other online services in Brazil, and which we acquired in late June 1999 for financial reporting purposes, and

- Informacion Selectiva, S.A. de C.V., which operates the Infosel ISP, portal and other online services in Mexico, and which we acquired in October 1999 for financial reporting purposes.

      Please see "The Company" for a more complete description of these acquisitions.

      Our historical financial statements as of June 30, 1999 and for the six months then ended include our Spanish ISP and our Peruvian and Chilean businesses, as well as our Spanish portal business, Ole. Because the acquisition of our Mexican ISP and portal took place after June 1999, and our Brazilian ISP and portal was acquired in late June 1999, our historical financial statements as of and for the six months ended June 30, 1999 do not reflect our Mexican business and our statement of operations for that period does not reflect the operating results of our Brazilian business to any material extent.

      Our pro forma financial statements as of June 30, 1999 and for the six months then ended reflect the operations, assets and liabilities of all of our businesses in Spain, Brazil, Mexico, Chile and Peru. Please see "Pro Forma Financial Data" for a description of the adjustments and assumptions underlying the pro forma financial statements.

      Our consolidated financial statements in future periods will reflect our operations in Brazil, Mexico, the United States and the other countries in which we now conduct business, as well as our operations in countries where we or our predecessors conducted business historically. Because of the significance of our new Brazilian and Mexican operations, in particular, our future consolidated financial statements will not be comparable to our historical consolidated financial statements.

      Brazil -- ZAZ. ZAZ provides Internet access and operates a portal serving the Brazilian market. In addition, ZAZ provides corporate Internet solutions including Web design and Web hosting, and participates in the growing Brazilian e-commerce market.

      ZAZ has experienced rapid revenue growth in recent periods. For the six months ended June 30, 1999, ZAZ recorded revenues of R$19.8 million (expressed in Brazilian reais, ZAZ's reporting currency), equivalent to E10.8 million at the June 30, 1999 exchange rate, a 36% increase over R$14.6 million in revenues for the 1998 interim period. In 1998, ZAZ recorded revenues of R$30.4 million, a 53% increase over revenues for 1997, which in turn represented a near doubling of revenues for 1996. Revenue growth from period to period has been driven primarily by ZAZ's expanding ISP subscriber base and increased revenues earned from portal advertising.

      ZAZ's revenue growth has been matched by increases in operating expenses in order to support its growing ISP subscriber base and other Internet activities. As a result, ZAZ recorded a loss from operations of R$2.2 million for the six months ended June 30, 1999 (equivalent to E1.2 million), a 175% increase from R$816 thousand for the 1998 interim period. In 1998, ZAZ recorded a loss from operations of R$1.2 million, an improvement over the R$3.4 million loss for 1997. ZAZ recorded a loss from operations of R$2.8 million in 1996.

      Mexico -- Infosel. Infosel provides news and information to the Mexican financial industry through its Infosel Financiero service, operates LINCE, an electronic trading network for Mexican fixed-income securities, provides Internet access in Mexico and operates in the growing Mexican e-commerce market. Infosel also operates an Internet portal serving the Mexican market. Infosel is one of the oldest participants in the Latin American online industry, having first provided its Infosel Financiero service in 1990.

      For the six months ended June 30, 1999, Infosel recorded net sales of Ps. 126 million (expressed in Mexican pesos, Infosel's reporting currency), equivalent to E13.0 million at the June 30, 1999 exchange rate, a 7% decrease compared to Ps. 135 million in net sales for the 1998 interim period. In 1998, Infosel recorded net sales of Ps. 252 million, a 16% increase over net sales for 1997, which in turn represented a 9% increase in net sales for 1996. Revenues from Infosel Financiero experienced a 17% decline to Ps. 60 million for the six months ended June 30, 1999 compared to the 1998 interim period. Similarly, primarily because of the lingering effects of the Mexican financial crisis, revenues from Infosel Financiero declined 3% to Ps. 133 million in 1998 compared to 1997, which in turn reflected a 19% decline from 1996 revenues.

      Revenues relating to LINCE declined 51% to Ps. 6.5 million for the six months ended June 30, 1999 compared to Ps. 13.4 million for the 1998 interim period. This decrease was primarily due to a reduction in the volume of trading in the public debt markets during the period. Revenues relating to LINCE for 1998 compared to 1997 remained relatively unchanged.

      Infosel has experienced substantial growth in operating expenses, primarily those incurred to expand its growing Internet operations. As a result, Infosel's operating losses have increased substantially in recent periods. Infosel recorded a loss from operations of Ps. 21 million for the six months ended June 30, 1999 (equivalent to E2.2 million), an 18% increase from Ps. 18.0 million for the 1998 interim period. In 1998, Infosel recorded a loss from operations of Ps. 43 million, substantially exceeding the Ps. 6 million operating loss for 1997. Infosel recorded operating income of Ps. 46 million in 1996.

DOUBLECLICK IBEROAMERICA

      In May 1999, an affiliate of Telefonica contributed to us its interest in DoubleClick Iberoamerica, S.L., a company that provides Internet advertising services. DoubleClick Iberoamerica is a joint venture with DoubleClick Inc. We are considering dissolving this joint venture, a step we would accomplish by selling our interest back to DoubleClick. For the six months ended June 30, 1999, DoubleClick Iberoamerica accounted for less than 10% of our operating revenues. The results of operations of DoubleClick Iberoamerica are reflected in our consolidated financial statements because it operated under the control of Telefonica, S.A.

INTRODUCTION OF THE EURO

      The euro was introduced on January 1, 1999 and adopted by us at that time. We have retroactively restated financial information for periods prior to the introduction of the euro presented throughout this prospectus using the exchange rate fixed on January 1, 1999 of E1 = Ptas. 166.386. The comparative financial statements reported in euro depict the same trends that would have been presented had we continued to present financial statements in Spanish pesetas. However, financial information for periods prior to January 1, 1999 are not comparable with that of other companies reporting in euro that restated these amounts from a different currency from the Spanish peseta. Please see Note 3(k) to the notes to our consolidated financial statements for further information.

                                    REVENUES

SUBSCRIPTION REVENUES

      We charge different prices for Internet access products depending on the product selected by the customer. Please see "Business -- Access Services".

      To date we have derived revenues chiefly from subscriber fees paid by our customers for dial-up access to our ISPs. Subscriber fees represented 62% of our total consolidated revenues, for the six months ended June 30, 1999. On a pro forma basis, subscriber fees would have accounted for 50% of our total consolidated revenues for 1998 and for the six months ended June 30, 1999. Revenues from subscriber fees are recognized as service is rendered, provided that collection of the resulting receivable is probable. In addition to subscriber fees, we also earn advertising revenues in our access business. These advertising revenues result chiefly from the display of advertising on the homepages of our ISPs.

      In June 1999, we introduced free ISP service in Spain. In addition, we launched an extensive advertising campaign to promote our ISP service. This effort produced an increase in the number of our subscribers. Customers of our free ISP service do not pay subscriber fees. During the first six months of 1999, subscriber fees in Spain accounted for approximately 90% of our ISP revenues and approximately 29% of our consolidated revenues. The introduction of free ISP in Spain will substantially eliminate these subscriber fees.

      In order to offset in part the loss of subscriber fees in Spain, we have entered into an agreement with Telefonica Data Espana S.A., to pay us traffic-inducement fees for usage of its data transmission network. In Spain, we expect that traffic-inducement fees will become a substantial source of our ISP revenues.

      We began earning traffic-inducement fees on October 1, 1999 equal to the total number of minutes of traffic consumed by our Spanish ISP customers who dial in using Telefonica Data Espana's network on a monthly basis, multiplied by a factor as indicated below:

        FACTOR          TRAFFIC INDUCED PER MONTH
        ------          -------------------------
   (PESETAS/MINUTE)             (MINUTES)
0.4...................  From 0 up to 83,333,000
0.5...................  From 83,333,001 up to
                         208,333,000
0.6...................  From 208,333,001 up to
                         416,667,000
0.7...................  From 416,667,001 up to
                         625,000,000
0.8...................  From 625,000,001 up to
                         833,333,000
0.9...................  From 833,333,001 up to
                         1,041,667,000
1.0...................  From 1,041,667,001 up to
                         1,250,000,000
1.1...................  From 1,250,000,001
                         onwards

      Telefonica Data Espana provides traffic-inducement fees according to the same schedule to all ISPs who induce traffic over its data transmission network.

      Telefonica Data Espana has the ability to change this fee schedule unilaterally upon the occurrence of regulatory changes affecting the traffic-inducement agreement or changes in the amounts that Telefonica Data Espana in turn receives from the telephone network operator for inducing traffic over that network.

      Traffic-inducement fees are recorded as minutes of usage are incurred. We earned no traffic-inducement fees during the six months ended June 30, 1999.

      We expect to offer free ISP service to all our customers in Guatemala by the end of 1999. There are no immediate plans to offer free ISP service in any other country where we operate.

      Although we cannot be assured of earning traffic-inducement fees in Guatemala or in any other market, we are currently negotiating a traffic-inducement arrangement for Guatemala that we expect to finalize by the end of the year.

ADVERTISING REVENUES

      We derive our portal revenues chiefly from advertising. Advertising revenues accounted for 13% of our total consolidated revenues, for the six months ended June 30, 1999. On a pro forma basis, advertising revenues would have accounted for 6% of our total consolidated revenues for 1998 and 9% of our total consolidated revenues for the six months ended June 30, 1999.

      Advertising revenues are derived principally from:

- advertising arrangements under which we receive revenues, generally based on cost-per-thousand impressions,

- sponsorship arrangements that allow advertisers to sponsor an area on one of our portals in exchange for a fixed payment, and

- fees for design, coordination and integration of advertising campaigns and sponsorships to be placed on one of our portals.

      Advertising and sponsorship rates generally depend on:

- whether the page views are for general audiences or targeted audiences,

- which of the specific channels on our portals display the advertising, and

- the number of guaranteed page views, if any.

      Advertising revenues are recognized ratably in the period in which the advertisement is displayed, provided that no significant obligations remain and collection of the resulting receivable is probable. To the extent minimum guaranteed page view levels are not met, we defer recognition of the corresponding revenues until guaranteed levels are achieved. Payments received from advertisers prior to displaying advertisements on our portals are recorded as deferred revenues. Revenues from sponsorship arrangements are recognized ratably over the contract term, provided that no significant obligations remain and collection of the resulting receivable is probable.

OTHER REVENUES

      We derive additional fee revenue from Internet connection services rendered by CTC Internet to customers of members of the CTC Group. Other revenues accounted for 25% of our total consolidated revenue for the six months ended June 30, 1999.

E-COMMERCE REVENUES

      We derive revenues from e-commerce transactions conducted through our portals. Revenues from our share of the proceeds from sales are recognized on notification of sales attributable to one of our portals. To date, e-commerce revenues have not been significant, although we are continuing to develop this important business.

                               OPERATING EXPENSES

GOODS PURCHASED

      Expenses relating to goods purchased include telecommunication expenses, expenses recorded for the purchase of customer connection kits and modems, technical help desk expenses and expenses relating to the purchase of advertising space. Goods purchased accounted for 40% of our consolidated operating expenses for the six months ended June 30, 1999. On a pro forma basis, goods purchased would have accounted for 42% of our consolidated operating expenses for 1998 and 37% of our consolidated operating expenses for the six months ended June 30, 1999.

PERSONNEL EXPENSES

      Personnel expenses include all expenses associated with salaries and other employee benefits, regardless of the job classification of the employee. Personnel expenses accounted for 13% of our consolidated operating expenses for the six months ended June 30, 1999. On a pro forma basis, personnel expenses would have accounted for approximately 26% of our consolidated operating expenses for 1998 and 19% of our consolidated operating expenses for the six months ended June 30, 1999.

      We have established an employee stock option plan. In connection with our stock option plan, all of the plan shares will be transferred to two banks at book value. The banks will in turn grant options to us to purchase these plan shares at book value. Under Spanish GAAP, we will record as an expense the cost of the option granted by the banks. This expense will be amortized over the life of the option. Under U.S. GAAP, however, we would have to record in each year, as personnel expense, the difference between the market value of the plan shares and the value at which the employees may exercise their unexercised options. Please see "Management -- Employee Stock Option Plan".

DEPRECIATION AND AMORTIZATION

      Depreciation and amortization expenses include depreciation charges relating to our tangible assets, such as points of presence (POPs) in our ISP business, and amortization charges relating to our intangible assets, principally software. Under Spanish GAAP, amortization of goodwill is recorded separately, and does not appear as an operating expense. Depreciation and amortization expenses accounted for 3% of consolidated operating expenses for the six months ended June 30, 1999. On a pro forma basis, depreciation and amortization expenses would have accounted for 3% of consolidated operating expenses for both 1998 and the six months ended June 30, 1999.

OTHER OPERATING EXPENSES

      Other operating expenses principally include:

- professional services, including consultant fees, auditors' fees and payments to Telefonica for professional services rendered to us by employees of Telefonica,

- rental expenses,

- marketing expenses, and

- utilities.

      For consulting services provided from December 1998 through June 1999, we agreed to pay McKinsey & Co. E0.7 million. These amounts are reflected as other operating expenses.

      McKinsey has agreed to continue to provide consulting services to us from November 1999 through December 2000. For these services, we will pay McKinsey E60,000 per month in fees and reimburse up to E30,000 per month in expenses.

      Other operating expenses accounted for 44% of our consolidated operating expenses for the six months ended June 30, 1999. On a pro forma basis, other operating expenses would have accounted for 26% of our consolidated operating expenses for 1998 and 41% of our consolidated operating expenses for the six months ended June 30, 1999.

                            AMORTIZATION OF GOODWILL

      We amortize the goodwill of our acquired businesses on a straight-line basis over five years. On a pro forma basis, we would have recorded E107.3 million in amortization of goodwill for 1998 and E54.4 million for the six months ended June 30, 1999.

      Expenses associated with goodwill amortization are expected to increase as we continue to acquire businesses whose purchase price exceeds the book value of their assets. Because Internet businesses of the type we target often do not have substantial tangible assets, our acquisition of these businesses will frequently result in significant amounts of goodwill.

                             RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1999 COMPARED TO SIX MONTHS ENDED JUNE 30, 1998

Revenues

      Our revenues for the six month interim periods in 1999 and 1998 were principally derived from the Internet access business in Spain and Chile and advertising revenues in Spain.

      Total Revenues. Our total revenues increased 83% to E8.4 million for the 1999 interim period from E4.6 million for the 1998 interim period, primarily for the reasons discussed below.

      Subscription Revenues. Our subscription revenues increased 36% to E5.2 million for the 1999 interim period from E3.8 million for the 1998 interim period, primarily because of growth in our Chilean ISP and Spanish ISP businesses.

      Subscription revenues from our Chilean ISP increased 38% to E2.9 million for the 1999 interim period from E2.1 million for the 1998 interim period, reflecting an increase of 257% in the average number of subscribers. Subscription revenues from our Spanish ISP increased 33% for the 1999 interim period to E2.2 million from E1.7 million for the 1998 interim period, reflecting a 523% increase in the average number of subscribers. The slower rate of increase is largely due to a reduction in subscriber fees, and therefore the substantial increase in subscribers did not generate a corresponding increase in subscription revenues.

     The table below provides comparative information regarding our ISP subscriber base and usage for the periods indicated. Because we introduced free ISP access in June, our number of total customers has increased at a greater rate than in prior periods. The average number of subscribers is calculated as the sum of the number of subscribers at the beginning of the period and at the end of each quarter, divided by the number of quarters in the period, plus one.

                                                                                  AVERAGE
                                                                                 AGGREGATE
                                                                               MONTHLY USAGE
                                                        AVERAGE NUMBER OF      --------------
                                     NUMBER OF         SUBSCRIBERS DURING       THREE MONTHS
                                    SUBSCRIBERS       THE SIX MONTHS ENDED     ENDED JUNE 30,
BUSINESS                            AT JUNE 30,             JUNE 30,                1999
--------                         -----------------    ---------------------    --------------
                                  1998      1999       1998          1999      (THOUSANDS OF
                                  ----      ----       ----          ----         MINUTES)
Spanish ISP....................  24,154    186,027    16,468       102,554         77,505
Chilean ISP....................  15,333     54,659    11,696        41,766         65,726
                                 ------    -------    ------       -------        -------
     Total.....................  39,487    240,686    28,164       144,320        143,231
                                 ======    =======    ======       =======        =======

      Advertising Revenues. Advertising revenues increased 229% for the 1999 interim period to E1.1 million from E327 thousand for the 1998 interim period, principally as a result of the acquisition of Ole in March 1999 and an increase in revenues attributable to DoubleClick Iberoamerica. DoubleClick Iberoamerica's revenue increased 133% to E761 thousand from E327 thousand for the 1998 interim period.

      Other Revenues. Other revenues increased 382% to E2.1 million for the 1999 interim period from E438 thousand for the 1998 interim period. This increase was principally as a result of fees earned by CTC Internet in connection with access services provided to customers (mainly schools and universities) of members of the CTC Group.

Operating Expenses

      Total Operating Expenses. Our total operating expenses for the 1999 interim period increased 325% to E26.2 million from E6.2 million for the 1998 interim period for the reasons discussed below.

      Goods Purchased. Goods purchased increased 310% for the 1999 interim period to E10.4 million from E2.5 million for the 1998 interim period. This increase was driven primarily by ISP subscriber growth in our Spanish business and our acquisition of Ole. Expenses relating to our Spanish business increased 544% to E7.4 million from E1.2 million, principally due to telecommunications expenses and expenses relating to the technical help desk.

      Goods purchased associated with our Chilean ISP increased 108% for the 1999 interim period to E2.4 million from E1.1 million for the 1998 interim period, principally due to increased network communications expenses to support the growth in the number of subscribers. Finally, expenses relating to the purchase of advertising space for DoubleClick Iberoamerica more than doubled to E574 thousand for the 1999 interim period from E240 thousand for the 1998 interim period because of a corresponding increase in sales.

      Personnel Expenses. Personnel expenses increased 168% to E3.4 million for the 1999 interim period from E1.3 million for the 1998 interim period. The increase was principally due to:

- an almost six-fold increase in personnel expenses in our Spanish ISP business (which included the cost of personnel retained to develop content for our portal business), primarily due to an increase in the total number of employees to 54 at June 30, 1999 compared to 20 employees at June 30, 1998, necessary to accommodate growth during the period,

- our acquisition of Ole in April 1999 and

- an increase in personnel to support our expansion in Spain and Latin America.

      Depreciation and Amortization. Depreciation and amortization expense increased 147% to E763 thousand for the 1999 interim period from E309 thousand for the 1998 interim period. The increase was principally due to POPs and hardware added in 1998 relating to our ISP business in Spain.

      Other Operating Expenses. Other operating expenses increased 467% to E11.6 million for the 1999 interim period from E2.0 million for the 1998 interim period principally as a result of:

- a significant increase in our marketing expenses in Spain, to E4.2 million from E601 thousand, resulting from the launch of our free ISP campaign, and

- professional services costs, including consulting fees, advisory fees and costs associated with market research.

      Amortization of Goodwill. Amortization of goodwill increased to E3.2 million from E170 thousand primarily as a result of the acquisition of Ole.

      Financial Income (Expense), Net. Financial expense remained relatively unchanged at E85 thousand for both the 1999 and 1998 interim periods.

      Corporate Income Tax Credit. Because we had operating losses, Telefonica, S.A. was able to deduct these losses from its consolidated corporate income tax obligation. We booked an account receivable in the form of a tax credit from Telefonica corresponding to the amount Telefonica was eligible to deduct. Under Spanish GAAP the losses may be carried forward for ten years. This amount increased to E4.1 million in the 1999 interim period from E244 thousand in the 1998 interim period. Under Spanish tax law, the credit will be payable to us when we begin to record profits.
YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997
Revenues
      Total Revenues. Our revenues for the years ended December 31, 1998 and 1997 were principally derived from the Internet access business in Spain and Chile and, to a lesser extent, from advertising revenue generated by DoubleClick Iberoamerica.

      Our revenues increased 376% to E12.1 million in 1998 from E2.6 million in 1997, principally as a result of an increase in subscription revenue from our Chilean ISP and our Spanish ISP. Our subscription revenue in Chile increased 269% to E5.2 million in 1998 from E1.4 million in 1997, primarily due to a 214% increase in the number of subscribers and because our Chilean business only commenced operations in July 1997. Subscription revenue relating to our Spanish ISP increased significantly to E4.4 million in 1998 from E981 thousand in 1997, primarily as a result of a 393% increase in the average number of subscribers.

     The table below provides comparative information regarding our ISP subscriber base for 1998 and 1997. The average number of subscribers is calculated as the sum of the number of subscribers at the beginning of the period and at the end of each quarter, divided by the number of quarters in the period, plus one.

                                                          NUMBER OF         AVERAGE NUMBER
                                                        SUBSCRIBERS AT      OF SUBSCRIBERS
                                                         DECEMBER 31,           DURING
                                                       ----------------    ----------------
BUSINESS                                                1997      1998     1997      1998
--------                                                ----      ----     ----      ----
Spanish ISP..........................................   9,555    49,312    5,230     25,790
Chilean ISP..........................................   8,059    25,274    4,028     16,667
                                                       ------    ------    -----    -------
     Total...........................................  17,614    74,586    9,258     42,457
                                                       ======    ======    =====    =======

      In addition, advertising revenue increased to E1.1 million in 1998 from E72 thousand in 1997, primarily as a result of advertising revenue generated by DoubleClick Iberoamerica.

      Other revenue. Other revenue increased 1,473% to E1.4 million in 1998 from E88 thousand in 1997. This increase was principally due to fees earned by CTC Internet in connection with access services provided to customers (mainly schools and universities) of the CTC Group.

Operating Expenses

      Total Operating Expenses. Total operating expenses increased 290% to E17.9 million in 1998 from E4.6 million in 1997 for the reasons discussed below.

      Goods Purchased. Goods purchased increased 704% to E8.5 million in 1998 from E1.1 million in 1997, primarily as a result of an increase in network communications expenses commensurate with the growth in our ISPs in Spain and Chile, as well as expenses relating to the purchase of advertising space. Expenses relating to our Spanish ISP increased 360% to E4.1 million in 1998 from E885 thousand in 1997. Expenses relating to our Chilean ISP increased to E3.7 million in 1998 from E169 thousand in 1997. In addition, DoubleClick Iberoamerica incurred approximately E803 thousand in expenses in 1998 relating to the purchase of advertising space.

      Personnel Expenses. Our personnel expenses increased 242% to E3.2 million in 1998 from E928 thousand in 1997, primarily as a result of increases in salary expenses in Chile reflecting an increase in the total number of full-time and temporary employees. The total number of full-time employees relating to our Chilean ISP increased to 78 at December 31, 1998 from 59 at December 31, 1998 1997. The number of Spanish ISP employees increased to 54 at December 31, 1998 from 9 at December 31, 1997.

      Depreciation and Amortization. Depreciation and amortization expense increased 51% to E701 thousand in 1998 from E464 thousand in 1997, primarily due to increased depreciation expenses associated with POPs added to our network infrastructure and computer hardware in both Spain and Chile, as well as increased amortization costs relating to our investments in computer software.

      Other Operating Expenses. Other operating expenses increased 159% to E5.6 million in 1998 from E2.1 million in 1997 primarily as a result of increases in:

- marketing expenses in both Spain and Chile, principally due to increased competition and our initiation of various advertising campaigns,

- fees paid for professional services, which include those services provided by consultants, independent auditors and other professionals,

- rental expenses relating to our Spanish ISP business and

- utility costs.

      Amortization of Goodwill. Amortization of goodwill increased 9.4% to E339 thousand in 1998 from E310 thousand 1997, primarily as a result of goodwill arising from the acquisition of certain assets of Reuna S.A., an ISP in Chile we acquired in 1997.

      Financial Income (Expense), Net. Net financial expense increased 11% to E90 thousand in 1998 from E81 thousand in 1997, principally as a result of interest paid on short-term financing provided to us by related companies.

      Extraordinary Income (Expense), Net. Net extraordinary expense was E562 thousand in 1998 compared to E97 thousand in net extraordinary income in 1997, primarily as a result of an extraordinary expense of E599 thousand recorded in 1998, relating to expenses incurred by Reuna S.A. in connection with the commencement of our Chilean ISP business in 1997. Spanish GAAP allows items outside the ordinary course of business to be classified as extraordinary items. However, such items would not meet the criteria of extraordinary items under U.S. GAAP.

      Corporate Income Tax Credit. Because we had operating losses, Telefonica, S.A. was able to deduct these losses from its consolidated corporate income tax obligation. We booked an account receivable in the form of a tax credit from Telefonica corresponding to the amount Telefonica was eligible to deduct. Under Spanish GAAP the losses may be carried forward ten years. This amount increased to E1.3 million in 1998 from E363 thousand in 1997. Under Spanish tax law, the credit will be payable to us when we record profits.

      Minority Interest. Minority interest increased to E1.7 million in 1998 from E465 thousand in 1997 due to the commencement of operations in Chile in July 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

Revenues

      Total Revenues. Our revenues in 1996 were derived from our Spanish ISP. We commenced operation of our Chilean ISP in July 1997.

      Our revenues almost tripled to E2.6 million in 1997 from E818 thousand in 1996, principally as a result of the commencement of our Chilean ISP in 1997, which earned total revenues of E1.4 million in 1997. Subscription fees from our Spanish ISP business increased 20% to E981 thousand in 1997 from E818 thousand in 1996, primarily as a result of an increase in the average number of subscribers.

     The table below provides comparative information regarding our ISP subscriber base for 1997 and 1996. The average number of subscribers is calculated as the sum of the number of subscribers at the beginning of the period and at the end of each quarter, divided by the number of quarters in the period, plus one.

                                                                                AVERAGE
                                                             NUMBER OF         NUMBER OF
                                                          SUBSCRIBERS AT      SUBSCRIBERS
                                                           DECEMBER 31,          DURING
                                                          ---------------    --------------
BUSINESS                                                  1996      1997     1996     1997
--------                                                  ----      ----     ----     ----
Spanish ISP.............................................  2,414     9,555       --    5,230
Chilean ISP.............................................     --     8,059       --    4,028
                                                          -----    ------    -----    -----
     Total..............................................  2,414    17,614    1,207    9,258
                                                          =====    ======    =====    =====

      Total Operating Expenses. Operating expenses more than doubled to E4.6 million in 1997 from E2.2 million in 1996, principally as a result of the commencement of our Chilean ISP, which recorded total operating expenses of E2.0 million in 1997. Operating expenses relating to our Spanish ISP increased 15% to E2.5 million in 1997 from E2.2 million in 1996.

      Goods Purchased. Goods purchased increased 49% to E1.1 million in 1997 from E708 thousand in 1996, principally as a result of Chilean ISP network communications expenses.

      Personnel Expenses. Personnel expenses increased 40% to E928 thousand in 1997 from E661 thousand in 1996, primarily as a result of the commencement of our Chilean ISP, partially offset by a decrease in salary expenses relating to our Spanish ISP. The decrease in salary expenses in Spain was primarily a result of a decrease in the number of temporary employees during the period.

      Depreciation and Amortization. Depreciation and amortization expense increased to E464 thousand in 1997 from E123 thousand in 1996, primarily as a result of POPs added to our network infrastructure in Spain, as well as increased amortization costs relating to computer software.

      Other Operating Expenses. Other operating expenses increased to E2.1 million in 1997 from E658 thousand primarily as a result of provisioning with respect to our Chilean ISP for past due accounts as well as other miscellaneous expenses.

      Amortization of Goodwill. Amortization of goodwill amounted to E310 thousand in 1997, principally as a result of goodwill arising from the acquisition of Reuna, S.A. in Chile in 1997.

      Financial Income (Expense), Net. Net financial expense more than tripled to E81 thousand in 1997 from E25 thousand in 1996, primarily as a result of interest paid on short-term financing provided to us by related companies.

                        LIQUIDITY AND CAPITAL RESOURCES

      To date, we have primarily financed our operations from capital contributions and short-term debt financing from members of the Telefonica Group. Based on our existing business plan, we believe that funds raised in the global offering, together with cash generated from operations and funds raised from the sale of ordinary shares to our principal shareholders, as described under "The Company", will enable us to meet our operational funding needs and budgeted capital expenditures for the next 24 to 36 months. However, we expect that any significant acquisition that we make during or after this period would require external financing. We cannot assure you that we will be able to obtain sufficient funds to finance our operating losses, make necessary capital expenditures and continue to execute our business plan, which includes continuing to acquire Internet-related businesses.

      We expect to fund our future operations, acquisitions, joint ventures and infrastructure improvements to support our strategic plan through a combination of:

      - proceeds from this offering, and the sales of ordinary shares described under "The Company,"

      - financing provided at market rates by subsidiaries of Telefonica, S.A.,

      - operating cashflow, and

      - to the extent necessary, additional equity offerings and debt offerings.

      Other Telefonica Group companies are not obligated to provide any future financing to us, in the form of loans, capital contributions or otherwise.

CAPITAL EXPENDITURES

      We expect our capital expenditures relating to infrastructure improvements and computer hardware to be as set forth in the table below. This table does not reflect expenditures relating to significant acquisitions.

                        1999     2000     2001
                       ------   ------   ------
                         (THOUSANDS OF EURO)
Ole..................   4,000    8,200   10,390
ZAZ..................   4,180   10,100   14,760
Infosel..............   3,250    3,870    2,910
Other................  14,070   21,720   37,290
                       ------   ------   ------
Total................  25,500   43,890   65,350
                       ======   ======   ======

      In addition, we expect capital expenditures relating to the acquisition of software and trademarks to be as set forth in the table below:

                        1999     2000     2001
                       ------   ------   ------
                         (THOUSANDS OF EURO)
ZAZ..................  13,220      480      290
Infosel..............     310      350      220
Other................   2,880    1,890    3,650
                       ------   ------   ------
Total................  16,410    2,720    4,160
                       ======   ======   ======

      The foregoing amounts are estimates only and our actual capital expenditures may be less than or exceed these amounts. In particular, our capital expenditures will increase significantly in the future to the extent we acquire significant additional businesses.

CASH FLOWS

      To date, we have experienced significant negative cash flows from operating activities resulting from our net operating losses. Net cash used in operating activities was E7.1 million for the six months ended June 30, 1999.

      Net cash used in investing activities was E209.5 million for the six months ended June 30, 1999, primarily consisting of our acquisitions of Ole and ZAZ during the period.

      Net cash provided by financing activities consisted of E218.5 million for the six months ended June 30, 1999, provided by members of the Telefonica Group in the form of short-term loans and capital contributions.

DEBT

      We have capitalized E266.8 million in short-term liabilities owed to members of the Telefonica Group, in exchange for which Telefonica will receive
133.4 million ordinary shares. Following the capitalization of these liabilities, as of September 30, 1999 we would have had approximately E5 million in debt outstanding mainly attributable to Infosel.

                          THE INTRODUCTION OF THE EURO

      On January 1, 1999, eleven of the fifteen member countries of the European Union, including Spain, established fixed conversion rates between their existing sovereign currencies and the euro. The participating countries adopted the euro as their common currency on the same day. The euro trades on currency exchanges and is available for non-cash transactions during the transition period between January 1, 1999 and January 1, 2002. During this transition period, the existing currencies are scheduled to remain legal tender in the participating countries as denominations of the euro and public and private parties may pay for goods and services using either the euro or existing currencies.

      During the transition period, we and our suppliers and customers must manage transactions in both the euro and the participating countries' respective individual currencies. This could cause, but has not to date caused, logistical problems. We have incurred, and may further incur increased operational costs to modify or upgrade our information systems in order to:

- convert individual currencies to euro,

- convert individual currencies of participating countries into each other's currencies,

- execute conversion calculations utilizing six-digit exchange rates and other prescribed requirements,

- accommodate the new euro currency symbol, and

- permit pricing, advertising, billing, accounting, internal financial calculations, sales and other transactions or practices to be effected simultaneously in euro and the participating countries' respective individual currencies.

      We have selected our computer and operational systems in an attempt to ensure that our ability to transact business will not be impaired by complications resulting from the introduction of the euro. While we believe that our systems have not been adversely impacted by the euro conversion, there can be no assurance that our third-party suppliers and customers will be able to successfully implement the necessary protocols.

      Our orders to suppliers are generally stated in euro and pesetas. We have already given suppliers the option of billing us in euro or pesetas. We have also told our customers that they can pay us in euro. Our bills to customers state the amount due in both euro and pesetas. We have also contacted our collecting agents for the purpose of facilitating payments in euro by us to our suppliers and by our customers to us. Thus far, we have not experienced any significant problems with third parties as a result of the introduction of the euro.

      We believe that the introduction of the euro will reduce our exposure to risk from foreign currency and interest rate fluctuations. We estimate that we have spent approximately E90 thousand on the introduction of the euro, primarily related to the purchase of an accounting and billing system which also served to address our lack of systems and any Year 2000 issues (see discussion below).

      We plan to spend further approximately E1.7 million on matters relating to the introduction of the euro in the next three years.

                                   YEAR 2000

      The "Year 2000" issue refers to the potential for system and processing failures of date-related calculations, and is the result of computer-controlled systems using two digits rather than four to define the applicable year. For example, computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in system failure or miscalculations causing disruption of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

      We participate in Telefonica's Millennium Project which was launched in April 1997 to coordinate Telefonica's effort involved in reviewing and upgrading all important information technology ("IT") and non-information technology ("Non-IT") systems used in its business and the businesses of its subsidiaries to correct the Year 2000 Issue.

      The phases of Telefonica's Millennium Project, to which we are subject, are divided into the following five phases:

- awareness and planning,

- inventory, impact analysis and prioritization,

- conversion,

- testing, and

- implementation.

      Our goal, as is the stated goal of Telefonica, is to complete all phases of the Millennium Project for the critical elements that may be affected, particularly for IT and Non-IT systems, by mid-November 1999. With respect to our Latin American operations, we believe that our Chilean ISP business has completed all of the necessary conversion, testing and implementation of its critical IT and Non-IT systems. We expect Infosel in Mexico and ZAZ in Brazil to complete conversion, testing and implementation by mid-November 1999.

      IT Systems. The Group's information technology systems include internally-developed computer applications, hardware and internal communications networks. We have worked with third-party software developers to remediate those applications affected by the Year 2000 problem and we have implemented quality control programs with respect to conversion. At September 30, we completed 100% of phases I through III and approximately 90% of Phases IV through V.

      Non-IT Systems. Our non-IT systems include plant and equipment such as security systems, elevators and climate control equipment. At September 30, 1999, we completed 100% of Phases I through III and approximately 90% of Phases IV and V.

      We use the networks of third party and international telecommunications operators other than Telefonica. As part of the Millennium Project, Telefonica is cooperating with other international telecommunications operators by sharing information in order to help ensure the continuity of international communications. Telefonica intends to contact local telecommunications operators in order to plan cooperative testing.

      The most reasonably likely worst case Year 2000 scenario is systemic failure beyond our control, such as prolonged telecommunications or electrical failure. Such a failure could prevent us from operating our business, prevent users from accessing our network, or change the behavior of advertising customers or persons accessing our network. We believe that the primary business risks, in the event of such failure, would include, but would not be limited to, lost advertising revenues, increased operating costs, loss of customers or persons accessing our network, or other business interruptions of a material nature, as well as claims of mismanagement, misrepresentations, or breach of contract.

      We, like other subsidiaries of Telefonica, are preparing detailed contingency plans, which will include worst case scenarios and estimated effects on financial results.

Contingency plans are being designed
pursuant to the following methodology:

- organize working groups by area,

- identify processes, sub-processes and activities,

- identify and evaluate interdependence,

- study possible failure scenarios, and

- propose alternative solutions.

      These plans are being developed with the assistance third-party consultants, Ernst & Young, who specialize in Year 2000 contingency plans. To date, including ZAZ and Infosel, we have spent approximately US$3 million. This amount includes US$300,000 that we expect to incur to review the status of our IT and non-IT systems. These plans will be revised continually through the end of 1999, as we evaluate the results of tests conducted on remediated items. Most of our hardware which has been recently acquired is already year 2000 compliant.

                            U.S. GAAP RECONCILIATION

      Under U.S. GAAP shareholder's equity was E37.7 million at June 30, 1999 compared to E12.9 million under Spanish GAAP. At December 31, 1998 shareholder's equity was E1.9 million under U.S. GAAP compared to E3.6 million for shareholder's equity under Spanish GAAP.

      Under U.S. GAAP net loss was E21.8 million compared to E15.3 million under Spanish GAAP for the six months ended June 30, 1999. For the year ended December 31, 1998 net loss was E5.1 million under U.S. GAAP compared to a net loss of E3.7 million under Spanish GAAP. Please see Note 18 to the consolidated financial statements.

                                    BUSINESS

                                    OVERVIEW

      We are a leading provider of Internet access and local-language interactive content and services to residential and SOHO users in the Spanish- and Portuguese-speaking world. In all of our markets, we are developing online interactive solutions for advertising and marketing, and electronic commerce and related activities.

      We are a majority-owned subsidiary of Telefonica, S.A., the parent company of the Telefonica Group. As a member of the Telefonica Group, we benefit from our relationship with the largest and strongest telecommunications group in Spain and Latin America, with over 54 million customers and significant media assets. The Telefonica Group controls full-service telecommunications subsidiaries in Spain, Brazil, Argentina, Peru, Chile and Guatemala and has additional telecommunications properties in several other Latin American countries. In Spain and Latin America, the Telefonica Group also controls media properties, including Spanish soccer broadcast rights and radio stations, and has significant media investments, including interests in television, cable and film production companies.

      Following this offering, Telefonica, S.A. will continue to own our majority equity interest.

      We are the company through which the Telefonica Group will develop:

- Internet access services for residential and SOHO customers,

- Internet portals and the full range of services that can be provided through Internet portals such as news, shopping and online chat,

- online advertising and marketing solutions, and

- e-commerce activities.

      We plan to build upon our relationship with the Telefonica Group:

- to continue to enhance our market presence, distribution channels and product offerings, and

- to exploit the media content controlled by members of the Telefonica Group.

      We have achieved a leading position in the Spanish and Latin American Internet access business. We plan to consolidate our position in the longer term through improving and supplementing our Internet products and services, both independently and through strategic alliances, partnerships and acquisitions, and by building upon our relationships with:

- strong communications, technology and media businesses throughout Spain and Latin America in the Telefonica Group, and

- the network of partners we are building through strategic investments and alliances.

                              INDUSTRY BACKGROUND

      The Internet has developed into a significant global mass medium that allows millions of people worldwide to find information, interact with others and conduct business electronically. IDC estimates that the number of Internet users worldwide will grow from approximately 97 million at the end of 1998 to approximately 320 million by the end of 2002. This reflects a compound annual growth rate of 34.8%. This rapid growth in the popularity of the Internet is due in large part to increasing computer and modem penetration, development of the World Wide Web, the introduction of easy-to-use navigational tools and utilities, and the growth in the number of informational, entertainment and commercial applications available on the Internet. Technological advances relating to the Internet have occurred and continue to occur rapidly, resulting in more robust and lower cost infrastructures, improved security and increased value-added services and content.

      Despite the rapid growth of Internet usage in the United States and many Western European countries, use of the Internet in Spain and Latin America is at an early stage of development. Because most content on the Internet today is written in English, many Spanish- and Portuguese-speaking Internet users and potential Internet users do not have access to large parts of the Internet as a practical matter.

ADVERTISING

      The Internet has emerged as an attractive new medium for advertisers. The Internet allows advertisers to target desired demographic groups or consumers in specific geographic locations. It also allows them to interact more effectively with consumers and capture valuable data about buying patterns, preferences and demands. The Internet allows advertisers to present messages to specific, targeted audiences, and to enable users to interact with advertising information presented in Web pages. This characteristic of the Internet also permits advertisers to measure more precisely the number of impressions, or times that an advertisement appears in page views downloaded by users, through verification by an independent third-party auditor. Advertisers can also measure the effectiveness of advertising in generating "click throughs", or user requests for additional information made by clicking on the advertiser's banner linking the user to the advertiser's Web site. We believe that increases in transmission bandwidth through higher speed Internet connections, and wider adoption of advanced content delivery technologies for the Internet, such as Java and other multimedia enabling technologies, will increase the functionality of advertising, and will make the Internet an even more attractive advertising medium. We also believe that technological developments may result in greater ability to provide information and analysis about the effectiveness of Internet advertising and the demographic profiles of users, as well as the ability of advertisers to modify frequently and tailor more closely their messages. This should result in more targeted, higher impact advertising opportunities, and greater integration of Web-based advertising into the range of marketing channels available to advertisers.

      Zenith Media estimates that advertising expenditures for television, newspapers, magazines and other traditional media were approximately US$4.8 billion in Spain, approximately US$27.4 billion in Latin America and approximately US$117.8 billion in the U.S. and Canada in 1998. Although online advertising currently represents only a small percentage of overall global advertising expenditures, we expect that the broader acceptance of the Internet as an advertising medium will increase online advertising expenditures both globally and in our core markets in the future. In addition, we believe that the targeted nature of online advertising will be an important benefit to businesses seeking to maximize the efficiency of their advertising expenditures.

E-COMMERCE

      The Internet is dramatically affecting the methods by which consumers and businesses are evaluating and buying goods and services, and the methods by which businesses are providing customer service. The Internet provides online merchants with the ability to reach a global audience and to operate with minimal infrastructure, reduced overhead and greater economies of scale, while providing consumers with a broad selection, increased price comparison power and convenience. IDC estimates that the total e-commerce spending by Internet users in 1998 was US$178.0 million in Spain, and US$166.8 million in Latin American markets. According to IDC, consumer transactions on the Internet are expected to increase from US$11.3 billion in 1998 to approximately US$93.7 billion in 2002, representing a compound annual growth rate of 70%.

SPAIN AND THE INTERNET

      Spain is the fifth largest Western European country with a total population of approximately 39 million people. The Economist Intelligence Unit expects Spain's gross domestic product, or GDP, to grow by an annual average of 2.8% until 2003, as compared to an annual average growth rate of 2.4% for Western Europe during that same period. In 1998, a total of approximately US$4.8 billion was spent on advertising across all communications media in Spain, and 24/7 Europe estimates that Internet advertising in Spain will increase from US$4 million in 1998 to US$15 million in 1999.

      To date, Internet penetration in Spain has been slower than in other Western European countries, but it is expected to grow rapidly. According to IDC, as of December 31, 1998, there were approximately 881,000 personal computers, or PCs, in use in Spain, and it estimates that this number will increase to 2.8 million by 2003, representing a compound annual growth rate of 34%.

      In addition, a technological evolution is taking place throughout the world that will enable users to access the Internet through new and more convenient Internet access devices, such as television sets. As Internet access devices increase, the number of users per device will decrease, which will allow more users to access the Internet concurrently.

      According to Estudio General de Medios, Asociacion para la Investigacion de Medios de Comunicacion, the number of people in Spain accessing the Internet is increasing, with 3.1 million Web users, or 9% of the population, in 1998. IDC expects this number to increase to 8.4 million, or 21% of the population, by 2002. IDC also estimates that a large percentage of the growth in Internet use in Spain will come from home Internet users, which will grow at a compound annual growth rate of 48% until 2002. IDC estimates that business Internet users will increase by a compound annual growth rate of 36% during that same period. According to CommerceNet Spain, 26% of Spanish Web users access the Internet at least once a day.

      The following additional factors have contributed, and will contribute, to the growth in Internet use in Spain:

- competition among Spain's ISPs, which has led to decreased Internet access costs including free Internet access,

- privatization and deregulation of the telecommunications industry, which has led to competition in the telecommunications market,

- introduction of high bandwidth technology, which speeds Internet access, and

- an increase of 50% in the number of Internet hosts in Spain using the "es" suffix from April 1998 to April 1999.

      E-commerce in all of Europe has developed at a slower rate than in the United States due mainly to concerns about the security of Web-based purchases and because many Europeans have started using the Internet only recently. Approximately 11% of Spanish Internet users made purchases over the Internet in 1998, the same percentage as in the rest of Western Europe. IDC forecasts that the number of Internet users making purchases over the Internet in Spain will increase from 225,000 in 1998 to 2 million in 2002, representing a compound annual growth rate of 75%, the third highest estimated growth rate in Europe. Therefore, approximately 24% of all Spanish Internet users will make purchases over the Internet by 2002. IDC estimates that total revenues from Internet commerce in Spain, business-to-consumer as well as business-to-business, will increase from US$178 million in 1998 to US$8 billion in 2002, representing a compound annual growth rate of 159%.

LATIN AMERICA AND THE INTERNET

      The consolidated financial statements appearing elsewhere herein primarily reflect our historical operations in Spain and Chile. Therefore, the Latin American regional data discussed below provide context for understanding our current operations and market opportunities available to us, as opposed to providing a basis for understanding our historical operations as reflected in the consolidated financial

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

statements. IDC estimates that four of the Latin American countries in which we operate, Brazil, Mexico, Argentina and Chile, represented 75% of all Internet users in Latin America in 1998, with Brazil alone accounting for 49%.

      Latin America is comprised of Spanish-and Portuguese-speaking countries in North and South America, Central America and the Caribbean with a total population of approximately 490 million people. Ranked in terms of population size, these countries include:

                            1998 POPULATION
         COUNTRY              (MILLIONS)
         -------            ---------------
Brazil....................        166
Mexico....................         96
Colombia..................         41
Argentina.................         36
Peru......................         25
Venezuela.................         23
Chile.....................         15
Ecuador...................         12
Guatemala.................         11
Bolivia...................          8
El Salvador...............          6
Honduras..................          6
Paraguay..................          5
Nicaragua.................          5
Puerto Rico...............          4
Costa Rica................          4
Uruguay...................          3
Panama....................          3
Other.....................         19

---------------

Source: United Nations World Population

      The United Nations forecasts that the population of Latin America will grow by a compound annual growth rate of 1.2% until 2025, as compared to population contraction at a compound annual rate of 0.13% in Western Europe and a 0.6% compound annual growth rate in North America during that period. The Economist Intelligence Unit expects that the GDP of the largest Latin American countries will grow at an average of 3% until 2003, as compared to an average annual growth rate of GDP for Western Europe of 2.4% and 2.5% for North America during the same period.

      Most Latin Americans speak Spanish or Portuguese, with only a small portion of the population proficient in English. Although Latin Americans share common languages and religions, Latin America is not a monolithic region, and there are wide cultural differences, tastes, interests and idiomatic expressions that are evident from country to country, and within countries.

      A substantial portion of the buying power in Latin America is concentrated within the top 13% of the population, according to Strategy Research Corporation. This group controls an estimated 53% of the overall buying power in Latin America and enjoys a standard of living comparable to that of the populations of Germany and Great Britain. As a result of these factors, the Latin American market represents a highly desirable demographic profile for advertisers and businesses. According to a study conducted in December 1998 by Zenith Media, overall advertising spending across all media in Latin America is expected to be US$22 billion in 1999 and is estimated to grow to US$26 billion in 2001. Forrester Research estimates that Internet advertising in Latin America will be US$51 million in 1999 and will grow to US$259 million in 2001, representing a compound annual growth rate of 125%.

      Internet use in Latin America is in a relatively early stage of development and is concentrated in the upper and middle socio-economic classes. According to IDC, approximately 57% of Internet users in Latin America have been using the Internet for one year or less, as compared to 25% in the U.S. and 36% in Western Europe. However, Internet use in Latin America has grown rapidly in recent years, and Nazca Saatchi & Saatchi expects it to significantly outpace growth in worldwide Internet usage over the next several years. Nazca Saatchi & Saatchi estimates that Internet users in Latin America will increase from 8.5 million in 1998 to 34 million by 2000. This represents a

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

compound annual growth rate of 33% for the period. According to Nazca Saatchi & Saatchi, in 1997 approximately 90% of these users were from upper and middle socio-economic classes.

      Contributing to the increase in Internet use in Latin America is the increase in the number of Internet access devices that are available. IDC estimates that the number of PCs and alternative Internet access devices in use throughout Latin America will grow from 15.7 million in 1998 to 36.2 million in 2003, representing a compound annual growth rate of 18%. IDC also estimates that 45% of those devices will be used by home Internet users. Business Internet users in Latin America are also expected to increase from 1.5 million in 1998 to
7.7 million in 2003, representing a compound annual growth rate of 39%.

      The following additional factors have contributed or will contribute to the growth in Internet use in Latin America:

- network infrastructure improvements accelerated by privatization of telecommunications providers and increased spending,

- the relative youth of the Latin American population and their tendency to use new technologies, like the Internet,

- expected reduction in Internet access costs, and

- increased awareness of the Internet.

      Internet usage varies widely throughout Latin America. IDC estimates that roughly half of all Internet users in Latin America in 1998 were Brazilian. Internet users in Mexico represented 15% of the total Latin American Internet users.

      As Internet use in Latin America increases so does e-commerce, and in 1999, on a per-person basis, Latin American Internet users are expected to purchase more books and electronics online than their U.S. counterparts. IDC estimates that Latin American e-commerce will increase from US$166.8 million in 1998 to US$8.0 billion in 2003, representing a compound annual growth rate of 117%, with home Internet spending forecast to be US$1.7 billion, or 23% of total Internet spending, by 2003. Brazil accounted for approximately 56% of total Latin American Internet spending in 1998, with Internet users in Mexico accounting for approximately 13%.

THE U.S. HISPANIC COMMUNITY AND THE INTERNET

      According to the U.S. Census Bureau, the U.S. Hispanic community includes more than 30 million U.S. citizens and residents of Hispanic origin, and is chiefly concentrated in southern California, south Texas, New York and Florida and along the Northeastern corridor. According to Hispanic Business, in 1997 more than 63% of the U.S. Hispanic population was of Mexican origin. Members of the U.S. Hispanic community are often bilingual, although a large portion of the community continues to speak primarily Spanish at home. Moreover, cultural and demographic factors, including population concentration, Hispanic immigration and the willingness to preserve cultural identity, encourage members of the U.S. Hispanic community to continue to use the Spanish language.

      The U.S. Census Bureau expects that the U.S. Hispanic population will account for 40% of the total U.S. population growth between 1995 and 2010. At this rate, by 2010 the U.S. Hispanic population will represent 41.1 million people, or 14% of the total U.S. population. At the same time, the U.S. Hispanic population is relatively young, with almost 70% of the population currently under the age of 35, compared to less than 50% of the non-Hispanic population. The U.S. Hispanic population currently has a median age of 26, compared to 35 for the U.S. population as a whole. Hispanic Business expects that U.S. Hispanic purchasing power will increase from US$276 billion in 2000 to US$383 billion in 2010, in 1997 dollars. In response to this expected increase in purchasing power total advertising in the U.S. directed toward Spanish-language media was US$1.7 billion in 1998. The U.S. Hispanic market is characterized by:

- a youthful population growing at a faster rate than the U.S. average,

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

- increasing purchasing power,

- continuing use of the Spanish language by U.S. Hispanics, and

- greater advertising spending on Spanish-language media than on English-language media.

                             OUR MARKET OPPORTUNITY

      We offer a suite of Internet services in Spanish and Portuguese that provides users throughout our core markets in Spain and Latin America with:

- access to the Internet,

- a wide variety of content built on our multi-local/global model,

- a range of online advertising, marketing and e-commerce opportunities, and

- multiple solutions for our customers' Internet needs, such as Web design and hosting.

      Our services complement each other, as customer growth in our access business will benefit our portal business, which in turn will benefit our online advertising and e-commerce businesses, which in turn will benefit our Internet solutions businesses. For example, important synergies between our access and portal businesses arise from default mechanisms that direct access customers to our portal home pages. We have successfully captured these synergies in our Brazilian and Mexican markets, where we combine our areas of expertise and operate as an online service provider. We have substantial experience combining these businesses, while most of our competitors have substantial experience operating only as an ISP or as a portal operator. We are prepared to adapt our businesses in all of our core markets in order to better serve our customers and to gain a competitive advantage. Our multi-local/global approach to content distinguishes our services from most of the competing portal services in the market, and we believe this approach will be key to our success. For example, through accessing our Mexican portal, a user will easily find:

- content that is Mexico-specific and presented in Mexican vocabulary, such as local chat features and politics presented by Grupo Reforma, a leading Mexican news organization,

- content that is regional in character, such as Copa America soccer coverage, and

- content that is international in character, such as world business news provided by Reuters.

      Similarly, a user accessing our Brazilian site would find content presented by strong national and global content providers, such as Grupo RBS, a leader in the Brazilian media market, with newspaper, radio, television and cable interests and Carta Capital, a news magazine in Brazil, as well as information and content relating to specific cities.

      Our content is presented in our users' local idioms, which differ throughout Spain and Latin America. We are able to execute our multi-local/global approach through our in-depth understanding of local markets and customer needs. We gain this understanding through collaborating with our local content providers and through the direct operational experience of the Telefonica Group in most of our other core markets. In markets where the Telefonica Group does not have substantial historical experience, such as Mexico and the U.S. Hispanic market, we will work closely with established local partners and integrate their knowledge and experience in the local market. Grupo Reforma, a leader in the Mexican media market, contributes content to our portals from its newspaper, magazine and radio and television sources. Because more than 63% of the U.S. Hispanic population is of Mexican origin, Grupo Reforma's knowledge of the Mexican market also will help us provide content and services that will be attractive to the U.S. Hispanic market. In addition, we have partnered with the Miami Herald, which is one of the most popular U.S. newspapers targeted at the U.S. Hispanic population, to provide content for our portal designed for the U.S. Hispanic market.

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

      We have been and will continue to be supported by the Telefonica Group in providing Internet access services, portal services and advertising and e-commerce solutions. We are supported by:

- Telefonica's telecommunications and infrastructure assets in Spain and Latin America, including fixed and mobile telephony, data transmission and high-speed Internet access,

- Telefonica's global and local media assets, including conventional television, satellite and cable television, radio, directories and other media,

- Telefonica's customer relationships throughout Spain and Latin America across a variety of access media,

- Telefonica's research and development capabilities for the development of new communication technologies and value-added services,

- Telefonica's access to leading content providers and e-commerce companies, and

- Telefonica's strong presence and reputation in the capital markets.

      We also plan to actively pursue strategic investments. This allows us to capture value in other Internet-related businesses, including those that exist today and those that will develop in the future.

      Our multi-local/global approach, the support we receive from the Telefonica Group and our strategic investments will allow us to take advantage of significant growth opportunities stemming from:

- our large and growing core markets of Spain and Latin America, and our targeted market in the U.S. Hispanic community, which are united by common cultural values and languages but which also exhibit varying local interests and preferences,

- the current low Internet penetration in our core markets, and

- our access to the 54 million customers currently served by the Telefonica
  Group.

      We believe that Spanish- and Portuguese-speaking Internet users and future Internet users in Spain, Latin America and the United States are demanding and will continue to demand online services in their own language, as opposed to services that offer primarily English language content. According to IDC, 67% of Latin American Internet users would prefer to visit Web sites in their native languages. Currently, however, eStats estimates that only approximately 2% of Web pages are presented in Spanish or Portuguese. As the Internet achieves broader acceptance in our core markets, we believe that online advertising and e-commerce will also experience significant growth.

      Responding to this demand, some portal providers have targeted Latin American markets with a homogenized pan-regional approach, or have provided content prepared for the English-speaking U.S. market that is translated into Spanish or Portuguese. By contrast, our approach provides our users not only with the best regional and international content, but also with information and services that are relevant to their daily lives and presented in the local idiom. We believe that our multi-local/global approach is a substantially more effective way to attract a large group of Internet portal users and to earn their repeat business. We believe that the combination of the current low Internet penetration rate and the attractive demographic factors in our core markets should lead to a substantial increase in Internet usage, and with our multi-local/global approach we will be well positioned to capture a substantial portion of the business that will result. This will provide us with expanding opportunities to increase access and portal traffic, and to offer superior online advertising solutions and build our e-commerce business.

                                ACCESS SERVICES

      At September 30, 1999 we provided Internet access services to more than 860,000 customers in Spain, Latin America and the United States.

      We target residential and SOHO Internet users in our core markets. Based on the number of subscribers in our target residential and SOHO markets, we believe we

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

are currently a leading ISP service provider in Spain, Mexico, Chile and Guatemala and the second-ranking ISP in Brazil. The table below provides information on our customer base as of September 30, 1999.

                             NUMBER OF OUR
                             ISP CUSTOMERS
                             --------------
                             (IN THOUSANDS)
Spain......................       359
Brazil.....................       267(1)
Mexico.....................        49
Peru.......................        53
Chile......................        81
Guatemala..................         6

(1) Including customers under franchise agreement with local ISP providers.

      Our ISP strategy is focused on the following key elements:

- aggressively build our ISP brands,

- continuously expand our ISP customer base,

- work hard to retain existing customers and stimulate usage, and

- maximize the value obtained from each customer.

      We intend to leverage our ISP expertise by moving into new value-added services using the Internet protocol (IP). This will include existing access platforms, such as mobile telephones, and new access platforms, such as personal digital assistants, cable modems, ADSL, satellite and wireless local loops. These value-added services will include voice and fax over IP, and video streaming. As an example, we are already offering interactive content to mobile telephone customers in Spain. In addition, we plan to introduce cable modem access to the Internet in Brazil on a limited basis in November 1999, and expect to offer it throughout Brazil in January 2000.

BACKGROUND

      Telefonica, S.A. has provided Internet access services to SOHO and residential customers in Spain since December 1995. In April 1999, we took control of Telefonica's 72,000 Spanish ISP customers. In June 1999, we acquired approximately 200,000 ISP customers in Brazil through our acquisition of ZAZ. In October 1999, we acquired 49,000 ISP customers in Mexico through our acquisition of Infosel. Also in October 1999, we took control of 53,000 ISP customers in Peru and 74,000 in Chile that were formerly served by other Telefonica Group members. Finally, we launched our U.S. ISP in October 1999 with 46,000 customers.

PRODUCT LINE

      We offer a broad range of Internet access products tailored to the needs of our customers and adapted to local market conditions. We continuously adapt our product line to market needs and competitive demands using data collected in our extensive market research efforts. When required by market conditions, we extend products that are locally offered to other markets. Each access product consists of a telephone dial-up service, and includes:

Standard        This product consists of one
  Access        e-mail address and between two
                and ten megabytes of memory
                for a personal home page. In
                order to best satisfy customer
                needs and to adapt our
                standard access product to
                local market conditions, we
                offer different subscription
                methods for our standard
                access product, including:
                - unlimited connection time
                for a fixed monthly
                  subscription fee,

                - limited connection time
                  (usually 5, 15 or 25 hours)
                  for a fixed monthly
                  subscription fee combined
                  with a per-minute fee for
                  time spent in excess of the
                  limited connection time,

                - unlimited connection time
                for connections during certain
                  hours of the day (typically
                  from 8:00 P.M. to 8:00 A.M.)
                  for a reduced monthly
                  subscription fee, or

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

                - a per-minute fee without a
                  fixed monthly subscription
                  fee.

Free Access     We recently introduced free
                Internet access in Spain. With
                this product, the customer
                pays no subscription fee, and
                is only charged by the
                telephone company for use of
                the phone line, plus fees for
                any value-added services the
                customer uses. The free access
                product includes one e-mail
                address and five megabytes of
                memory for a personal home
                page.

Family          This product targets the
  Access        family segment by offering
                specific features not included
                in other products such as a
                filtering service that blocks
                access to Internet sites with
                objectionable material. In
                addition, we plan to enable
                users of the family product to
                access some of our value-
                added sites without payment of
                an additional fee.

Pre-paid        In Chile, we offer a pre-paid
  Access        card that allows customers to
                access the Internet for a
                limited amount of time at a
                reduced subscription fee. We
                plan to offer this product in
                the United States.

Professional    We target SOHO customers with
  Access        advanced features such as
                multiple e-mail accounts with
                large memory capacity,
                multi-user access and higher
                file transfer speed. We also
                offer services to assist SOHO
                customers in creating their
                own e-commerce sites. The
                pricing for this product
                includes both subscription
                fees and value-added service
                fees.

ADSL Access     In October 1999, we launched
                ADSL broadband Internet access
                in Spain. We plan to offer
                ADSL in Brazil in November
                1999 on a limited basis, and
                expect to offer it throughout
                Brazil beginning in January
                2000. We are prepared to offer
                broadband service in other
                markets as competitive
                conditions dictate. Our ADSL
                products consist of Internet
                access with speeds of 256,512
                and 2,000 Kbps and a series of
                value-added services such as
                virtual private networks.

ACCESS REVENUES

      Our Internet access products generate one or a combination of three sources of revenue for us:

- subscription fees,

- value-added service fees, and

- traffic-inducement fees (in Spain since October 1, 1999).

      All customers, other than subscribers to our free access product, pay subscription fees for basic Internet access.

      We have the opportunity to earn additional fees for features that can be added to our basic Internet access service, including:

- filtering capabilities, which allow businesses to block access to certain Web sites, and

- roaming, which we plan to offer to all customers in Spain, throughout more than 90 cities in Brazil and throughout more than 50 cities in Mexico.

      We plan to extend most value-added services into all of our ISP markets, and to increase the range of value-added services we offer to include:

- voice and fax over IP,

- video streaming, and

- video conferencing.

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

      We believe that free access is a viable model when revenue sharing with the telephone operator is possible and attractive. In Spain, our customer base grew by 110,000 people from June 14, 1999 to July 18, 1999, the first five weeks after the introduction of free access, thereby generating significant additional opportunities for traffic-inducement revenues despite the lack of subscription fees. At September 30, 1999, 72% of our Spanish ISP customer base consisted of free access customers. We expect that our subscription fee revenue will decrease as a percentage of total revenue as free access becomes more popular in Spain, as we extend free access to other markets when competitive conditions require, and as we develop other sources of revenue such as value-added service fees.

      In addition, we expect to offer free ISP service to all our customers in Guatemala by the end of 1999 and we expect to earn traffic-inducement fees in Guatemala. There are no immediate plans to offer free ISP service in any other country where we operate.

MARKETING AND BRAND AWARENESS

      Our marketing efforts are designed to help us carry out our ISP strategy in the Spanish and Latin American Internet access business.

      Aggressively Build Our Brands. We are committed to making our ISP brands the most recognized brands in the Spanish- and Portuguese-speaking world. We believe that building our ISP brands is essential to attract, retain and obtain revenue from our potential Internet user base. We use advertising to build our ISP brands. Our campaigns include advertising on television, online advertising, public billboards, public transportation, radio and newspapers. Our advertising has focused on the benefits customers can derive from using the Internet, such as easily locating useful information, and the ease with which the Internet can be used. Since January 1, 1999, we have spent approximately US$6 million on advertising. We expect to continue to invest heavily in advertising over the next several years to capture a significant share of the new Internet users who will enter our markets.

      Since late 1998, we have undertaken an aggressive advertising campaign of our existing Spanish ISP product. Recently this campaign has focused on our free Internet access product, in addition to our continual emphasis on our dedicated customer support, which is available 24 hours per day, seven days per week. We have also undertaken an aggressive advertising campaign in Brazil and Mexico. In Brazil, we focus our advertising in the states that represent 65% of the Brazilian Internet market. More than half of our marketing budget in Brazil is spent on television and billboard advertising. In Brazil, we highlight our national state-of-the-art Internet technology and dedicated customer support. Our marketing efforts in Mexico emphasize that we have been serving Mexico's Internet needs for over 11 years.

      Continuously Expand Our ISP Customer Base. We have taken and will continue to take action to expand our ISP customer base. Some of these steps are designed to lower barriers to Internet use:

- by making the Internet easier to access, and

- by lowering our customers' start-up costs.

      We offer our software in easy-to-use Internet connection kits. We believe that our software will be useful in encouraging inexperienced and first-time users to sign on to the Internet and to use our ISP products. In Mexico, we offer these types of kits to our Internet subscribers at no additional cost. We also participate in direct marketing promotions that make our services easier to use. For example, we distributed more than 2 million free CDs that contain our Internet access software in Brazil in September. We believe that this will encourage potential customers to use our Internet access service rather than those of our competitors.

      In order to lower our customers' start-up costs, we are seeking to form partnerships with PC manufacturers to market PCs that feature Internet access through one of our ISPs. In addition, we seek to lower our customers' start-up costs by entering into alliances with leading companies in various industry sectors. In Brazil, financial institutions such as Bradesco, Unibanco and Itau offer our services to their clients and employees for free or at a substantial discount. For example, Itau offers free ZAZ access for three months to over 10,000 of its employees, and Unibanco subsidizes the use of the ZAZ access services for over 18,000 of its employees. In Mexico, we have similar arrangements with the largest Mexican bank, Banamex. In Spain, we have similar relationships with Spanish financial institutions. If these efforts are successful, potential customers will be introduced to, and come to rely on, our services and become our customers rather than those of our competitors.

      In working to expand our customer base, we are able to take advantage of the Telefonica Group's sales and distribution network. In addition, we have agreements with leading product distributors, such as the Spanish retailer El Corte Ingles, to market our Internet access service to their customers.

      Work Hard to Retain Existing Customers and Stimulate Usage. We will continue to work hard to build customer loyalty and increase Internet usage. In order to retain our existing customers we will take action to ensure that our product offerings are the most competitive in the marketplace. We will continue striving to offer our ISP customers exclusive services and content, such as the content that we offer exclusively to the customers of our Mexican ISP.

      Our market research indicates that fast and reliable Internet access is essential to retaining users. We therefore work closely with data network providers and local telephone companies, many of which are part of the Telefonica Group, to provide our customers with a low call failure rate, fast log-in time and high connection speed.

      Our ISP marketing efforts are also designed to help exploit the synergies that exist between our access business and our portal and e-commerce businesses by:

- collecting basic demographic data, in accordance with Spanish law, from our ISP customer base to improve our advertising and e-commerce offerings, and

- retaining our ISP customers for our portal business by configuring our portals as the default Web page in all of our ISP connection software.

INFRASTRUCTURE AND CUSTOMER SUPPORT

      Infrastructure. We provide our customers with advanced technology infrastructure to make our Internet access services reliable, secure and efficient.

      Customers connect to our Internet access services with dial-up connections through local telephone companies in the countries in which we operate. Telefonica Group companies operate local telephone companies in Spain, Brazil, Peru and Chile, although customers can connect to our ISPs using competing local service providers. Through points of presence, or POPs, our customers connect to data centers that house our servers, which are connected via leased lines to the Internet. In Spain, Peru and Chile, we lease our data network, including POPs and Internet connectivity links, from members of the Telefonica Group. In Mexico, we own POPs, and in Brazil we own and lease POPs from local technology partners. In both Brazil and Mexico, we lease Internet connectivity lines from local operators. In Spain, Peru and Chile, we share our leased POPs with other ISPs. We are the exclusive users of our owned POPs. With our extensive network of POPs, most of our customers can use our services to connect to the Internet with a local call.

      We own all of our servers, which route user traffic to its final destination. Our servers are housed in data centers in major cities in the countries in which we operate. These data centers are owned and operated by local technology partners.

      We believe the telephony infrastructure in the countries where we currently operate is sufficient to accommodate our business and our anticipated growth. However, in smaller markets or in countries where we do not presently operate, our growth may be limited by the state of the local telephony infrastructure in those countries.

     The following table summarizes the ownership of our technology infrastructure and the percentage of each country's population that can use our services to connect to the Internet with a local call.

                  CONNECTION TO                                  PERCENTAGE OF POPULATION
                  DATA NETWORK            DATA CENTERS            COVERED BY LOCAL CALL
                 ---------------    -------------------------    ------------------------
Spain..........  140 leased POPs    1 data center located in     100%
                                    Madrid and operated by
                                    the Telefonica Group
Brazil.........  30 owned POPs      2 data centers located in    38%
                 64 leased POPs     Porto Alegre and Sao
                                    Paulo and operated by
                                    Terra Networks
Mexico.........  49 owned POPs      1 data center located in     90%
                                    Monterrey and operated by
                                    Terra Networks
Peru...........  2 leased POPs      1 data center located in     100%
                                    Lima and operated by the
                                    Telefonica Group
Chile..........  7 leased POPs      1 data center located in     90%
                                    Santiago and operated by
                                    the Telefonica Group
United           748 leased POPs    1 data center located in     80% of the U.S.
  States.......  161 owned POPs     Hackensack, NJ and              Hispanic population
                                    operated by IDT

      We plan to connect our Latin American sites to the Spanish and U.S. sites. We believe that this will enable us to provide our customers with enhanced services.

      We monitor our network, services and applications at all times. We operate platforms in Brazil, Mexico and, through our joint venture partner IDT, the United States in order to supervise our data networks, servers and systems that are used in connection with our Internet access services. In Spain, Peru and Chile we rely on members of the Telefonica Group to supervise network operations and provide us with virtually constant feedback. Our close involvement in our infrastructure allows us to maintain a strong local presence and to better serve our customers. We rely on the operators of our data centers to ensure the physical integrity of our servers against fire, flood and, where appropriate, earthquakes, and each data center is equipped with backup electrical service provided by its own on-site generators. In addition, all of our data centers are equipped with access control systems.

      Customer Support. We maintain customer support facilities in each country where we operate an ISP. Our support facilities handle multiple account issues for our customers, ranging from initial sales and sign-up to technical support and account administration. Our facilities maintain databases that allow customer support staff to track purchase history, payment history, caller history and contact history, and report, analyze and solve technical issues in an efficient and organized manner. We maintain lists of frequently asked questions in order to respond to common queries.

      We also offer Internet-based online self help. Most questions come from new users, and an online list of frequently asked questions allows our customer service representatives to address a large number of new users' questions efficiently. In Brazil and Mexico, for example, our customers are able to access their accounts online and change their service plans. New customers can subscribe to our service online.

      We plan to outsource some of our customer support facilities to Atento, a member of the Telefonica Group. We expect that this outsourcing will enable us to be cost-efficient without sacrificing quality of service.

                                PORTAL SERVICES

      We currently operate portals customized for Internet users in Spain, Brazil, Mexico, Argentina, Peru, Chile and Guatemala. In September 1999, our portals generated more than 290 million page views. We plan to launch portals tailored to the U.S. Hispanic market and several Latin American countries in the first quarter of 2000.

      Each of our portals features content that is customized to the local market it serves, presented in the local idiom, because language and vocabulary differ significantly from region to region. For example, our Mexican portal offers Mexican news and sports information, as well as "celebrity chat" features with well-known Mexican personalities. Our Brazilian portal features Brazilian news and sports information, and celebrity chats with well-known sports personalities, as well as links to 47 city-specific gateways where users receive information relating to communities within Brazil.

      We are able to offer local content through partnering with established providers who focus on the particular local market, such as Grupo RBS and Carta Capital in Brazil and Grupo Reforma in Mexico. In addition, each of our portals offers content that is of interest to users in more than one country, presented in Spanish or Portuguese. We are able to offer or plan to offer this content through our partnerships with leading international providers, such as Buena Vista (Disney Blast), MTV and Reuters. We seek exclusive relationships with content providers where possible. In addition, we use our extensive market research to adapt our content continuously to be responsive to what is relevant and interesting to our users from region to region.

      Our multi-local/global model allows us to create an Internet "home" for our users, and transforms our portals into the final Internet destination for many of our users. We believe that our multi-local/global model is instrumental in differentiating our portals from competitors.

      We intend to:

- consolidate our strong position in Spain, Brazil and Mexico,

- move into a prominent position as a portal operator focused on the U.S. Hispanic market, and

- obtain a leadership position as a portal operator serving the other markets in which we operate.

      Achieving these goals will enable us to:

- maximize the value that we offer to advertisers, and therefore increase the advertising revenues that we are able to earn in our portal business, and

- stimulate increased traffic through our portals, which will increase our opportunities for earning value-added service fees and for creating synergies with our e-commerce offerings.

      We plan to accomplish our goals through a strategy of:

- building a large community of portal users in each of our markets, and

- achieving strong user loyalty for each of our portals.

      The key elements of our strategy include:

- attracting users through aggressive advertising and marketing campaigns and through building synergies with our ISP business,

- buying small local Internet portals,

- earning steady repeat business from our users by building on our multi-local/global portal model, and

- capitalizing on our relationship with media companies in the Telefonica Group.

BACKGROUND

      We have built our portal business through strategic acquisitions in Spain, Brazil, Mexico and Argentina, and have created our own portals in the other markets we serve. We are building our own portal to target the U.S. Hispanic market and more than 10 additional Latin American countries. The table below provides information about our portal brands.

                                        MILLIONS OF    MILLIONS OF
                                         PAGE VIEWS       VISITS
                       DATE ACQUIRED    IN SEPTEMBER   IN SEPTEMBER
PORTAL                  OR LAUNCHED         1999           1999
------                 -------------    ------------   ------------
Ole(1)...............  April 1999            40            7.5
ZAZ..................  June 1999            216            9.6
GauchoNet............  September 1999       1.5            0.4
Donde................  September 1999       1.1            0.2
Infosel..............  October 1999          27            3
Other Chilean
  Portals(2)           October 1999           5            1.4

---------------

(1) This includes total page views for the portals we operate in Spain, Peru and Guatemala. It also includes a portion of the page views used by the portals operated by CTC Internet.

(2) Includes Ciudad Virtual, Telefonica Web (corporate web site) and other small portals in Chile.

CONTENT

      We design each of our portals as a one-stop gateway where both content and advertising reflect the specific country's culture, idioms and tastes. Our portals offer a broad range of functionality, which we believe is instrumental in enabling users to build online communities organized around topics or areas of interest. Being part of an online community encourages a user to contribute actively to the dialogue and content within the community, and therefore enriches the user's online experience. We believe that fostering online communities will encourage users to return to our portals repeatedly. This in turn will make our portals attractive to Internet advertisers. Our portals offer or we expect they will offer:

Search engines......    We provide users
                        with powerful and
                        sophisticated search
                        capabilities to
                        carry out extensive
                        searches in our
                        portals. We
                        currently feature
                        Altavista,
                        Magallanes and
                        Inktomi search
                        engines.

Directories and
yellow pages........    We offer online
                        directories and
                        yellow pages to our
                        users in partnership
                        with Telefonica
                        Publicidad e
                        Informacion, a
                        member of the
                        Telefonica Group.

Free e-mail.........    We currently have
                        approximately
                        380,000 registered
                        free e-mail users.
                        Our Spanish free
                        e-mail allows users
                        to access electronic
                        mail from any
                        computer with a
                        standard Web
                        browser.

Online communities
and chat............    These services
                        create virtual
                        communities where
                        users can interact
                        in group or one-on-
                        one discussions.
                        These communities
                        include broad
                        interest areas like
                        sports, science and
                        current events.
                        Users can meet in a
                        variety of ways,
                        including through
                        personal postings
                        and in discussion
                        forums. Our users
                        can host their own
                        scheduled chats,
                        create their own
                        interest-specific
                        rooms or participate
                        in moderated
                        celebrity events.

Unified messaging...    We plan to offer
                        this service, which
                        handles voice
                        messages and e-mail
                        messages through a
                        Web site (Jfax).

      In addition to these services, our portals also include a number of channels that feature content grouped around a common theme. A particular channel may feature local content, global content, or a mixture of the two. Users can personalize some channels so that they will be alerted to current information of particular interest to them. In addition, many channels provide a convenient link to our chat communities and bulletin boards, where users can share experiences through an on-going communication process. In this manner these channels reinforce our strategy of helping users build vibrant online communities. Some of the channels our portals typically feature include:

Art..............    News, picture
                     galleries and
                     educational content
                     focused on the arts.

Science..........    News, educational
                     information, and games
                     targeting users with
                     specific interest in
                     scientific topics.

Culture..........    News, books, releases
                     and literary articles
                     of cultural interest.

Sports...........    Local and global sport
                     news and information
                     including results,
                     commentary and
                     analysis.

Home and
family...........    News related to family
                     issues, health and
                     fashion, including a
                     wide range of links to
                     fashion Web sites.

Computing........    Access to a large
                     number of public
                     domain and "shareware"
                     software programs that
                     users can transfer to
                     their own disks, as
                     well as links to
                     hardware and software
                     vendors.

Internet.........    News regarding
                     Internet business and
                     legal issues, and
                     virtual communities
                     for users interested
                     in Internet-related
                     topics.

Teens............    Information and
                     services targeted to
                     the teenager audience,
                     including jokes, chats
                     and bulletin boards.

Games............    Downloadable games,
                     tricks and batches of
                     popular video games.

Leisure..........    A wide range of news
                     and articles related
                     to music, television
                     and tourism.

Society..........    Links and news related
                     to social issues, such
                     as the environment.

      Content Partnerships. Our network of third-party content providers is a crucial element of our multi-local/global portal model. We have arrangements with leading local and international content providers in order to offer rich and varied content across our portal network.

      We feature content from the following content providers, except as otherwise provided:

Buena Vista (Disney
Blast)...............    Entertainment

MTV..................    Music (in
                         negotiation)

Agencia EFE..........    News

Reuters..............    News and financial
                         news (executed for
                         our Spanish portals
                         and in negotiation
                         for our Latin
                         American portals)

Bloomberg............    Financial news
                         (Brazil only)

Knight Ridder........    News and other
                         content from the
                         Miami Herald

Rival Networks.......    Games

Uproar Networks......    Games

      Our portals feature or will feature local content from the following providers, among others:

                    SPAIN

Estudio Brainstorm.....    Games and content
                           relating to
                           science

Vinculo Media..........    Entertainment news
                           and other content

Guia TV................    Television
                           programming
                           information

La Buena Mesa..........    Content relating
                           to gastronomy

Historia 16............    Content relating
                           to art and history

DTM....................    Real estate
                           information
                   BRAZIL

Grupo RBS..............    National news and
                           other content

Carta Capital..........    Financial and
                           business
                           information and
                           other content

Casseta & Planeta......    Entertainment
                           information other
                           content

Grupo Jayme Camara.....    News and other
                           content

Diario do Grande ABC...    News

Correio Braziliense....    News and content
                           relating to the
                           city of Brasilia

Liberal................    News and content
                           relating to the
                           city of Belem

Grupo Rede Gazeta......    News and content
                           relating to the
                           city of Vitoria

Correio da Paraiba.....    News and content
                           relating to the
                           city of Joao
                           Pessoa

Grupo A Tribuna........    News and content
                           relating to the
                           city of Santos

                   MEXICO

Grupo Reforma..........    Local and national
                           news, sports and
                           entertainment
                           information,
                           interactive
                           content such as
                           "celebrity chats",
                           online classified
                           ads, video clips
                           and other content

           U.S. HISPANIC COMMUNITY

Miami Herald...........    News and other
                           content

      Community-Generated Content. In addition to content provided by third parties, all of our portals feature community-generated content through services such as Almas Gemeas (personal ads in Brazil), LimaLimon (personal ads in Mexico), Comunidades Virtuales (virtual communities), Bolsas de Trabajo (job markets) and Encuestas (opinion polls). Community-generated content strengthens the local character of each of our portals and reinforces our strategy of providing information and services that are relevant to our users' daily lives.

REVENUES

      Advertisers have identified the Web as a means to communicate their messages in a way that is similar, and in some cases superior, to traditional media such as television, radio broadcasting and print publishing. Internet advertising can be used like traditional forms of advertising for purposes such as image creation, brand positioning and product launches. In some ways, Internet advertising is superior to traditional forms of advertising for one-on-one marketing, data gathering and market segmentation. According to Forrester Research, the Latin American market for Internet advertising will grow from US$51 million in 1999 to US$1.6 billion in 2004. The Internet advertising market in the Spanish-and Portuguese-speaking world will grow to US$1 billion by the year 2004 according to Forrester Research.

      Our portal business earns revenues principally from advertisers. Our multi-local/global portal model creates a rich variety of online products that allows us to be an attractive host to online advertisers. We host and serve advertising, and also strategically direct Internet traffic to Web sites designed, maintained or promoted on our network. We strive to be more than a seller of advertising space. Instead, we position ourselves as a solution provider with global reach, but with a strong local focus. This allows us to attract advertisers with international and local advertising needs, as well as advertisers with purely local needs. Our strategy is further reinforced by our network of sales offices. All sales offices can book advertising for any of our portals, so a Spanish advertiser interested in reaching the Mexican market can work through our office in Madrid.

      In addition, we expect that our portal business will have strong synergies with our access, e-commerce, advertising and Internet solutions businesses. We will encourage portal users to become access customers, and we will drive portal traffic to our e-commerce sites. Our e-commerce activities will in turn help us attract advertisers, who will be able to reach consumers at the exact moment they are ready to buy. We believe success in our e-commerce and advertising businesses will attract companies that seek to use our Internet solution services, such as Web design and hosting.

      We attempt to maximize our advertising revenues, which we derive principally from:

- advertising arrangements, under which we earn revenues based on a cost-per-thousand-impressions basis or a cost-per-thousand-clicks basis, or based on the number of days an advertisement is displayed,

- sponsorship arrangements, under which we earn revenues based on the number of impressions delivered or days the sponsorship is displayed, plus exclusivity fees for displaying advertisements only from our sponsor in the particular product category; we may in addition earn revenues for helping the sponsor design and customize the campaign for our users, and

- affiliation arrangements, under which we earn revenues based on actions taken by portal users, such as making purchases or downloading a file.

      We provide advertisers with a variety of different advertising options, including:

- traditional banner advertising,

- banner advertising with enhancements, such as audio,

- button advertising,

- pop-up windows,

- contextual link advertising, and

- e-mail advertising.

      Although we attract advertisers by offering a variety of competitive products, we work to retain them with excellent service. In order to provide the best service to our advertising clients, we provide advertisers with detailed and timely information on their target markets and the effectiveness of their campaigns, and with recommendations on how to improve their campaigns.

      We have built a dedicated advertising client service team that focuses on maintaining close relationships with major advertisers and leading advertising agencies throughout our core markets. This team is focused solely on selling advertising on our portal network. Our sales team is complemented by our telemarketing department, since many accounts can be more efficiently serviced by telephone and e-mail.

      Our efforts have attracted local and global advertisers such as:

-    Audi                -    Ford
-    Argentaria          -    IBM
-    Banamex             -    Intel
-    Bradesco            -    Petrobras
-    Compaq Computer     -    Saraiva
-    DaimlerChrysler     -    Unibanco
-    Dell Computer

MARKETING AND BRAND AWARENESS

      Our marketing efforts are designed to help us increase our customer base and consolidate our leadership in the Spanish and Latin American portal markets. Our marketing campaigns principally target the residential and SOHO markets, as well as advertisers and vendors. Central to our marketing efforts are the following strategies:

- actively participate in the development of portal markets in Latin America,

- continuously expand our portal customer base and achieve strong customer loyalty,

- create large communities of local portal users,

- aggressively build our TERRA and other brand names, and

- rapidly respond to market changes by introducing new products and services.

      Develop Portal Markets in Latin America. We actively participate in developing portal markets in Latin America. We conduct extensive market research in order to understand the needs of users in particular markets. We believe that people will come to associate our brands with the Internet through our efforts.

      Expand Our Portal Customer Base and Achieve Strong User Loyalty. We design our local marketing efforts to introduce the use of the Internet into the everyday lives of our potential customers. We believe that our marketing campaigns, affordable pricing, dedicated customer service and strong local presence will help us attract new customers. In addition, we actively exploit synergies between our access business and our portal business by configuring our portals as the default Web page in all of our ISP connection software.

      We plan to continue to commit substantial resources to building strong user loyalty. In order to retain existing customers, we will work to ensure that our portal services are the most competitive in the market, and we will adapt our portal offerings according to our customers' demands. We are committed to ensuring that our customers receive the information that they need every day.

      Create Large Communities of Local Portal Users. We are working to build large local communities of portal users within each of our core markets of Spain, Latin America and the U.S. Hispanic population. We believe that we will be able to attract new users to our portals with our strong local brand names, and will build on the strength of our local brand names to help make our global TERRA brand the most recognized portal brand in the Spanish- and Portuguese-speaking world. We seek to create strong communities by:

- encouraging a sense of community among users by allowing users to create and share their own content,

- creating brand loyalty with both our local and global brands, and

- improving our advertising and e-commerce offerings by using our data warehousing capabilities to profile the interest and habits of our users.

      Aggressively Build Our Brands. We believe that building our portal brands is essential to attract, retain and obtain revenue from our potential Internet user base, and we plan to aggressively build our global brand name, TERRA, as well as our local brand names OLE, INFOSEL, ZAZ and TELEFONICA NET. We use advertising to build our brands, including advertising on radio, newspapers, television, online advertising and public billboards. Through our advertising efforts, we seek to:

- introduce potential customers to our brands,

- identify our brands with the highest quality products, services and customer support, and

- build a strong media presence, which we believe should cause Internet users to identify our brands with portal services in their countries.

      Rapidly Respond to Market Changes. We believe that responding quickly to changes in the Internet market will keep our brands competitive. We plan to continue to enter into new strategic alliances with local and global content providers to introduce new products to market in the shortest amount of time. To this end, we seek to enter into alliances with global partners who can contribute state-of-the-art technologies to our operations.

INFRASTRUCTURE AND CUSTOMER SUPPORT

      We support our portal and e-commerce services with our proprietary servers. Our scalable network architecture is redundant and fully-distributed, which enables several servers to support one service. In this way, we help ensure that our customers' page views will not be interrupted upon server failure. We employ high levels of security, including hardened servers and firewalls to protect against intrusion.

      Our network architecture is structured with sets of front-end and back-end servers that handle high user traffic and large volumes of information. Our front-end servers employ load balancing systems to manage users' requests, which enables our systems to respond to user requests in less than one second. Back-end servers are grouped in high availability configuration clusters and provide critical support for information intensive applications, our content databases and storage. The following table summarizes the monthly capacity of our servers in our largest markets as of September 1999.

                                          MONTHLY
                       MONTHLY VISITS    PAGE VIEWS
                       --------------    ----------
                         (MILLIONS)      (MILLIONS)
Ole (1)..............      7.5               40
ZAZ..................      9.6              216
Infosel..............        3               27
Gaucho Net...........      0.4              1.5
Donde................      0.2              1.1
Other Chilean
  Portals(2).........      1.4                5

---------------
(1) This includes total page views for the portals we operate in Spain, Peru and Guatemala. It also includes a portion of the page views used by the portals operated by CTC Internet.

(2) Includes Ciudad Virtual, Telefonica Web (corporate web site) and other small portals in Chile.

      The various features on our portals are implemented using a combination of our proprietary software applications, software applications developed by our content providers, and software technologies developed by global leaders such as Microsoft, Netscape, Allaire, Oracle and ISOCOR. We also integrate technology from industry leaders to provide us with the ability to monitor and track traffic on our portals, demographic characteristics of our users and advertising reports. We believe that this combination of software components is more reliable and scalable than single-source solutions.

      We provide online user support through e-mail as well as Web pages with answers to frequently asked questions and general tips.

                             E-COMMERCE ACTIVITIES

      We plan to build on our strong position in the access and Spanish- and Portuguese-language portal markets to penetrate the developing e-commerce market in Spain and Latin America.

      Today, most e-commerce transactions are concentrated in a narrow range of products. These are products that require price comparison (like airline tickets) or extensive research (like purchasing a PC or PC software), or those that are standard (like books and compact disks), so that the user knows exactly the product he or she is buying. eStats expects that much of the growth in e-commerce will be in purchases of these products. According to Jupiter, a telecommunications and an e-commerce consulting firm, in 1998, sales of products over the Internet consisted of the following:

                                  1998
                              PERCENTAGE OF
                               E-COMMERCE
PRODUCT OR SERVICE               MARKET
------------------            -------------
Computer hardware and
  software..................       49%
Travel......................       23%
Books.......................       14%
Music.......................        5%
Other.......................        9%

OUR E-COMMERCE MARKET OPPORTUNITY

      We intend to play a leading role in the development of e-commerce in the Spanish-and Portuguese-speaking world. Our e-commerce strategy is based on:

- creating a selected network of partners to capture value in every part of the e-commerce chain,

- facilitating our customers' purchases in a secure and reliable Internet environment, and

- developing a complete solution that covers the entire spectrum of the e-commerce business.

      Selected Network of Partners. We plan to develop our e-commerce solutions with global and local leaders in each product category. We believe that this will enable us to extract more value from the business than being a simple e-commerce platform provider. To this end, our goal is to enter into strategic alliances and joint ventures with global and local leaders in each product category.

      For example, in the fast-growing sector of online travel, in July 1999 we created a 50/50 joint venture with Amadeus Global Travel Distribution, S.A., a global leader in the travel industry that operates a travel reservation and distribution system, to develop a Web site for travel and related services targeted at the Spanish- and Portuguese-speaking world. This Web site will provide our users with news articles and in-depth profiles and other information about travel destinations, as well as with the ability to research and purchase flights, hotels, rental cars and vacation packages in real time. We will contribute travel-related news and content to the site, and will advertise the site on our portals, while Amadeus will contribute its expertise in the travel industry and electronic distribution know-how. We have agreed to be exclusive partners for travel-related Internet services throughout the Spanish- and Portuguese-speaking world, where we each currently enjoy a strong presence. We expect to launch this Web site, which will reach 26 Spanish- and Portuguese-speaking countries, by the beginning of 2000. The joint venture will be dissolved, however, if we fail to agree to certain conditions that are specified in the agreement by December 31, 1999.

      In October 1999, we entered into an agreement with the Spanish bank La Caixa to develop a service that will allow Internet users to reserve and purchase tickets for entertainment events over the Internet. From our Spanish portal, users will be able to purchase tickets for movies, sporting events, and musical, dance and theatrical performances taking place in principal cities throughout Spain. The backbone of this service, ServiCaixa, is an automatic teller machine network already operated by La Caixa.

      We also have a network of local e-commerce partners, including:

                    SPAIN
Banco Zaragozano
(consumer bank)....    Banco Zaragozano is a
                       Spanish bank. We have
                       a strategic alliance
                       with Banco Zaragozano
                       to facilitate VISA
                       credit card payments
                       for e-commerce
                       purchases made through
                       our Spanish portal.

                   BRAZIL

TCE
(electronics)......    TCE is a Brazilian
                       retailer of
                       electronics, including
                       computers. We are the
                       exclusive e-commerce
                       partner of TCE on
                       Spanish-and
                       Portuguese-language
                       portals.

Farmacia Panvel
(pharmaceuticals)...   Farmacia Panvel is
                       southern Brazil's
                       largest pharmacy
                       chain. We are the
                       exclusive e-commerce
                       partner of Farmacia
                       Panvel on Spanish-and
                       Portuguese-language
                       portals.

Cia. Hering
(clothing).........    Cia. Hering is a
                       Brazilian manufacturer
                       of clothing. We are
                       the exclusive
                       e-commerce partner of
                       Cia. Hering on our
                       Brazilian portal.

Se Supermercados
(grocery)..........    Se Supermercados is a
                       leading supermarket in
                       metropolitan Sao
                       Paulo. We are the
                       exclusive e-commerce
                       partner of Se
                       Supermercados on
                       Spanish- and
                       Portuguese-language
                       portals.

                   MEXICO

Mexicana de
Aviacion
(travel)...........    Mexicana de Aviacion
                       is a leading Mexican
                       airline. We provide
                       our portal users with
                       a "virtual counter"
                       through which they can
                       make reservations and
                       purchase tickets.

TravelNet
(travel)...........    TravelNet provides
                       travel itineraries and
                       packages online. We
                       are the exclusive
                       e-commerce partner of
                       TravelNet on Spanish-
                       and
                       Portuguese-language
                       portals.

      Facilitating Purchases in a Secure and Reliable Environment. We design our e-commerce solutions to make Internet shopping easier for our customers and to reduce their concerns about the security of Web-based purchases. We plan to introduce a search tool that will enable our Spanish and Latin American customers to input desired criteria, such as type of product, price and other characteristics, in order to search the databases of participating e-commerce stores to find their goods. In addition, we assist our customers in making large purchases online by providing access to automated financing capabilities. We work closely with companies specializing in e-commerce security to provide our customers with state-of-the-art security measures on all of our e-commerce sites.

      Developing a Complete E-Commerce Solution. We are currently building a range of e-commerce applications that will allow us to compete in all current e-commerce businesses:

- Business-to-consumer platform for small-and medium-sized enterprises. We plan to develop a complete business-to-consumer e-commerce platform that will enable small-and medium-sized enterprises, or SMEs, to sell their products on the Internet. This platform will:

      -- provide vendors with e-commerce infrastructure, including hosting and Web-design services,

      -- support the consumer's purchase decisions though directories, search engines, advertising and product aggregation,

      -- assist in closing the transaction, and arranging for payment and delivery of the product, and

      -- facilitate the vendor's post-sale services and support.

- Consumer-to-consumer e-commerce. Through Teknoland Corp., we offer an online auction site in Spain named Subasta2. Subasta2 had approximately 2,500 registered users in September 1999 who can buy and sell products directly from and to one another. In order to facilitate these online transactions, we organize the products being offered on Subasta2 into 17 categories, including antiques, art, arts and crafts, cars, sporting goods, home, computers, games, books, music and clothes. We periodically update these categories based on our users' needs. In addition, the service allows users to search for particular items that are being offered and provides a database with user-generated information about users that have auctioned goods on Subasta2 in the past. The information in this database is provided by other users and is updated after every auction is completed. Registered users are able to access customer support via e-mail or telephone. Potential buyers can access this database to get information about particular sellers.

- Business-to-business e-commerce. We also plan to develop business-to-business e-commerce solutions through alliances with leaders in this category. We have identified business-to-business e-commerce services oriented to SMEs to be an area of growth. Therefore, we intend to offer these services to SMEs, including complete e-commerce platforms, corporate Web site development and electronic shopping mall creation.

  In Brazil, we work with companies like Cia. Suzano, one of Brazil's largest paper manufacturers, to create corporate extranet sites that allow business customers to view product offerings, place orders online and view past invoices. In June 1999, we launched our "Virtual Distributor" product, a standardized extranet that companies can use to publish product catalogues, store corporate customer databases and receive orders from customers.

  We also develop business-to-business e-commerce solutions and assist companies in developing extranets to connect distributors, remote sales personnel and customers in Mexico. Our leading business-to-business e-commerce service, which was launched in the second half of 1998, allows companies to connect with their corporate suppliers in order to place orders online and review invoices.

REVENUES

      We plan to derive our e-commerce revenues principally from commissions that we earn on each product or service sold on our network. The amount of commissions that we receive will depend on the agreements that we reach with our suppliers. In addition, we seek to capitalize on other revenue streams that we can earn based on our involvement in every part of the e-commerce value chain.

MARKETING AND BRAND AWARENESS

      Our marketing efforts related to our e-commerce services are designed to increase our market presence in order to become the leading Spanish- and Portuguese-language e-commerce service provider in our core markets. Through our marketing campaigns we seek to:

- grow our community of e-commerce users,

- increase the awareness of our e-commerce product and service offerings,

- enhance customer loyalty, and

- emphasize the security of online purchases effected through our portals.

      We advertise our e-commerce services in traditional media, through public promotions and at trade shows. In addition, we capitalize on our portal customer base and market our e-commerce services directly to them. We also employ advanced technology to notify our customers of special promotions offered through our services.

                             STRATEGIC INVESTMENTS

      We have investments in Internet businesses. These businesses represent a source for new opportunities for future growth and creation of shareholder value. We intend to apply our existing commercial and technological knowledge to maximize value creation in new ventures by actively participating in their operation, and by contributing personnel and technology resources. In addition to our individual investments, we plan to partner with other leading venture capital firms in order to make certain other strategic investments.

      Our investment philosophy is guided by our desire to identify Internet businesses that:

- provide us with competitive advantages,

- enable us to position ourselves as a leader in existing and new markets, and

- offer the potential for attractive returns on our investments.

      Teknoland Corp. We own 25% of Teknoland Corp., a Spanish company, with an option to acquire another 26%, as described under "The Company". Founded in February 1995, Teknoland Corp. is a developer of online services and interactive products. Teknoland Corp. operates through the following divisions:

- Teknoland Real Time Team -- Teknoland RTT is a leading e-consultant that develops online products and services for local and multinational corporations throughout Spain. Teknoland RTT's services have been used by Renault, Argentaria, Ericsson, Barclays and Telefonica, S.A.

- Teknoland Thinkbiz -- Teknoland Thinkbiz provides packaged Internet solutions to SOHO professionals, which are then distributed through us.

- Subasta2 -- Subasta2 is Spain's first and leading consumer-to-consumer e-commerce site, with approximately 2,500 registered users in September 1999.

- COMMM.com -- COMMM.com is a Spanish virtual community created in May 1998 and currently serves more than 131,500 users.

      Teknoland Corp. helps companies develop online services and interactive products, which include:

- online advertising campaigns

- IP application development targeted at the business market

- virtual communities

- online stores (through Teknotienda)

- financial services

- employment listings

- consumer-to-consumer e-commerce

- interactive TV

      Ifigenia Plus, S.L. We currently own 10% of Ifigenia, a Spanish company, and plan to increase our stake to 40%. Ifigenia develops and provides digital content on topics including Spanish education, culture, art, entertainment and tourism.

                                OTHER ACTIVITIES

      In addition to providing Internet access and operating a portal in Mexico, Infosel provides a financial information service, Infosel Financiero, and also operates an electronic trading system that facilitates fixed-income trading activity between banks and brokerages in Mexico.

      Infosel Financiero, launched in 1990, provides real-time stock prices, stock indexes, financial news and trend analysis to market professionals in Mexico and New York, competing with services such as Reuters and Bloomberg. This service accounted for 53% of Infosel's 1998 revenues.

      Infosel operates LINCE, a proprietary electronic trading network for fixed-income securities. LINCE's participants are primarily banks and brokerages in Mexico. LINCE participants input to the network prices and quantities of fixed-income securities that they want to sell or buy. These orders are visible to other LINCE participants, who can accept the sell or buy order over the network. Transactions executed over the LINCE network are settled through customary mechanisms not involving Infosel, and Infosel does not hold participants' funds. Fees generated by LINCE accounted for 9% of Infosel's 1998 revenues.

      Infosel has entered into a memorandum of understanding with Remate Electronico S.A. de C.V., the Mexican affiliate of Cantor Fitzgerald, a U.S. interdealer broker. Under this MOU, Infosel and Remate Electronico have agreed to combine their Mexican electronic trading operations. Infosel will provide and maintain the LINCE hardware and technology, and will provide technical support. Infosel will retain ownership of the LINCE technology along with the LINCE trademark. Infosel will have the exclusive right to distribute transaction information through its financial information service.

      Remate Electronico will manage the venture and control the customer relationships, and initially will own the venture, although the legal form of the venture has not been determined. Remate Electronico will be entitled to all revenues earned by the venture. Infosel will earn a technology license fee equal to 20% of these revenues. A portion of this license fee will be paid to Infosel in the form of shares in the venture until Infosel's ownership interest in the venture equals 20%.

                   OUR RELATIONSHIP WITH THE TELEFONICA GROUP

      We are the company through which the Telefonica Group will develop:

- Internet access services for residential and SOHO customers,

- Internet portals and the full range of services that can be provided through Internet portals, such as news shopping and online chat,

- online advertising and marketing solutions, and

- e-commerce activities.

      We expect to generate significant future growth opportunities by building on our relationship with the Telefonica Group, and we plan to continue to do so by capitalizing on our access to Telefonica's:

- telecommunications and infrastructure assets in Spain and Latin America,

- global and local media assets,

- customer relationships throughout Spain and Latin America across a variety of access media,

- research and development capabilities for the development of new communication technologies and value-added services,

- access to leading content-providers and e-commerce companies, and

- strong presence and reputation in the capital markets.

      Please see "Relationship between Terra Networks and the Telefonica Group".

TELEFONICA'S CUSTOMER BASE

      The Telefonica Group serves more than 54 million customers in Spain and Latin America across a wide range of distribution platforms, including:

- 37.5 million fixed-line telephony customers,

- 14.4 million wireless and mobile communications customers, and

- 2.3 million cable and satellite television customers.

      Although most users today access the Internet through a dial-up connection over the public switched telephone network, we believe that IP distribution platforms will continue to evolve in the future. We believe that Internet users will increasingly access Internet content through their mobile telephones, personal digital assistants and other platforms. Our access to the Telefonica Group's customers who are already using these future IP platforms will enable us to respond quickly to new technological developments. In order to take full advantage of the anticipated proliferation in IP access media, we expect to enter into marketing alliances with other Telefonica Group companies in order to cross-sell our services.

TELEFONICA'S TELECOMMUNICATIONS AND INFRASTRUCTURE ASSETS

     The Telefonica Group's telecommunications and infrastructure assets in Spain and Latin America include:

                                                            1998
                                                         POPULATION
                                                         OF SERVICE
                                                            AREA
COMPANY                                       COUNTRY    (MILLIONS)          SERVICES PROVIDED
-------                                       -------    ----------          -----------------
Telefonica de Espana, S.A. ...............     Spain        39        Basic telephony, long distance
                                                                      services, public telephony and
                                                                      leasing and sale of equipment
                                                                      and terminals
Telefonica Servicios Moviles, S.A.........     Spain        39        Mobile telephony

                                                            1998
                                                         POPULATION
                                                         OF SERVICE
                                                            AREA
COMPANY                                       COUNTRY    (MILLIONS)          SERVICES PROVIDED
-------                                       -------    ----------          -----------------
Telefonica Data, S.A. ....................     Spain        39        Paging and data transmission
Compania de Telecomunicaciones de Chile,
  S.A. ...................................     Chile        14.8      Basic telephony, long distance
                                                                      services, public telephony,
                                                                      mobile telephony, leasing and
                                                                      sale of equipment and
                                                                      terminals, cable television,
                                                                      paging and data transmission
Telefonica de Argentina, S.A. ............   Argentina      16.9      Basic telephony, long distance
                                                                      services, mobile telephony,
                                                                      paging, yellow pages, and
                                                                      value-added services
Telefonica del Peru, S.A. ................     Peru         26.1      Basic telephony, long distance
                                                                      services, mobile telephony,
                                                                      paging, cable television, data
                                                                      transmission and yellow pages
Companhia Riograndense de Telecomunicacoes
  S.A. ...................................    Brazil         9.5      Basic telephony, leasing of
                                                                      data transmission lines and
                                                                      value-added services
Celular Companhia Riograndense de
  Telecomunicacoes........................    Brazil         9.5      Cellular telephony
Telesp Participacoes S.A. ................    Brazil        34.1      Basic telephony, public
                                                                      telephony, data transmission,
                                                                      value-added services, telephone
                                                                      directories and 900 service
Tele Sudeste Celular Participacoes
  S.A. ...................................    Brazil        16.6      Cellular telephony
Tele Leste Celular Participacoes S.A. ....    Brazil        14.5      Cellular telephony
Telesp Celular Participacoes S.A. ........    Brazil        34.1      Cellular telephony
Telefonica El Salvador, S.A. .............  El Salvador      5.8      Comprehensive
                                                                      telecommunications services
Telefonica de Centroamerica S.A. .........   Guatemala      12.0      Comprehensive
                                                                      telecommunications services
Tele-Escucha, S.A. .......................   Guatemala      12.0      Radio paging services
Telefonica Larga Distancia de Puerto Rico,
  Inc. ...................................  Puerto Rico      3.8      Long-distance services

TELEFONICA'S MEDIA ASSETS

     The Telefonica Group's media assets in Spain and Latin America include:

                                                            1998
                                                         POPULATION
                                                         OF SERVICE
                                                            AREA
COMPANY                                       COUNTRY    (MILLIONS)          SERVICES PROVIDED
-------                                       -------    ----------          -----------------
Telefonica Media, S.A. ...................     Spain        39        Holding company for Telefonica
                                                                      media assets in Spain
Gestora de Medios Audiovisuales Futbol,
  S.A. ...................................     Spain        39        Sports rights, mainly Spanish
                                                                      soccer
Telefonica Servicios Audiovisuales,
  S.A. ...................................     Spain        39        Satellite uplink and television
                                                                      production infrastructure
Uniprex, S.A. ............................     Spain        39        Radio stations
Metropolis-Intercom.......................     Chile        14.8      Cable television
Telefonica Multimedia de Peru (Cable
  Magico).................................     Peru         26.1      Cable television

     In addition, the Telefonica Group has interests in the following media companies:

                                                            1998
                                                         POPULATION
                                                         OF SERVICE
                                                            AREA
COMPANY                                       COUNTRY    (MILLIONS)          SERVICES PROVIDED
-------                                       -------    ----------          -----------------
Antena 3 TV, S.A..........................     Spain        39        Free television and, in the
                                                                      future, digital terrestrial
                                                                      television
DTS Distribuidora de Television Digital,
  S.A.....................................     Spain        39        Satellite digital pay
                                                                      television under brand Via
                                                                      Digital
Lolafilms, S.A............................     Spain        39        Movie production
Atlantida Comunicaciones..................   Argentina      16.9      Free television, radio stations
                                                                      and publishing
Cablevision...............................   Argentina      16.9      Cable television
Torneos y Competencias....................   Argentina      16.9      Free television and sports
                                                                      rights

                                  COMPETITION

      The Spanish, Latin American and U.S. Hispanic markets for Internet access, portal services and e-commerce are extremely competitive. These markets are new and rapidly evolving, and barriers to entry are relatively insubstantial. We expect that intense competition in these areas will increase as:

- the number of strategic alliances among our competitors continues to grow,

- Internet use in Spain and Latin America continues to grow,

- technological developments introduce new platforms for Internet access, and

- an increased number of global and local companies enter these markets.

      Increased competition could result in:

- loss of users,

- loss of market share,

- reduced page views,

- price reductions and lower profit margins, and

- lower advertising rates.

      Any one of these could materially and adversely affect our business, financial condition and results of operations.

ACCESS SERVICES

      We believe that the ability to compete successfully in the Internet access market in Spain, Latin America and the U.S. Hispanic community depends on a number of factors including:

- strength of local brand names,

- speed and reliability of technology infrastructure,

- quality of customer support, and

- the availability of financial resources to support our growth strategy.

      In Spain, we compete primarily with full-service telecommunications operators that offer Internet access services, and in Latin America we compete with local as well as global ISPs. In the U.S., we will compete with both local full-service telecommunications operators and local ISPs. Our principal competitors include:

COUNTRY               ACCESS PROVIDER
-------               ---------------
Spain..........  Retevision, BT, Uni 2
Brazil.........  America Online, Universo
                 Online, Microsoft
Mexico.........  Microsoft/Telmex, PSI
Peru...........  RCP, Telematic, Dnet,
                 Computextos
Chile..........  ENTEL, ChileSat, FirstCom,
                 VTR Internet
United
  States.......  America Online, Microsoft,
                 Earthlink, AT&T

      Some of these competitors may have longer operating histories and greater name recognition in some markets, and may make more attractive offers to companies to distribute their products.

      We believe that we are in a good position to compete with each of these types of competitors. We believe that we have competitive advantages based upon our extensive technology infrastructure, strong local brand names and dedicated customer support. We plan to continue to focus on our ability to provide state-of-the-art technology to our customers in order to provide them with faster and more reliable Internet connections, and to strengthen our local brands.

PORTAL SERVICES

      We believe that our ability to compete successfully in the portal services market in Spain, Latin America and the U.S. Hispanic community depends on several factors, including:

- quality of customer experience on the portal site,

- quantity and quality of content provided on the portal site, including its relevance to local customers and how often it is updated,

- exclusivity of content and services,

- brand recognition, and

- customer service.

      We compete with established global portal service providers that offer general content in Spanish and Portuguese, including:

- Yahoo! Espana,

- Yahoo! Brazil, and

- America Online Brazil.

      We also compete with strong local portal service providers that target particular countries, such as:

- Uni2, Retevision and Airtel (Spain),

- Quepasa (United States), and

- Universo Online (Brazil).

      In addition, we compete with a number of portal service providers that use a pan-regional approach, including:

- StarMedia (Mexico, Brazil, Uruguay and Chile),

- Yupi (Spain, United States, Mexico and Chile),

- El Sitio (Argentina and Brazil),

- Lycos (Mexico and Brazil),

- Microsoft (Mexico and Brazil), and

- Yahoo! en espanol (Latin America).

      Many of these competitors, as well as a number of potential new competitors, may have longer operating histories in the portal services market, greater name recognition in some markets and greater financial and technological resources. These competitors may be able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to content providers in order to enter into exclusive arrangements with them.

      We also compete with traditional forms of media like newspapers, magazines, radio and television for customers, advertisers and advertising revenue. If advertisers perceive the Internet or our portals to be a limited or an ineffective advertising medium, they may be reluctant to devote a portion of their advertising budget to Internet advertising or to advertising on our portals.

      We believe, however, that we are in a good position to compete with these portal service providers. Our competitive advantages include:

- strong presence in our key markets,

- our multi-local/global approach to content,

- extensive relationships with local and global partners and content providers,

- our strong local brand names,

- in-depth understanding of local markets and customer needs, and

- dedicated customer support.

We plan to continue to enhance our ability to provide varied, exclusive content and interactive services and to build on the strength of our local brands to increase the value of our global portal brand.

E-COMMERCE SERVICES

      We believe that our ability to compete successfully in the business-to-consumer, consumer-to-consumer and business-to-business e-commerce markets in Spain, Latin America and the U.S. Hispanic community depends on several factors, including:

- customer confidence relating to the security of Web-based purchases,

- quality and variety of product offerings by industry leaders, and

- end-to-end services, from providing vendors with e-commerce infrastructure to facilitate post-sale service and support to vendor and consumer.

      We compete with global e-commerce providers such as Barnesandnoble.com and Outpost. Many of our competitors may have greater name recognition in some markets, adopt more aggressive advertising pricing policies and be able to enter into more attractive partnerships with leading product suppliers.

                             GOVERNMENT REGULATION

      To date, regulations have not materially restricted use of the Internet in our markets. However, the legal and regulatory environment that pertains to the Internet is uncertain and may change. New laws and regulations may be adopted. Existing laws may be applied to the Internet and new forms of e-commerce. Uncertainty and new regulations could increase our costs and prevent us from delivering our products and services over the Internet. It could also slow the growth of the Internet significantly. This could delay growth in demand for our network and limit the growth of our revenues. New and existing laws may cover issues like:

- sales and other taxes,

- user privacy,

- pricing controls,

- characteristics and quality of products and services,

- consumer protection,

- cross-border restrictions,

- libel and defamation,

- copyright, trademark and patent infringement,

- pornography, and

- other claims based on the nature and content of Internet materials.

SPANISH REGULATION

      The basic Spanish law governing telecommunication services (including the ISP business) is Law 11/1998, of April 24, on Telecommunications ("Law 11/1998"), as further developed by Royal Decree 1652/1998, of July 24, and Order dated September 22, 1998. This regulatory framework regulates licenses and authorizations for the provision of telecommunication services and the establishment and development of telecommunication networks.

      Under Law 11/1998 and related regulations, entities providing, establishing or developing value added telecommunication services in the form of ISP services must apply for a "Type C General Authorization" and be registered with a special official registry maintained by the Telecommunications Market Commission (Comision del Mercado de las Telecomunicaciones, hereinafter "CMT"). Every ten years after registration, any holder of a Type C General Authorization must notify the CMT whether or not it intends to continue rendering the relevant authorized services. The lack of such notification would cause registration to be revoked. As a general matter, Type C General Authorizations may also be revoked if the holder ceases to render the relevant authorized services or if applicable regulations are breached by the holder of such license.

      Consumer Protection. Spanish general laws and regulations on consumer protection, contract conditions, competition and advertising generally apply to portal and electronic commerce services, as well as to Internet content, to the same extent they would apply to any provider of services to consumers in Spain unrelated to the Internet.

      EU and Privacy. Given the global nature of the Internet and the possibilities for developing electronic commerce activities, as well as the need for uniformity with respect to relevant regulations in different jurisdictions, the European Commission is currently involved in developing directives relating to digital services and the legal aspects of electronic commerce within the EU.

      EU Directive 95/46/EC of October 24, 1995 regulates consumer privacy which may involve the automated processing of personal information or inclusion of such data in a database. The processing of personal data must be carried out with consent or be necessary for the performance of a contract among other things. The EU Directive, however, permits, under certain circumstances, that personal data be used or disclosed to a third party in the context of legitimate ordinary business activities or for the purposes of commercial marketing. Spain has adopted legislation implementing the standard's required by this directive.

      Prices for Internet access paid by consumers are determined in Spain by the Internet access providers like us. Some Internet service providers offer these services free of charge, while others charge fees to be paid usually on an annual, bi-annual, quarterly or monthly basis. Holders of general authorizations, such as the Type C General Authorization we have, are required to pay an annual tariff to the Spanish State based on the relevant licensee's gross operating income. Such annual tariff is determined on a yearly basis, with a cap of 0.2% of gross operating income. In 1999, the rate was fixed at 0.15% thereof.

      Other than VAT, there are no specific taxes levied on ISP, portal or electronic commerce services in Spain.

LOCAL REGULATION

      Discussed below is a brief summary of the laws and regulations applicable to our Latin American operations.

      Brazilian Regulation. The Brazilian House of Representatives is currently considering a law governing e-commerce that will, among other things, subject Internet service providers to civil and criminal sanctions if they knowingly provide services that allow illegal goods or services to be sold on the Internet. This bill would also require Internet service providers to keep confidential all non-public information that was transmitted or stored on its network, unless a court orders that such information may be disclosed. Furthermore, the Brazilian National Telecommunications Agency is considering regulating the ability of Internet service providers to use cable networks to provide Internet access.

      Mexican Regulation. The Federal Telecommunications Commission in Mexico requires that providers of value added services must register these services with the Telecommunications Commission prior to offering them to the public. If a provider of value added services does not register each service with the Commission, the Commission can impose a de minimis fine. The registration with the Commission of certain valued added services is pending. We plan to register all of our services with the Commission in the near future. Although we offer a number of value added services in Mexico, we currently have registered only one of those services with the Commission. We are in the process of registering all of our services with the Commission.

      Argentine Regulation. Under Argentine law, the Argentine National Government does not regulate or control the information available on the Internet, and does not intervene in the production, creation or transmission of the information available through the Internet. However, Argentine laws and regulations on consumer protection, contract, competition and advertising generally apply to portal and electronic commerce service providers in the same way as they would apply to any provider of services to consumers in Argentina. In addition, the Argentine Constitution protects a person's right to know the information that any public or private database contains about him or her, and grants that person the right to demand that that information be changed or removed from the database if that information is false or discriminatory.

      Peruvian Regulation. A provider of value added services, such as us, must register with the Ministry of Transports, Communications, Housing and Construction. This registration may be cancelled if provision of a value added service causes harmful interference to the network over which it operates.

      General laws and regulations on consumer protection, contract, competition, copyright and advertising apply to portal and electronic commerce service providers in the same way that they would apply to any other provider of goods or services.

      Chilean Regulation. Chilean law regulates consumer privacy with respect to automated processing of personal information or the inclusion of such information in a database. An entity can process personal information only if the statute authorizes it or if the person provides consent to use that personal information. Chilean law permits an entity to use personal data without consent under limited circumstances, such as information obtained from public sources.

      Guatemalan Regulation. In order to operate an ISP business a company must be registered as an Operator of Commercial Telecommunications Network at the Telecommunications Registry of the Telecommunications Superintendant. There is no legal requirement to renew such registration.

      Guatemalan laws and regulations on consumer protection, contract, competition and advertising, generally apply to portal and electronic commerce service providers in the same form as they would apply to any provider of services to consumers in Guatemala.

      The Guatemalan Constitution guarantees the privacy of a person's correspondence, phone, radio or cable communications and any other products of modern technology, and has been interpreted to protect a person's right to privacy in connection with automated processing of personal information or the inclusion of such information in a database.

      United States Regulation. The Federal Trade Commission recently issued a rule that governs the online collection of personal data from children under the age of 13, including a requirement to obtain parental consent to collect, disclose and use that information.

                  INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

      We rely on trademark and copyright law, trade secret protection and confidentiality and/or license agreements with our employees, customers, partners and others to protect our intellectual property rights. Despite our precautions, it may be possible for third parties to obtain and use our intellectual property without authorization. Furthermore, the validity, enforceability and scope of protection of intellectual property in Internet-related industries is uncertain and still evolving. The laws of some foreign countries do not protect intellectual property to the same extent as do the laws of the United States.

      We pursue the registration of our trademarks in the United States, Spain and Latin America. We believe that we will be able to secure adequate protection for our trademarks in the United States and other countries.

      We are in the process of registering the TERRA mark in the countries where we operate. We currently hold trademark registrations for OLE in Spain and abroad and INFOSEL in Mexico, and we have applied for registration of the ZAZ trademark in Brazil. We hold trademarks and registrations for these marks in some other countries as well. Policing unauthorized use of our marks is also difficult and expensive. In addition, it is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion.

      We actively seek to protect our marks against similar and confusing marks of third parties by:

- using a watch service that identifies applications to register trademarks,

- filing oppositions to third parties' applications for trademarks, and

- bringing lawsuits against infringers.

      Trademark infringement actions may be time-consuming and expensive. Our inability to effectively protect our trademarks and service marks would have a material adverse effect on our business, financial condition and results of operations.

      Many parties are actively developing chat, home page, search and related Web technologies. We expect these developers to continue to take steps to protect these technologies, including seeking patent protection. There may be patents issued or pending that are held by others and that cover significant parts of our technology, business methods or services. For example, we are aware that a number of patents have been issued in the areas of e-commerce, Web-based information indexing and retrieval and online direct marketing. Disputes over rights to these technologies are likely to arise in the future. We cannot be certain that our products do not or will not infringe valid patents, copyrights or other intellectual property rights held by third parties. We may be subject to legal proceedings and claims from time to time relating to the intellectual property of others in the ordinary course of our business. In the event that we determine that licensing this intellectual property is appropriate, we may not be able to obtain a license on reasonable terms or at all. We may also incur substantial expenses in defending against third-party infringement claims, regardless of the merit of these claims. Successful infringement claims against us may result in substantial monetary liability or may prevent us from conducting all or a part of our business.

      We also intend to continue to license technology from third parties, including our Web-server and encryption technology. The market is evolving and we may need to license additional technologies to remain competitive. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our services. Our inability to obtain any of these licenses could delay product and service development until alternative technologies can be identified, licensed and integrated.

                                   EMPLOYEES

      As of August 31, 1999, we had 928 full-time employees, of whom approximately 106 worked in sales, 51 in editorial, 86 in marketing, 450 in product and technology (including customer help desk staff) and 235 in finance and administration. From time to time, we employ independent contractors to support our research and development, marketing, sales and editorial departments. None of our personnel is represented under collective bargaining agreements. We consider our relations with our employees to be good.

                                   FACILITIES

      Our principal executive offices are located in approximately 3,000 square meters of office space in Madrid, under a lease that expires in May 2002. We also lease office space in:

- Sao Paulo, Porto Alegre and more than 100 other locations throughout Brazil,

- Monterrey, Mexico City, Guadalajara and more than 43 other locations throughout Mexico,

- Bogota, Colombia,

- Santiago and Concepcion, Chile,

- Lima, Peru,

- Buenos Aires and Cordoba, Argentina, and

- New York City and Miami, United States.

                               LEGAL PROCEEDINGS

      There are no material legal proceedings pending or, to our knowledge, threatened against us, except as noted below.

      Certain minority shareholders of Compania de Telecomunicaciones de Chile, S.A. (CTC), previously the operator of our Chilean business, have asked for an explanation of the terms of the transaction in which we acquired this business. CTC intends to hold a shareholders' meeting in November 1999 in order to respond to this request. We believe that this transaction was properly effected in accordance with Chilean law. However, we cannot predict whether these minority shareholders will attempt to annul the transaction or seek damages from us as a result of the transaction. If these minority shareholders were to take actions like these, the current political situation involving Chile and Spain makes it difficult for us to predict the outcome of any proceedings relating to this matter.

      On May 5, 1999, the Spanish Telecommunications Commission instituted an administrative proceeding against our subsidiary Telefonica Servicios y Contenidos por la Red S.A. (TSCR) alleging anti-competitive behavior in connection with a multimedia package that TSCR distributed. TSCR responded to the claim in June 1999, and is awaiting final resolution. We do not believe that an adverse resolution of this claim would materially affect our business.

      A claim has been filed against Telefonica S.A. and TSCR with the Telecommunications Commission asserting that Telefonica and TSCR abused their market position to the detriment of their competitors in connection with initiation of free Internet access. Although no assurance can be given, we believe that we will prevail in respect of this claim. Nevertheless, we do not believe that an adverse resolution of this claim would materially affect our business.

      The Spanish Agency of Data Protection instituted a proceeding against TSCR on July 10, 1999. This claim states that TSCR wrongfully required subscribers to provide certain financial information. We do not believe that an adverse resolution of this claim would materially affect our business.

      Time Warner and Ole are engaged in a legal proceeding to resolve a trademark dispute concerning the Ole trademark registered by us and the Mundo Ole trademark registered by Time Warner. This proceeding is in its initial stages. We do not believe, however, that an adverse resolution of this claim would materially affect our business.

      We have entered into an agreement with Telefonica Data Espana, S.A. covering the traffic-inducement fees that Telefonica Data will pay us, as described under "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Revenues". The Spanish Telecommunications Market Commission is currently examining this commercial relationship. We cannot predict the outcome of this examination.

                                   MANAGEMENT

                               BOARD OF DIRECTORS

      Under Spanish corporate law, the board of directors is responsible for management, administration and representation in all matters concerning our business, subject to the provisions of the by-laws (estatutos sociales) and resolutions adopted at general shareholders' meetings. We will endeavor to appoint a majority of the members of the board of directors from outside of the company, including representatives of the significant shareholders and independent directors. Under the Codigo de Buen Gobierno (Code of Good Corporate Governance) of the CNMV the following persons would not be considered independent directors: persons who have had a significant commercial or business relationship with the company or have been officers of the company during the two years prior to the date of appointment or have family links with the company or with the members of the board of directors.

      Directors are elected by our shareholders to serve a five-year term. A director may be re-elected to serve for an unlimited number of terms. If a director does not serve out his or her entire term, the board of directors may fill the vacancy by appointing a shareholder as a replacement director to serve until the next general shareholders' meeting, when the appointment may be ratified or a new director to fill the vacancy is elected or replaced. A director may resign or be removed from office by the shareholders at the general shareholders' meeting. Our by-laws provide that a majority of the members of the board (represented in person or by proxy) constitute a quorum. Resolutions of the board of directors are passed by a simple majority of the directors present or represented at a board meeting.

      Under Spanish corporate law, the board of directors may delegate its powers to an executive committee or delegate committee or to one or more managing directors (consejeros delegados). Spanish corporate law provides that resolutions appointing an executive committee or any managing director or authorizing the permanent delegation of all, or part of, the board's power require a two-thirds majority of the members of the board of directors. Certain powers provided in Spanish corporate law may not be delegated.

     Currently, the members of our board and their respective positions are as follows:

NAME                                                               POSITION         AGE
----                                                               --------         ---
Juan Villalonga Navarro.....................................  President             46
Juan Perea Saenz de Buruaga.................................  Director              36
Cesareo Alierta Izuel.......................................  Director              54
Alberto Cortina de Alcocer..................................  Director              53
Alejandro Junco de la Vega..................................  Director              51
Francisco Moreno de Alboran.................................  Director              55
Nelson P. Sirotsky..........................................  Director              46
Jose Maria Mas Millet.......................................  Secretary and         45
                                                              Director

     All of our directors were elected in 1999.

COMMITTEES OF THE BOARD

      The board has established a delegate committee, an audit committee, and a nominating and compensation committee in accordance with the recommendations set forth in the Code of Good Corporate Governance. Each of the audit committee and the nominating and compensation committee is required by board regulations to have a minimum of three and a maximum of five external directors. The following is a brief description of the committees of our board of directors.

Delegate Committee

      The delegate committee has all of the powers of the board of directors other than those non-delegable powers pursuant to Spanish corporate law.

Audit Committee

      The audit committee is responsible for supervising corporate accounting and auditing, nominating our independent auditor and verifying our compliance with the Internal Regulations of Conduct in the Securities Markets.

Nominating and Compensation Committee

      The nominating and compensation committee is responsible for nominating directors and periodically revising the board's compensation and approving any transaction with a significant shareholder.

                               EXECUTIVE OFFICERS

     Our executive officers and their respective positions are as follows:

NAME                                                                                     AGE
----                                                              POSITION               ---
Juan Perea Saenz de Buruaga...........................  Chief Executive Officer          36
Jose Antonio Sanchez Garcia...........................  Chief Operating Officer          38
Antonio de Esteban Quintana...........................  Chief Financial Officer          37
Antonio Botas.........................................  Chief Marketing Officer          36
Jose Valles...........................................  Spain Portal Manager             35
Silvia de Jesus.......................................  Brazil General Manager           45
Ines Maria Leopoldo...................................  Argentina General Manager        41
Arturo Galvan.........................................  Mexico General Manager           37
Rainer Spitzer........................................  Peru General Manager             39
Jorge Martina Aste....................................  Chile General Manager            39
Rolando Rosito Solares................................  Guatemala General Manager        32
Fernando Prieto.......................................  General Manager in the United    35
                                                        States

     All of our executive officers were appointed in 1999 and serve at the discretion of the board of directors.

                                  BIOGRAPHIES

      JUAN VILLALONGA NAVARRO serves as president of our board of directors. From 1996 until the present, Mr. Villalonga has served as the chairman and chief executive officer of Telefonica, S.A. Until 1996, Mr. Villalonga headed the activities of Bankers Trust in Spain and Portugal and was responsible for the supervision of the bank's European investments in unlisted companies.

      JUAN PEREA SAENZ DE BURUAGA serves as our chief executive officer and as a director. He is also the president of the board of directors of our subsidiary Ole. From 1997 until 1998, Mr. Perea served as managing director of Telefonica International, S.A., and served as director of corporate planning from 1996 until 1997. From 1995 until 1996, he was a vice president of Bankers Trust Espana. From 1992 until 1995, Mr. Perea held various management positions at Credit Suisse First Boston. Since 1998, Mr. Perea has also served on the board of directors of MCI Worldcom.

      CESAREO ALIERTA IZUEL serves as a director. Since 1994, Mr. Alierta has served as president of Barnsley, S.A., an investment firm. Mr. Alierta also serves on the board of directors of Telefonica, S.A. and Telefonica Internacional, S.A.

      ALBERTO CORTINA DE ALCOCER serves as a director. From 1997 until the present, Mr. Cortina served as chief executive officer of Banco Zaragozano. He also serves on the board of directors of Telefonica, S.A., Telefonica Internacional, S.A., Telefonica Publicidad e Informacion, S.A., Cointel, S.A., Parzara, S.A., A.C. Hoteles, and Autopista Vasco-Aragonesa C.E.S.A.

      ALEJANDRO JUNCO DE LA VEGA serves as a director. Mr. Junco de la Vega is president of Grupo Reforma. He is also the president of Editora El Sol, and since 1970 has served in various positions at Editora El Sol.

      FRANCISCO MORENO DE ALBORAN serves as a director. From 1973 until the present, Mr. Alboran has served in various positions at McKinsey & Co., and presently serves as president of McKinsey's Spanish organization and on its board of directors. Mr. Alboran is also a member of the board of directors of Circulo de Empresarios.

      NELSON P. SIROTSKY serves as a director. From 1985 to the present, he has served as chief executive officer of Grupo RBS. Since 1993 he has served on the boards of directors of Televisao Gaucha S.A. and RBS Participacoes S.A., and since 1995 he has served on the board of directors of Zero Hora Editora Jornalistica, S.A. and Radio Gaucha S.A.

      JOSE MARIA MAS MILLET serves as a director. From 1997 until the present, Mr. Mas has served as secretary of Telefonica, S.A. and as secretary of its board of directors. Prior to 1997, Mr. Mas practiced law in Spain. Since 1996, he has served on the board of directors of Caja de Ahorros de Valencia, Castellon y Alicante.

      JOSE ANTONIO SANCHEZ GARCIA serves as our chief operating officer. From 1998 until 1999, Mr. Sanchez served as director of communications for Telefonica, S.A., and from 1997 until 1998, he served as executive vice president of communications. From 1994 until 1997, Mr. Sanchez served as Secretary to the Board of Directors of Asesores 2000.

      ANTONIO DE ESTEBAN QUINTANA serves as our chief financial officer. From 1998 until 1999, Mr. de Esteban served as director of sales for Spain and Portugal for Barclays Capital. From 1993 until 1998, he served as director of sales for derivatives products at Bankers Trust International PLC, where he was named managing director in 1997.

      ANTONIO BOTAS serves as our chief marketing officer. From 1997 until September of 1999 Mr. Botas served as director and general manager of DoubleClick Iberoamerica. From 1995 until 1997 Mr. Botas served in a number of executive positions at Telefonica Publicidad e Informacion S.A. including director of marketing. From 1994 through 1995 Mr. Botas served as director of research and communication of the Royal Life Insurance Company.

      JOSE VALLES serves as our Spain portal manager. From 1994 until 1997 Mr. Valles was general manager and founder Xarxa Cinter S.A. In addition, Mr. Valles was founder and a principal shareholder of Ole.

      SILVIA DE JESUS serves as the general manager of ZAZ. From 1996 until 1999, Ms. de Jesus served as the chief executive officer of Nutec Informatica S.A., and from 1994 until 1996, served as the technology and communications director for Grupo RBS.

      INES MARIA LEOPOLDO serves as our general manager in Argentina. From 1997 until 1999, Ms. Leopoldo served as systems and new media manager of S.A. La Nacion, a national Argentine newspaper. From 1993 until 1997, she served as director of business development for Telecom Argentina. Ms. Leopoldo served on the Board of Directors of Portfolio Personal S.A., the majority shareholder of S.A. La Nacion, in 1999.

      ARTURO GALVAN serves as the general manager of Infosel. From 1988 until 1999, Mr. Galvan served as chief executive officer of Informacion Selectiva, S.A. de C.V. (Infosel).

      RAINER SPITZER serves as our general manager in Peru. From 1998 until 1999, Mr. Spitzer served in various management positions for companies in the Telefonica

Group. From 1994 until 1998, he served in various management positions for Cantec, a telecommunications company, and served on its board of directors from 1997 until 1998.

      JORGE MARTINA ASTE serves the general manager of CTC Internet. From 1998 until 1999, Mr. Martina served as chief executive officer of CTC Internet, S.A. From 1996 until 1998, he served in various positions, including chief executive officer of Metropolis -- Intercom, and from 1994 until 1995 served as chief financial officer for Intercom, S.A.

      ROLANDO ROSITO SOLARES serves as our general manager in Guatemala. From 1996 until 1999, Mr. Rosito served in several executive positions at Infovia, S.A., including director of marketing and sales. From 1993 until 1996, Mr. Rosito served as general manager of Proteccion Electronica, S.A.

      FERNANDO PRIETO serves as our U.S.A. general manager. From 1995 through 1999 Mr. Prieto served in several executive positions at Infosel including director of online services and marketing and sales director of information services.

                                  COMPENSATION

      We have not completed a full fiscal year. On a pro forma basis for the six months ended June 30, 1999, the total amount of compensation paid to all of our directors and officers for services in all capacities was E830 thousand.

                           EMPLOYEE STOCK OPTION PLAN

      In August 1999 we established an employee stock option plan that we expect will help us attract, retain and motivate talented employees. We have allocated 14 million ordinary shares for distribution under this plan, representing 5% of our capital stock on a fully diluted basis after giving effect to this offering.

      Prior to the completion of this offering, most or all of the plan shares will be transferred to one or more banks at book value. The banks will in turn grant options to us to purchase these plan shares at book value. We will be able to exercise these options in order to meet our obligations to our employees under the plan.

     The specific terms of the plan summarized below are subject to approval by our board of directors. Our plan has two types of options, Series A and Series
B. The options have the following features:

                                           SERIES A                        SERIES B
                                           --------                        --------
Total number of shares........  around 20% of the shares in     around 80% of the shares in
                                the plan                        the plan
Number of shares granted as of
  completion of this
  offering....................
Exercise price................  E2.16                           E     (equal to the per share
                                                                price in this offering)
Vesting.......................  One-third of the employee's options can be exercised each year beginning 2 years after the date the options are granted
Transferability...............  None                            None
Continuing employment
  requirement.................  None                            Employee must maintain
                                                                employment continuously from
                                                                date the option is granted
                                                                until option is exercised

                                           SERIES A                        SERIES B
                                           --------                        --------
Exercise/Terra Networks'
  settlement options..........  Upon exercise of an option, we can elect to deliver to the employee either:
                                - one ordinary share, or
                                - a cash amount equal to the then-current market price of the share, less applicable taxes

     As of the completion of this offering, our directors and executive officers
as a group will own           Series A options and           Series B options.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding beneficial ownership of our ordinary shares before and after the global offering. Please see "The Company" for a description of our agreements to issue ordinary shares to the sellers of some of our acquired businesses.

                                            SHARES BENEFICIALLY       SHARES BENEFICIALLY
                                              OWNED BEFORE THE          OWNED AFTER THE
                                              GLOBAL OFFERING           GLOBAL OFFERING
                                           ----------------------    ----------------------
NAME OF BENEFICIAL OWNER                     NUMBER       PERCENT      NUMBER       PERCENT
------------------------                     ------       -------      ------       -------
Telefonica, S.A. ........................  194,995,586     91.2%     194,995,586     69.6%(1)
Bidasoa, B.V.(2).........................           --       --       19,050,360      6.8
Former owners of Ordenamientos de Links
  Especializados S.L. (Ole)..............    4,928,000      2.3        4,928,000      1.8
Compania de Telecomunicaciones de Chile
  Transmisiones Regionales,
  S.A.(CTC)(3)...........................           --       --        3,463,702      1.2
Telefonica del Peru, S.A.A.(4)...........           --       --        2,597,776      0.9
International Discount Telecommunications
  Corp...................................           --       --        1,342,184      0.5
Former owners of Nutec Informatica S.A.
  (ZAZ)..................................           --       --          865,925      0.3
Terra Networks' Employee Stock Option
  Plan(5)................................   14,000,000      6.5       14,000,000      5.0
Public...................................           --       --       38,756,466     13.8(6)
                                           -----------     ----      -----------     ----
          Total..........................  213,923,586      100%     280,000,000      100%
                                           ===========     ====      ===========     ====
Directors and officers, as a group.......           --       --

---------------

(1) Excluding the indirect interest held through CTC and Telefonica del Peru.

(2) Formerly the owner of Infosel, our Mexican ISP and portal.

(3) Formerly the owner of our Chilean ISP and portal. Assumes full exercise of the option described under "The Company".

(4) Formerly the owner of our Peruvian ISP and portal. Assumes full exercise of the option described under "The Company".

(5) Please see "Management -- Employee Stock Option Plan".

(6) Assuming over-allotment option is exercised.

          RELATIONSHIP BETWEEN TERRA NETWORKS AND THE TELEFONICA GROUP

      We are the company through which the Telefonica Group will develop:

- Internet access services for residential and SOHO customers,

- Internet portals and the full range of services that can be provided through Internet portals,

- online solutions, including marketing and advertising solutions, and

- e-commerce activities.

      The board of Telefonica, S.A. formally resolved in August 1999 that Terra Networks would be the vehicle through which the Telefonica Group would develop the Internet activities then being undertaken by Terra Networks. At the time, these activities included the residential and SOHO access services, portals and e-commerce activities described in this prospectus. Nevertheless, other companies in the Telefonica Group may engage in activities such as e-commerce and other interactive businesses as well, and some of these may overlap with our activities. For example, regulatory constraints require some Telefonica Group companies to make their services available to our competitors. In addition, Telefonica de Argentina, S.A. (TASA), which is a full service telecommunications operator in Argentina, operates an ISP and a portal targeting the residential and SOHO markets. These activities are not at present part of Terra Networks.

      In the future, as the scope of Internet business expands to include activities that we do not currently foresee, Telefonica, S.A. may be called upon to address competitive conflicts between Terra Networks and other companies in the Telefonica Group. These conflicts would be addressed by the executive committee of the board of directors of Telefonica, S.A.

                              THE TELEFONICA GROUP

      The Telefonica Group is a diversified telecommunications and multimedia group that provides a comprehensive range of services in Spain and Latin America through one of the world's largest and most modern telecommunications networks. These services include:

- domestic and international fixed-link telephone services,

- mobile services (including cellular, private mobile radio and paging services),

- corporate communication and data transmission services,

- pay television and multimedia, and

- Internet-related services primarily through Terra Networks.

      Telefonica, S.A., through its subsidiaries, is the leading provider of fixed-link public voice telephone and mobile services in Spain. In addition, Telefonica is the largest telecommunications operator in Latin America with operations in Argentina, Brazil, Chile, El Salvador, Guatemala, Peru and Puerto Rico. Telefonica is also the leading Spanish multinational corporation.

      At December 31, 1998, Telefonica, S.A. managed companies that had over
33.5 million access lines in service, 8.4 million cellular subscribers and approximately 900,000 pay television subscribers (including 586,000 cable subscribers and 289,000 direct-to-home (DTH) satellite television subscribers). Including those companies in which Telefonica, S.A. has a minority interest, the Telefonica Group had 36.1 million access lines in service, over 10.8 million cellular subscribers and 2.4 million pay television subscribers at that date.

      Telefonica, S.A. reported 1998 consolidated net revenues of E17.5 billion and 1998 consolidated net income of E1.3 billion. At December 31, 1998, Telefonica, S.A. had consolidated assets of E49.6 billion and consolidated shareholders' equity of E13.5 billion. Equity securities of Telefonica, S.A. trade on the New York Stock Exchange and the Spanish stock exchanges.

                       ONGOING RELATIONSHIPS WITH MEMBERS
                            OF THE TELEFONICA GROUP

      We have entered into or expect to enter into a number of agreements and relationships with other members of the

Telefonica Group relating to services that these companies will provide to us and that we will provide to them. It is our policy to ensure that the terms of these arrangements are at least as favorable to us as we could obtain in an arm's-length transaction between non-affiliated parties, and, whenever possible in light of legal or regulatory constraints, that we obtain services on a preferential or most-favored-customer basis.

TRAFFIC-INDUCEMENT FEES

      We have entered into an agreement with Telefonica Data Espana, S.A. under which Telefonica Data has agreed to pay us traffic-inducement fees for usage of Telefonica Data's network generated by customers of our Spanish ISP. The contract has an initial term of one year. Total fees earned by us will be calculated from a fee schedule based on the total number of monthly minutes. Telefonica Data will be required to pay equivalent traffic-inducement fees to other ISPs in Spain. Please see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Revenues".

OTHER RELATIONSHIPS

- Telefonica Data Espana, S.A. -- we lease circuits from Telefonica Data.

- Telefonica Media, S.A. -- we obtain content from this company and are jointly pursuing interactive access through their various distribution platforms. In addition, Telefonica Media, S.A. has agreed, to the extent permitted by Spanish law, and subject to market conditions to consider us as a preferred provider of Internet access services to Telefonica Media. We will also work with Telefonica Media to provide services relating to the development of interactive television and wide-band contents.

- Telefonica Servicios Moviles, S.A. -- we will be considered by Telefonica Moviles, S.A., to the extent permitted by Spanish law, and subject to market conditions, as a preferred provider of content for its Internet related services.

- Telefonica Internacional, S.A. -- TISA is the holding company for the Telefonica Group's international assets. We rely on TISA's ability to help us identify business development opportunities, as well as help us attract strong local partners. In addition, TISA has agreed to use its best efforts to cause all Telefonica Group companies to treat us as a preferred provider of Internet access services and content, subject to market conditions.

- Telefonica Publicidad e Informacion, S.A. -- TPI publishes yellow pages directories. We will jointly pursue the development of Internet-related businesses in Spain.

- Telefonica Cable, S.A. -- we provide Telefonica Cable with a service that allows it to provide Internet access to its customers. We will earn revenues based on the number of Telefonica Cable customers who subscribe. Telefonica Cable has agreed, to the extent permitted by Spanish law and subject to market conditions, to consider us as a preferred provider of Internet related services.

- Telefonia y Finanzas, S.A. -- we obtain cash management services from this company.

- Telefonica de Espana, S.A. -- we distribute our Internet access product through Telefonica de Espana's network of stores throughout Spain.

- Estratel, S.A. -- we obtain help-desk services from this company.

CERTAIN TRANSACTIONS

      The most significant services that we purchase from other members of the Telefonica Group consist of communications and related services that we use to provide our Internet access and portal services in Spain, Peru and Chile. Expenses relating to these services amounted to E6.0 million in the first six months of 1999, E3.5 million in 1998, E790 thousand in 1997 and E244 thousand in 1996.

      We also compensate Telefonica for seconded employees, administrative services provided to us and other personnel services. Expenses relating to these services amounted to E2.2 million in the first six months of 1999 and E2.7 million in 1998.

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

                               MARKET INFORMATION

      Prior to the global offering, there was no market for the ordinary shares or ADSs. We have applied for the quotation of the ADSs on the Nasdaq National Market under the symbol "TRRA". We have applied for the listing of the ordinary shares on the Spanish stock exchanges and for the quotation of the ordinary shares through the Automated Quotation System of the Spanish stock exchanges.

                          SECURITIES TRADING IN SPAIN

      The Spanish securities market for equity securities consists of the Automated Quotation System and the four stock exchanges located in Madrid, Bilbao, Barcelona and Valencia. During 1998, the Automated Quotation System accounted for the majority of the total trading volume of equity securities on the Spanish stock exchanges.

AUTOMATED QUOTATION SYSTEM

      The Automated Quotation System links the four local exchanges, providing those securities listed on it with a uniform continuous market that eliminates certain of the differences among the local exchanges. The principal feature of the system is the computerized matching of buy and sell orders at the time of entry of the order. Each order is executed as soon as a matching order is entered, but can be modified or canceled until executed. The activity of the market can be continuously monitored by investors and brokers. The Automated Quotation System is quoted and regulated by Sociedad de Bolsas, S.A., a corporation owned by the companies that manage the local exchanges. All trades on the Automated Quotation System must be placed through a brokerage firm, an official stock broker or a dealer firm member of a Spanish stock exchange. Beginning January 1, 2000, Spanish banks will also be able to place trades on the Automated Quotation System. As from that date, they also may become members of a Spanish stock exchange.

      In a pre-opening session held from 9:00 a.m. to 9:30 a.m. each trading day, an opening price is established for each security traded on the Automated Quotation System based on orders placed at that time. The opening price must be within 15% of the previous day's closing price (such closing price being the reference price), provided that the Sociedad de Bolsas may, in its discretion, allow the opening price to vary by up to 20% from the previous day's closing price. In exceptional circumstances (including the inclusion of new securities on the Automated Quotation System) and after giving notice to the National Securities and Markets Commission (the "CNMV"), the Sociedad de Bolsas may establish an opening price without regard to the reference price, alter the price range for permitted orders with respect to the reference price and modify the reference price. The computerized trading hours are from 9:30 a.m. to 5:00 p.m., during which time the trading price of a security is permitted to vary by up to 15% (or 20% with the authorization of the Sociedad de Bolsas) of the previous trading day's closing price. If the quoted price exceeds this limit, trading in the security is suspended until the next trading day.

      Between 5:00 p.m. and 8:00 p.m., trades may occur outside the computerized matching system without prior authorization of the Sociedad de Bolsas, at a price within the range of 5% above the higher of the average price and closing price for the day and 5% below the lower of the average price and closing price for the day, if, among other things, the trade involves more than E300,000 and more than 20% of the average daily trading volume of the stock during the preceding three months. At any time trades may take place (with the prior authorization of the Sociedad de Bolsas) at any price if:

- the trade involves more than E1.5 million and more than 40% of the average daily volume of the stock during the preceding three months,

- the transaction derives from a merger or spin-off process, or from the reorganization of a group of companies,
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

- the transaction is executed for the purposes of settling a litigation or completing a complex group of contracts, or

- the Sociedad de Bolsas finds other justifiable cause.

      Information with respect to the computerized trades between 10:00 a.m. and 5:00 p.m. is made public immediately, and information with respect to trades outside the computerized matching system is reported to the Sociedad de Bolsas by the end of the trading day and published in the Boletin de Cotizacion and in the computer system by the beginning of the next trading day.

CLEARANCE AND SETTLEMENT SYSTEM

      Transactions carried out on the Spanish stock exchanges are cleared and settled through the Servicio de Compensacion y Liquidacion de Valores, S.A. Only members of the system are entitled to use it, and membership is restricted to authorized members of the Spanish stock exchanges, the Bank of Spain (when an agreement, approved by the Spanish Ministry of Economy and Finance, is reached with the SCLV) and, with the approval of the CNMV, other brokers not members of the Spanish stock exchanges, banks, savings banks and foreign settlement and clearing systems. The SCLV is owned by its members (excluding, if applicable, the Bank of Spain) and by the companies which manage the local exchanges. The clearance and settlement system and its members are responsible for maintaining records of purchases and sales under the book entry system. Shares of listed Spanish companies are held in book-entry form. The SCLV, which manages the clearance and settlement system, maintains a registry reflecting the number of shares held by each of its member entities (each an entidad adherida) as well as the amount of such shares held on behalf of beneficial owners. Each member entity, in turn, maintains a registry of the owners of such shares. Spanish law considers the legal owner of the shares to be

- the member entity appearing in the records of the SCLV as holding the relevant shares in its own name, or

- the investor appearing in the records of the member entity as holding the shares.

      The SCLV has approved regulations introducing the so-called "T+3 Settlement System" by which the settlement of any transactions must be made three working days following the date on which the transaction was carried out.

      Obtaining legal title to shares of a company listed on a Spanish stock exchange requires the participation of a Spanish official stockbroker, broker-dealer or other entity authorized under Spanish law to record the transfer of shares. To evidence title to shares, at the owner's request the relevant member entity must issue a certificate of ownership. In the event the owner is a member entity, the SCLV is in charge of the issuance of the certificate with respect to the shares held in the member entity's name.

      Brokerage commissions are not regulated. Brokers' fees, to the extent charged, will apply upon transfer of title of ordinary shares from the depositary to a holder of ADRs, and upon any later sale of such ordinary shares by such holder. Transfers of ADSs do not require the participation of an official stockbroker. The deposit agreement provides that holders depositing ordinary shares with the depositary in exchange for ADSs or withdrawing ordinary shares in exchange for ADSs will pay the fees of the official stockbroker or other person or entity authorized under Spanish law applicable both to such holder and to the depositary.

                         DESCRIPTION OF ORDINARY SHARES

      The following summary provides information concerning our capital stock and briefly describes all material provisions of our by-laws (estatutos) and the Spanish Corporation Law. The information set forth below describes all material considerations concerning our capital stock and is qualified in its entirety by reference to our by-laws. For the complete terms of our by-laws, please see the copy filed as an exhibit to the registration statement of which this prospectus forms a part.

                                    GENERAL

      Our issued share capital as of    , 1999 was E    million represented by
   ordinary shares, with a nominal value per ordinary share of E2. Non-residents of Spain may hold and vote ordinary shares subject to the restrictions set forth below.

                            ATTENDANCE AND VOTING AT
                             SHAREHOLDERS' MEETINGS

      Each ordinary share entitles the shareholder to one vote. Any share may be voted by written proxy, and proxies may be given to any individual. Proxies are valid only for a single meeting.

      Pursuant to our by-laws and to the Spanish Corporation Law, general meetings of shareholders may be either ordinary or extraordinary. Ordinary general meetings must be convened within the first six months of each fiscal year on a date fixed by the board of directors. As a general rule, extraordinary general meetings may be called from time to time by our board of directors at its discretion or at the request of shareholders representing at least 5% of our share capital. Notices of all shareholders' meetings must be published in the Commercial Registry Official Gazette (Boletin Oficial del Registro Mercantil) and in a local newspaper within the province of Madrid at least 15 days prior to the date fixed for the meeting.

      At ordinary general meetings, shareholders are asked to approve our management, the financial statements for our previous fiscal year and the application of our net income or loss. All other matters may be addressed at extraordinary general meetings called for such purpose. Shareholders can vote on these matters at an ordinary general meeting if such items are included on the meeting's agenda.

      Only holders of more than 25 ordinary shares duly registered in the book-entry record maintained by the SCLV at least five days prior to the day on which a meeting is scheduled to be held are entitled to attend shareholders' meetings.

      Our by-laws provide that, on the first call of a general shareholders' meeting, a duly constituted general meeting of shareholders requires a quorum of at least one-quarter of our issued share capital. On the second call, there is no quorum requirement. Consideration of extraordinary matters such as modification of our by-laws, changes in our share capital structure, change in the corporate form, mergers, spin-offs, issues of bonds, dissolution and liquidation require on first call a quorum of at least one-half of our issued share capital, and on second call the presence of shareholders representing at least one-quarter of our issued share capital. If, after the second call, the shareholders present or represented constitute less than one-half of our issued share capital, resolutions relating to extraordinary matters may be adopted only with the approval of two-thirds of the share capital present or represented at such meeting. A shareholders' meeting at which 100% of the capital stock is present or represented is validly constituted even if no notice of such meeting was given, and, upon unanimous agreement, shareholders may consider any matter at such meeting.

      A resolution passed in a general meeting of shareholders is binding on all shareholders, subject to Spanish law. In certain circumstances, such as change of corporate purpose or corporate form, Spanish law allows dissenting or absent shareholders to contest resolutions. In the case of resolutions contrary to law, the right to contest is extended to all shareholders.

      Under the Spanish Corporation Law, shareholders who voluntarily aggregate their shares so that they are equal to or greater than the result of dividing the total capital stock by the number of directors have the right to appoint a corresponding proportion of the members of the board of directors. Shareholders who exercise this right may not vote on the appointment of other directors.

                               PREEMPTIVE RIGHTS

      Pursuant to the Spanish Corporation Law, shareholders and holders of convertible bonds have preemptive rights to subscribe for any new shares issued by us, including the ordinary shares and for bonds issued which are convertible into ordinary shares. These preemptive rights may be abolished in certain circumstances if our shareholders pass a resolution at a shareholders' meeting in accordance with Article 159 of the Spanish Corporation Law.

                               FORM AND TRANSFER

      The ordinary shares are in book-entry form and are indivisible. Joint holders must nominate one person to exercise the shareholders' rights, though joint holders are jointly and severally liable for all obligations arising from their status as shareholders. The SCLV, which manages the clearance and settlement system of the Spanish stock exchanges, maintains the central registry of shares reflecting the number of shares held by each of its member entities (entidades adheridas) as well as the amount of such shares held by beneficial owners. Each member entity in turn maintains a register of the owners of such shares.

      Transfers of ordinary shares quoted on a Spanish stock exchange must be made through or with the participation of a member of a Spanish stock exchange that is an authorized broker or dealer by book-entry registry or delivery of evidence of title to the buyer. The transfer of shares may be subject to certain fees and expenses.

                             REPORTING REQUIREMENTS

      Because our ordinary shares will be listed on a Spanish stock exchange, agreements with respect to the acquisition or disposition of our ordinary shares must be reported within seven business days of the acquisition or disposal to us, the CNMV, the Madrid Stock Exchange and, where the person or group effecting the transaction is a non-Spanish resident, the Spanish Registry of Foreign Investment, where:

- in the case of an acquisition, the acquisition results in that person or group holding 5% (or successive multiples thereof) of our share capital; or

- in the case of a disposal, the disposal takes any existing holding of that person or group below a threshold of 5% (or successive multiples thereof) of our share capital.

      Furthermore, any member of our board of directors must similarly report any acquisition or disposal, regardless of size, of our ordinary shares. Additional disclosure obligations apply to purchasers in jurisdictions designated as tax havens or lacking adequate supervision and also to voting agreements.

                        FOREIGN INVESTMENT AND EXCHANGE
                              CONTROL REGULATIONS

      In 1991, Spain adopted the European Union standards for free movement of capital and services. As a result, exchange controls and restrictions on foreign investments have generally been abolished.

      Pursuant to Spanish Law 18/1992 on Foreign Investments (Ley 18/1992, de 1 de julio) and Royal Decree 664/199 (Real Decreto 664/1999, de 23 de abril), foreign investors may freely invest in shares of Spanish companies, except in the case of certain strategic industries.

      Shares in Spanish companies held by foreign investors must be reported to the Spanish Registry of Foreign Investments by the depositary bank or relevant SCLV member. When a foreign investor acquires shares that are subject to the reporting requirements of the CNMV, notice must be given by the foreign investor directly to the Registry of Foreign Investment in addition to the notices of majority interests that must be sent to the company, the CNMV and the applicable stock exchanges. This notice must be given through a bank or other financial institution duly registered with the Bank of Spain and the CNMV or through bank accounts opened with any branch of such registered entities.

      Investment by foreigners domiciled in tax haven jurisdictions (countries identified in Royal Decree 1080/1997 (Real Decreto 1980/1997, de 5 de julio) is subject to special reporting requirements.

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

                  DESCRIPTION OF AMERICAN DEPOSITARY RECEIPTS

      The following is a summary of the material provisions of the deposit
agreement dated as of        , 1999.

      Citibank, N.A. will act as the depositary bank for the American Depositary Shares. Citibank's depositary offices are located at 111 Wall Street, New York, New York 10043. American Depositary Shares are frequently referred to as "ADSs" and represent ownership interests in securities that are on deposit with the depositary bank. ADSs are normally represented by certificates that are commonly known as "American Depositary Receipts" or "ADRs". The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodians are Banco Bilbao Vizcaya (BBV) located at Plaza San Nicolas, 4 Bilbao, Banco Exterior de Espana located at Carrera de San Jeronimo, 36 28014 Madrid, S.A., Caja de Ahorros y Pensiones de Barcelona located at Av. Diagonal, 621 629, 08028 Barcelona and Citibank Espana S.A. located at Parque Empresarial La Moreleja, Avenida Europa 19, Alcobendas-Madrid.

      We have appointed Citibank as depositary bank pursuant to a deposit agreement. A copy of the deposit agreement is on file with the SEC under cover of a Registration Statement on Form F-6. You may obtain a copy of the deposit agreement from the SEC's Public Reference Room at 450 Fifth Street, N.W.,
Washington, D.C. 20549. Please refer to Registration Number 333-          when
retrieving such copy.

      We are providing you with a summary description of the ADSs and your rights as an owner of ADSs. Please remember that summaries by their nature lack the precision of the information summarized and that a holder's rights and obligations as an owner of ADSs will be determined by the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety as well as the form of ADR attached to the deposit agreement.

      Each ADS represents one ordinary share on deposit with the custodian banks. An ADS will also represent any other property received by the depositary bank or the custodians on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations.

      If you become an owner of ADSs, you will become a party to the deposit agreement and therefore will be bound to its terms and to the terms of the ADRs that represent your ADSs. The deposit agreement and the ADR specify our rights and obligations as well as your rights and obligations as owner of ADSs and those of the depositary bank. The deposit agreement is governed by New York law. However, our obligations to the holders of ordinary shares will continue to be governed by the laws of Spain, which may be different from the laws in the United States.

      As an owner of ADSs, you may hold your ADSs either by means of an ADR registered in your name or through a brokerage or safekeeping account. If you decide to hold your ADSs through your brokerage or safekeeping account, you must rely on the procedures of your broker or bank to assert your rights as ADS owner. Please consult with your broker or bank to determine what those procedures are. This summary description assumes you have opted to own the ADSs directly by means of an ADR registered in your name and, as such, we will refer to you as the "holder".

                          DIVIDENDS AND DISTRIBUTIONS

      As a holder, you generally have the right to receive the distributions we make on the securities deposited with the custodian bank. Your receipt of these distributions may be limited, however, by practical considerations or legal limitations. Holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of a specified record date.

DISTRIBUTIONS OF CASH

      Whenever we make a cash distribution for the securities on deposit with the custodian, we will notify the depositary bank. Upon receipt of such notice the depositary bank will arrange for the funds to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders.

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

      The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The amounts distributed to holders will be net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. The depositary will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.

DISTRIBUTIONS OF ORDINARY SHARES

      Whenever we make a free distribution of ordinary shares for the securities on deposit with the custodian, we will notify the depositary bank. Upon receipt of such notice, the depositary bank will either distribute to holders new ADSs representing the ordinary shares deposited or modify the ADS to ordinary shares ratio, in which case each ADS you hold will represent rights and interests in the additional ordinary shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.

      The distribution of new ADSs or the modification of the ADS-to-Share ratio upon a distribution of ordinary shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

      No such distribution of new ADSs will be made if it would violate a law (i.e., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it will use its best efforts to sell the ordinary shares received and will distribute the proceeds of the sale as in the case of a distribution of cash.

DISTRIBUTIONS OF RIGHTS

      Whenever we intend to distribute rights to purchase additional ordinary shares, the depositary bank will determine whether it is lawful and reasonably practicable to distribute rights to purchase additional ADSs to holders.

      The depositary bank will establish procedures to distribute rights to purchase additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction). You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to purchase new ordinary shares directly rather than new ADSs.

      The depositary bank will not distribute the rights to you if:

- We do not request that the rights be distributed to you or we ask that the rights not be distributed to you, or

- We fail to deliver satisfactory documents to the depositary bank, or

- It is not reasonably practicable to distribute the rights.

      The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.

ELECTIVE DISTRIBUTIONS

      Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give 30 days prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to you. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practical.

      The depositary bank will make the election available to you only if it is reasonably practical and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the depositary bank will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

      If the election is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in Spain would receive for failing to make an election, as more fully described in the deposit agreement.

OTHER DISTRIBUTIONS

      Whenever we intend to distribute property other than cash, ordinary shares or rights to purchase additional ordinary shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to you. If so, the depositary bank will determine whether such distribution to holders is lawful and reasonably practicable.

      If it is lawful and reasonably practicable to distribute such property to you and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.

      The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement.

      The depositary bank will not distribute the property to you and will sell the property if:

- We do not request that the property be distributed to you or if we ask that the property not be distributed to you, or

- We do not deliver satisfactory documents to the depositary bank, or

- The depositary bank determines that all or a portion of the distribution to you is not reasonably practicable.

      The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

REDEMPTION

      Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank 30 days prior to the intended date of redemption. If it is reasonably practicable and if we provide all of the documentation contemplated in the deposit agreement, the depositary bank will mail notice of the redemption to the holders.

      The custodians will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert the redemption funds received into U.S. dollars upon the terms of the deposit agreement and establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. You may have to pay fees, expenses, taxes and other governmental charges upon the redemption of your ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.

                       CHANGES AFFECTING ORDINARY SHARES

      The ordinary shares held on deposit for your ADSs may change from time to time. For example, there may be a change in nominal or par value, a split-up, cancellation, consolidation or classification of such ordinary shares or a recapitalization, reorganization, merger, consolidation or sale of assets.

      If any such change were to occur, your ADSs would, to the extent permitted by law, represent the right to receive the property received or exchanged in respect of the ordinary shares held on deposit. The depositary bank may in such circumstances deliver new ADSs to you or call for the exchange of your existing ADSs for new ADSs.

ISSUANCE OF ADSS UPON DEPOSIT
OF ORDINARY SHARES

      The depositary bank may create ADSs on your behalf if you or your broker deposit ordinary shares with one of the custodians. The depositary bank will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the ordinary shares to the custodians.

      The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the ordinary shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.

      When you make a deposit of ordinary shares, you will be responsible for transferring good and valid title to the depositary bank. As such, you will be deemed to represent and warrant that:

- the ordinary shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained,

- all preemptive (and similar) rights, if any, with respect to such ordinary shares have been validly waived or exercised,

- you are duly authorized to deposit the ordinary shares,

- the ordinary shares are not "restricted securities" as defined in Rule 144 under the Securities Act,

- the ordinary shares presented for deposit have not been stripped of any rights or entitlements.

      If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

            WITHDRAWAL OF ORDINARY SHARES UPON CANCELLATION OF ADSS

      As a holder, you will be entitled to present your ADSs to the depositary bank for cancellation and then receive the underlying ordinary shares at one of the custodians' offices. In order to withdraw the ordinary shares represented by your ADSs, you will be required to pay to the depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the ordinary shares being withdrawn. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

      If you hold an ADR registered in your name, the depositary bank may ask you to provide proof of identity and genuineness of any signature and other documents as the depositary bank may deem appropriate before it will cancel your ADSs. The withdrawal of the ordinary shares represented by your ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.

      You will have the right to withdraw the securities represented by your ADSs at any time except for:

- temporary delays that may arise because (i) the transfer books for the ordinary shares or ADSs are closed, or (ii) ordinary shares are immobilized on account of a shareholders' meeting or a payment of dividends,

- obligations to pay fees, taxes and similar charges, and

- restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

      The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

                                 VOTING RIGHTS

      As a holder, you generally have the right under the deposit agreement to instruct the depositary bank to exercise the voting rights for the ordinary shares represented by your ADSs. The voting rights of holders of ordinary shares are described in Section 4.10 of the deposit agreement.

      At our request, the depositary bank will mail to you any notice of shareholders' meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs.

      If the depositary bank receives timely voting instructions from a holder of ADSs, it will endeavor to vote the securities represented by the holder's ADSs in accordance with such voting instructions. The depositary bank will not itself exercise any

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

voting discretion over the voting of the ordinary shares.

      Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the depositary bank in a timely manner. Securities for which no voting instructions have been received will not be voted.

                                FEES AND CHARGES

     As an ADS holder, you will be required to pay the following service fees to the depositary bank:

                       SERVICE                                     FEES
                       -------                                     ----
Issuance of ADSs.....................................    Up to 5c per ADS issued
Cancellation of ADSs.................................    Up to 5c per ADS canceled
Exercise of rights to purchase additional ADSs.......    Up to 5c per ADS issued
Distribution of cash upon sale of rights and other
  entitlements.......................................    Up to 2c per ADS held

      As an ADS holder you will also be responsible to pay certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges such as:

            Fees for the transfer and registration of ordinary shares (i.e., upon deposit and withdrawal of ordinary shares) including any brokerage fees in Spain,

            Expenses incurred for converting foreign currency into U.S. dollars,

            Expenses for cable, telex and fax transmissions and for delivery of securities,

            Taxes and duties upon the transfer of securities (i.e., when ordinary shares are deposited or withdrawn from deposit), and

            Withholding taxes required by applicable law.

      We have agreed to pay certain other charges and expenses of the depositary bank. Note that the fees and charges you may be required to pay may vary over time and may be changed by us and by the depositary bank. You will receive prior notice of such changes.

                           AMENDMENTS AND TERMINATION

      We may agree with the depositary bank to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days' prior notice of any modifications that would prejudice any of their substantial rights under the deposit agreement (except in very limited circumstances enumerated in the deposit agreement).

      You will be bound by the modifications to the deposit agreement if you continue to hold your ADSs for 30 days after notice of the modifications to the deposit agreement are given to you. The deposit agreement cannot be amended to prevent you from withdrawing the ordinary shares represented by your ADSs (except as permitted by law).

      We have the right to direct the depositary bank to terminate the deposit agreement by giving notice to the holders at least 30 days before termination. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the deposit agreement, and it must give notice to the holders at least 60 days before termination.

      Upon termination, the following will occur under the deposit agreement:

- for a period of six months after termination, you will be able to request the cancellation of your ADSs and the withdrawal of the ordinary shares represented by your ADSs and the delivery of all other property held by the depositary bank in respect of those ordinary shares on the same terms as prior to the termination. During such six months' period the depositary bank will continue to

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

  collect all distributions received on the ordinary shares on deposit (i.e., dividends) but will not distribute any such property to you until you request the cancellation of your ADSs, and

- after the expiration of such six months' period, the depositary bank may sell the securities held on deposit. The depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding. At that point, the Company is also discharged from obligations under the deposit agreement.

                              BOOKS OF DEPOSITARY

      The depositary bank will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

      The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

                   LIMITATIONS ON OBLIGATIONS AND LIABILITIES

      The deposit agreement limits our obligations and the depositary bank's obligations to you. Please note the following:

- we and the depositary bank are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith,

- the depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the deposit agreement,

- the depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to you on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in ordinary shares or ADSs, for the validity or worth of the ordinary shares, for any tax consequences that result from the ownership of ADSs, for the credit worthiness of any third party, for allowing any rights to lapse under the terms of the deposit agreement, for the timeliness of any of our notices or for our failure to give notice,

- we and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting ordinary shares for deposit, any holder of ADSs or authorized representative thereof, or any other person believed by either of us in good faith to be competent to give such advice or information, and

- we and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

                            PRE-RELEASE TRANSACTIONS

      The depositary bank may, in certain circumstances, issue ADSs before receiving a deposit of ordinary shares or they may deliver ordinary shares prior to the delivery of ADSs. This type of transaction is commonly referred to as a "pre-release transaction". The deposit agreement limits the aggregate size of pre-release transactions and imposes a number of conditions on such transactions (i.e., the need to receive collateral, the type of collateral required, the representations required from brokers, etc.). The depositary bank may retain the compensation received from the pre-release transactions.

                                     TAXES

      You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the

ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

      The depositary bank may refuse to issue ADSs, to deliver, transfer, split or combine ADRs and to release securities on deposit until all taxes and charges are paid by the applicable holder. However, you may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. You are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for you.

                          FOREIGN CURRENCY CONVERSION

      The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

      If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:

- convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical,

- distribute the foreign currency to holders for whom the distribution is lawful and practical, and

- hold the foreign currency (without liability for interest) for the applicable holders.

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

                                    TAXATION

      The following is a summary of the material Spanish and United States federal tax consequences of the acquisition, ownership and disposition of ordinary shares or ADSs by a Spanish non-resident. This summary is not a complete analysis or listing of all the possible tax consequences of such transactions and does not address all tax considerations that may be relevant to all categories of potential purchasers, some of whom may be subject to special rules. Accordingly, prospective investors should consult their own tax advisors as to the tax consequences of their purchase, ownership and disposition of ordinary shares or ADSs, including the effect of tax laws of any other jurisdiction.

      As used herein, the following terms have the following meanings:

      (1) "United States Holder" means a beneficial owner of ordinary shares or ADSs who does not at any time own individually, and is not treated as owning, 10% or more of the ordinary shares (including ADSs) of Terra Networks, and is, for United States federal income tax purposes,

- a citizen or resident of the United States,

- a corporation or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or

- an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

      (2) "Treaty" means the Convention between the United States and the Kingdom of Spain for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income together with a related Protocol.

      (3) "United States Resident" means a United States Holder that is a resident of the United States for purposes of the Treaty and entitled to the benefits of the Treaty and whose holding is not effectively connected with a permanent establishment in Spain through which such holder carries on or has carried on business or with a fixed base in Spain from which such holder performs or has performed independent personal services.

      Holders of ordinary shares or ADSs who are not United States Residents should also consult their own tax advisors, particularly as to the applicability of any tax treaty.

      The statements regarding Spanish and United States federal tax laws set out below are based on interpretations of those laws as in force on the date of this prospectus. In this regard, it must be noted that new Spanish laws on non-resident income tax are applicable since January 1, 1999. Such statements also assume that each obligation in the deposit agreement and any related agreement will be performed in full accordance with its terms.

                                SPANISH TAXATION

      Income Taxes -- Taxation of Dividends. Under Spanish law, dividends paid by a Spanish resident company to a holder of ordinary shares or ADSs not residing in Spain for tax purposes are subject to an income tax withheld at source on the gross amount of dividends, currently at a 25% tax rate. However, under the Treaty, a United States Resident is subject to the Treaty-reduced rate of 15%. To benefit from the Treaty-reduced rate of 15%, a United States Resident must provide both of the following:

- a certificate from the United States Internal Revenue Service that to its best knowledge such holder is a resident of the United States within the meaning of the Treaty, and

- a certificate from Citibank, N.A. (in the case of holders of ADSs) or the holder's broker (in the case of holders of ordinary shares) representing that, at the dividend payment date, such holder is the beneficial owner of the ADSs or ordinary shares.

      To get direct application of the Treaty-reduced rate of 15%, the certificates referred to above must be provided to Terra Networks. Otherwise Terra Networks will apply the normal 25% rate, filing an official
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

"216 Form" prescribed by the Order of January 26, 1999, with the Spanish tax authorities. Before dividends are paid, Terra Networks will notify Citibank, N.A. of the dividend to be paid and the steps to be followed to obtain the benefit of the reduced tax rate available under the Treaty. It is expected that procedures will be available for eligible United States Holders to obtain the lower rate of withholding under the Treaty between the Kingdom of Spain and the United States.

      If the certificates referred to in the above paragraph are not provided to Terra Networks, the United States Resident may afterwards obtain a refund of the 10% withheld in excess.

      Spanish Refund Procedure. According to Spanish Regulations on non-residents Income Tax, approved by Royal Decree 326/1999 of February 26, 1999, a refund for the amount withheld in excess of the Treaty-reduced rate can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the United States Resident is required to file:

- a Spanish "210 Form", prescribed by the Order of December 23, 1997,

- the two certificates referred to in the preceding paragraph, and

- a certificate stating that Spanish income tax was withheld with respect to such United States Resident.

      United States Residents are urged to consult their own tax advisors regarding refund procedures and any U.S. tax implications thereof.

      Income Taxes -- Rights. Distributions to United States Residents of preemptive rights to subscribe for new shares made with respect to shares of Terra Networks are not treated as income under Spanish law and, therefore, are not subject to Spanish tax. The exercise of such preemptive rights subscribing for new shares is not considered a taxable event under Spanish law and thus is not subject to Spanish tax. Capital gains derived from the alienation of preemptive rights obtained by United States Residents are generally not taxed in Spain provided that certain conditions are met. See "Spanish
Taxation -- Taxation of Capital Gains" below.

      Income Taxes -- Taxation of Capital Gains. Under Spanish law, any capital gains derived from securities issued by persons residing in Spain for tax purposes are considered to be Spanish source income and, therefore, are taxable in Spain. Spanish income tax is currently levied at a 35% tax rate on capital gains obtained by persons non-residents of Spain who are not entitled to the benefit of any applicable treaty for the avoidance of double taxation.

      Notwithstanding the above, capital gains derived from the transfer of shares in an official Spanish secondary stock market by any holder who is resident in a state that has entered into a treaty for the avoidance of double taxation with Spain containing an "exchange of information" clause, will be exempt from taxation in Spain. Additionally, capital gains realized by non-residents of Spain who are residents in other EU countries, who are entitled to the benefit of an applicable treaty for the avoidance of double taxation will, in the majority of cases, not be taxed in Spain (since most tax treaties provide for taxation only in the taxpayer's country of residence). Capital gains on securities that are traded in an official Spanish secondary market realized by Holders who are residents of a state that has entered into a Double Taxation Treaty with Spain, which includes an "exchange of information" clause are exempted. In the case of United States Residents, capital gains arising from the disposition of ordinary shares or ADSs will not be taxed in Spain, provided that the seller has not maintained a direct or indirect holding of at least 25% in the capital of Terra Networks during the twelve months preceding the disposition of the stock. A United States Resident will be required to establish that he or she is entitled to this exemption by providing to the relevant Spanish tax authorities a certificate of residence in the United States, together with the Spanish 210 Form, prescribed by the Order of December 23, 1997.

      Spanish Wealth Tax. Individuals who hold ordinary shares or ADSs located or

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

exercisable in Spain are subject to the Spanish Wealth Tax (Spanish Law 19/1991), which imposes a tax on property located in Spain on the last day of any year. Individuals who hold ordinary shares or ADSs located outside of Spain are not subject to the Spanish Wealth Tax. However, the Spanish tax authorities may argue that all shares of Spanish corporations and all ADSs representing such shares are located in Spain for Spanish tax purposes. If such a view were to prevail, non-residents of Spain who held ordinary shares or ADSs on the last day of any year would be subject to the Spanish Wealth Tax for such year at marginal rates varying between 0.2% and 2.5% of the average market value of such ordinary shares or ADSs during the last quarter of such year. Non-residents of Spain should consult their tax advisors with respect to the applicability of the Spanish Wealth Tax.

      Spanish Inheritance and Gift Taxes. Transfers of ordinary shares or ADSs on death or by gift are subject to Spanish inheritance and gift taxes, respectively (Spanish Law 29/1987), if the transferee is a resident of Spain for tax purposes, or if the ordinary shares or ADSs are located in Spain, regardless of the residence of the beneficiary. In this regard, the Spanish tax authorities may agree that all ordinary shares and all ADSs representing such shares are located in Spain for Spanish tax purposes. The applicable tax rate, after applying all relevant factors, ranges between 0% and 81.6% for individuals. Gifts granted to Spanish resident corporations are subject to non-resident income tax or capital gains which is generally levied at the rate of 35%. Non-residents of Spain should consult their tax advisors with respect to the applicability of the Spanish Inheritance and Gift Taxes.

      Spanish Transfer Tax. Transfers of ordinary shares or ADSs will be exempt from any transfer tax (Impuesto sobre Transmisiones Patrimoniales) or value-added tax. Additionally, no stamp duty will be levied on such transfers.

                             UNITED STATES TAXATION

      The following discussion is based on tax laws of the United States, including the Internal Revenue Code of 1986, as amended, its legislative history, its existing and proposed regulations, published rulings and court decisions, as well as on the Treaty, all as currently in effect and all subject to change at any time, perhaps with retroactive effect. This discussion is based in part on the representations made by the depositary bank and the assumption that each obligation in the deposit agreement and any related agreement will be performed in accordance with its terms.

      For purposes of the Treaty and for United States federal income tax, United States Holders of ADRs will be treated as the owners of the ADSs evidenced by the ADRs and of the shares represented by such ADSs.

TAXATION OF DIVIDENDS

      In General. Distributions paid on ADSs or ordinary shares out of current or accumulated earnings and profits, as determined for United States federal tax purposes, before reduction for any Spanish income tax withheld by us, will be taxable to a United States Holder as foreign source dividend income and will not be eligible for the dividends-received deduction allowed to corporations. Distributions in excess of current and accumulated earnings and profits will be treated first as a tax-free return of capital to the extent of the United States Holder's basis in the shares and then as capital gain.

      Foreign currency dividends. Dividends paid in pesetas or euro will be included as income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the date the dividends are actually or constructively received. For United States Holders of ADSs, that date would be the date Citibank, N.A. receives the dividend, regardless of whether the pesetas or euro are converted into U.S. dollars. Gain or loss realized on a sale or other disposition of the pesetas or euro will be ordinary income or loss and will be U.S. source income. If dividends received in pesetas or euro are not converted into U.S. dollars on the day they are received, the United States Holder may be required to recognize foreign currency gain or loss in respect of the dividend income.

      Effect of Spanish withholding taxes. As discussed in "Spanish Taxation", payments of dividends on the ADSs or ordinary shares to foreign investors are subject to Spanish withholding taxes. For United States federal income tax purposes, United States Holders will be treated as having received the gross amount of any dividend paid, including Spanish taxes withheld by us, and then as having paid over the withheld taxes to the Spanish taxing authorities. As a result of this rule, the amount of dividend income included in gross income for United States federal income tax purposes by a United States Holder in connection with a payment of dividends may be greater than the amount of cash actually received or receivable by the United States Holder from us.

      Subject to certain generally applicable limitations, a United States Holder will be entitled to a credit against its United States federal income tax liability, or a deduction in computing its United States federal taxable income, for Spanish income taxes withheld by us. However, taxes withheld in excess of the rate provided in the Treaty will not be eligible for credit against the United States Holder's federal income tax unless such Holder exhausts all effective and practical remedies to recover such excess withholding, including the seeking of competent authority assistance from the United States Internal Revenue Service, without obtaining a refund. See "Spanish Taxation -- Taxation of Dividends" for a description of how a United States Holder can secure the Treaty rate for withholding on dividends paid by us.

      A United States Holder may be required to recognize ordinary income or loss attributable to currency fluctuations upon its receipt of a refund in respect of Spanish withholding tax to the extent that the U.S. dollar value of the refund differs from the U.S. dollar equivalent of the refund amount on the date the underlying dividend was received. A United States Holder must satisfy minimum holding period requirements in order to be eligible to claim a foreign tax credit for foreign taxes withheld on dividends. A foreign tax credit is not allowed for foreign taxes withheld on dividends in circumstances where the United States Holder is under an obligation to make related payments in connection with positions in "substantially similar or related property". The limitation on foreign taxes eligible for credit is calculated separately for specific classes of income. For this purpose, depending on your particular circumstances dividends paid by us on our shares will generally constitute "passive income" or "financial services income", as the case may be. The United States Treasury has expressed concerns that parties to whom ADSs are released may be taking actions that are inconsistent with the claiming of foreign tax credits for United States federal income tax purposes. Prospective purchasers should consult their tax advisors concerning the foreign tax credit implications of the payment of Spanish withholding taxes.

SALE OR EXCHANGE OF THE ADSS OR ORDINARY SHARES

      Upon a sale or exchange of ADSs or ordinary shares, a United States Holder who holds his ADSs or shares as a capital asset will recognize a capital gain or loss for United States federal income tax purposes equal to the difference, if any, between the amount realized on the sale or other disposition and the United States Holder's adjusted tax basis in the ADSs or ordinary shares. This gain or loss will be long-term capital gain or loss if the United States Holder's holding period in the ADSs or ordinary shares exceeds one year. Any gain or loss will generally be U.S. source gain or loss. Prospective United States Holders should consult their tax advisors regarding the United States federal income tax treatment of capital gains, which may be taxed at lower rates than ordinary income for individuals, and capital losses, the deductibility of which is subject to limitations. See "Spanish Taxation -- Taxation of Capital Gains" for a description of how a United States Holder may be able to obtain an exemption from Spanish capital gains tax upon a sale or other disposition of ADSs or ordinary shares.

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

PASSIVE FOREIGN INVESTMENT COMPANY

      Terra Networks believes that it is not a "passive foreign investment company" ("PFIC") for United States federal income tax purposes for the current taxable year. However, since PFIC status depends upon the composition of a company's income and the market value of its assets (including, among others, equity investments in various entities) from time to time, there can be no assurance that Terra Networks will not be considered a PFIC for any future taxable year. If Terra Networks were a PFIC for any taxable year, certain adverse consequences could apply to United States Holders.

      Ordinarily, if an ADS or ordinary share were treated as stock of a PFIC for any taxable year during which a United States Holder held such ADS or ordinary share, gain recognized by such United States Holder on a sale or other disposition of the ADS or ordinary share would be allocated ratably over the United States Holder's holding period for the ADS or ordinary share. The amounts allocated to the taxable year of the sale or other exchange and to any year before a company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for ordinary income of taxpayers of the United States Holder's type for such taxable year, and an interest charge would be imposed on the amount allocated to such taxable year. Further, any distribution in respect of ADSs or ordinary shares in excess of 125 percent of the average of the annual distributions on ADSs or ordinary shares received by the United States Holder during the preceding three years or the United States Holder's holding period, whichever is shorter, would be subject to taxation as described above.

BACKUP WITHHOLDING AND INFORMATION REPORTING

      Payments of dividends and other proceeds in connection with ADSs or ordinary shares by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the United States Holder as may be required under applicable regulations. Backup withholding at a rate of 31% will apply to these payments if the United States Holder fails to provide an accurate taxpayer identification number or fails to report all interest and dividends required to be shown on its federal income tax returns. Some United States Holders, such as corporations, are not subject to backup withholding. United States Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

                        SHARES ELIGIBLE FOR FUTURE SALE

      The ordinary shares and ADSs sold in the global offering will be freely tradeable without restriction under the Securities Act of 1933 except for any such ordinary shares or ADSs that are acquired by an "affiliate" of Terra Networks as that term is defined in Rule 144 under the Securities Act. The ordinary shares that will continue to be held by Telefonica, S.A. after the global offering constitute "restricted securities" within the meaning of Rule 144 and will be eligible for sale in the open market after the global offering, subject to contractual lockup provisions with the underwriters and the applicable requirements of Rule 144 or Regulation S under the Securities Act, which are described below.

      Generally, Rule 144 provides that a person who has beneficially owned restricted securities for at least one year will be entitled to sell on the open market in brokers' transactions within any three month period a number of shares that does not exceed the greater of:

- 1% of the then outstanding shares, and

- the average weekly trading volume in the shares on the open market during the four calendar weeks preceding the sale.

      Sales under Rule 144 are also subject to certain post-sale notice requirements and the availability of current public information about the company.

      Generally, Regulation S provides that sales made in offshore transactions are not subject to the prospectus-delivery requirements of the Securities Act of 1933. A transaction in our ordinary shares on the Madrid Stock Exchange could qualify as an offshore transaction. Offshore transactions are not subject to the requirements of Rule 144.

      Sales of substantial amounts of our ordinary shares or ADSs on the open market, or the availability of such securities for sale, could adversely affect the price of our ordinary shares and ADSs.

      Terra Networks and its directors and executive officers have generally agreed not to sell any ordinary shares or ADSs during the six-month period following the date of this prospectus without the prior consent of the representatives of the underwriters. This agreement does not apply to the transactions described under "The Company". Telefonica, S.A. has also agreed to this limitation. Terra Networks' other principal shareholders have agreed to similar limitations for periods ranging from six months to one year. Please see "Underwriting."

                             VALIDITY OF SECURITIES

      The validity of the ordinary shares offered hereby, including ordinary shares represented by ADSs, will be passed upon for Terra Networks by Uria & Menendez, Madrid. Davis Polk & Wardwell, New York, New York, will pass upon U.S. legal matters for Terra Networks. Garrigues & Andersen, Madrid, will pass upon Spanish legal matters for the underwriters, and Sullivan & Cromwell, New York, New York, will pass upon U.S. legal matters for the underwriters. Sullivan & Cromwell acts from time to time on behalf of Telefonica, S.A. and certain of its affiliates. Davis Polk & Wardwell acts from time to time on behalf of certain of the underwriters and their affiliates.

                                    EXPERTS

      The audited financial statements and schedules included in this prospectus and elsewhere in the registration statement, which are indicated below, have been audited by the firms of independent public accountants identified below, as set forth in their reports appearing in the financial statements section of this prospectus. In its report with respect to the consolidated financial statements of Terra Networks, S.A., Arthur Andersen y Cia,

S. Com. states that with respect to certain subsidiaries, its opinion is based on the reports of other independent public accountants, namely Price Waterhouse Auditores, S.A. and BDO Audiberia. The audited financial statements and schedules referred to above are included in this prospectus in reliance upon the authority of these firms as experts in giving the reports.

                                     AUDITED FINANCIAL             INDEPENDENT PUBLIC
            COMPANY                      STATEMENTS                    ACCOUNTANTS
            -------                  -----------------             ------------------
Terra Networks, S.A............  Consolidated financial      Arthur Andersen y Cia., S. Com.
                                 statements as of and for
                                 the six months ended June
                                 30, 1999, as of December
                                 31, 1998 and 1997 and for
                                 the three years ended
                                 December 31, 1998.
Telefonica Servicios y
  Contenidos por la Red, S.A.
  (reflected in the
  consolidated financial
  statements of Terra Networks,
  S.A.)........................  Financial statements as of  BDO Audiberia and for the year ended
                                 December 31,1998.
                                 Financial statements as of  Price Waterhouse Auditores,
                                 and for the years ended     S.A.
                                 December 31, 1997 and
                                 1996.
Nutec Informatica, S.A.
  (ZAZ)........................  Consolidated financial      Arthur Andersen S/C
                                 statements as of and for
                                 the six months ended June
                                 30, 1999, as of December
                                 31, 1998, 1997 and 1996
                                 and for the three years
                                 ended December 31, 1998.
Informacion Selectiva, S.A. de
  C.V. (Infosel)...............  Financial statements as of  Ruiz, Urquiza y Cia., S.C.
                                 and for the six months      (Arthur Andersen)
                                 ended June 30, 1999, as of
                                 December 31, 1998, 1997
                                 and 1996 and for the three
                                 years ended December 31,
                                 1998.
Ordenamiento de Links
  Especializados, S.L. (Ole)...  Financial statements as of  Arthur Andersen y Cia., S.Com.
                                 and for the six months
                                 ended June 30, 1999 and as
                                 of and for the year ended
                                 December 31, 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form F-1 under the Securities Act of 1933. This prospectus does not contain all of the information in the registration statement and its exhibits. Some items are omitted, as permitted by the SEC. For further information concerning Terra Networks, the ordinary shares and the ADSs, you should review the registration statement and its exhibits. Some of these exhibits consist of documents or contracts that are described in this prospectus in summary form. You should read the entire document or contract for the complete terms. You may read and copy the registration statement and its exhibits at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet Web site at www.sec.gov, from which you can electronically access the registration statement and its exhibits. The registration statement and its exhibits are also available for reading and copying at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

      After the global offering we will be subject to the reporting requirements of the Securities Exchange Act of 1934 as applied to foreign private issuers. Because we are a foreign private issuer, the SEC's rules do not require us to deliver proxy statements or to file quarterly reports on Form 10-Q. In addition, our "insiders" are not subject to the SEC's rules that prohibit short-swing trading. We intend to prepare quarterly and annual reports containing consolidated financial statements. The annual consolidated financial statements will be certified by an independent public accounting firm. We intend to file quarterly financial information with the SEC within two months of the end of the first three calendar quarters, and we will file annual reports on Form 20-F within the time period required by the SEC, which is currently six months from the close of our fiscal year on December 31.

      We also maintain an Internet Web site at www.terra.es. Information contained in or connected to our Web site is not a part of this prospectus.

                         INDEX TO FINANCIAL STATEMENTS

                              TERRA NETWORKS, S.A.

Report of Independent Accountants...........................   F-2
Report of PriceWaterhouse Auditores relating to Telefonica
  Servicios y Contenidos por la Red, S.A. ..................   F-3
Report of BDO Audiberia relating to Telefonica Servicios y
  Contenidos por la Red, S.A................................   F-4
Consolidated Balance Sheets as of June 30, 1999 and December
  31, 1998 and 1997.........................................   F-6
Consolidated Statements of Operations for the six months
  ended June 30, 1999 and for the years ended December 31,
  1998, 1997 and 1996.......................................   F-8
Consolidated Statements of Changes in Financial Position
  contained in Note 7.......................................
Notes.......................................................   F-9
NUTEC INFORMATICA, S.A. (ZAZ)
Report of Independent Accountants...........................  F-53
Consolidated Balance Sheets as of June 30, 1999 and December
  31, 1998, 1997 and 1996...................................  F-54
Consolidated Statements of Income (Loss) for the six months
  ended June 30, 1999 and for the years ended December 31,
  1998, 1997 and 1996.......................................  F-56
Consolidated Statements of Changes in Financial Position for
  the six months ended June 30, 1999 and for the years ended
  December 31, 1998, 1997 and 1996..........................  F-57
Notes.......................................................  F-59
  INFORMACION SELECTIVA, S.A. DE C.V. (INFOSEL)
Report of Independent Accountants...........................  F-71
Balance Sheets as of June 30, 1999 and December 31, 1998,
  1997 and 1996.............................................  F-72
Statements of Income (Loss) for the six months ended June
  30, 1999 and for the years ended December 31, 1998, 1997
  and 1996..................................................  F-74
Statements of Changes in Financial Position for the six
  months ended June 30, 1999 and for the years ended
  December 31, 1998, 1997 and 1996..........................  F-75
Statements of Changes in Shareholders' Equity for the six
  months ended June 30, 1999 and for the years ended
  December 31, 1998, 1997 and 1996..........................  F-76
Notes.......................................................  F-77
  ORDENAMIENTOS DE LINKS ESPECIALIZADOS, S.L. (OLE)
Report of Independent Accountants...........................  F-92
Balance Sheets as of June 30, 1999 and December 31, 1998....  F-93
Statements of Operations for the six months ended June 30,
  1999 and for the year ended December 31, 1998.............  F-94
Notes.......................................................  F-95

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of Terra Networks, S.A.:

     We have audited the consolidated financial statements of TERRA NETWORKS, S.A. (named TELEFONICA INTERACTIVA, S.A., until September 7, 1999) and SUBSIDIARIES, as described in Note 1 (the Terra Networks Group), comprising the consolidated balance sheets as of June 30, 1999 and December 31, 1998 and 1997, and the related consolidated statements of operations, changes in financial position and changes in shareholder's equity for the six month period ended June 30, 1999 and for each of the years ended December 31, 1998, 1997 and 1996. These financial statements are the responsibility of the Group's directors. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Telefonica Servicios y Contenidos por la Red, S.A. (TSCR), for the three years 1998, 1997 and 1996, the investment in which is reflected in the accompanying consolidated financial statements using the global consolidation method. The Company's proportionate share in assets of TSCR represents, as of December 31, 1998 and 1997, 40.03 percent and 24.05 percent of total assets, respectively, and its proportionate share in TSCR's revenues for the years 1998, 1997 and 1996 is 36.95 percent,
39.85 percent and 100 percent of total revenues, respectively. The financial statements of TSCR were audited by other auditors whose reports have been furnished to us, and our opinion insofar as it relates to the amounts included for TSCR is based solely on the reports of the other auditors.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of Terra Networks, S.A. and Subsidiaries as of June 30, 1999 and December 31, 1998 and 1997, and the results of their operations and changes in financial position for the six month period ended June 30, 1999 and for each of the years ended December 31, 1998, 1997 and 1996, in conformity with generally accepted accounting principles in Spain.

     Accounting practices used by the Group in preparing the accompanying financial statements conform with generally accepted accounting principles in Spain, but do not conform with accounting principles in the United States. A description of these differences and a reconciliation of consolidated net loss and shareholder's equity to United States generally accepted accounting principles is set forth in Note 18.

ARTHUR ANDERSEN

Madrid, Spain
October 27, 1999

                          INDEPENDENT AUDITORS' REPORT

To the Shareholder of
Servicios y Contenidos por la Red, S.A. Unipersonal

1. We have audited the financial statements of Servicios y Contenidos por la Red S.A.U. comprising the balance sheet as of December 31, 1997 and 1996 and the related profit and loss accounts and the related notes, for each of the years then ended, all expressed in Spanish pesetas. These financial statements are the responsibility of the Company's Directors. Our responsibility is to express an opinion on these financial statements based on our audits.

2. We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. We have not audited the financial statements of Servicios y Contenidos por la Red, S.A.U., for any period subsequent to December 31, 1997.

3. In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Servicios y Contenidos por la Red. S.A.U. as of December 31, 1997 and 1996, and the results of its operations and the changes in its financial position for the years then ended, and contain the required information, sufficient for their proper interpretation and comprehension, in conformity with generally accepted accounting principles and standards in Spain consistently applied.

4. As indicated in note 11, the Company has significant transactions with Telefonica Group companies.

Price Waterhouse Auditores, S.A.

February 23, 1998

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the shareholders and the Board of Directors of Telefonica Servicios y Contenidos por la Red, S.A.

     We have audited the balance sheet of Telefonica, Servicios y Contenidos por la Red, S.A. (the "Company") as of December 31, 1998 and the profit and loss statement for the year then ended. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     The financial statements as of and for the year ended December 31, 1998 are based on the Spanish statutorily approved financial statements of the Company prepared by the Company's directors. Our auditors' report dated February 19, 1999 on the Spanish statutorily approved financial statements was qualified with respect to an underprovision for obsolete stocks and doubtful accounts receivable of Ptas. 31.5 million and Ptas. 7.9 million respectively, as well as a scope limitation regarding a participating loan of Ptas. 88.4 million granted to a subsidiary, the financial statements of which were not available. Lastly, we expressed uncertainty as to the application of the going concern principle, given the Company's losses and insufficient net equity (per Spanish statutory requirements).

     United States securities regulations do not currently allow the use of financial statements in filings with the Securities and Exchange Commission (the "SEC") on which the Auditors' Report is qualified with respect to a material departure from generally accepted accounting principles. The accompanying financial statements for the year ended December 31, 1998 reflect an adjustments of the Spanish statutorily approved financial statements of the Company solely for the purpose of complying with the United States securities regulations.

     The adjustment to the Spanish statutorily approved financial statements consists in creating the above mentioned provisions for Ptas. 31.5 million and Ptas. 7.9 million respectively, by way of a charge to the 1998 income statement for the combined amount. Our scope limitation has been lifted by way of a letter of comfort from Telefonica Interactiva, S.A. (currently sole shareholder of the Company) in relation to the subsidiary to which the participating loan was granted, together with unaudited accounts relating to the year ended December 31, 1998 and the eight month period ended August 31, 1999. Notwithstanding the above, our uncertainty as regards the application of the going concern principle is still applicable to the attached adjusted financial statements.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telefonica Servicios y Contenidos por la Red, S.A. as of December 31, 1998, and the results of their operations for the year ended December 31, 1998, in conformity with generally accepted accounting principles accepted in Spain.

February 19, 1999*                                                 BDO Audiberia

                                                        Alfonso Osorio Iturmendi
                                                        Socio Auditor de Cuentas

* (except with respect to the letter of comfort referred to above, which is dated September 6, 1999).

            TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A.
                   UNTIL SEPTEMBER 7, 1999) AND SUBSIDIARIES

          CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1998
                                AND JUNE 30,1999

                                                               THOUSANDS OF EUROS
                                                       ----------------------------------
                                                       12/31/97    12/31/98     6/30/99
                       ASSETS                          --------    --------    ----------
Start-up costs.......................................       30          22          525
Intangible assets (net) (Note 5).....................      896         527        3,151
Property, plant and equipment (net) (Note 6).........      479       3,478        8,986
Financial assets:
  Long-term tax credits (Note 7).....................      842       1,230        1,349
  Long-term prepaid taxes (Note 11)..................       55          55           54
                                                        ------      ------      -------
  Total financial assets.............................      897       1,285        1,403
Goodwill (Notes 2-c and 4)...........................    2,789       2,288      199,304
Current assets:
  Inventories........................................       13         522        1,966
  Accounts receivable from third parties, net (Note
     8)..............................................    2,585       5,555        8,010
  Accounts receivable from related companies (Note
     12).............................................    2,037       1,274        1,454
  Prepayments........................................        2          --          165
  Tax receivables (Note 11)..........................      170         675        2,798
  Short-term financial investments (Notes 2-c and
     3-f)............................................      146       2,843      283,327
  Cash...............................................    1,753         148        2,025
                                                        ------      ------      -------
  Total current assets...............................    6,706      11,017      299,745
                                                        ------      ------      -------
TOTAL ASSETS.........................................   11,797      18,617      513,114
                                                        ======      ======      =======

The accompanying Notes 1 to 18 and Exhibits I and II are an integral part of these Consolidated Financial Statements.

     Amounts as of December 31, 1997 and 1998 have been restated from Spanish pesetas into Euro using the exchange rate as of January 1, 1999.

            TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A.
                   UNTIL SEPTEMBER 7, 1999) AND SUBSIDIARIES

          CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 1997 AND 1998
                               AND JUNE 30, 1999

                                                               THOUSANDS OF EUROS
                                                       ----------------------------------
                                                       12/31/97    12/31/98     6/30/99
        LIABILITIES AND SHAREHOLDER'S EQUITY           --------    --------     -------
Shareholder's equity (Note 9)........................    2,998       3,593       12,850
Minority interests (Note 10).........................    1,664          85      184,000
Long-term liabilities (Note 2-c).....................      183         221       10,258
Current liabilities:
  Accounts payable to trade creditors................    3,870       5,501       16,570
  Accounts payable to non-trade creditors............       70         647          540
  Accounts payable to related companies (Notes 2-c
     and 12).........................................    2,568       7,790      284,111
  Other liabilities..................................      444         780        4,785
                                                        ------      ------      -------
  Total current liabilities..........................    6,952      14,718      306,006
                                                        ------      ------      -------
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY...........   11,797      18,617      513,114
                                                        ======      ======      =======

The accompanying Notes 1 to 18 and Exhibits I and II are an integral part of these Consolidated Financial Statements.

     Amounts as of December 31, 1997 and 1998 have been restated from Spanish pesetas into Euro using the exchange rate as of January 1, 1999.

            TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A.
                   UNTIL SEPTEMBER 7, 1999) AND SUBSIDIARIES

  CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 1996,
                  1997 AND 1998 AND FOR THE SIX MONTH PERIODS
                          ENDED JUNE 30, 1998 AND 1999

                                                  THOUSANDS OF EUROS
                              ----------------------------------------------------------
                                         YEAR ENDED                  SIX MONTHS ENDED
                              --------------------------------    ----------------------
                              12/31/96    12/31/97    12/31/98      6/30/98      6/30/99
                              --------    --------    --------    -----------    -------
                                                                  (UNAUDITED)
Revenues from
subscriptions...............      818       2,390       9,646        3,811         5,169
Revenues from advertising...       --          72       1,115          327         1,076
Revenues from operations
  (Note 13).................      818       2,462      10,761        4,138         6,245
Other operating revenues....       --          88       1,384          438         2,110
                               ------      ------     -------       ------       -------
  Total revenues............      818       2,550      12,145        4,576         8,355
Goods purchased.............     (708)     (1,054)     (8,475)      (2,534)      (10,399)
Personnel expenses (Note
  13).......................     (661)       (928)     (3,175)      (1,276)       (3,424)
Depreciation and
  amortization..............     (123)       (464)       (701)        (309)         (763)
Other operating expenses
  (Note 13).................     (658)     (2,144)     (5,555)      (2,049)      (11,608)
                               ------      ------     -------       ------       -------
  Total operating expenses
     before financial
     expenses and goodwill
     amortization...........   (2,150)     (4,590)    (17,906)      (6,168)      (26,194)
                               ------      ------     -------       ------       -------
Operating loss..............   (1,332)     (2,040)     (5,761)      (1,592)      (17,839)
Amortization of goodwill
  (Note 4)..................       --        (310)       (339)        (170)       (3,227)
Financial income (expense)..      (25)        (81)        (90)         (86)          (85)
                               ------      ------     -------       ------       -------
  Loss from ordinary
     activities.............   (1,357)     (2,431)     (6,190)      (1,848)      (21,151)
Extraordinary income
  (expense).................       14          97        (562)         (46)            1
                               ------      ------     -------       ------       -------
  Loss before tax and
     minority interests.....   (1,343)     (2,334)     (6,752)      (1,894)      (21,150)
Corporate income tax credit
  (Notes 3-i and 11)........       --         363       1,334          244         4,109
Minority interests..........       --         465       1,673          582         1,725
                               ------      ------     -------       ------       -------
  Net loss..................   (1,343)     (1,506)     (3,745)      (1,068)      (15,316)
                               ======      ======     =======       ======       =======

The accompanying Notes 1 to 18 and Exhibits I and II are an integral part of these Consolidated Financial Statements.

     Amounts for the years ended December 31, 1996, 1997 and 1998 and for the six months ended June 30, 1998 have been restated from Spanish pesetas into Euros using the exchange rate as of January 1, 1999.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            AS OF JUNE 30, 1999 AND
                  DECEMBER 31, 1998 AND 1997 AND THE SIX MONTH
               PERIOD ENDED JUNE 30, 1999 AND FOR THE YEARS ENDED
                        DECEMBER 31, 1998, 1997 AND 1996
                (IN THOUSANDS OF EUROS UNLESS OTHERWISE STATED)

(1) INTRODUCTION AND GENERAL INFORMATION

GROUP COMPANIES --

     Terra Networks, S.A. and its subsidiaries and investees make up an integrated group of companies (the Terra Networks Group) that do business through the use of the Internet (access ("ISP"), portal, advertising, e-commerce, interactive services, etc.).

     Terra Networks, S.A., was formed on December 4, 1998 as a corporation for an unlimited duration. Its registered office is in Madrid (Spain). Subsequent to the formation of Terra Networks, S.A. by its parent company Telefonica S.A. Telefonica contributed certain investments in its Internet businesses to Terra Networks, S.A. No companies were contributed as of December 4, 1998. We have noted the companies subsequently contributed by Telefonica, S.A. in the table on the following page.

     For purposes of the accompanying consolidated financial statements, we have recorded these transfers of investments among entities under common control at the historical cost in the accompanying financial statements as if they occurred as of January 1, 1996.

     On September 7, 1999, the Parent Company changed its legal name from Telefonica Interactiva, S.A. to Terra Networks, S.A.

     Terra Networks, S.A. intends to apply for the listing of its shares on the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges and the quotation of American Depositary Shares relating to such shares on NASDAQ. The accompanying consolidated financial statements and notes with the related reports of independent accountants have been prepared for such purpose and for purposes of public offering.

     The accompanying financial statements have been retroactively restated for all periods that the Terra Networks Group companies were under the control of Terra Networks, S.A. since its incorporation in December 1998, and before that by its sole shareholder Telefonica, S.A.

     Exhibit I to the notes to consolidated financial statements lists the group companies in which Terra Networks, S.A. has direct or indirect holdings, their lines of business and their contributions to consolidated reserves and losses.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Since October 21, 1999, the Terra Networks Group structure has been as follows:

               Telefonica Interactiva Group structure Flow Chart

     As described above, the activity of the Terra Networks Group is focused on the development of different businesses related to the use of the Internet. This development is still in an early stage and the Group has been incurring losses through June 30, 1999 in its statements of operations and will continue to do so in the future, reducing its equity and increasing consequently the financial resources needed. The business plan prepared by the Group for the next five years contemplates net income before the end of this period, assuming the accomplishment of certain trends and hypotheses. It is not possible to evaluate if those trends and hypotheses are going to be accomplished and, consequently, what is going to be the future performance and viability in the medium- and long-term of the Terra Networks Group. To support the short-term financial needs, the sole shareholder of Terra Networks, S.A. as of September 7, 1999 approved a plan to increase the Group's capital (see Note 9).

(2) BASIS OF PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

A) TRUE AND FAIR VIEW --

     The accompanying consolidated financial statements of the Terra Networks Group were prepared from the accounts of Terra Networks, S.A. and of those companies that comprise the access (ISP) and portal activities controlled by the Terra Networks Group or its sole shareholder

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

during the period beginning January 1, 1996 and ended June 30, 1999. Within Telefonica's group there is also Internet activity performed by Telefonica Argentina, S.A. which had not been included in the primary financial statements because Terra Networks, S.A. had not entered into any agreement with the Telefonica Argentina minority interests to manage Internet activity to date.

     The individual financial statements were prepared by each company's directors in accordance with the accounting principles and standards regulated in Spain by the Commercial Code as implemented by the Spanish National Chart of Accounts and in the applicable regulations in the different countries in which the companies comprising the consolidated Group are located, and are presented in accordance with the regulations for the preparation of consolidated financial statements, as approved by Royal Decree 1815/1991. Accordingly, these consolidated financial statements give a true and fair view of the net worth and financial position as of June 30, 1999 and for the years ended December 31, 1998 and 1997 and of the results and funds obtained and applied for the six month period ended June 30, 1999 and for the years ended 1998, 1997 and 1996.

B) CONSOLIDATION PRINCIPLES --

     The companies over which effective control is exercised by virtue of ownership of a majority of the voting rights in their representation and decision-making bodies were consolidated by the global integration method; those in which there is significant influence but not ownership of a majority of the voting rights or joint management with third parties are carried by the equity method, unless they are not material with respect to giving a true and fair view of the Group. Significant influence is deemed to exist if the ownership interest exceeds 20% in the case of unlisted companies or 3% in the case of listed companies.

     The companies consolidated by period were as follows:

                                                                   OWNERSHIP
                                                      -----------------------------------
                                                                                 JUNE 30,
                     COMPANIES                        1996     1997     1998       1999
                     ---------                        -----    -----    -----    --------
TSCR ...............................................  100.0%   100.0%   100.0%    100.0%
CTC Internet (Chile)(a).............................   N/A     43.6%    43.6%      43.6%
Telefonica Servicios Internet del Peru SA.C.(b).....   N/A     31.5%      35%        35%
OLE ................................................   N/A      N/A      N/A      100.0%
Double Click Iberoamerica, S.L. ....................   N/A       90%      90%        90%
TI Brasil, Ltda. (c)................................   N/A      N/A      N/A      100.0%
TI Contenidos, S.A..................................   N/A      N/A      N/A      100.0%

---------------
N/A: Not applicable.

(a) CTC has been consolidated as Terra Networks controls greater than 50% of the voting interest in this entity.

(b) This entity has been consolidated as Terra Networks controls greater than 50% of the voting interest.

(c) Nutec Informatica, S.A. has been Consolidated by global integration (as of June 30, 1999) because Telefonica Interactiva Brasil, Ltda. owned 50.01% of the voting rights.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     All material accounts and transactions between the consolidated companies were eliminated in consolidation. In the case of group companies whose accounting principles differed from those of Terra Networks, S.A., adjustments were made in consolidation so as to present the consolidated financial statements on a uniform basis.

     The consolidated statements of operations include the results of operations of the acquired companies from the date of acquisition.

     The equity of the minority interests in the net worth and results of the companies consolidated by the global integration method is recorded under "Minority Interests" and "Loss Attributed to Minority Interests" (see Note 10).

     In accordance with standard practice in Spain, the accompanying consolidated financial statements do not include the tax effect, if any, of transferring the reserves of the consolidated companies and holdings carried by the equity method to the controlling company's accounts, since it is considered that such reserves will be used to finance their operations and that those that may be distributed will not give rise to a material additional tax cost.

C) CHANGES IN THE CONSOLIDATED GROUP --

     The main changes in the consolidated Group during the six month period ended June 30, 1999 and in 1998, 1997 and 1996 were as follows:

     In 1996, the Internet businesses managed in Chile and Peru by Telefonica S.A.'s subsidiaries were not significant and only TSCR with business in Spain was included.

     In 1997 the Internet businesses of CTC Internet (Chile) and the part related to the services provided to residential customers in Peru controlled by Terra Networks, S.A.'s sole shareholder Telefonica, S.A. are included for the first time in the consolidation. The information consolidated has been obtained from the subsidiary in Chile and extracted from the records of the subsidiary in Peru.

     In 1999, Terra Networks, S.A. acquired the following companies, that are included for the first time in the six month period ended June 30, 1999. The results of operations of these entities have been included in the consolidated results of Terra Networks, S.A. from the date each of the entities was acquired.

Ordenamiento de Links
Especializados, S.L. (OLE)

     On March 10, 1999, Terra Networks, S.A. acquired 100% of Ordenamiento de Links Especializados, S.L., (OLE). The acquisition was accounted for under the purchase method of accounting. The sole shareholder of OLE was INFOSEARCH HOLDINGS, S.A. with registered offices in Luxembourg. The purchase price of OLE was Euro 12.02 million. The goodwill generated amounts to Euro 12.25 million as shown in the table below (see Exhibit II).

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following is an allocation for the purchase price of the net assets acquired:

                                                                THOUSANDS OF
                                                                    EURO
                                                              ----------------
Purchase Price..............................................       12,020
Fair value of Assets and Liabilities acquired
  - Fixed Assets............................................           91
  - Current Assets
     -- Cash................................................           42
     -- Other Current Assets................................          155
                                                                   ------
                                                                      288
  - Liabilities
     -- Trade Creditor......................................         (229)
     -- Non Trade Creditors.................................         (287)
                                                                   ------
                                                                     (516)
                                                                   ------
                                                                     (228)
                                                                   ------
     Goodwill...............................................       12,248

     On September 13, 1999, in connection with the original agreement, Telefonica, S.A. undertook to sell to INFOSEARCH HOLDINGS, S.A. 4,928,000 shares of Terra Networks, S.A. for Euro 20.36 million (see Notes 9-e and 18).

Nutec Informatica, S.A.

     On June 15, 1999, Terra Networks, S.A. -- through its subsidiary Telefonica Interactiva Brasil, Ltda. -- signed a purchase commitment with the shareholders of Nutec Informatica, S.A., a company in Brazil which provides internet access (through the ZAZ trademark), markets software products developed by third parties, provides network access services and provides portal services.

     Under this agreement, Telefonica Interactiva Brasil, Ltda. acquired initially 16.67% of the capital of Nutec Informatica, S.A. and 50.01% of its voting rights, thereby gaining control of the company. The amount invested was approximately Euro 224.63 million. The acquisition was accounted for under the purchase method. The goodwill generated amounted to Euro 187.53 million. (See
Exhibit II). These cash proceeds from this investment were retained by Nutec Informatica, S.A. temporarily and at, June 30, 1999 were invested in short-term investments (see Note 3-f).

     On August 5, 1999, Nutec Informatica, S.A. distributed Euro 185.26 million to the former shareholders of Nutec Informatica, S.A. but not to Telefonica Interactiva Brasil, Ltda. and consequently, Telefonica Interactiva Brasil, Ltda. increased its holdings in Nutec Informatica, S.A. to 96%.

     Also, on August 5, 1999, Terra Networks, S.A. entered into an additional agreement whereby the parties undertook to:

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Establish a Specified Purpose company that will increase capital, fully subscribed by Taetel, S.L. a Telefonica Group company, by US$10 million.

     This Specified Purpose company will acquire Terra Networks, S.A. shares at the initial public offering by US$10 million and will exchange them with the 4% minority shareholders of Nutec Informatica, S.A.

     The consolidation by global integration of the 16.67% equity interest with the 50.01% of voting rights control generates a minority interest which amounts to Euro 185.05 million as of June 30, 1999.

     The following is an allocation of the purchase price of the net assets acquired:

                                                              THOUSANDS OF EURO
                                                              -----------------
Purchase price..............................................       224,630
Fair value of assets and liabilities acquired
  - Fixed assets............................................           444
  - Current assets
     - Cash.................................................        38,140
     - Other current assets.................................           562
  - Liabilities.............................................        (2,052)
                                                                   -------
                                                                    37,094
                                                                   =======
Goodwill....................................................       187,536

Double Click Iberoamerica, S.L.

     On May 31, 1999, Terra Networks, S.A. acquired from Telefonica Publicidad e Informacion, S.A., a wholly-owned subsidiary of Telefonica, S.A., 90% of the capital of Double Click Iberoamerica, S.L. representing Telefonica Publicidad's entire interest in Double Click. The price was Euro 530 thousand and a Euro 139 thousand goodwill was generated in this acquisition (see Exhibit II). This company has also been consolidated by the global integration method in 1997 and 1998 as Telefonica S.A. effectively owned a 90% interest in Double Click Iberoamerica, S.L. both before and after the transfer of this investment in Terra Networks, S.A..

(3) ACCOUNTING PRINCIPLES

     The main accounting principles used in the preparation of these consolidated financial statements are as follows:

A) GOODWILL IN CONSOLIDATION --

     The accompanying consolidated balance sheets include goodwill, net of amortization, arising from the excess of the amounts paid to acquire the dependent companies consolidated or carried by the equity method over their underlying book values at the acquisition date.

     The Group amortizes goodwill over 5 years (see Note 4 and Exhibit II).

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

B) TRANSLATION METHODS (PERIOD-END EXCHANGE RATE METHOD) --

     The financial statements of the Group companies outside Spain were translated to pesetas at the exchange rates prevailing at period-end, except for:

1. Capital stock and reserves, which were translated at historical exchange rates.

2. Statements of operations, which were translated at the average exchange rate for the period.

     The exchange differences arising from application of these procedures are included under "Shareholder's Equity" in the accompanying consolidated balance sheets, net of the portions of said differences relating to minority interests, which are recorded under "Minority Interests" on the liability side of the accompanying consolidated balance sheets.

C) START-UP EXPENSES --

     Start-up expenses, which include incorporation and capital increase expenses, are recorded at cost and are amortized on a straight-line basis over 5 years.

D) INTANGIBLE ASSETS --

     This caption in the accompanying consolidated balance sheets includes the cost of software licenses and the expenses incurred in the development of software.

     Software licenses are recorded at cost and are being amortized by the straight-line method over two to three years.

E) PROPERTY, PLANT AND EQUIPMENT --

     Property, plant and equipment is carried at cost.

     The costs of expansion, modernization and improvements leading to increased productivity, capacity or efficiency or to a lengthening of the useful lives of the assets are capitalised.

     Upkeep and maintenance expenses are expensed currently.

     Property, plant and equipment is depreciated using the straight-line method over the estimated useful life of the assets, as follows:

                                                               YEARS OF
                                                               ESTIMATED
                                                              USEFUL LIFE
                                                              -----------
Computer Hardware...........................................     2 - 7
Furniture, office equipment and other.......................    8 - 10

F) SHORT-TERM FINANCIAL INVESTMENTS --

     Long and short term investments represents our interests in short-term equity/debt securities or other short-term financial instruments.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Unlisted securities --

     At June 30, 1999, short-term financial investments of Euro 283.33 million are held by the following subsidiaries:

                                                              (MILLIONS OF
                           HOLDER                                EUROS)
                           ------                             ------------
Nutec Informatica, S.A......................................     224.63
Terra Networks, S.A. .......................................      23.98
TSCR .......................................................      19.13
TI Brasil, Ltda.............................................      11.56
OLE ........................................................       5.48

     The short-term financial investment held by Nutec Informatica, S.A. relates to the investment of excess cash on-hand related to Terra Networks, S.A.'s investment in Nutec Informatica, S.A. on June 15, 1999 (see Note 2-c). was a certificate of deposit maturing in 60 days and bearing interest at a market rate.

     The remainder of the short-term financial investments consist of financial investments with original maturities of three months to twelve months.

G) INVENTORIES --

     Inventories are stated at the lower of cost or market with cost being determined on the first-in first-out method of accounting. Obsolete or defective inventories have been reduced to realizable value. The provisions to write down inventories are recorded on the basis of age and turnover of inventory and when the companies are selling below cost for promotional means. The amounts shown for 1999 correspond mainly to Internet connection kits and modems in TSCR.

H) FOREIGN CURRENCY TRANSACTIONS --

     All short-term financial investments are recorded at cost. As these investments are of a short-term duration, the cost of these investments approximates their fair value.

     Fixed-income securities and receivables and payables denominated in foreign currencies are translated from the foreign currencies at the exchange rate prevailing at the transaction date, and are adjusted at period-end to the exchange rates then prevailing.

     Exchange differences arising on adjustment of foreign currency accounts payable and receivable to period-end exchange rates are classified by currency and due date.

     The positive net differences are recorded under "Deferred Revenues" on the liability side of the consolidated balance sheet, unless exchange losses have been charged to income in prior periods, in which case the net positive differences are credited to period income up to the limit of the negative net differences charged to income in prior periods.

     The positive differences deferred in prior periods are credited to income in the period in which the related accounts receivable and payable fall due or are repaid early, or are compensated with negative differences that are recognized for the same or higher amount for each homogeneous group of currencies, and negative exchange differences are first offset against any positive difference, and any excess is charged to income.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     For all periods presented, there were no deferrals of foreign-exchange transaction gains as any gains realized had not exceeded cumulative foreign exchange losses.

I) CORPORATE INCOME TAX AND OTHER TAXES --

     These captions in the consolidated statements of operations include all debits and credits arising from Spanish corporate income tax and similar taxes applicable to Group companies outside Spain, including those relating to period expenses and those arising from adjustments to amounts recorded in prior periods.

     The corporate income tax expense for each period is calculated on the basis of book income before taxes, increased or decreased, as appropriate, by the permanent differences from taxable income, defined as those arising between taxable income and book income before taxes that do not reverse in subsequent periods.

     Tax relief and tax credits, excluding tax withholdings and prepayments, are deducted from the corporate income tax charge in the period in which they are definitively taken. The difference between the expense incurred and the tax paid is due to revenue and expense recognition timing differences giving rise to prepaid and deferred taxes (see Note 11).

     Some companies included in the Terra Networks Group are subject to corporate income tax under the Spanish tax consolidation regime. Under Spanish Law a subsidiary must be at least 90% owned to be a member of its parent's tax consolidation group. These companies record income equal to 35% of their tax losses each year and an account receivable from Telefonica, S.A. that is the head of the consolidated group. When the companies cease to be in the Telefonica tax consolidation group, the tax credit recorded in 1999 will be treated as tax losses carried forward and will expire in ten years.

J) RECOGNITION OF REVENUES AND EXPENSES --

General standard --

     Revenues and expenses are recognized on an accrual basis, i.e., when the goods and services are actually provided, regardless of when the resulting monetary or financial flow occurs.

     Any differences between the estimated revenues accrued and those subsequently invoiced are not material and are recorded in the following period. In accordance with the accounting principle of prudence, only realizable income is recorded at period-end, whereas on contingencies and losses are recorded on.

     The main types of revenues recorded by the company are as follows:

ISP operations --

     Internet access with a fixed fee: Revenues from fixed fee internet access, including those billed in advance, are recognized during the period in which the services are provided. The accrued amounts are included under "Other Liabilities". These subscription agreements are generally for a period of twelve months.

     Since June 1999, free Internet access has been provided in Spain. Terra Networks, S.A. has signed a contract with Telefonica Data Espana, S.A., where interconnection charges for the service provided have been agreed (see Note 16).

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Portal operations --

     Advertising revenues are derived principally from:

     - Advertising arrangements under which Terra Networks Group receives revenues based on a cost-per-thousand impressions. These arrangements are pursuant to short-term agreements with our customers. Revenues are recognized at the point when the requisite number of impressions are reached, based on rate specified in each customer contract. Revenues under guarantee impression contracts are not recorded until the guarantee number of impressions are reached.

     - Sponsorship arrangements that allow advertisers to sponsor an area on one of Terra Networks Group's portals in exchange for a fixed payment. Fees from these arrangements are recognized on a straight lined bases over the life of the arrangement.

     - Fees for design, coordination and integration of advertising campaigns and sponsorships to be placed on one of Terra Networks Group's portals. These fees are recognized at the completion of each project, which generally take one month to complete.

E-commerce revenues --

     Derived from e-commence transactions conducted through Terra Networks Group portals. Revenues from a share in the proceeds from sales are recognized on notification of sales attributable to one of Terra Networks Group's portals. To date, e-commerce revenues have not been significant.

K) CONVERSION TO EURO AS REPORTING CURRENCY

     The consolidated financial statements and notes to consolidated financial statements are presented in Euros. The Company previously reported this information in Spanish pesetas, to the extent that these financial statements were consolidated into the consolidated financial statements of Terra Network, S.A.'s parent company, Telefonica, S.A. The conversion of peseta amounts into Euros related to the financial information presented prior to the creation of the Euro on January 1, 1999 was calculated using the exchange rate as of January 1, 1999 which was 1 Euro to 166.386 Spanish pesetas

     The comparative consolidated statements reported in Euros show the same trends as would have been presented if the Company had presented such statements in Spanish pesetas. The consolidated financial statements are not comparable to financial statements of other companies that report in Euros and that restate amounts from currencies other than Spanish pesetas.

L) STOCK SPLIT AND SHARE ISSUES TO TELEFONICA

     All share and purchase amounts have been retroactively restated to reflect the 1:2 reverse stock split approved by our Board of Directors on September 7, 1999. Furthermore, loss per share amounts in Note 18 reflect the retroactive effect and the issuance of 193,495,585 ordinary shares to Telefonica S.A. shortly thereafter. See Note 9.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(4) GOODWILL IN CONSOLIDATION

     The variations in "Goodwill in Consolidation" and in the related accumulated amortization in the six month period ended June 30, 1999 and in 1998 and 1997 were as follows:

                                                             THOUSANDS
                                                             OF EUROS
                                                             ---------
Balance at 12/31/96.........................................       --
                                                              -------
Additions...................................................    3,099
Amortization................................................     (310)
                                                              -------
Balance at 12/31/97.........................................    2,789
                                                              -------
Amortization................................................     (339)
Translation differences.....................................     (162)
                                                              -------
Balance at 12/31/98.........................................    2,288
                                                              -------
Additions...................................................  199,923
Amortization................................................   (3,227)
Translation differences.....................................      320
                                                              -------
Balance at 6/30/99..........................................  199,304
                                                              =======

     The additions in 1999 relate mainly to the purchase of OLE and Telefonica Interactiva Brasil, Ltda. (see Notes 2-c, 3-f and Exhibit II).

     The group amortizes goodwill over 5 years.

     The main addition for 1999 relate to Nutec Informatica, S.A., incorporated on June 15, 1999.

(5) INTANGIBLE ASSETS

     The details of the balances of the intangible asset accounts, the related accumulated amortization and the variations therein in the six-month period ended June 30, 1999 and in 1998 and 1997 are as follows:

                                                                   THOUSANDS OF EUROS
                                                              ----------------------------
                                                                      ACCUMULATED
                                                              COST    AMORTIZATION    NET
                                                              -----   ------------   -----
Balance at 12/31/96.........................................    962         (95)       867
                                                              -----      ------      -----
Additions...................................................    446        (417)        29
                                                              -----      ------      -----
Balance at 12/31/97.........................................  1,408        (512)       896
                                                              =====      ======      =====
Additions...................................................    171        (451)      (280)
Retirements.................................................   (150)         61        (89)
                                                              -----      ------      -----
Balance at 12/31/98.........................................  1,429        (902)       527
                                                              -----      ------      -----
Additions...................................................  2,491        (372)     2,118
Retirements.................................................   (213)         --       (212)
Inclusion of companies......................................    867        (149)       718
                                                              -----      ------      -----
Balance at 6/30/99..........................................  4,574      (1,423)     3,151
                                                              =====      ======      =====

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The main additions for 1999 relate to Terra Networks, S.A.'s and to TSCR intangible assets. "Inclusion of companies" relates mainly to Nutec Informatica, S.A.

(6) PROPERTY, PLANT AND EQUIPMENT

     The details of the balances of property, plant and equipment, the related accumulated amortization and the variations therein in the six-month period ended June 30, 1999 and in 1998 and 1997 are as follows:

                                                          THOUSANDS OF EUROS
                          ----------------------------------------------------------------------------------
                            TECHNICAL      PROJECTS     COMPUTER   FURNITURE            ACCUMULATED
                          INSTALLATIONS   IN PROGRESS   HARDWARE   AND OTHER   TOTAL    AMORTIZATION    NET
                          -------------   -----------   --------   ---------   ------   ------------   -----
Balance at 12/31/96.....        --              --          62         19          81         (32)        49
                               ---           -----       -----        ---      ------      ------      -----
Additions...............        --              --         471          1         472         (42)
Retirements.............        --              --          (2)        --          (2)          1
Translation
  differences...........        --              --          --         --          --           1
                               ---           -----       -----        ---      ------      ------      -----
Balance at 12/31/97.....        --              --         531         20         551         (72)       479
Additions...............       164             133       2,882        100       3,279        (241)
Retirements.............        --              --          (2)       (18)        (20)         --
Translation
  differences...........        --              --          --         --          --         (19)
                               ---           -----       -----        ---      ------      ------      -----
Balance at 12/31/98.....       164             133       3,411        102       3,810        (332)     3,478
Additions...............       167             899       2,762         18       3,846        (360)
Retirements.............        --              --         (35)        --         (35)          8
Inclusion of companies..       167              --       2,677        134       2,978        (824)
Translation
  differences...........        --              --          (3)        --          (3)       (102)
                               ---           -----       -----        ---      ------      ------      -----
Balance at 6/30/99......       498           1,032       8,812        254      10,596      (1,610)     8,986
                               ---           -----       -----        ---      ------      ------      -----

     The main additions relate to the acquisition by Terra Networks, S.A. and TSCR of property, plant and equipment. "Inclusion of companies" mainly relates to Nutec Informatica, S.A.

(7) LONG-TERM TAX CREDITS

     The detail of the balances of and changes in this caption in 1998 and 1997 and the six-month period ended June 30, 1999, are as follows:

                                                        THOUSANDS OF EUROS
                       -------------------------------------------------------------------------------------
                       BALANCE AT               BALANCE AT               BALANCE AT               BALANCE AT
                        12/31/96    ADDITIONS    12/31/97    ADDITIONS    12/31/98    ADDITIONS    6/30/99
                       ----------   ---------   ----------   ---------   ----------   ---------   ----------
Loans to affiliated
  companies..........      --          842         842          388        1,230           3        1,233
Long-term guarantees
  and deposits.......      --           --          --           --           --         116          116
                          ---          ---         ---          ---        -----         ---        -----
TOTAL................      --          842         842          388        1,230         119        1,349
                          ===          ===         ===          ===        =====         ===        =====

     The loans to affiliated companies caption as of June 30, 1999 includes mainly participating loans and other loans from Terra Networks's subsidiary to its equity method investees.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(8) ACCOUNTS RECEIVABLE

     The details of the balances of this caption as of June 30, 1999 and December 31, 1998 and 1997 are as follows:

                                                                  THOUSANDS OF EUROS
                                                         ------------------------------------
                                                          12/31/97     12/31/98     6/30/99
                                                         ----------   ----------   ----------
Customers..............................................     3,621        7,812       11,575
Other..................................................        --            7           39
Allowance for bad debts................................    (1,036)      (2,264)      (3,604)
                                                           ------       ------       ------
TOTAL..................................................     2,585        5,555        8,010
                                                           ======       ======       ======

     The amounts shown as "Allowance for bad debts" in 1999 correspond mainly to CTC Internet (Euro 2.68 million ) and Nutec Informatica, S.A. (Euro 0.89 million).

(9) SHAREHOLDER'S EQUITY

     The details of the balances of and changes in equity accounts in the six month period ended June 30, 1999 and in 1998, 1997 and 1996 are as follows:

                                                                THOUSANDS OF EUROS
                                                   --------------------------------------------
                                                                             LOSS        TOTAL
                                                   CAPITAL   RESERVES   OF THE PERIOD    EQUITY
                                                   -------   --------   --------------   ------
BALANCE 12/31/95.................................     150        (13)           17          154
                                                   ------     ------       -------       ------
Charges to reserves of 1995......................      --         17           (17)
Loss of the period...............................      --         --        (1,343)
                                                   ------     ------       -------       ------
BALANCE 12/31/96.................................     150          4        (1,343)      (1,189)
                                                   ------     ------       -------       ------
Charges to reserves of 1996......................      --     (1,343)        1,343
Translation differences..........................      --         66            --
Investment by parent company.....................      --      2,466            --
Capital increase.................................   1,322      1,989            --
Capital decrease.................................    (150)        --            --
Loss of the period...............................      --         --        (1,506)
                                                   ------     ------       -------       ------
BALANCE 12/31/97.................................   1,322      3,182        (1,506)       2,998
                                                   ------     ------       -------       ------
Charges to reserves of 1997......................      --     (1,506)        1,506
Translation differences..........................      --         73            --
Capital increase.................................   4,267         --            --
Loss of the period...............................      --         --        (3,745)
                                                   ------     ------       -------       ------
BALANCE AT 12/31/98..............................   5,589      1,749        (3,745)       3,593
                                                   ------     ------       -------       ------

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                THOUSANDS OF EUROS
                                                   --------------------------------------------
                                                                             LOSS        TOTAL
                                                   CAPITAL   RESERVES   OF THE PERIOD    EQUITY
                                                   -------   --------   --------------   ------
Charges to reserves of 1998......................      --     (3,745)        3,745
Translation differences..........................      --      2,936            --
Investment by Parent Company.....................  (5,529)     3,186            --
Capital increase.................................   2,945     21,035            --
Loss of the period...............................      --         --       (15,316)
                                                   ------     ------       -------       ------
BALANCE AT 6/30/99...............................   3,005     25,161       (15,316)      12,850
                                                   ------     ------       -------       ------

A) CAPITAL STOCK --

     The capital stock of Terra Networks, S.A. as of June 30, 1999 is represented by 3,000,000 shares of 1.002 Euro nominal value each. Its sole shareholder was Telefonica, S.A. The 1999 capital increase was subscribed with an additional paid in capital over nominal value of Euro 21 million. The amounts of capital stock present the main existing company at each time; for 1997, correspond to TSCR, for 1998 correspond to TSCR and Terra Networks, S.A. (since it was incorporated at December 4, 1998), and for 1999 correspond to Terra Networks, S.A.

B) LEGAL RESERVE --

     Under the revised Corporations Law, 10% of income for each year must be transferred to the legal reserve until the balance of this reserve reaches at least 20% of capital stock. The legal reserve can be used to increase capital, provided that the remaining reserve balance does not fall below 10% of the increased capital stock amount. Otherwise, until the legal reserve exceeds 20% of capital stock, it can only be used to offset losses, provided that sufficient other reserves are not available for this purpose. At June 30, 1999, Terra Networks, S.A. had no legal reserve due to its losses.

C) RESERVES --

     Consolidated reserves include the reserves and retained earnings of the Terra Networks Group subsidiaries. Translation differences relate mainly to the effect of exchange rate fluctuations on the net assets of the companies located outside Spain (see Note 3-b). These effects gave rise to an increase of Euro 2,936 thousand in 1999, due mainly to the consolidation of Telefonica Interactiva Brasil, Ltda., and Euro 73 thousand in 1998.

D) INVESTMENT BY PARENT COMPANY --

     "Investment by parent company" includes the capital increases in the companies owned by Telefonica, S.A. before the creation of the Terra Networks Group.

     Reserves contribution of companies acquired by Terra Networks, S.A. are registered under "Investment by parent company".

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

E) CAPITAL INCREASE --

     As of September 7, 1999 the Terra Networks, S.A. sole shareholder, Telefonica, S.A. approved, among others, the following decisions:

     -- Increase the shares nominal value which compose the capital stock of the Company and reduce the shares number of 2 to 1.

     -- The capitalization of liabilities to the sole shareholder Telefonica, S.A. equal to Euro 266.79 million.

     -- Contribution of funds by Telefonica, S.A. equal to Euro 120.2 million.

     As of October 1, 1999, the Terra Networks, S.A. Shareholders Meeting, approved among other things, the following agreements:

     -- Capital subscribed by INFOSEARCH HOLDINGS, S.A.(OLE's former shareholder) for Euro 20.8 million (See Note 2-c).

     -- Capital subscribed by a bank for the ESOP (Employee Stock Option Plan). Capital increase amounting to Euro 30.21 million, for the purpose of transferring to the banks in charge of this ESOP shares of the Company. In turn, these banks will grant options to the management employees of the Company.

     The above-mentioned capital increase structure is as follows:

                                           NUMBER OF SHARES                          MILLIONS OF EUROS
                                      --------------------------       ISSUE        --------------------
                                                     CUMULATIVE        PRICE        SUSCRIBED    PAID IN
OPERATION                               ISSUED          TOTAL       (EURO/SHARE)     CAPITAL     SURPLUS
---------                             -----------    -----------    ------------    ---------    -------
INITIAL SITUATION...................    3,000,000      3,000,000                       3.00       21.04
Reverse stock split 1 for 2.........          1/2      1,500,000                         --          --
Accounts payable capitalization.....  133,394,375    134,894,375        2.00         266.79          --
Contribution of funds...............   60,101,210    194,995,585        2.00         120.20          --
Agreement with INFOSEARCH HOLDINGS,
  S.A. .............................    4,928,000    199,923,585        4.22           9.86       10.94
ESOP................................   14,000,000    213,923,585        2.16          28.00        2.21
                                      -----------    -----------                     ------       -----
Final situation.....................                 213,923,585                     427.85       34.19
                                      -----------    -----------                     ------       -----

(10) MINORITY INTERESTS

     This caption relates to the share of minority shareholders in the equity and loss for the year of the Terra Networks Group companies consolidated by the global integration method. The variations for the six month period ended June 30, 1999 and in 1998 and 1997 in the balances of this caption in the consolidated balance sheets are as follows:

                                                              THOUSANDS
                                                              OF EUROS
                                                               AMOUNT
                                                              ---------
BALANCE AT 12/31/96.........................................        --
                                                               -------
Capital contribution and inclusion of companies.............     2,129
Loss for the year...........................................      (465)
                                                               -------

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                              THOUSANDS
                                                              OF EUROS
                                                               AMOUNT
                                                              ---------
BALANCE AT 12/31/97.........................................     1,664
                                                               -------
Capital contribution and acquisitions.......................        --
Loss for the year...........................................    (1,673)
Variation in translation differences........................        94
                                                               -------
BALANCE AT 12/31/98.........................................        85
                                                               -------
Capital contribution and acquisitions.......................   185,483
Loss for the year...........................................    (1,725)
Variation in translation differences........................       157
                                                               -------
BALANCE AT 6/30/99..........................................   184,000
                                                               -------

     The increase in 1999 relates mainly to the consolidation by global integration of the 16.67% of shares and 50.01% of voting rights of Nutec Informatica, S.A. (see Note 2-c).

(11) TAX MATTERS

A) PREPAID AND DEFERRED TAXES --

     The details as of June 30, 1999 and December 31, 1998 and 1997 of the Terra Networks Group's prepaid taxes, and of the variations therein in the periods then ended, are as follows:

                                                                 THOUSANDS OF EUROS
                                                                   PREPAID TAXES
                                                              ------------------------
                                                              SHORT-    LONG-    TOTAL
                                                               TERM     TERM     TAXES
                                                              ------    -----    -----
BALANCE AT DECEMBER 31, 1997................................     --       55       55
                                                                ---      ---      ---
BALANCE AT DECEMBER 31, 1998................................     --       55       55
                                                                ---      ---      ---
Reversal....................................................   (130)      (1)    (131)
Inclusion of companies and other............................    271       --      271
                                                                ---      ---      ---
BALANCE AT JUNE 30, 1999....................................    141       54      195
                                                                ===      ===      ===

     Short-term prepaid taxes relate principally to indexation adjustments to assets due to inflation.

     Long-term prepaid taxes relate principally to temporary differences between the financial reporting basis and the tax basis of assets or liabilities that at some future date will be reversed. Terra Networks, S.A. has recorded prepaid taxes at the rate of the corporate income tax applicable in the country in which each company of the Group is resident. The temporary differences primarily relate to amortization expenses.

B) ACCRUED TAXES PAYABLE AND TAX RECEIVABLES --

     The details of "Accrued Taxes Payable" and "Tax Receivables" as of June 30, 1999 and December 31, 1998 and 1997 are as follows:

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                  THOUSANDS OF EUROS
                                                          -----------------------------------
                                                          12/31/97     12/31/98      6/30/99
                                                          --------     --------      -------
ACCRUED TAXES PAYABLE (LONG-TERM):
Other taxes payable.....................................       --           --            187
Other accrued taxes payable (short-term)................      118          416          1,265
Corporate income tax....................................       --           --            108
Other taxes.............................................      118          416          1,157
                                                          ---------    ---------    ---------
          Total.........................................      118          416          1,452
TAX RECEIVABLES (LONG-TERM):
Long-term deferred tax prepayments......................       55           55             54
Other tax receivables (short-term)......................      170          675          2,798
Corporate income tax prepayments........................       52          153            114
Corporate income tax refundable.........................       --           --            141
Other taxes.............................................      118          523          2,543
                                                          ---------    ---------    ---------
Total...................................................      225          730          2,852
                                                          =========    =========    =========

C) RECONCILIATION OF THE INCOME PER BOOKS TO THE TAXABLE INCOME --

     The reconciliation of income per books to taxable income for corporate income tax purposes for the six month period ended June 30, 1999 and 1998 and 1997 is as follows:

                                                                  THOUSANDS OF EUROS
                                                      -------------------------------------------
                                                              YEAR ENDED             SIX MONTHS
                                                      --------------------------        ENDED
                                                       12/31/97       12/31/98         6/30/99
                                                       --------       --------       ----------
Loss before tax and minority interests..............      (2,334)        (6,752)          (21,150)
Consolidation adjustments...........................         310            210            (8,880)
Permanent differences...............................          --             --             9,720
Timing differences:
  Arising in the year...............................         150            141                --
  Arising in prior years............................          --             --                --
                                                      -----------    -----------    -------------
TAXABLE INCOME (LOSS)...............................      (1,874)        (6,401)          (20,310)
                                                      ===========    ===========    =============

     The adjustments for timing differences relate mainly to amortization expenses.

     For the six months ended June 30, 1999, the loss before taxes increased because the permanent differences arising in 1999 relate to write-down of investment expenses not deductible. These expenses were recorded in Terra Networks, S.A., to depreciate the financial investments due to the losses for the period in companies that belong to Telefonica S.A.'s tax consolidation group.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

D) CALCULATION OF CORPORATE INCOME TAX EXPENSE --

     For the six months ended June 30, 1999, the companies included in the Terra Networks Group had no taxable income subject to corporate income tax.

     The years open for review by the tax inspection authorities for the main applicable taxes vary from one consolidated company to another, although they are generally all years since 1996. No additional material liabilities are expected to arise for the Group in the event of a tax inspection.

E) TAX LOSS CARRY-FORWARDS --

     The corporate income tax laws of the countries in which the companies belonging to the Group are resident allow the offsetting of previous years' losses against the taxable income deriving from profits when these are generated.

     As of June 30, 1999, the period of generation of amounts of the tax loss carry-forwards are the following:

PERIOD OF                                                     THOUSANDS
GENERATION                                                    OF EUROS
----------                                                    ---------
  1996......................................................    1,297
  1997......................................................      509
  1998......................................................    2,704
  1999(*)...................................................   20,310
                                                               ------
                                                               24,820
                                                               ======

---------------
(*) For fiscal year 1999, the amount corresponds to an estimate of negative taxable income because the interim period does not correspond to a fiscal year.

     Tax losses may be offset as follows:

     - Spanish companies could offset tax losses within 10 years.

     - For the Chilean companies, the offset has no time limit.

     - For the Brazilian companies, there is no time limit for the offset of the losses, but the amount of the taxable income offset may not be higher than 30% of the total taxable income.

F) TAX CONSOLIDATION WITH TELEFONICA S.A. --

     Some of the companies of the Terra Networks Group (namely Terra Networks, S.A., TSCR, Double Click, S.L. and OLE) belong, for corporate income tax purposes, to the tax consolidation group of Telefonica S.A. Under this tax consolidation regime, the tax losses of the companies named above are transferred to the tax consolidation group, and these companies record income for the tax credits corresponding to the tax losses transferred and an accounts receivable from Telefonica S.A. for the same amount. It is the practice in the Telefonica Group not to pay these tax-related receivables until these companies have taxable income.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The details of these accounts receivable from Telefonica S.A. as of June 30, 1999 and as of December 31, 1998 and 1997 are as follows:

        THOUSANDS OF EUROS
----------------------------------
12/31/97    12/31/98     6/30/99
--------    --------     -------
  322        1,656        5,871

(12) RELATED COMPANIES

     The details of the amounts receivable from and payable to related companies are as follows:

                                                                    THOUSANDS OF EUROS
                                                              ------------------------------
                                                              12/31/97   12/31/98   06/30/99
                                                              --------   --------   --------
CTC due to CTC Internet.....................................   1,931        317         104
Telefonica, S.A. due to Double-Click, S.L. .................      --         49          --
TTD due to Double-Click, S.L. ..............................      --         14          --
TELYCO due to TSCR..........................................      11        406          83
Telefonica, S.A. due to TSCR................................      69         --           6
CTC Corp due to CTC Intenelt................................      --        374       1,128
Other.......................................................      26        114         133
                                                               -----      -----     -------
TRADE ACCOUNTS RECEIVABLE FROM RELATED COMPANIES............   2,037      1,274       1,454
                                                               =====      =====     =======
TSCR due to TELYCO..........................................      --        185          --
Terra Networks, S.A. due to Telefonica, S.A. (Note 3-f)*....      --         --     266,784
TSCR due to Telefonica, S.A.................................      16        230         361
TSCR due to TSAI............................................     576      1,221       4,950
TSCR due to Tempotel........................................      --         89         113
TSCR due to UGS (TGS).......................................      67         --          52
TSCR due to TS..............................................     128        309          48
TSCR due to Telefonica Multimedia...........................      21         53          --
Double-Click, S.L. due to TPI...............................     233        342          --
Double-Click, S.L. due to TSAI..............................      --          6          --
CTC Internet due to CTC Corp................................      --        465         754
CTC Internet due to Nexcom, S.A.............................      --        195         345
CTC Internet due to CTC Mundo, S.A..........................     802      1,930       3,978
CTC Internet due to CTC.....................................      21      2,716       3,497
Terra Networks, S.A. due to Telefonica TPI..................      --         --       2,164
Terra Networks, S.A. due to Telefonica I+D..................      --         --         216
Terra Networks, S.A. due to Telefonica Media................      --         --          96
Other.......................................................     704         49         753
                                                               -----      -----     -------
ACCOUNTS PAYABLE TO RELATED COMPANIES.......................   2,568      7,790     284,111
                                                               =====      =====     =======

---------------
* This balance comprises basically the loans granted by the parent company Telefonica, S.A. for the acquisition of companies engaged in the Internet business. These loans bear interest at Euribor + 0.35%.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

\(13) REVENUES AND EXPENSES

REVENUES

     The breakdown of revenues per Group company is as follows:

                                                 THOUSANDS OF EUROS
                             ----------------------------------------------------------
                                        YEAR ENDED                  SIX MONTHS ENDED
                             --------------------------------    ----------------------
          COMPANY            12/31/96    12/31/97    12/31/98      6/30/98      6/30/99
          -------            --------    --------    --------    -----------    -------
                                                                 (UNAUDITED)
Terra Networks, S.A........     --           --           --           --           20
TSCR.......................    818          981        4,447        1,689        2,249
Double Click, S.L. ........     --           72        1,115          327          761
CTC Internet...............     --        1,409        5,199        2,122        2,920
OLE........................     --           --           --           --          295
                               ---        -----       ------        -----        -----
                               818        2,462       10,761        4,138        6,245
                               ===        =====       ======        =====        =====

PERSONNEL EXPENSES

     The details of personnel expenses are as follows:

                                                 THOUSANDS OF EUROS
                             ----------------------------------------------------------
                                        YEAR ENDED                  SIX MONTHS ENDED
                             --------------------------------    ----------------------
                             12/31/96    12/31/97    12/31/98      6/30/98      6/30/99
                             --------    --------    --------    -----------    -------
                                                                 (UNAUDITED)
Wages and salaries.........    544          810        2,946        1,202        3,006
Employee welfare expenses
  and other................    117          118          229           74          418
                               ---        -----       ------        -----        -----
                               661          928        3,175        1,276        3,424
                               ===        =====       ======        =====        =====

NUMBER OF EMPLOYEES --

                                          12/31/96    12/31/97    12/31/98     6/30/99
                                          --------    --------    --------    ----------
Terra Networks, S.A.....................     --          --          --           37
TSCR....................................     10           9          54           55
CTC Internet............................     --          59          78           77
Double Click, S.L. .....................     --           5           7           10
OLE.....................................     --          --          --           17
                                             --          --         ---          ---
TOTAL...................................     10          73         139          196
                                             ==          ==         ===          ===

     The figures in the foregoing table relate to consolidated companies.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

OTHER OPERATING EXPENSES --

     The details of the operating expenses are as follows:

                                                 THOUSANDS OF EUROS
                             ----------------------------------------------------------
                                        YEAR ENDED                  SIX MONTHS ENDED
                             --------------------------------    ----------------------
                             12/31/96    12/31/97    12/31/98      6/30/98      6/30/99
                             --------    --------    --------      -------      -------
                                                                 (UNAUDITED)
Renting and leasing........     --          113         666           215        1,211
Repair and maintenance.....     --           36         132            --        1,085
Professional services......    337           47         557            77        1,877
Bank services..............     --            4          10             3           24
Local taxes................     --           --          55            --           --
Marketing expenses.........    319          317       2,269           866        5,952
Water, light,
  telecommunications and
  other supplies...........     --           69         275            60          135
Cleaning services..........     --           --          21            11            8
Per diems and fees.........     --           --          35            17           29
Uniforms and other
  equipment................     --           12          --            --           23
Office material............     --          294          72            83           27
Other......................     --          201         468           219          888
Bad debt allowance.........      2        1,051         995           498          349
                               ---        -----       -----         -----       ------
                               658        2,144       5,555         2,049       11,608
                               ===        =====       =====         =====       ======

(14) DIRECTORS' REMUNERATION AND OTHER BENEFITS

     During the six months ended June 30, 1999 Telefonica, S.A. has charged the Terra Networks Group Euro 231 thousand related to its Directors' remuneration which has been included under "Professional Services". No such charges were made to Terra Networks, S.A. in 1998. As of June 30, 1999 there are no other commitments to Board members.

(15) OTHER INFORMATION (UNAUDITED)

"YEAR 2000" --

     The "Year 2000" issue is of particular importance to the Internet industry, since there is a significant software component in Internet networks, and both the management and operation thereof could be affected.

     In 1997 Telefonica, S.A., Terra Networks, S.A.'s sole shareholder, aware of the scope and magnitude of this problem, initiated a project known as "Millennium" to address and solve the problems and incidents that the arrival of the year 2000 may have with respect to the activities, processes and systems involved in the business.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The project addressed the possible effects of this issue and encompassed technological and systems aspects, processes, products and services, organisational areas and functions and legal and risk hedging aspects. In this regard Telefonica, S.A.:

     1. Assessed the possible impacts on all areas of the business.

     2. Drew up action plans required in each case to minimise the impacts identified.

     3. Carried out all conversions, replacements and corrective measures required to neutralise the problem in all the affected areas.

     4. Conducted tests, on both an individual and an overall basis, on all items, processes and systems.

     5. Started up all the new items tested.

     6. And, lastly, prepared contingency and emergency plans so as to be able to react in the event of any unforeseen failures that might arise as a result of dependence on third parties.

     These plans are being developed with the assistance of third-party consultants specialized in Year 2000 contingency plans. To date, including ZAZ and Infotel, Telefonica group has spent approximately US$ 1.4 million. Most of the Group's hardware has been recently acquired is already Year 2000 compliant. Telefonica, S.A. expects to incur an additional US$ 20 million to review the status of its IT and non IT systems. These plans will be revised continually through the end of 1999, as Terra Networks, S.A. evaluates the results of tests conducted on remedial items.

     The action plans were completed in the first half of 1999, and the last half of the year will be used for final testing. However, from a global standpoint, the Telefonica Group acknowledges its dependence on other organisations and companies to solve this problem (suppliers, interconnection with other telecommunications operators, etc.) and, accordingly, it is co-operating closely with them in order to identify and implement the appropriate solutions in each case. Related to Infosel in Mexico, the board of directors expects that its action plan will be completed by October 30, 1999. And related to Nutec Informatica, S.A. (ZAZ) in Brasil, the action plan will be completed by September 30, 1999.

(16) SUBSEQUENT EVENTS

A) ACQUISITIONS AND CO-OPERATION AGREEMENTS --

  CIERV, S.L. --

     On July 29, 1999, Terra Networks, S.A., concluded a share purchase agreement with the shareholders of CIERV (Centro de Investigacion y Experimentacion de Realidad Virtual, S.L.) known as the Teknoland Group. Its main activity is to design online products like websites, intranets and extranets, create virtual communities and offer other web based services.

     Under this agreement, CIERV was spun off into two companies, CIERV and CIERV NUEVA. Terra Networks, S.A. acquired all the shares of CIERV, which owns 14.33% of Corporacion Real Time Team, S.L. (CRTT). The price paid amounted to Euros 6.62 million.

     Subsequently, Terra Networks, S.A. paid Euros 7.59 million in a CRTT capital increase resulting in a 27.1% holding in CRTT.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     However, following subsequent capital increases that were subscribed by the other shareholders, Terra Networks, S.A. will ultimately have a 25% stake in CRTT.

  INFOVIA, S.A. --

     On July 21, 1999, INFOVIA INTERNATIONAL INC., which owns 98.33% of INFOVIA, S.A. sold 95% of the capital stock of INFOVIA to Terra Networks, S.A. for US$4 million (approximately Euros 3.86 million).

  IDT --

     On October 5, 1999, Terra Networks, S.A. entered into a joint venture agreement with International Discount Telecommunications Corp. (IDT) to carry on jointly ISP and portal activities for Hispano-American customers in the U.S. This agreement will have a term of four years, after which it will be renewable annually.

     For this purpose, two companies were formed, one for ISP activities, 51% owned by Terra Networks, S.A. and 49% owned by IDT, and one for portal activities, 90% owned by Terra Networks, S.A. and 10% owned by IDT.

     In the portal activities, Terra Networks, S.A. will contribute the funds required to carry on the activity and, in exchange, IDT undertakes to achieve a certain level of sales and, if it fails to do so, to reduce its ownership interest in the company.

     To enable the ISP activity to be carried on, Terra Networks, S.A. will make a monetary contribution of up to US$30 million in a maximum period of two years and when the aforementioned joint venture's business plan so requires.

     Separately, IDT undertakes to subscribe US$15 million of shares in the initial public offering by Terra Networks, S.A.

     The agreement will be terminated if either of the parties voluntarily fails to comply with any of the clauses of the agreement, if the agreements adopted cannot be fulfilled or if the agreed level of service is not reached.

  TELEFONICA DATA --

     In September 1999, Terra Networks, S.A. stopped charging on Internet access fee for subscribers using its Spanish ISP service.

     To offset this lost revenue, in September 1999, Terra Networks, S.A. and Telefonica Data Espana, S.A. (TDE) entered into an agreement to establish the terms under which Terra Networks, S.A. will be compensated by TDE for the traffic that Terra Networks, S.A. captures for the TDE network.

     The consideration to be paid by Telefonica Data Espana, S.A. to Terra Networks, S.A. for induced traffic is equal to the total number of minutes of traffic induced by Terra Networks, S.A. on a monthly basis multiplied by a factor as indicated below:

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

               FACTOR                        TRAFFIC INDUCED PER MONTH
               ------                        -------------------------
          (PESETAS/MINUTE)                           (MINUTES)
                0,4                    From 0 up to 83.333.000
                0,5                    From 83.333.001 up to 208.333.000
                0,6                    From 208.333.001 up to 416.667.000
                0,7                    From 416.667.001 up to 625.000.000
                0,8                    From 625.000.001 up to 833.333.000
                0,9                    From 833.333.001 up to 1.041.667.000
                1,0                    From 1.041.667.001 up to 1.250.000.000
                1,1                    From 1.250.001 onwards.

     This payment structure is the same that TDE must pay to other ISPs in accordance with Spanish Telecommunications regulations.

AMADEUS GLOBAL TRAVEL DISTRIBUTION, S.A. --

     On July 23, 1999, Terra Networks, S.A. entered into a joint venture agreement with Amadeus Global Travel Distribution, S.A.

     The purpose of the agreement is to set up a joint venture that will create a travel website. This website will provide news, reports, information on destinations, facilities for buying tickets on-line and other travel-related products.

     The joint venture will be set up with a capital of one million shares paid in equal proportions by each of the two parties.

INFOSEL --

     On September 10, 1999, Bidasoa, B.V. and Terra Networks, S.A. formed a Mexican corporation, Terra Networks S.A. de CV, with a capital stock of 50,000 Mexican pesos. Of this amount, Bidasoa, B.V. subscribed and paid all the series A shares, which have full voting rights and represent 25% of the capital stock. Terra Networks, S.A. subscribed and paid the remaining 75%, i.e. all the series B shares, which have restricted voting rights.

     On October 5, 1999, it was resolved to increase capital by US$ 60,000,000 (564,378,000 Mexican pesos). This increase was 25% subscribed by Bidasoa, B.V. (all the class A shares) and 75% subscribed by Terra Networks, S.A. (all the class B shares). On that same date Terra Networks S.A. de C.V. purchased 100% of Informacion Selectiva S.A. de C.V. (Infosel) for the same amount, i.e. US$ 60,000,000. On October 5, 1999, Bidasoa, B.V. and Terra Networks, S.A. entered into a share purchase and sale agreement whereby Terra Networks, S.A. acquired all the series A shares issued by Terra Networks, S.A. de CV in exchange for the payment to Bidasoa, B.V. of an advance of US$ 15,000,000 and the future delivery of shares of Terra Networks, S.A. amounting to US$ 220,000,000 in the forthcoming public offering at the institutional share price established.

     In the aforementioned share purchase and sale agreement, the parties also agreed for the modification of the selling price if the public offering takes place after December 31, 1999, and, if it does take place after December 31, 1999, the net worth of Terra Networks, S.A. de CV or of Infosel varies with respect to the situation on which the current value was based.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CTC INTERNET (CHILE) --

     On September 8, 1999, Terra Networks, S.A. formed Telefonica Interactiva Chile Limitada, with a capital of 100,000 Chilean pesos, in which Terra Networks, S.A. has a 99% holding.

     On October 4, 1999, CTC Mundo sold to Telefonica Interactiva Chile Limitada all the shares it owned in Proveedora de Servicios de Conectividad, amounting to 95% of the Company's shares validly issued by the Company. Also, in accordance with a resolution of the Shareholders' Meeting on June 18, 1997, CTC Mundo will have the option of acquiring in the period from July 1, 2000, to June 30, 2001, the remaining 5% stake from its owner, Red Universitaria Nacional (Reuna). If CTC Mundo acquires these shares before July 1, 2000, it must transfer them to Telefonica Interactiva Chile Limitada.

     Telefonica Interactiva Chile Limitada acquired 95% of the company's shares for US$ 40 million, which includes the price of the aforementioned shares of Reuna. CTC Chile has the option of subscribing shares of Terra Networks, S.A. of up to US$ 40 million when the public offering of the latter's shares takes place.

  DONDE LATINOAMERICANA, S.A. --

     On July 28, 1999, Terra Networks, S.A. incorporated Telefonica Argentina S.A., with a capital stock of US$ 12,000, in which Terra Networks, S.A. has a 99.9% holding.

     On September 21, 1999, Telefonica Interactiva Argentina, S.A., bought 100% of Donde Latinoamericana, S.A. for US$ 4.5 million.

  NETGOCIOS, S.A. --

     On September 9, 1999, Telefonica Interactiva Argentina, S.A., acquired 100% of Netgocios, S.A. for US$ 4.6 million. This price includes Netgocios and Gauchonet trade marks.

  TERRA NETWORKS PERU --

     On September 2, 1999, Terra Networks S.A. incorporated Terra Networks Peru, S.A., with a capital stock of 100 Peruvian new soles, in which Terra Networks, S.A. has a 99.9% holding.

     As part of the Telefonica Group's global strategy, which establishes the advisability of developing the residential user markets on a globally integrated basis, acting through Terra Networks Group, Telefonica Servicios de Internet, S.A.C. and Terra Networks Peru, S.A., both Telefonica Group companies, entered into an agreement on October 20, 1999, whereby the former, which provides Internet services, excluding those referred to as "portal", in two clearly defined markets, namely the corporate customers market and the residential users market, undertook to transfer the latter line of business to Terra Networks Peru, S.A. As consideration, Terra Networks Peru, S.A. will pay US$ 5 million to Telefonica Servicios de Internet, S.A.C.

     Should the residential users transferred number fewer than 60,000, Telefonica Servicios de Internet, S.A.C. must compensate Terra Networks Peru, S.A. by providing such services as the latter may request from among those performed by Telefonica Servicios de Internet, S.A.C., without payment by Terra Networks Peru, S.A., until reaching an amount equal to the result of multiplying the difference between 60,000 and such lower number of users as may exist on November 15, 1999, by US$500, subject to the limit of US$5 million.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

  CONTRACT WITH MCKINSEY --

     Mckinsey & Co., S.L., Terra Networks, S.A. and Telefonica, S.A. entered into an agreement on the provisions of professional services whereby Mckinsey & Co., S.L. will provide counseling and consulting services to the aforementioned two companies with the following scope:

     - Counseling to Terra Networks, S.A. on the development of its administration and internal organization, business with ISP, portal and electronic commerce. For these services, Mckinsey & Co., S.L. will receive a monthly amount of Ptas. 10 million during the period that starts on March 1, 1999, and ends on December 31, 2000. The amount accrued through June 30, 1999, is recorded under "Operating Expenses" in the statement of operations for the six months then ended.

     - Counseling to Telefonica, S.A. on the flotation of Terra Networks, S.A. during the period that starts on March 1, 1999, and ends on the date of the Public Offering. For these services, Mckinsey & Co., S.L. will bill Telefonica, S.A. an amount based on the increase in the value of the Company between these two dates, up to a limit of Ptas. 1,200 million. Pursuant to the contract, this amount will not be charged by Telefonica, S.A. to Terra Networks, S.A.

     - Counseling to Terra Networks, S.A. on the increase in value of the Company from November 1, 1999 to December 31, 2000. For these services, Mckinsey & Co., S.L. will bill Telefonica, S.A. an amount based on the increase in the market value of the shares of the Company between the two dates. As of June 30, 1999, no amount had accrued in this connection. This amount will be charged by Telefonica, S.A. to Terra Networks, S.A.

       B) STOCK OPTION PLAN --

     In August, 1999, an employee stock option plan was approved. Under this plan ordinary shares representing 5% of the capital stock will be distributed.

     The plan has two series of options, Series A and Series B. The options have the following features:

                                         SERIES A                         SERIES B
                                         --------                         --------
Total number of shares.......  14 million shares. Pending approval of the distribution between series A and series B. A preliminary estimation of the
                               Company is to assign 20% of these shares to series A and 80%
                               to series B.
Exercise price...............  E2.16 per share                  equal to the retail initial
                                                                offer price of the share in
                                                                the ISO.
Vesting......................  One-third of the employee's options can be exercised each year beginning 2 years after the date the options are granted.
Transferability..............  None                             None
Date of issuance.............  October                          October

     Compensation expense will be recognized for the difference between the book value of the option and the market value at the date of grant.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

RISK COVERAGE OF THE PLAN --

     The risk coverage under Terra Networks, S.A. Stock Option Plan (ESOP) will be basically as follows:

     - As of September 27, 1999, two financial institutions have acquired from Terra Networks, S.A. a number of shares which, after completion of all the increases planned in the Initial Public Offering (IPO), will represent 5% of Terra Networks, S.A.'s capital stock. (14 million shares).

     - The acquisition price in this capital increase has been E2.16 of nominal value plus E0.16 paid in surplus, per share. The amount foreseen will be E30.2 million.

     - At the same time, the financial institutions will give an irrevocable call option to Terra Networks, S.A. to be exercised no later than March 31, 2004 at an exercise price equal to the price at which the financial institutions acquired the shares (book value), which Terra Networks, S.A. will exercise as required in order to meet its commitments to its employees (with the idea of exercising a third at a time at three different times during the 4 year period).

     - Terra Networks, S.A. will purchase any remaining shares from the bank and will retire it.

     - The specific terms of the stock option plan is pending approval by the board of directors of Terra Networks, S.A. In particular the board has to approve and specify which managers may receive options under the stock option plan.

C) PAYMENT COMMITMENTS (UNAUDITED) --

     At the date of issuance of the auditor's report, Terra Networks, S.A. had certain payment commitments amounting to E32.6 million arising from the public offering. The detail of these payment commitments, which will be recorded when incurred is as follows:

                  Advertising.......................................    E11.6 million
                  Legal counseling and audit........................    E2.3 million
                  Printing..........................................    E0.4 million
                  Security placement fee............................    E18 million
                  Other.............................................    E0.3 million

     Additionally, Telefonica, S.A. has a commitment payment amounting to a maximum of Euro 7,212 thousands in accordance with the agreement described at
Note 16-a, for advice services in the initial public offering of Terra Networks, S.A.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

(17) CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION

                                                                 THOUSANDS OF EUROS
                                                      ----------------------------------------
                                                                                         SIX
                                                                                       MONTHS
                                                                YEAR ENDED              ENDED
                                                      ------------------------------   -------
USE OF FUNDS                                          12/31/96   12/31/97   12/31/98   6/30/99
------------                                          --------   --------   --------   -------
Funds used in operations.............................  1,211        721       2,523     11,549
Start-up and debt arrangement
  expenses...........................................     --         30          --        533
Fixed asset additions
  Intangible assets..................................    941        446         171      3,209
  Property and equipment.............................     31        472       3,279      6,000
  Long-term financial investments....................     --        842         388        119
Goodwill.............................................     --      3,099          --    199,923
Prepaid taxes........................................     --         55          --         --
                                                       -----      -----      ------    -------
TOTAL FUNDS USED.....................................  2,183      5,665       6,361    221,333
                                                       -----      -----      ------    -------
FUNDS OBTAINED IN EXCESS OF FUNDS APPLIED............     --      1,875          --         --
                                                       =====      =====      ======    =======

                                                                 THOUSANDS OF EUROS
                                                      ----------------------------------------
                                                                                         SIX
                                                                                       MONTHS
                                                                YEAR ENDED              ENDED
                                                      ------------------------------   -------
                   SOURCE OF FUNDS                    12/31/96   12/31/97   12/31/98   6/30/99
                   ---------------                    --------   --------   --------   -------
Funds from operations................................     --         --          --         --
Stockholder equity increase..........................     --      5,693       4,340     24,573
Minority interests...................................             1,664      (1,579)   183,915
Long-term debt.......................................     --        183          38     10,037
Fixed asset disposals
  Intangible assets..................................     --         --          89        213
  Property and equipment.............................     --         --          20         35
  Long-term financial investments....................      5         --          --         --
                                                       -----      -----      ------    -------
TOTAL FUNDS OBTAINED.................................      5      7,540       2,908    218,773
                                                       -----      -----      ------    -------
FUNDS APPLIED IN EXCESS OF FUNDS OBTAINED............  2,178         --       3,453      2,560
                                                       =====      =====      ======    =======

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

VARIATIONS IN WORKING CAPITAL --

                                                                 THOUSANDS OF EUROS
                                                      ----------------------------------------
                                                                                         SIX
                                                                                       MONTHS
                                                                YEAR ENDED              ENDED
                                                      ------------------------------   -------
INCREASE IN WORKING CAPITAL                           12/31/96   12/31/97   12/31/98   6/30/99
---------------------------                           --------   --------   --------   -------
Inventories..........................................     23         --        509       1,444
Accounts receivable..................................    469      4,296      2,712       4,758
Short-term financial investments.....................     --        144      2,697     280,484
Cash.................................................     --      1,521         --       1,877
Other................................................     --          7         --         165
                                                       -----      -----      -----     -------
Total................................................    492      5,968      5,918     288,728
                                                       -----      -----      -----     -------
INCREASE IN WORKING CAPITAL..........................     --      1,875         --          --
                                                       =====      =====      =====     =======

                                                               THOUSANDS OF EUROS
                                                   -------------------------------------------
                                                                                         SIX
                                                                                       MONTHS
                                                              YEAR ENDED                ENDED
                                                   --------------------------------    -------
DECREASE IN WORKING CAPITAL                        12/31/96    12/31/97    12/31/98    6/30/99
---------------------------                        --------    --------    --------    -------
Accounts payable.................................   2,487       4,087       7,766      291,288
Short-term financial investments.................      --          --          --           --
Cash.............................................     183          --       1,605           --
Other............................................      --           6          --           --
                                                    -----       -----       -----      -------
Total............................................   2,670       4,093       9,371      291,288
                                                    -----       -----       -----      -------
DECREASE IN WORKING CAPITAL......................   2,178          --       3,453        2,560
                                                    =====       =====       =====      =======

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The reconciliation of the balances in the consolidated statements of operations to the funds obtained from operations is as follows:

                                                                THOUSANDS OF EUROS
                                                    -------------------------------------------
                                                                                          SIX
                                                                                        MONTHS
                                                               YEAR ENDED                ENDED
                                                    --------------------------------    -------
                                                    12/31/96    12/31/97    12/31/98    6/30/99
                                                    --------    --------    --------    -------
Loss..............................................   (1,343)     (1,971)     (5,418)    (17,041)
Loss attributed to minority interests.............       --         465       1,673       1,725
                                                     ------      ------      ------     -------
                                                     (1,343)     (1,506)     (3,745)    (15,316)
Plus/(Less):
Depreciation and amortization.....................      123         464         701         763
Amortization of goodwill in consolidation.........       --         310         339       3,226
Translation differences...........................       --          --         181        (218)
Other.............................................        9          11           1          (4)
                                                     ------      ------      ------     -------
FUNDS FROM OPERATIONS.............................   (1,211)       (721)     (2,523)    (11,549)
                                                     ======      ======      ======     =======

(18) DIFFERENCES BETWEEN SPANISH AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND OTHER REQUIRED DISCLOSURES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from such estimates.

     The consolidated financial statements of Terra Networks, S.A. were prepared in accordance with generally accepted accounting principles in Spain ("Spanish GAAP"), which differ in some respects from generally accepted accounting principles in the United States ("U.S. GAAP"). A reconciliation of net loss and shareholder's equity from Spanish GAAP to U.S. GAAP is provided in this Note. The most significant differences are as follows:

1. Research and development

     In accordance with Spanish GAAP, research and development costs are capitalized and amortized over a period not exceeding five years. Under U.S. GAAP research and development costs are expensed when acquired, incurred or contracted for assets that have no alternative future use.

2. Accruals and deferrals

     Different criteria are applied under Spanish and U.S. GAAP to accrue certain items and, accordingly, related adjustments have to be made in the reconciliation of net loss and shareholder's equity:

     a) Capital increase expenses. In accordance with Spanish GAAP, expenses associated with equity issuance are capitalized and amortized over five years. Under U.S. GAAP capital increase expenses must be charged against the gross proceeds of the new capital.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     b) Start-up expenses. In accordance with Spanish GAAP, period expenses incurred during the start-up of a business which will contribute to obtain future revenues may be deferred and amortized over five years. Under U.S. GAAP, start-up costs must be expensed as incurred.

3. Advertising

     The Group companies advertise their branded services and products through national and regional media in the countries in which they operate. These advertising costs are expensed as incurred, and are charged to "operating expenses". Advertising expenses for the first six month period of 1999 and for 1998, 1997, 1996 amounted to Euro 5,269, Euro 2,269, Euro 317 and Euro 319 million, respectively. This accounting principle is similar to U.S. GAAP.

4. Corporate income tax

     In accordance with Spanish GAAP and with Corporate Income Tax Law 43/1995, tax losses may be carried forward for ten years from the commencement of the tax period following that in which the tax losses were incurred. However, under
Article 23.3 of said law, newly formed entities may calculate the period for the offset from the first tax period when their taxable base is positive. Under Spanish GAAP tax credits are only registered when there is true and total certainty that these tax credits will be realized. Under U.S. GAAP, deferred tax assets, including tax credits and carryforwards are recorded to the extent that they are more likely than not to be realized.

     Some companies included in the Terra Networks Group are subject to corporate income tax under the Spanish tax consolidation regime. Under Spanish Law a subsidiary must be at least 90% owned to be a member of its parent's tax consolidation group. These companies record income equal to 35% of their tax losses each year and an account receivable from Telefonica, S.A. that is the head of the consolidated group. When the companies cease to be in the Telefonica tax consolidation group, the tax credit recorded in 1999 will be treated as tax losses carried forward and will expire in ten years.

     Deferred tax assets as of December 31, 1997 and 1998 and as of June 30, 1999, were as follows:

                                                                     THOUSANDS OF EUROS
                                                              --------------------------------
                                                                                        SIX
                                                                                       MONTHS
                                                                   YEAR ENDED          ENDED
                                                              --------------------    --------
                                                              12/31/97    12/31/98    6/30/99
                                                              --------    --------    --------
BALANCE UNDER SPANISH GAAP
     Prepaid taxes Short Term (Note 11.a)...................      --           --         141
     Prepaid taxes Long Term (Note 11.a)....................      55           55          54
     Tax Loss Carry Forward (Note 11.f).....................     322        1,656       5,871
                                                                ----       ------      ------
     Total..................................................     377        1,711       6,066
     Valuation Allowance Under U.S. GAAP....................    (377)      (1,711)     (6,066)
                                                                ----       ------      ------
     Balance under U.S. GAAP................................      --           --          --

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The loss before taxes is composed as follows:

                                                   YEAR ENDED                 SIX MONTHS ENDED
                                        --------------------------------    ---------------------
                                        12/31/96    12/31/97    12/31/98     6/30/98     6/30/99
                                        --------    --------    --------    ---------    --------
                                                                            UNAUDITED
                                                                            ---------
Loss before tax and minority
  interests...........................   (1,343)     (2,334)     (6,752)       (847)     (21,146)
Minority interests....................       --         466       1,688         439        1,726
                                         ------      ------      ------      ------      -------
Loss before tax.......................   (1,343)     (1,868)     (5,064)     (1,286)     (19,420)
  Derived in Spain....................   (1,343)     (1,511)     (3,791)       (963)     (18,106)
  Derived Internationally.............       --        (357)     (1,273)       (323)      (1,314)

5. Consolidation method

     Under Spanish GAAP, companies in which a holding of at least 20% if unlisted and 3% if listed is owned are carried by the equity method; investments in companies in which the Company owns less than 50% of the common voting stock must be consolidated when such companies are considered under Spanish GAAP to be controlled by the Company. In general, under U.S. GAAP, companies in which a holding of between 20% and 50% is owned are carried by the equity method.

6. Goodwill

     Spanish GAAP requires that amounts paid to acquire companies in excess of the fair value of the assets acquired (including identified intangible assets) at their purchase date be accounted for as goodwill and amortized over a period not exceeding 20 years. Under U.S. GAAP, goodwill is amortized over its estimated useful life not to exceed 40 years. The Company amortizes its existing goodwill over its estimated useful life of five years for Spanish GAAP. This life is appropriate under U.S. GAAP.

     Subsequent to acquisition (for U.S. GAAP purposes), the Company evaluates whether events and circumstances have occurred that indicate the remaining useful life of goodwill may warrant revision or that the remaining balance of goodwill may not be recoverable. When factors indicate that goodwill should be evaluated for possible impairment, the Company uses an estimate of undiscounted net income over the remaining life of the goodwill in measuring whether the goodwill is recoverable.

     In the Spanish GAAP financial statements, amortization of goodwill is shown separately in the consolidated statement of operations below operating loss. For U.S. GAAP reporting purposes, amortization of goodwill is shown as a deduction before operating income.

  Goodwill from acquisitions from related parties --

     Under Spanish GAAP, we were required to account for our acquisition of over 90% interest in Double Click Iberoamerica, S.L. under the purchase method of accounting. We recognized goodwill of E139 associated with this acquisition. The fair value of the net assets we acquired was equivalent to the cost basis of these assets, we did not amortize any of this goodwill during any periods presented, as this acquisition was with an affiliated entity.

     Under U.S. GAAP, goodwill would not be recognized on this "acquisition" as the majority shareholder, Telefonica, S.A. effectively owned a 90% interest in Double Click Iberoamerica, S.L. both before and after the transaction. Instead, the transfer of this investment from one Telefonica S.A. subsidiary to another would be accounted for at the historical cost basis of the Double Click

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

Iberoamerica, S.L. investment. Any excess in the value of the consideration given by Terra Networks, S.A. over the historical cash basis of the Double Click Iberoamerica, S.L. net assets would be regarded as a reduction in shareholders' equity. Goodwill related to acquisition of OLE. In April 1999, Terra Networks, S.A. acquired 100% of OLE from INFOSEARCH HOLDINGS, S.A. for Ptas. 2,000 million in cash and agreed to sell INFORSEARCH HOLDINGS, S.A. 4,928,000 shares for euro
20.8 million. The estimated fair value of the shares to be sold was euro 54 million, for U.S. GAAP purposes, the difference between the fair value of the shares and the amount received from the sale of euro 33.2 million would be considered additional purchase price. This additional consideration would result in the same amount of goodwill. For Spanish GAAP purposes the shares sold would be recorded at the amount received and would not be considered to be additional purchase price.

     The following presents the pro forma results of operations for the year ended December 31, 1998 and for the six months period ended June 30, 1999 as the acquisitions of Ordenamiento de Links Especializados, S.L. and Nutec Informatica, S.A. taken place as of January 1, 1998.

                                                                YEAR ENDED
                                                             DECEMBER 31, 1998
                                                             -----------------
                                                                (UNAUDITED)
Revenues...................................................          30,751
Net loss...................................................          44,714
Basic & Diluted Net loss per share.........................           0.231
Weighted average number of shares outstanding..............     193,525,585

                                                              SIX MONTHS ENDED
                                                               JUNE 30, 1999
                                                              ----------------
                                                                (UNAUDITED)
Revenues....................................................         17,150
Net Loss....................................................         41,177
Basic & Diluted Net loss per share..........................          0.212
Weighted average number of shares outstanding...............    194,085,972

     These amounts do not proport to represent what the Company's revenues, net loss or net loss per share would have been had the acquisitions occurred on January 1, 1998 or as of any other date nor do they represent what the results of operations of Terra Networks, S.A. are expected to be in future periods.

7. Disclosure of fair value of financial instruments.

     SFAS No. 107 requires that the Group disclose the estimated fair value of its financial instruments as of June 30, 1999 and December 31, 1998 and 1997. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such fair value:

     a) Cash and cash equivalents

         Short-term securities portfolio. The fair value of these investments is estimated based on quoted market prices for these or similar investments.

         Cash and other short-term investments. Carrying value approximates fair value due to the short maturity of the instruments.

     b) Short-term financial investments

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

         The carrying value for current assets approximates fair value because of the relatively short time between the origination of the instruments and their expected realization.

     c) Long-term guarantees and deposits

         The fair value of long-term financial investments is estimated based on listed market prices for those or similar investments. For investments for which there are no market prices, a reasonable estimate of fair value could not be made without incurring excessive costs. In view of the limited volume of these investments considered individually, the cost of valuing them based on an estimate of future cash flows discounted at market interest rates for investments of this type would be disproportionate with respect to the additional information to be gained thereby, and the Company's management considers that the difference between the book value and the fair value is not material.

     d) Long-term and short-term debt

         Debentures and bonds are estimated based on market prices for similar financial instruments.

         Debt consists of the following:

                                                        THOUSANDS OF EUROS
                                                 --------------------------------
                                                     YEAR ENDED        SIX MONTHS
                                                 -------------------     ENDED
                                                 12/31/97   12/31/98    6/30/99
                                                 --------   --------   ----------
Nutec Informatica, S.A.(1).....................       --         --       9,736
Other..........................................      183        221         522
                                                  ------     ------      ------
Long term Debt.................................      183        221      10,258
                                                  ======     ======      ======

(1) This debt relates to amounts due to the former shareholders of Nutec Informatica, S.A. and is denominated in Brazilian Reals. This loan bears interest at 12% plus inflation rate, which is at market value. The expense is registered in the income statement as of June 30, 1999, and the amount is not significant because the loan contract was signed at June 15, 1999. This debt is due on June 2001.

     e) Accounts receivable and accounts payable

         The fair value of these instruments approximates their Carrying Value because of their short-term nature.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

8. The following is a reconciliation of shareholder's equity and net loss from Spanish GAAP to U.S. GAAP.

                                                                     THOUSANDS OF EUROS
                                                              --------------------------------
                                                                                        SIX
                                                                                       MONTHS
                                                                   YEAR ENDED          ENDED
                                                              --------------------    --------
                                                              12/31/97    12/31/98    6/30/99
                                                              --------    --------    -------
SHAREHOLDER'S EQUITY PER SPANISH GAAP.......................   2,998        3,593      12,850
Deductions for U.S. GAAP purposes:
  Start-up costs (Note 18-2-b)..............................     (30)         (22)       (525)
  Goodwill from acquisitions from related parties...........      --           --        (139)
  Deferred Taxation (Note 18-4).............................    (377)      (1,711)     (6,066)
  Minority Interest.........................................       1           14          14
  Goodwill arising from OLE acquisition (net)...............      --           --      31,554
  Tax effects of above adjustments..........................      11            8           7
                                                               -----       ------      ------
Total differences...........................................    (395)      (1,711)     24,845
                                                               -----       ------      ------
SHAREHOLDER'S EQUITY PER U.S. GAAP..........................   2,603        1,882      37,695
                                                               =====       ======      ======

                                                          THOUSANDS OF EUROS
                                         -----------------------------------------------------
                                                                                       SIX
                                                                                     MONTHS
                                                       YEAR ENDED                     ENDED
                                         ---------------------------------------   -----------
                                          12/31/96      12/31/97      12/31/98       6/30/99
                                          --------      --------      --------       -------
NET LOSS PER SPANISH GAAP..............       (1,343)       (1,506)       (3,745)      (15,316)
  Reversal of amortization of start-up
     costs (Note 18-2-b)...............           --            --             8           111
  Additions to start-up costs (Note
     18-2-b)...........................           --           (28)           --          (614)
                                         -----------   -----------   -----------   -----------
  Amortization of Goodwill.............                         --            --        (1,661)
  Deferred taxation (Note 18-4)........           --          (377)       (1,334)       (4,356)
  Minority interest....................           --             1            13            --
  Tax effects of above adjustments.....           --            11            (3)           --
NET LOSS PER U.S. GAAP.................       (1,343)       (1,899)       (5,061)      (21,836)
                                         ===========   ===========   ===========   ===========
NET LOSS PER SHARE U.S. GAAP...........        0,007         (0,01)       (0,026)       (0,112)
                                         -----------   -----------   -----------   -----------
WEIGHTED AVERAGE SHARES OUTSTANDING....  193,525,585   193,525,585   193,525,585   194,085,972
                                         -----------   -----------   -----------   -----------

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     Additionally, the rollforward of the U.S. GAAP shareholder's equity as of June 30, 1999 and December 31, 1998 and 1997 was as follows:

                                                                     THOUSANDS OF EUROS
                                                              --------------------------------
                                                                                        SIX
                                                                                       MONTHS
                                                                   YEAR ENDED          ENDED
                                                              --------------------    --------
                                                              12/31/97    12/31/98    6/30/99
                                                              --------    --------    -------
U.S. GAAP SHAREHOLDER'S EQUITY -- BEGINNING OF THE YEAR.....   (1,189)      2,603       1,882
Variations during the period --
  Net loss for the period...................................   (1,899)     (5,061)    (21,836)
  Capital increase..........................................    5,627       4,267      54,852
  Translation differences...................................       64          73       2,936
  Goodwill from acquisitions from related parties...........       --          --        (139)
                                                               ------      ------     -------
U.S. GAAP SHAREHOLDER'S EQUITY -- END OF YEAR...............    2,603       1,882      37,695
                                                               ------      ------     -------

     Shareholder's rights and all dividend distributions are based on the financial statements as reported for local Spanish statutory purposes by Terra Networks, S.A.

9. Comprehensive income

     SFAS No. 130, "Reporting Comprehensive Income", defines comprehensive income as a measure of all changes in equity of an enterprise during a period that result from transactions and other economic events of the period other than transactions with owners. Under Spanish GAAP, comprehensive income components are recorded as separate items in shareholder's equity, since a comprehensive income concept does not exist.

     The following is a statement of comprehensive income prepared using U.S.
GAAP:

                                                               THOUSANDS OF EUROS
                                                   -------------------------------------------
                                                                                         SIX
                                                                                       MONTHS
                                                              YEAR ENDED                ENDED
                                                   --------------------------------    -------
                                                   12/31/96    12/31/97    12/31/98    6/30/99
                                                   --------    --------    --------    -------
Net loss per U.S. GAAP...........................   (1,343)     (1,899)     (5,061)    (21,836)
Other comprehensive income --
 Foreign currency translation adjustments........       --          66          73       2,936
                                                    ------      ------      ------     -------
Comprehensive loss...............................   (1,343)     (1,833)     (4,988)    (18,900)
                                                    ======      ======      ======     =======

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The chart below describes changes in accumulated other comprehensive income:

                                                                 THOUSANDS OF EUROS
                                                              -------------------------
                                                              FOREIGN      ACCUMULATED
                                                              CURRENCY    COMPREHENSIVE
                                                               ITEMS         INCOME
                                                              --------    -------------
Beginning balance as of December 31, 1996...................      --          (1,343)
Period change...............................................      66          (1,833)
                                                               -----         -------
Ending balance as of December 31, 1997......................      66          (3,176)
Period change...............................................      73          (4,988)
                                                               -----         -------
Ending balance as of December 31, 1998......................     139          (8,164)
Period change...............................................   2,936         (18,900)
                                                               -----         -------
Ending balance as of June 30, 1999..........................   3,075         (27,064)
                                                               =====         =======

10. Statement of cash flows

     Spanish GAAP does not require the presentation of statements of cash flows.

     For purposes of the statement of cash flows, the Group considers all highly liquid debt instruments (or investments) purchased with an original maturity of three months or less, i.e., "Cash in banks" and "Short-term investments", to be cash equivalents.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The following are the consolidated statements of cash flows under "SFAS No. 95" based on the financial statement amounts reported under Spanish GAAP:

                                                                   THOUSANDS OF EUROS
                                                 -------------------------------------------------------
                                                                                        SIX MONTHS
                                                           YEAR ENDED                     ENDED
                                                 ------------------------------   ----------------------
                                                 12/31/96   12/31/97   12/31/98                 6/30/99
                                                 --------   --------   --------   6/30/98----   -------
                                                                                  (UNAUDITED)
Net loss per Spanish GAAP......................   (1,343)    (1,971)    (5,418)     (1,068)      (17,041)
                                                  ------     ------     ------      ------      --------
Adjustments to reconcile net loss to net cash
  used in operating activities --
  Depreciation and amortization................      123        464        701         309           763
  Amortization of goodwill.....................       --        310        339         170         3,227
  Minority interest in loss of consolidated
    subsidiaries...............................       --        465      1,673          --         1,725
  Other........................................        9         11        182          --          (223)
Changes in operating assets and liabilities,
  net of effects from purchase of new
  investments --
  (Increase) Decrease --
    Inventory..................................      (23)        --       (509)       (150)       (1,444)
    Accounts receivable........................     (469)    (4,294)    (2,714)     (1,214)       (4,758)
    Prepaid taxes..............................       --        (55)        --         (84)           --
    Other current assets.......................       --       (145)    (2,697)         --      (280,484)
    Prepayments................................       --         (2)         2          --          (165)
  Increase (Decrease) --
    Trade creditors............................    2,487      3,712      6,853       1,544       287,390
    Nontrade creditors.........................       --         70        577          --          (107)
    Other liabilities..........................       --        305        336          --         4,005
                                                  ------     ------     ------      ------      --------
NET CASH USED IN OPERATING ACTIVITIES..........      784     (1,130)      (675)       (493)       (7,112)
                                                  ------     ------     ------      ------      --------
Cash flow from investing activities:
  Acquisitions of businesses...................       --     (3,099)        --          --      (199,923)
  Cash acquired in acquisition.................       --         --         --       1,070            --
  Capital expenditures.........................     (972)    (1,760)    (3,729)       (114)       (9,088)
  Purchase of short-term financial
    investments................................        5         --         --                        --
  Payments for start-up costs..................       --        (30)        --                      (533)
                                                  ------     ------     ------      ------      --------
NET CASH USED IN INVESTING ACTIVITIES..........     (967)    (4,889)    (3,729)        956      (209,536)
                                                  ------     ------     ------      ------      --------
Cash flow from financing activities:
  Proceeds from other capital contributions....       --      5,693      4,340                    24,573
  Increase (decrease) in other-long term
    liabilities................................       --        183         38        (212)       10,037
  Contributions from minority interest
    owners.....................................       --      1,664     (1,579)                  183,915
                                                  ------     ------     ------      ------      --------
NET CASH PROVIDED BY FINANCING ACTIVITIES......       --      7,540      2,799        (212)      218,525
                                                  ------     ------     ------      ------      --------
Effects of exchange rate changes on cash
Net change in cash and cash equivalents........     (183)     1,521     (1,605)        251         1,877
Cash and cash equivalents at beginning of
  year.........................................      415        232      1,753       1,753           148
                                                  ------     ------     ------      ------      --------
CASH AND CASH EQUIVALENTS AT END OF THE
  PERIOD.......................................      232      1,753        148       2,004         2,025
                                                  ======     ======     ======      ======      ========

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

11. Earnings Per Share

     The Company has no potentially dilutive shares, as defined under FAS 128 "Earnings Per Share". Therefore, there are no differences between basic and diluted loss per share for any periods presented.

12. Business segment data

     The Group operates in two main business segments: ISP (Internet Service Provider) and Portals.

DESCRIPTIONS OF THE SEGMENTS --

     The main figures by segment for 1998 and for the first six month period of 1999 were as follows:

                                                                   THOUSANDS OF EUROS
                                                              -----------------------------
                                                              INTERNET
                                                              SERVICE
                                                              PROVIDER
1998                                                           (ISP)      PORTAL     TOTAL
----                                                          --------    ------     -----
Net loss of the segment.....................................    3,745      --         3,745
Sales to external clients...................................   10,761      --        10,761
Depreciation and amortization expenses......................      701      --           701
Amortization of goodwill....................................      339      --           339
Income tax credit...........................................   (1,334)     --        (1,334)
Capital expenditures........................................    3,450      --         3,450
Total assets................................................   18,617                18,617

                                                                THOUSANDS OF EUROS
                                                          ------------------------------
                                                          INTERNET
                                                          SERVICE
AS OF AND FOR THE SIX MONTH PERIOD ENDED                  PROVIDER
JUNE 30, 1999                                              (ISP)      PORTAL      TOTAL
----------------------------------------                  --------    ------      -----
Net loss of the segment.................................   14,810         506     15,316
Sales to external clients...............................    5,794         451      6,245
Depreciation and amortization expenses..................      749          14        763
Amortization of goodwill................................    2,476         751      3,227
Income tax credit.......................................    4,109          --      4,109
Capital expenditures....................................    8,978         231      9,209
Total assets............................................  506,696       6,418    513,114
                                                          =======     =======    =======

     Interest revenue and expense for the Group or its segments were not significant in 1999 and 1998. Terra Networks, S.A. had no significant non-cash expenses, other than depreciation and amortization.

ACCOUNTING PRINCIPLES --

     All transactions between segments are made at market prices or at prices which have been approved, and published, by the regulatory authority.

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     The accounting principles used in accounting for the segments are the same as those used in the consolidated financial statements.

     Geographic distribution of sales to external clients for 1998 and for the first six month period of 1999 was as follows:

                                                              THOUSANDS OF EUROS
                                                              ------------------
                                                               1998       1999
                                                               ----       ----
Sales to external clients:
  Spain.....................................................   5,562      3,325
  Chile.....................................................   5,199      2,920
                                                              ------     ------
Total.......................................................  10,761      6,245
                                                              ======     ======

     The distribution of fixed assets and intangible assets at December 31, 1998 and June 30, 1999 was as follows:

                                                              THOUSANDS OF EUROS
                                                              -------------------
                                                              12/31/98    6/30/99
                                                              --------    -------
Property plant and equipment (net):
  Spain.....................................................    1,439      5,984
  Chile.....................................................    2,039      3,002
                                                               ------     ------
Total.......................................................    3,478      8,986
                                                               ------     ------
Intangible assets (net):
  Spain.....................................................      527      3,151
  Chile.....................................................       --         --
                                                               ------     ------
Total.......................................................      527      3,151
                                                               ======     ======

13. Valuation and Qualifying Accounts

     The following reflects the Company's activity in its allowance for doubtful accounts for the years ended December 31, 1996, 1997 and 1998 and for the six months ended June 30, 1999:

                                                                      AMOUNTS
                                                       CHARGED TO       FROM
                                           BEGINNING    COST AND      BUSINESS     TRANSLATION   ENDING
                                            BALANCE     EXPENSES    ACQUISITIONS   ADJUSTMENTS   BALANCE
                                           ---------   ----------   ------------   -----------   -------
Year Ended December 31, 1996.............       --          --           --             --           --
Year Ended December 31, 1997.............       --       1,051           --            (15)       1,036
Year Ended December 31, 1998.............    1,036         995           --            233        2,264
Six Months Ended June 30, 1999...........    2,264         349          889            102        3,604

14. Related Party Transactions

     Terra Networks, S.A. has entered or expects to enter into a number of agreements with its parent company, Telefonica S.A. and its subsidiary or affiliated companies. The most significant contract involves a fee that Telefonica Data Espana, S.A. will pay to Terra Networks, S.A. for the Internet traffic that Terra Networks, S.A. captures for Telefonica Data. This contract was signed on September 15, 1999 and, accordingly, Terra Networks, S.A. has not recognized any revenues related to this agreement for all periods presented (see
Note 16). The Comision del Mercado de

  TERRA NETWORKS, S.A. (NAMED TELEFONICA INTERACTIVA, S.A. UNTIL SEPTEMBER 7,
           1999) AND SUBSIDIARIES COMPOSING THE TERRA NETWORKS GROUP

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

las Telecomunicaciones (CMT), the Spanish telecommunications regulator, requires Telefonica, S.A. to offer the same terms to other Internet providers.

     We also have a number of agreements with Telefonica S.A. or its subsidiaries to provide web site content and/or Internet access to cable customers for which we receive revenues. The amount of these revenues for the years ended December 31, 1996, 1997 and 1998 and for the six months ended June 30, 1999 were 282, 72, 793 and 1,268.

     We also utilize services provided by Telefonica, S.A. and its subsidiaries, such as the leasing of circuits, cash-management services and the obtaining of reference information. Costs related to services provided by related parties for the years ended December 31, 1996, 1997 and 1998 and for the six months ended June 30, 1999 were 438, 1,022, 3,930 and 7,193.

     During 1999, we acquired computer hardware from a subsidiary of Telefonica, S.A. for approximately E1.5 million. The purchase price was based on the fair value of these assets. The hardware is being amortized over a three year period.

     For those contracts currently in place, Terra Networks, S.A. believes that the terms of these arrangements are at least as favorable as could be obtained in an arm's length transaction between non-affiliated parties.

     Terra Networks, S.A. does not believe that the loss of any of these arrangements, individually or in the aggregate, would have a material effect on our results of operations or financial condition.

     15. New accounting standards --

     In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded on the balance sheet as either an asset or liability measured at its fair value. The statement requires that changes in the derivatives' fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Specific accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of operations, and requires that a company formally document, designate and assess the effectiveness of transactions that receive hedge accounting treatment.

     SFAS No. 133, as amended by SFAS No. 137, is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance; however, SFAS No. 133 cannot be applied retroactively. The Company plans to adopt SFAS No. 133 in 2001 but does not expect the impact of this new statement to be material.

                                   EXHIBIT I

CONTRIBUTION OF THE GROUP COMPANIES TO THE CONSOLIDATED FINANCIAL STATEMENTS

     The contribution of the Group companies to consolidated reserves and losses as of December 31, 1997 and 1998 and as of June 30, 1999 was as follows:

                                                                   THOUSAND OF EUROS
                                             --------------------------------------------------------------
                                             DECEMBER 31, 1997     DECEMBER 31, 1998       JUNE 30, 1999
                                             ------------------    ------------------    ------------------
COMPANY, ACTIVITY AND PERCENTAGE OF             TO         TO         TO         TO         TO         TO
OWNERSHIP                                    RESERVES    LOSSES    RESERVES    LOSSES    RESERVES    LOSSES
-----------------------------------          --------    ------    --------    ------    --------    ------
Terra Networks, S.A. (Terra Networks)
  Holding Company (100%)...................      --         --         --         --      25,020      3,888
                                              -----      -----      -----      -----      ------     ------
Telefonica Servicios y Contenidos por la
  Red, S.A. (TSCR) Commercial activities
  through network (100%)...................     800      1,123       (322)     2,220          --      9,589
                                              -----      -----      -----      -----      ------     ------
Double-Click, S.L. Advertising development
  in internet and other networks (90%).....     803         26        777        252          --        263
                                              -----      -----      -----      -----      ------     ------
CTC Internet Commercial activities through
  network (100%)...........................   1,579        357      1,294      1,273         141      1,319
                                              -----      -----      -----      -----      ------     ------
Telefonica Interactiva Contenidos, S.A.
  (TIC) Development of contents (100%).....      --         --         --         --          --        (27)
                                              -----      -----      -----      -----      ------     ------
Ordenamiento de Links Especializados, S.L.
  (OLE) Development of a Spanish portal
  (100%)...................................      --         --         --         --          --        284
                                              -----      -----      -----      -----      ------     ------
Total contribution.........................   3,182      1,506      1,749      3,745      25,161     15,316
                                              =====      =====      =====      =====      ======     ======

                                   EXHIBIT II

GOODWILL IN CONSOLIDATION

     The detail of the balance of goodwill in consolidation, the related accumulated amortization and the variations therein are as follows:

                                                                   THOUSANDS OF EUROS
                        --------------------------------------------------------------------------------------------------------
                        BALANCE AT                              BALANCE AT                              TRANSLATION   BALANCE AT
CONSOLIDATION           12/31/1996   ADDITIONS   AMORTIZATION   12/31/1997   ADDITIONS   AMORTIZATION   DIFFERENCES   12/31/1998
-------------           ----------   ---------   ------------   ----------   ---------   ------------   -----------   ----------
CTC Internet's
 acquisition of
 REUNA'S activity.....       --        3,099         (310)        2,789           --         (339)         (162)        2,288
Terra Networks, S.A.
 acquisition of OLE...       --           --           --            --           --           --            --            --
Terra Networks, S.A.
 acquisition of Double
 Click, S.L...........       --           --           --            --           --           --            --            --
Terra Networks Brasil,
 Ltda. acquisition of
 Nutec Informatica,
 S.A..................       --           --           --            --           --           --            --            --
                          -----        -----         ----         -----        -----         ----          ----         -----
Total Net Goodwill....       --        3,099         (310)        2,789                      (339)         (162)        2,288
                          =====        =====         ====         =====        =====         ====          ====         =====

                                        THOUSANDS OF EUROS
                        ---------------------------------------------------
                                                   TRANSLATION   BALANCE AT
CONSOLIDATION           ADDITIONS   AMORTIZATION   DIFFERENCES   6/30/1999
-------------           ---------   ------------   -----------   ----------
CTC Internet's
 acquisition of
 REUNA'S activity.....        --         (934)         320          1,674
Terra Networks, S.A.
 acquisition of OLE...    12,248         (751)          --         11,497
Terra Networks, S.A.
 acquisition of Double
 Click, S.L...........       139           --           --            139
Terra Networks Brasil,
 Ltda. acquisition of
 Nutec Informatica,
 S.A..................   187,536       (1,542)          --        185,994
                         -------       ------          ---        -------
Total Net Goodwill....   199,923       (3,227)         320        199,304
                         =======       ======          ===        =======

     The goodwill generated through the acquisition of companies is recorded in local currency, and is affected by variations in exchange rates, the amounts of which are shown in the translation differences column.

                              ARTHUR ANDERSEN S/C

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Shareholders of Nutec Informatica S.A.

     We have audited the accompanying consolidated balance sheets of NUTEC INFORMATICA S.A. and as of December 31, 1996, 1997 and 1998 and June 30, 1999, and the related consolidated statements of income (loss), changes in financial position and changes in shareholders' equity (deficit) for each of the three years in the period ended December 31, and the six months ended June 30, 1999, expressed in Brazilian Reais. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in Brazil, which do not differ in any material respect from generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nutec Informatica S.A. and as December 31, 1996, 1997 and 1998 and June 30, 1999 and the consolidated results of their operations and the changes in their shareholders' equity (deficit) and their sources and applications of funds for each of the three years in the period ended December 31, and the six months ended June 30, 1999, in conformity with accounting principles generally accepted in Brazil.

     Generally accepted accounting principles in Brazil vary in certain respects from generally accepted accounting principles in the United States of America. Application of generally accepted accounting principles in the United States of America would have affected results of operations and shareholders' equity (deficit) as of December 31, 1996, 1997 and 1998 and June 30, 1999 to the extent summarized in Note 12 of the consolidated financial statements.

Porto Alegre, Brazil
September 3, 1999 (except for Note 14, as to which the date is October 27, 1999)

                             NUTEC INFORMATICA S.A.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                        AMOUNTS IN THOUSANDS
                                           -----------------------------------------------
                                                    BRAZILIAN REAIS               EUROS
                                           ---------------------------------   -----------
                                                DECEMBER 31,               JUNE 30,
                                           ----------------------   ----------------------
                                           1996    1997     1998      1999        1999
                                           ----    ----     ----      ----        ----
                                                                               (NOTE 2.D)
                                                                               (UNAUDITED)
CURRENT ASSETS
  Cash...................................    215     186       36       231          126
  Temporary cash investments.............     21      --       --   419,107      228,794
  Accounts receivable....................  2,191   4,434    4,987     5,996        3,273
  Allowance for doubtful accounts........   (443)   (464)  (1,331)   (1,628)        (889)
  Inventories............................    177     108      138       167           91
  Sundry advances........................     98      27      124        71           39
  Recoverable taxes......................    197     274      498     1,204          657
  Prepaid expenses.......................     17      56       78       136           74
                                           -----   -----   ------   -------      -------
     Total current assets................  2,473   4,621    4,530   425,284      232,165
                                           -----   -----   ------   -------      -------
NONCURRENT ASSETS
  Receivables from related parties.......     --      --      947        --           --
  Escrow deposits........................     33      30       32        52           28
                                           -----   -----   ------   -------      -------
     Total noncurrent assets.............     33      30      979        52           28
                                           -----   -----   ------   -------      -------
PERMANENT ASSETS
  Investments............................     88     149      154       154           84
  Property and equipment, net............    861   1,807    2,005     3,537        1,931
  Intangible assets......................    626     885      853     1,190          650
                                           -----   -----   ------   -------      -------
     Total permanent assets..............  1,575   2,841    3,012     4,881        2,665
                                           -----   -----   ------   -------      -------
       Total assets......................  4,081   7,492    8,521   430,217      234,858
                                           =====   =====   ======   =======      =======

The accompanying notes are an integral part of these consolidated balance sheets.

                             NUTEC INFORMATICA S.A.

                          CONSOLIDATED BALANCE SHEETS

                 LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

                                                       AMOUNTS IN THOUSANDS
                                        ---------------------------------------------------
                                                   BRAZILIAN REAIS                 EUROS
                                        -------------------------------------   -----------
                                              DECEMBER 31,                 JUNE 30,
                                        ------------------------   ------------------------
                                         1996     1997     1998       1999         1999
                                         ----     ----     ----       ----         ----
                                                                                (NOTE 2.D)
                                                                                (UNAUDITED)
CURRENT LIABILITIES
  Financing...........................     322      250    4,949         26            14
  Domestic suppliers..................     652    1,758      784      1,698           927
  Foreign suppliers...................     691      684      622        474           259
  Payroll and related accruals........     293      473      708      1,242           678
  Taxes other than income taxes.......     179      453      693      1,223           668
  Provision for income and social
     contribution taxes...............       1       11       18         79            43
  Debentures..........................     175      279      506         --            --
  Other liabilities...................     216      251      166        217           118
                                        ------   ------   ------    -------       -------
     Total current liabilities........   2,529    4,159    8,446      4,959         2,707
                                        ------   ------   ------    -------       -------
NONCURRENT LIABILITIES
  Financing...........................      78       --       --         --            --
  Debentures..........................   1,006      693      318         --            --
  Taxes payable.......................      26      129      131        342           185
  Related parties.....................   2,604    5,983    2,413     17,799         9,717
  Reserve for contingencies...........      --       --       --        278           152
                                        ------   ------   ------    -------       -------
     Total noncurrent liabilities.....   3,714    6,805    2,862     18,419        10,054
                                        ------   ------   ------    -------       -------
MINORITY INTERESTS....................      19       41       68         97            53
                                        ------   ------   ------    -------       -------
SHAREHOLDERS' EQUITY (DEFICIT)
  Capital.............................     751    2,906    4,906    416,753       227,509
  Accumulated losses..................  (2,932)  (6,419)  (7,761)   (10,011)       (5,465)
                                        ------   ------   ------    -------       -------
  Total shareholders' equity
     (deficit)........................  (2,181)  (3,513)  (2,855)   406,742       222,044
                                        ------   ------   ------    -------       -------
  Total liabilities and shareholders'
     equity (deficit).................   4,081    7,492    8,521    430,217       234,858
                                        ======   ======   ======    =======       =======

The accompanying notes are an integral part of these consolidated balance sheets.

                             NUTEC INFORMATICA S.A.

                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)

                                               AMOUNTS IN THOUSANDS
                        -------------------------------------------------------------------
                                           BRAZILIAN REAIS                         EUROS
                        -----------------------------------------------------   -----------
                           YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED JUNE 30,
                        -----------------------------   -----------------------------------
                         1996       1997       1998        1998         1999       1999
                         ----       ----       ----        ----         ----       ----
                                                                                (NOTE 2.D)
                                                        (UNAUDITED)             (UNAUDITED)
GROSS REVENUE
Services..............    3,467     13,592     22,500       9,483      16,041      8,757
Sales.................    6,533      6,328      7,889       4,942       3,796      2,072
                        -------    -------    -------     -------      ------     ------
                         10,000     19,920     30,389      14,425      19,837     10,829
Sales deductions
  (taxes and
  cancellations)......     (857)    (2,528)    (4,978)     (2,793)     (3,973)    (2,169)
                        -------    -------    -------     -------      ------     ------
Net revenue...........    9,143     17,392     25,411      11,632      15,864      8,660
COST OF SERVICES AND
  SALES...............   (6,611)   (15,586)   (19,832)     (9,962)     (12,859)   (7,020)
                        -------    -------    -------     -------      ------     ------
Gross profit..........    2,532      1,806      5,579       1,670       3,005      1,640
                        -------    -------    -------     -------      ------     ------
OPERATING (EXPENSES)
  INCOME
Selling expenses......   (3,905)    (1,723)    (2,815)     (1,257)     (1,310)      (715)
General and
  administrative
  expenses............   (1,173)    (2,095)    (2,334)     (1,016)     (2,849)    (1,555)
Financial expenses....     (523)    (2,042)    (1,931)       (936)     (4,618)    (2,521)
Financial income......      254        616        264         116       3,551      1,939
                        -------    -------    -------     -------      ------     ------
                         (5,347)    (5,244)    (6,816)     (3,093)     (5,226)    (2,852)
                        -------    -------    -------     -------      ------     ------
Loss from operations..   (2,815)    (3,438)    (1,237)     (1,423)     (2,221)    (1,212)
INCOME AND SOCIAL
  CONTRIBUTION
  TAXES...............       --        (16)       (78)         --          --         --
                        -------    -------    -------     -------      ------     ------
Loss before minority
  interests...........   (2,815)    (3,454)    (1,315)     (1,423)     (2,221)    (1,212)
MINORITY INTERESTS....      (19)       (22)       (27)        (56)        (29)       (16)
                        -------    -------    -------     -------      ------     ------
Net loss..............   (2,834)    (3,476)    (1,342)     (1,479)     (2,250)    (1,228)
                        =======    =======    =======     =======      ======     ======

The accompanying notes are an integral part of these consolidated statements.

                             NUTEC INFORMATICA S.A.

            CONSOLIDATED STATEMENTS OF CHANGES IN FINANCIAL POSITION
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                  (EXPRESSED IN THOUSANDS OF BRAZILIAN REAIS)

                                                      AMOUNTS IN THOUSANDS
                              ---------------------------------------------------------------------
                                                 BRAZILIAN REAIS                           EUROS
                              ------------------------------------------------------    -----------
                                     YEAR ENDED                        SIX MONTHS ENDED
                                    DECEMBER 31,                           JUNE 30,
                              -------------------------    ----------------------------------------
                               1996     1997      1998        1998           1999          1999
                               ----     ----      ----        ----           ----          ----
                                                                                        (NOTE 2-D)
                                                           (UNAUDITED)                  (UNAUDITED)
SOURCE OF FUNDS

From shareholders and third
  parties
  Funds from shareholders
    for capital increase....     203    2,155     2,000       2,000        411,847        225,040
  Decrease in noncurrent
    assets:
    Receivable from related
      parties...............     243       --        --          --            947            517
    Recoverable taxes.......      60       --        --          --             --             --
    Escrow deposits.........      47        3        --          --             --             --
  Increase in noncurrent
    liabilities:
    Taxes payable...........      --      103         2          --            211            115
    Related parties.........   2,577    3,379        --          --         15,386          8,407
    Reserve for
      contingencies.........                                     --            278            153
                              ------    -----    ------      ------        -------        -------
      Funds obtained........   3,130    5,640     2,002       2,000        428,669        234,232
                              ------    -----    ------      ------        -------        -------
USE OF FUNDS
In operations
  Net loss..................   2,834    3,476     1,342       1,479          2,250          1,229
  Items not affecting
    working capital
    Depreciation............    (166)    (287)     (479)       (182)          (377)          (207)
    Amortization of
      intangible assets.....      --      (89)     (109)        (53)           (56)           (31)
    Intangible assets
      written off...........    (189)      --        --          --             --             --
    Minority interest
      increase..............     (19)     (22)      (27)        (56)           (29)           (15)
    Deferred tax on full
      indexation............      20       11        --          --             --             --
                              ------    -----    ------      ------        -------        -------
                               2,480    3,089       727       1,178          1,788            976
Increase in noncurrent
  assets:
  Related parties...........      --       --       947         252             --             --
  Escrow deposits...........      --       --         2           3             20             11
  Income and social
    contribution taxes,
    noncurrent..............      33       --        --          --             --             --
Increase in permanent
  assets:
  Investments...............      73       61         5           5             --             --
  Property, plant and
    equipment...............     554    1,233       677         204          1,909          1,043
  Intangible assets.........     626      348        77          36            393            215
Decrease in noncurrent
  liabilities:
  Financing.................     235       78        --          --             --             --
  Debentures................     139      313       375         166            318            174
  Taxes payable.............     106       --        --           5             --             --
  Related parties...........      --       --     3,570       5,199             --             --
                              ------    -----    ------      ------        -------        -------
    Funds used..............   4,246    5,122     6,380       7,058          4,428          2,419
                              ------    -----    ------      ------        -------        -------

                                                      AMOUNTS IN THOUSANDS
                              ---------------------------------------------------------------------
                                                 BRAZILIAN REAIS                           EUROS
                              ------------------------------------------------------    -----------
                                     YEAR ENDED                        SIX MONTHS ENDED
                                    DECEMBER 31,                           JUNE 30,
                              -------------------------    ----------------------------------------
                               1996     1997      1998        1998           1999          1999
                               ----     ----      ----        ----           ----          ----
                                                                                        (NOTE 2-D)
                                                           (UNAUDITED)                  (UNAUDITED)
INCREASE (DECREASE) IN
  WORKING CAPITAL...........  (1,116)     518    (4,378)     (5,058)       424,241        231,813
                              ======    =====    ======      ======        =======        =======
CHANGES IN WORKING CAPITAL
CURRENT ASSETS
At beginning of
  year/period...............   2,445    2,473     4,621       4,621          4,530          2,475
At end of year/period.......   2,473    4,621     4,530       3,371        425,284        232,383
CURRENT LIABILITIES
At beginning of
  year/period...............   1,385    2,529     4,159       4,159          8,446          4,615
At end of year/period.......   2,529    4,159     8,446       7,967          4,959          2,710
                              ------    -----    ------      ------        -------        -------
INCREASE (DECREASE) IN
  WORKING CAPITAL...........  (1,116)     518    (4,378)     (5,058)       424,241        231,813
                              ======    =====    ======      ======        =======        =======

The accompanying notes are an integral part of these consolidated statements.

                             NUTEC INFORMATICA S.A.

      CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 1999
                  (EXPRESSED IN THOUSANDS OF BRAZILIAN REAIS)

                                        SHARES ISSUED
                                  --------------------------
                                    COMMON       PREFERRED               ACCUMULATED
                                    SHARES         SHARES      CAPITAL     DEFICIT      TOTAL
                                    ------       ---------     -------   -----------    -----
BALANCES AT JANUARY 1, 1996.....    8,012,000      1,989,145       548         (78)        470
Capital increase................           --         86,010       203          --         203
Deferred tax on full
  indexation....................           --             --        --         (20)        (20)
Net loss........................           --             --        --      (2,834)     (2,834)
                                  -----------   ------------   -------     -------     -------
BALANCES AT DECEMBER 31, 1996...    8,012,000     (2,075,155)      751      (2,932)     (2,181)
Capital increase................    3,448,276             --     2,155          --       2,155
Deferred tax on full
  indexation....................           --             --        --         (11)        (11)
Net loss........................           --             --        --      (3,476)     (3,476)
                                  -----------   ------------   -------     -------     -------
BALANCES AT DECEMBER 31, 1997...   11,460,276     (2,075,155)    2,906      (6,419)     (3,513)
Capital increase................    3,078,073             --     2,000          --       2,000
Net loss........................           --             --        --      (1,342)     (1,342)
                                  -----------   ------------   -------     -------     -------
BALANCES AT DECEMBER 31, 1998...   14,538,349     (2,075,155)    4,906      (7,761)     (2,855)
Capital increase................    3,323,498             --   411,847          --     411,847
Conversion of shares............  (11,216,180)    11,216,180        --          --          --
Net loss........................           --             --        --      (2,250)     (2,250)
                                  -----------   ------------   -------     -------     -------
BALANCES AT JUNE 30, 1999.......    6,645,667     13,291,335   416,753     (10,011)    406,742
                                  ===========   ============   =======     =======     =======

The accompanying notes are an integral part of these consolidated statements.

                             NUTEC INFORMATICA S.A.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
            AS OF DECEMBER 31, 1996, 1997 AND 1998 AND JUNE 30, 1999
                  (EXPRESSED IN THOUSANDS OF BRAZILIAN REAIS)

1. OPERATIONS

     Nutec Informatica S.A. (the Company) operates in the Internet business, providing the following services:

     - Internet Service provider (ISP): services related to Internet access to consumer market;

     - Portal: content and audience aggregator. A top destination in Brazil for news, services, community, communication, entertainment and e-commerce leveraged by own and third party content; and,

     - Corporate Internet solution provider (web site design, e-commerce, access).

     The Company has incurred losses through June 30, 1999 and will continue in the near future, reducing its equity and increasing the financial resources needed. As a consequence of the change in the operations profile and the expansion of the Company's business, Nutec financial resources have been contributed by the parent company in the form of loans, in addition to the capital increase described below. The business plan prepared by the Company for the near future contemplates operating income.

     On June 15 1999, Telefonica Interactiva Brasil Ltda. contributed R$ 411,847 to the Company as capital (see Note 9). On August 5, 1999, the Company redeemed shares of preferred stock totalling R$ 339,788 (see Note 14.a).

2. PRESENTATION OF THE CONSOLIDATED FINANCIAL STATEMENTS

A. PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries:

                                                              PERCENTAGE
                                                              ----------
- Nutecnet Blumenau Ltda....................................      80%
- Nutecnet Caxias do Sul Ltda...............................      90%
- Nutecnet Santa Maria Ltda.................................      70%
- Nutecnet Criciuma Ltda....................................      60%
- Nutecnet Itajai Ltda......................................      60%
- NA Nutec Corporation -- USA...............................     100%

     All material intercompany accounts and transactions have been eliminated. Minority interests reported in the consolidated financial statements represent the portion of subsidiaries' equity and net income attributable to shareholders other than Nutec Informatica S.A.

B. EFFECTS OF INFLATION ON FINANCIAL STATEMENTS

b.1. 1996 and 1997

     The consolidated financial statements as of December 31, 1996 and 1997 and for the years then ended were prepared on a fully indexed basis to recognize the effects of changes in the purchasing power of the Brazilian currency and are stated in constant currency as of

                             NUTEC INFORMATICA S.A.

December 31, 1997. For this purpose, items in the 1996 and 1997 consolidated statements of income (loss) are inflation adjusted to December 31, 1997, by:

     - Allocating inflationary holding gains or losses on interest-bearing monetary assets and liabilities to their corresponding interest income and expense captions.

     - Allocating inflationary holding gains and losses from other monetary items to their corresponding income or expense captions. Amounts without a corresponding income or expense caption were allocated to "General and Administrative Expenses."

       B.2. 1998 AND 1999

     In July 1997, the three-year cumulative inflation rate for Brazil fell below 100% and, subsequently, totaled 1.7% for the year ended December 31, 1998. Accordingly, the consolidated financial statements as at December 31, 1998 and for the year then ended and at June 30, 1999 and the six months then ended have not been restated for inflation and the restated balances of nonmonetary assets and related liabilities of the Company as at December 31, 1997 became the basis of accounting as from that date. Consequently, the amounts of the restatements of assets through that date are being depreciated over the useful lives of the assets and, the resulting depreciation expense, together with the related tax effect, is reflected in the consolidated statements of income (loss) for the year ended December 31, 1998 and the six months ended June 30, 1999.

C. DEFERRED INCOME TAX EFFECTS OF INDEXATION ADJUSTMENTS THROUGH DECEMBER 31,
   1997

     As a result of legislation mandating the discontinuation of the indexation system for Brazilian corporate law and most fiscal purposes as from January 1, 1996, the indexation of assets and liabilities for financial reporting purposes herein from January 1, 1996 through December 31, 1997 is not permitted for tax purposes. Accordingly, a deferred tax liability arises for the excess of net assets shown for financial reporting purposes over the tax basis of these net assets. The charge relating to the additional deferred tax liabilities of R$ 20 and R$ 11 in 1996 and 1997, respectively, was recorded directly against retained earnings. The excess of net assets is being reduced through depreciation of the related assets and, accordingly, the deferred tax liabilities accumulated through December 31, 1997 are being reduced proportionately.

D. TRANSLATION OF BRAZILIAN REAIS INTO EUROS

     The amounts in Euros included in the accompanying consolidated balance sheets and statements of income (loss) and cash flows have been translated from Brazilian reais at the exchange rate of R$ 1.8318 per Euro on June 30, 1999 for information purposes only and do not form part of these consolidated financial statements. There is no assurance that Brazilian reais can be or could have been exchanged for Euros at this or any other exchange rate.

3. SUMMARY OF THE PRINCIPAL ACCOUNTING PRINCIPLES

     (a) Temporary cash investments -- Temporary cash investments consist of bank certificates of deposit and have maturities ranging from two to three months at the time of the purchase and are stated at cost plus accrued interest.

     (b) Allowance for Doubtful Accounts -- Provision is made for trade accounts receivable for which recoverability is considered improbable.

     (c) Inventories -- Inventories are stated at the lower of average cost or replacement value.

                             NUTEC INFORMATICA S.A.

     (d) Property and Equipment, net -- Property and equipment is stated at cost, restated for inflation through December 31, 1997, which became the new basis of accounting as more fully described in Note 2. Depreciation is provided using the straight-line method based on the estimated useful lives of the underlying assets. The principal depreciation rates are shown in Note 6.

     (e) Intangible Assets -- Intangible assets consist of internal Portal development costs and cost of acquisition of subscribers from third parties. These intangible assets are being amortized using the straight-line method over 5 years.

     (f) Financing -- Financing includes accrued interest to the balance sheet date.

     (g) Payroll Accrual -- The Company accrues for liabilities for future compensation to employees for vacations vested during the year/period.

     (h) Income Taxes -- Income and social contribution taxes comprise Federal income tax and social contribution tax. Deferred taxes are provided on temporary differences.

     (i) Reserve for Contingencies -- Reserve for contingencies is based on legal advice and management's opinion as to the likely outcome of the outstanding matters at the balance sheet date.

     (j) Revenue Recognition -- Revenues from subscriptions are generally a fiscal amount and are recognized monthly as the service is provided. Advertising revenues are recognized as the advertising is shown on the portal. Revenues from projects related to corporate services are recognized monthly by its proportion to the percentage of completion of the project.

     (k) Foreign Currency Transactions -- Transactions in foreign currency are recorded at the prevailing exchange rate at the time of the related transactions. Foreign currency denominated assets and liabilities are translated using the exchange rate at the balance sheet date. Exchange differences are recognized in the statement of income (loss) as they occur.

     (l) Retirement Benefits -- Nutec sponsors a multiemployer defined contribution plan that provides complementary pension benefits for its employees. Expenses are recorded when incurred and amounted to R$ 49, R$ 35, R$ 44 (in 1996, 1997 and 1998) and R$ 29 (six months ended June 30, 1999)

     (m) Use of Estimates -- The preparation of consolidated financial statements in conformity with Brazilian and U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the period reported. Actual results could differ from those estimates.

     (n) Minority Interests -- Minority interests reflected in the balance sheets at December 31, 1996, 1997 and 1998 and six months ended June 30, 1999 and in the consolidated statements of loss for the years ended December 31, 1996, 1997 and 1998 and June 30, 1999 relate to the interests of shareholders other than Nutec Informatica S.A. in subsidiaries of the Company.

4. TAXES ON INCOME

4.1. INCOME TAX AND SOCIAL CONTRIBUTION STATUTORY RATES

     Income taxes in Brazil include federal income tax and social contribution tax on income.

     In 1996, 1997 and 1998 the rate for income tax was 25%, and social contribution tax was 7.41%, 8% and 8%, respectively. As a result of legislation enacted in 1996 the social contribution

                             NUTEC INFORMATICA S.A.

tax was no longer deductible for its own computation basis, nor was it deductible for income tax purposes. The changes produced a combined statutory rate of 30.56%, 33% and 33% in 1996, 1997 and 1998, respectively.

     Effective May 1, 1999 through December 31, 1999, the social contribution tax rate has been increased to 12%. The income tax rate remained unchanged at 25%. The deferred income and social contribution taxes were calculated at the composite rate of 33%, which will be effective as from January 1, 2000.

4.2. COMPOSITION OF DEFERRED TAX ASSETS, NET

     The composition of the deferred tax assets, net at December 31, 1996, 1997 and 1998 and June 30, 1999 is as follows:

                                                           YEAR ENDED           SIX MONTHS
                                                          DECEMBER 31,            ENDED
                                                    ------------------------     JUNE 30,
                                                    1996     1997      1998        1999
                                                    ----     ----      ----     ----------
Deferred Assets
  Tax loss carryforwards..........................   560     1,596     1,705       2,204
  Reserve for contingencies.......................    --        --        --          92
  Allowance for doubtful accounts.................   135       153       439         537
Deferred Liabilities
  Deferred tax assets, net........................   (16)      (73)      (62)        (57)
  Valuation reserve...............................  (679)   (1,676)   (2,082)     (2,776)
                                                    ----    ------    ------      ------
     Total........................................    --        --        --          --
                                                    ====    ======    ======      ======

     The deferred tax liabilities amounted to R$20, R$31, R$31 and R$31 at December 31, 1996, 1997 and 1998 and June 30, 1999 respectively consist of the differences in permanent assets due to price level restatement.

5. INTANGIBLE ASSETS

     The composition of the intangible assets is as follows:

                                                            YEAR ENDED          SIX MONTHS
                                                           DECEMBER 31,           ENDED
                                                       ---------------------     JUNE 30,
                                                       1996    1997    1998        1999
                                                       ----    ----    ----     ----------
Internal Portal development costs....................  600     833       837        866
Cost of acquisition of subscribers from third
  parties............................................   26     141       214        578
                                                       ---     ---     -----      -----
     Total costs.....................................  626     974     1,051      1,444
Accumulated amortization.............................   --     (89)     (198)      (254)
                                                       ---     ---     -----      -----
     Intangible assets, net..........................  626     885       853      1,190
                                                       ===     ===     =====      =====

                             NUTEC INFORMATICA S.A.

6. PROPERTY AND EQUIPMENT, NET

                                                    YEAR ENDED                        SIX MONTHS
                                  ANNUAL           DECEMBER 31,                          ENDED
                               DEPRECIATION   ----------------------                   JUNE 30,
                                  RATES       1996    1997     1998        1998          1999
                               ------------   ----    ----     ----        ----       ----------
                                                                       (UNAUDITED)
Indexed cost --
  Computer equipment.........       20%         889   1,854    2,432      2,023          4,216
  Furniture and fixtures.....       10%         150     178      215        188            239
  Improvements...............       10%          56     106      142        118            142
  Software...................       20%          62     118      143        130            240
  Telephone equipment........       20%          35     169      170        170            170
  Trademarks and patents.....       --            9       9        9          9             13
                                              -----   -----   ------      -----         ------
     Total indexed cost......                 1,201   2,434    3,111      2,638          5,020
Accumulated depreciation --
  Computer equipment.........                  (257)   (499)    (907)      (651)        (1,244)
  Furniture and fixtures.....                   (43)    (58)     (76)       (68)           (87)
  Improvements...............                    (3)     (7)     (14)       (10)           (17)
  Software...................                   (34)    (49)     (76)       (52)           (93)
  Telephone equipment........                    (3)    (14)     (33)       (23)           (42)
                                              -----   -----   ------      -----         ------
     Total accumulated
       depreciation..........                  (340)   (627)  (1,106)      (809)        (1,483)
                                              -----   -----   ------      -----         ------
Property and equipment,
  net........................                   861   1,807    2,005      1,829          3,537
                                              =====   =====   ======      =====         ======

                             NUTEC INFORMATICA S.A.

7. FINANCING

                                                            YEAR ENDED          SIX MONTHS
                                                           DECEMBER 31,            ENDED
                                                       ---------------------     JUNE 30,
                                                       1996    1997    1998        1999
                                                       ----    ----    ----     ----------
Foreign currency --
  Resolution 63......................................   --      --     4,924        --
Local currency --
  BNDES(1)...........................................  321      76        --        --
  Bank Overdrafts....................................   79     174        25        26
                                                       ---     ---     -----        --
     Total...........................................  400     250     4,949        26
                                                       ===     ===     =====        ==
Current Liabilities..................................  322     250     4,949        26
                                                       ===     ===     =====        ==
Noncurrent Liabilities...............................   78      --        --        --
                                                       ===     ===     =====        ==

---------------

(1) National Bank for Economic and Social Development.

     In addition to exchange rate variation, calculated based on the fluctuation of the real in relation to the U.S. dollar, foreign currency financing is subject to interest of 12.15% p.a., in conformity with Resolution 63, and is guaranteed by RBS Participacoes S.A. Final maturity was on May 10, 1999.

     At the end of the first half of January 1999, the Brazilian Central Bank changed its exchange rate policy, discontinuing the exchange band within which the real floated in relation to the U.S. dollar; thereafter, the real was freely traded in the market. As a consequence of such change, the real devalued from R$
1.2087 per US$ 1 to R$ 1.7695 per US$ 1 on June 30, 1999.

     Local currency borrowings bear a fixed interest rate of 12% p. a. plus monetary restatement based on the Brazilian Long-Term Interest Rate -- TJLP, published by the Central Bank of Brazil, which was 13.48% p.a. at June 30, 1999.

8. DEBENTURES

     The debentures were convertible into redeemable class B common shares by Nutec Informatica S.A. These debentures were subject to monetary restatement based on the Brazilian Long-term Interest Rate -- TJLP, published by the Central Bank of Brazil, plus interest of 4% p.a., payable on a quarterly basis.

     The original final maturity was on December 15, 2000, with quarterly payments as from the end of the grace period on December 15, 1996. The debentures were fully repaid on May 20, 1999.

9. CAPITAL

     Capital is composed of 19,937,002 shares, of which 6,645,667 are common shares and 13.291.335 are preferred shares without par value.

                             NUTEC INFORMATICA S.A.

     The Extraordinary Shareholders' Meeting held on January 5, 1996 approved the capital increase through the issuance of 86,010 Class B preferred shares in the amount of R$ 203, previously subscribed and paid-up.

     On August 1, 1997, the Extraordinary Shareholders' Meeting approved the subscription of 3,448,276 shares, in the amount of R$ 2,155, by RBS Administracao e Cobranca Ltda.

     At the Extraordinary Shareholders' Meeting held on June 12, 1998, shareholders approved a subscription and payment of a capital increase corresponding to 3,078,073 registered common shares, without par value, totaling R$ 2,000.

     On June 15, 1999, Telefonica Interactiva Brasil Ltda. subscribed 3,323,498 common shares for a payment of R$411,847. A shareholders' agreement between Telefonica Interactiva Brasil, Ltda. and the former controlling shareholders of Nutec Informatica, S.A. provides that the ownership interests at August 5, 1999 would be 96% Telefonica Interactiva Brasil, Ltda. and 4% interest to be held by the former controlling shareholders. On August 5, 1999, the Company redeemed 13,208,267 preferred shares and 3,322,169 Common Shares amounting to R$ 339,788, which was paid out at that date.

     Common and preferred shareholders have the right under Brazilian law to share in minimum dividends of 25% of annual net income determined on the basis of financial statements prepared in accordance with the Brazilian Corporation Law, unless such right is waived at the shareholders' general meeting. In accordance with Brazilian Law, preferred shareholders are entitled to receive per-share dividends in an amount 10% greater than the per-share dividend amounts for common shareholders.

     At June 30, 1999 the capital was comprised of common and preferred shares as follows:

                              COMMON                PREFERRED                 TOTAL
                        -------------------    --------------------    --------------------
                         SHARES        %         SHARES        %         SHARES        %
                         ------        -         ------        -         ------        -
Telefonica Interactiva
  Brasil Ltda.........  3,323,498     50.01            --        --     3,323,498     16.70
RBS Administracao e
  Cobranca Ltda.......  3,322,169     49.99    10,799,309     81.25    14,121,478     70.80
Other.................         --        --     2,492,026     18.75     2,492,026     12.50
                        ---------    ------    ----------    ------    ----------    ------
Total.................  6,645,667    100.00    13,291,335    100.00    19,937,002    100.00
                        =========    ======    ==========    ======    ==========    ======

                             NUTEC INFORMATICA S.A.

10. RELATED PARTIES TRANSACTIONS

     Balances with related parties were as follows:

                                                     YEAR ENDED
                                                    DECEMBER 31,          SIX MONTHS ENDED
                                               -----------------------        JUNE 30,
                                               1996     1997     1998           1999
                                               ----     ----     ----     ----------------
Noncurrent Assets:
RBS Administracao e Cobranca Ltda............     --       --      947             --
                                               -----    -----    -----         ------
Noncurrent Assets............................     --       --      947             --
                                               =====    =====    =====         ======
Noncurrent Liabilities:
RBS Administracao e Cobranca Ltda............  2,603    5,983       --         17,799
RBS Corretora de Seguros.....................     --       --      226             --
Jornal Pioneiro..............................     --       --    1,693             --
Jornal Santa Catarina........................     --       --      345             --
Other........................................      1       --      149             --
                                               -----    -----    -----         ------
Noncurrent Liabilities.......................  2,604    5,983    2,413         17,799
                                               =====    =====    =====         ======

     Expenses with related parties were as follows:

                                                     YEAR ENDED
                                                    DECEMBER 31,          SIX MONTHS ENDED
                                               -----------------------        JUNE 30,
                                               1996     1997     1998           1999
                                               ----     ----     ----     ----------------
Expenses:
Interest expense.............................     55    1,376    1,041            360
Rent expense.................................     --       --       30             --
Other........................................     --       --        6             30
                                               -----    -----    -----         ------
Total expenses...............................     55    1,376    1,077            390
                                               =====    =====    =====         ======

     RBS Administracao e Cobranca Ltda provides treasury management services and provided working capital loans. Other affiliates of RBS also provided financing to the Company.

     The loans bear interest at 12% and have no defined due date.

     The Company also pays rent to a related party.

11. RESERVE FOR CONTINGENCIES

     The reserve for contingencies at June 30, 1999 consists basically of tax assessments on service sales tax (ISS) and labor claim accruals for which an adverse outcome was considered probable.

A. REVENUE TAXATION

     The appropriate taxation of revenue generated by the monthly fees paid by subscribers is not defined by legislation. State governments request the payment of value added tax (ICMS), while municipal governments understand that such revenue is subject to ISS.

                             NUTEC INFORMATICA S.A.

     In the State of Rio Grande do Sul, there is an informal understanding that the above-mentioned revenue is subject to ISS. Therefore, all Company's establishments located in that state, as well as Nutec Porto Alegre, pay the respective amount due, at an overall rate ranging from zero to 5%. So far, State tax authorities have not challenged the procedure followed by the Company.

     From 1995 to 1997, the establishment of Nutec located in Sao Paulo did not pay the ISS or the ICMS on such revenue. Such lack of payment triggered a tax assessment issued by the municipal authorities in relation to the unpaid ISS during this period. Such assessment has been discussed in Court and, up to now, no decision has been made. From January to June 1998, the Sao Paulo establishment paid the ISS due. From July 1998 on, the Company's administration decided not to pay any amount of tax on the revenue generated by the monthly fees paid to the Sao Paulo establishment, due to the continuous doubts and discussions between Sao Paulo authorities (State and municipal) with respect to this matter. The amount not paid is accounted for as a liability by Company. It should be noted, that the Company is following similar procedures for other branches and subsidiaries.

     The ICMS (which rate varies from 25 to 37%) is considered the appropriate tax to assess fee revenues. There is a potential contingency (unrecorded) amounting to R$ 7.5 million. It is not possible to predict with certainty the outcome of this unresolved legal action or the range of possible loss.

     The Company's Management believes that their position will be supported by the competent authorities.

B. OTHER TAXES

     The determination of the manner in which Federal, State and Municipal taxes apply to the operations of Nutec is subject to varying interpretations due to the nature of its operations. Management believes that its interpretation of Nutec's tax obligations is substantially in compliance with current legislation. Accordingly, any changes in the tax treatment of its operations will be the result of new legislation or interpretative rulings of the tax authorities which will not have any retroactive impact.

C. OTHER LITIGATION

     Management, based on the opinion of its legal advisors, believes it has meritorious defenses to all lawsuits and legal proceedings in which Nutec is a defendant. Based on its evaluation of such matters, and after consideration of reserves established, management believes that the resolution of such matters will not have a material adverse effect on the Company's consolidated financial position or results of its operations. It is not possible to predict with certainty the outcome of this unresolved legal action or the range of possible loss.

12. SUMMARY OF THE DIFFERENCES BETWEEN BRAZILIAN AND U.S. GAAP

     Nutec's accounting policies comply with generally accepted accounting principles in Brazil (Brazilian GAAP). Accounting policies which differ significantly from generally accepted accounting principles in the United States of America (U.S. GAAP) are described below:

A. INCOME TAXES

     Nutec fully accrues for deferred income taxes on temporary differences between tax and accounting bases. The existing policies for providing for deferred taxes are substantially in

                             NUTEC INFORMATICA S.A.

accordance with SFAS No. 109 -- "Accounting for Income Taxes", except in connection with the deferred income tax effects of indexation adjustments in 1996 and 1997 (see Note 2.c). Under U.S. GAAP the deferred tax effects of the 1996 and 1997 indexation for financial reporting purposes would be charged to income and social contribution taxes in the statement of income (loss). Under Brazilian GAAP the deferred tax effects indexation is charged directly to equity.

B. PRICE-LEVEL ADJUSTMENTS AND THE U.S. GAAP PRESENTATION

     The effects of price-level adjustments have not been eliminated in the reconciliation to U.S. GAAP nor has Nutec reflected monetary gains or losses associated with the various U.S. GAAP adjustments separately identified, because the application of inflation restatement as measured by the UFIR and the IGP-M represents a comprehensive measure of the effect of price level changes in the Brazilian economy. As such, it is considered a more meaningful presentation than historical cost-based reporting for both Brazilian and U.S. accounting purposes.

C. INTERNAL PORTAL DEVELOPMENT COSTS

     The company capitalizes internal Portal development cost for Brazilian GAAP. Under U.S. GAAP, such costs are expensed as incurred.

D. NET INCOME (LOSS) AND SHAREHOLDERS' EQUITY (DEFICIT) RECONCILIATION BETWEEN BRAZILIAN AND U.S. GAAP

NET INCOME (LOSS) RECONCILIATION BETWEEN BRAZILIAN AND U.S. GAAP

                                                                                SIX MONTHS
                                                   YEAR ENDED DECEMBER 31,         ENDED
                                                  --------------------------     JUNE 30,
                                                   1996      1997      1998        1999
                                                   ----      ----      ----     ----------
Net loss as reported............................  (2,834)   (3,476)   (1,342)     (2,250)
Deferred tax on full indexation.................     (20)      (11)       --          --
Internal Portal Costs
  Cost..........................................    (600)     (233)       (4)        (29)
  Amortization..................................      --        88        94          49
                                                  ------    ------    ------      ------
U.S. GAAP net loss..............................  (3,454)   (3,632)   (1,252)     (2,230)
                                                  ======    ======    ======      ======

SHAREHOLDERS' EQUITY (DEFICIT) RECONCILIATION OF THE DIFFERENCES BETWEEN BRAZILIAN AND U.S. GAAP

                                                                                 SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,        ENDED
                                                   --------------------------     JUNE 30,
                                                    1996      1997      1998        1999
                                                    ----      ----      ----     ----------
Total shareholders' equity (deficit) as
  reported.......................................  (2,181)   (3,513)   (2,855)    406,742
Add (Deduct):
  Internal Portal Development costs..............    (600)     (745)     (655)       (635)
                                                   ------    ------    ------     -------
U.S. GAAP shareholders' equity (deficit).........  (2,781)   (4,258)   (3,510)    406,107
                                                   ======    ======    ======     =======

                             NUTEC INFORMATICA S.A.

13. ADDITIONAL DISCLOSURES REQUIRED BY U.S. GAAP

A) NEW ACCOUNTING PRONOUNCEMENTS

SFAS NO. 130 -- "REPORTING COMPREHENSIVE INCOME"

     SFAS No. 130 establishes the standards for reporting and displaying comprehensive income and its components (revenues, expenses, gains and losses) as part of a full set of financial statements. This statement requires that all elements of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company had no comprehensive income under U.S. GAAP.

B) STATEMENTS OF CASH FLOWS

                                                                                   SIX MONTHS ENDED
                                                                                     JUNE 30, 1999
                                                                                 ---------------------
                                                    YEAR ENDED DECEMBER 31,                    EURO
                                                   --------------------------               UNAUDITED
                                                    1996      1997      1998       R$       (NOTE 2.D)
                                                   ------    ------    ------    -------    ----------
                                                                     (IN THOUSANDS)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss for the year/period...................  (2,834)   (3,476)   (1,342)    (2,250)     (1,228)
  Add (deduct) -- non-cash items --
    Depreciation.................................     164       287       479        376         205
    Amortization of deferred assets..............     189        89       109         56          31
    Allowance for doubtful accounts..............     387        21       867        297         162
    Minority interest increase...................      19        22        27         29          16
    Deferred tax on full indexation..............     (20)      (11)       --         --          --
    Reserve for contingencies....................      --        --        --        278         152
  Changes in operating assets and liabilities --
    Decrease (increase) in --
      Accounts receivable........................  (1,327)   (2,243)     (553)    (1,009)       (551)
      Inventories................................     181        69       (30)       (29)        (16)
      Sundry advances............................     (16)       71       (97)        53          29
      Recoverable taxes..........................    (155)      (77)     (224)      (706)       (385)
      Prepaid expenses...........................      14       (39)      (22)       (58)        (32)
      Escrow deposits............................      74         3        (2)       (20)        (11)

                             NUTEC INFORMATICA S.A.

                                                                                   SIX MONTHS ENDED
                                                                                     JUNE 30, 1999
                                                                                 ---------------------
                                                    YEAR ENDED DECEMBER 31,                    EURO
                                                   --------------------------               UNAUDITED
                                                    1996      1997      1998       R$       (NOTE 2.D)
                                                   ------    ------    ------    -------    ----------
                                                                     (IN THOUSANDS)
  (Decrease) increase in --
    Domestic suppliers...........................     (79)    1,106      (974)       914         499
    Foreign suppliers............................     691        (7)      (62)      (148)        (81)
    Salaries and related payroll charges.........     144       180       235        534         292
    Taxes payable................................     (11)      377       242        741         405
    Provision for income and social contribution
      taxes......................................       1        10         7         61          33
    Dividends....................................     (23)       --        --         --          --
    Other payables...............................      63        35       (85)        51          28
    Income tax...................................      (6)       --        --         --          --
                                                   ------    ------    ------    -------     -------
      Resources used in operations...............  (2,544)   (3,583)   (1,425)      (830)       (452)
                                                   ------    ------    ------    -------     -------
CASH FLOWS USED IN INVESTING ACTIVITIES:
  Investments....................................     (73)      (61)       (5)        --          --
  Property and equipment.........................    (554)   (1,233)     (677)    (1,908)     (1,042)
  Intangible assets..............................    (626)     (348)      (77)      (393)       (215)
                                                   ------    ------    ------    -------     -------
    Net cash applied to investing activities.....  (1,253)   (1,642)     (759)    (2,301)     (1,257)
                                                   ------    ------    ------    -------     -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital subscription of shareholders...........     203     2,155     2,000    411,847     224,832
  Loans obtained from financial institutions.....      82        --     4.699         --          --
  Loans paid to financial institutions...........    (235)     (150)       --     (4,923)     (2,688)
  Loans paid by related parties..................     243        --        --        947         517
  Loans provided to related parties..............      --        --      (947)        --          --
  Loans obtained from related parties............   2,579     3,379               15,386       8,399
  Loans paid to related parties..................      --        --    (3.570)        --          --
  Debentures paid................................      --      (209)     (148)      (824)       (450)
  Debentures Issued..............................      36        --        --         --          --
                                                   ------    ------    ------    -------     -------
    Net cash generated by financing activities...   2,908     5,175     2,034    422,433     230,610
                                                   ------    ------    ------    -------     -------
CASH GENERATED/USED DURING THE YEAR/PERIOD.......    (889)      (50)     (150)   419,302     228,901
                                                   ------    ------    ------    -------     -------
CASH AND CASH EQUIVALENTS AT BEGINNING OF
  YEAR/PERIOD....................................   1,125       236       186         36          20
                                                   ------    ------    ------    -------     -------
CASH AND CASH EQUIVALENTS AT END OF
  YEAR/PERIOD....................................     236       186        36    419,338     228,921
                                                   ======    ======    ======    =======     =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year/period for --
    Interest.....................................      24       328       225        424         231
                                                   ======    ======    ======    =======     =======
    Income taxes.................................      --         4        75         27          15
                                                   ======    ======    ======    =======     =======

                             NUTEC INFORMATICA S.A.

14. SUBSEQUENT EVENTS

A) ACQUISITIONS

     From July 1, 1999, through October 27, 1999, the Company acquired eight Internet service provider companies at a total cost of R$16,506, and customer lists at a total cost of R$6,879. The combined net revenue of the eight companies for 1998 and the six months ended June 30, 1999 was R$4,080 and R$2,907, respectively, and a goodwill on the purchases totalled R$14,348 (all amounts are unaudited).

                            * * * * * * * * * * * *

To the Shareholders of
Informacion Selectiva, S. A. de C. V.:

     We have audited the accompanying balance sheets of INFORMACION SELECTIVA,
S. A. DE C. V., as of June 30, 1999 and December 31, 1998, 1997 and 1996, and the related statements of income (loss), changes in shareholders' equity and changes in financial position for the six months ended June 30,1999 and for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with the auditing standards generally accepted in Mexico, which are substantially the same as those followed in the United States. Those standards require that the audit be planned and performed to obtain reasonable assurance about whether the financial statements are free of material misstatement and that they are prepared in accordance with the accounting principles generally accepted in Mexico. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Informacion Selectiva, S. A. de C. V., as of June 30, 1999 and December 31, 1998, 1997 and 1996, and the results of its operations, the changes in its shareholders' equity and the changes in its financial position for the six months ended June 30, 1999 and for each of the three years in the period ended December 31, 1998, in accordance with the accounting principles generally accepted in Mexico.

     Certain accounting practices used by the Company in preparing the accompanying financial statements conform with the accounting principles generally accepted in Mexico, but do not conform with the accounting principles generally accepted in the United States. A description of these differences and reconciliation of net income (loss) and shareholders' equity are set forth in Notes 12 and 13.

Ruiz, Urquiza y Cia., S.C. (Arthur Andersen)

Monterrey, N.L., Mexico
September 4, 1999

                     INFORMACION SELECTIVA, S. A. DE C. V.

                                 BALANCE SHEETS
            AS OF DECEMBER 31, 1996, 1997 AND 1998 AND JUNE 30,1999
  EXPRESSED IN MEXICAN PESOS ADJUSTED FOR PURCHASING POWER AS OF JUNE 30, 1999
            (MEXICAN PESOS "$" AND EUROS "E" EXPRESSED IN THOUSANDS)

                                     ASSETS

                                                               MEXICAN PESOS                      EUROS
                                                -------------------------------------------    -----------
                                                          YEAR ENDED                  SIX MONTHS ENDED
                                                         DECEMBER 31,                     JUNE 30,
                                                -------------------------------    -----------------------
                                                 1996        1997        1998        1999         1999
                                                -------    --------    --------    --------    -----------
                                                                                                (NOTE 2)
                                                                                               (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents.................    $ 3,146    $  8,448    $  5,691    $  7,002      E   719
                                                -------    --------    --------    --------      -------
  Accounts receivable-
    Trade accounts, net.....................     27,585      22,178      24,070      25,804        2,651
    Due from affiliated companies...........      1,073         691       1,775         383           39
    Taxes...................................        488       5,566       6,647         479           49
    Other...................................      1,759       1,224       6,763       3,483          358
                                                -------    --------    --------    --------      -------
                                                 30,905      29,659      39,255      30,149        3,097
  Inventories...............................     13,462      13,884       2,289       1,394          143
                                                -------    --------    --------    --------      -------
    Total current assets....................     47,511      51,991      47,235      38,545        3,959
INVESTMENT IN SUBSIDIARIES..................      6,109       5,117      28,034      27,525        2,827
BUILDINGS AND EQUIPMENT.....................     38,936      43,721      38,805      35,682        3,665
OTHER ASSETS................................        328         472         754         324           33
                                                -------    --------    --------    --------      -------
                                                $92,884    $101,301    $111,828    $102,076      E10,484
                                                =======    ========    ========    ========      =======

The accompanying notes are an integral part of these balance sheets.

                     INFORMACION SELECTIVA, S. A. DE C. V.

                                 BALANCE SHEETS
            AS OF DECEMBER 31, 1996, 1997 AND 1998 AND JUNE 30, 1999
  EXPRESSED IN MEXICAN PESOS ADJUSTED FOR PURCHASING POWER AS OF JUNE 30, 1999
            (MEXICAN PESOS "$" AND EUROS "E" EXPRESSED IN THOUSANDS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                           MEXICAN PESOS                    EUROS
                                              ----------------------------------------   -----------
                                                       YEAR ENDED                SIX MONTHS ENDED
                                                      DECEMBER 31,                   JUNE 30,
                                              -----------------------------   ----------------------
                                               1996       1997       1998       1999        1999
                                              -------   --------   --------   --------   -----------
                                                                                          (NOTE 2)
                                                                                         (UNAUDITED)
CURRENT LIABILITIES:
  Bank loans................................  $    --   $  8,547   $ 30,680   $ 34,373     E 3,530
  Due to affiliated companies...............    5,522      2,223     25,544      9,289         954
  Due to suppliers..........................    6,324      1,288      9,093      7,298         750
  Other payables and accrued liabilities....    2,472      2,090      5,698      7,207         740
  Taxes payable.............................    3,894     14,323      7,978      5,878         604
  Employee profit sharing...................    4,880        416        285        266          27
                                              -------   --------   --------   --------     -------
    Total current liabilities...............   23,092     28,887     79,278     64,311       6,605
                                              -------   --------   --------   --------     -------
SENIORITY PREMIUMS..........................       54        218        293        214          22
                                              -------   --------   --------   --------     -------
    Total liabilities.......................   23,146     29,105     79,572     64,525       6,627
                                              -------   --------   --------   --------     -------
SHAREHOLDERS' EQUITY:
  Capital stock.............................   21,411     23,288     23,288     37,338       3,835
  Contributions for future capital
    increases...............................       --         --      6,430     21,474       2,206
  Stock subscription premiums...............       --      8,428      8,427      8,427         866
  Accumulated income (loss).................   49,873     42,188     (3,488)   (27,452)     (2,820)
  Result of holding nonmonetary assets......   (1,546)    (1,708)    (2,401)    (2,236)       (230)
                                              -------   --------   --------   --------     -------
                                               69,738     72,196     32,256     37,551       3,857
                                              -------   --------   --------   --------     -------
                                              $92,884   $101,301   $111,828   $102,076     E10,484
                                              =======   ========   ========   ========     =======

The accompanying notes are an integral part of these balance sheets.

                     INFORMACION SELECTIVA, S. A. DE C. V.

                          STATEMENTS OF INCOME (LOSS)
            FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1999
  EXPRESSED IN MEXICAN PESOS ADJUSTED FOR PURCHASING POWER AS OF JUNE 30, 1999
            (MEXICAN PESOS "$" AND EUROS "E" EXPRESSED IN THOUSANDS)

                                                                    MEXICAN PESOS                           EUROS
                                               -------------------------------------------------------   -----------
                                                                                          SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                     JUNE 30,
                                               ------------------------------   ------------------------------------
                                                 1996       1997       1998        1998         1999        1999
                                               --------   --------   --------   -----------   --------   -----------
                                                                                                          (NOTE 2)
                                                                                (UNAUDITED)              (UNAUDITED)
NET SALES....................................  $200,081   $217,216   $252,384    $134,949     $126,222     E12,964
COST OF SALES................................   (94,469)  (117,033)  (151,824)    (78,309)     (66,545)     (6,835)
                                               --------   --------   --------    --------     --------     -------
    Gross profit.............................   105,612    100,183    100,560      56,640       59,677       6,129
                                               --------   --------   --------    --------     --------     -------
OPERATING EXPENSES:
  Selling....................................   (54,404)   (94,030)  (131,179)    (68.342)     (73,698)     (7,569)
  Administrative.............................    (5,288)   (11,842)   (12,305)     (6,285)      (7,222)       (742)
                                               --------   --------   --------    --------     --------     -------
                                                (59,692)  (105,872)  (143,484)    (74,627)     (80,920)     (8,311)
                                               --------   --------   --------    --------     --------     -------
    Operating income (loss)..................    45,920     (5,689)   (42,924)    (17,987)     (21,243)     (2,182)
INTEGRAL COST OF FINANCING:
  Interest expense, net......................    (4,397)      (593)    (5,195)     (1,114)      (4,447)       (457)
  Foreign exchange income (loss).............         8        102     (1,601)        (26)         (33)         (3)
  Gain (loss) from monetary position.........    (3,400)    (1,649)       529        (682)       2,155         221
                                               --------   --------   --------    --------     --------     -------
                                                 (7,789)    (2,140)    (6,267)     (1,822)      (2,325)       (239)
                                               --------   --------   --------    --------     --------     -------
OTHER INCOME, net............................        71        144      2,854         (25)         312          32
                                               --------   --------   --------    --------     --------     -------
  Income (loss) before provisions for income
    taxes, employee profit sharing and
    participation in results of subsidiary
    companies................................    38,202     (7,685)   (46,337)    (19,834)     (23,256)     (2,389)
PARTICIPATION IN RESULTS OF SUBSIDIARY
  COMPANIES..................................        --         --        661          --         (708)        (72)
PROVISIONS FOR:
  Income taxes...............................    11,231         --         --          --           --          --
  Employee profit sharing....................     4,564         --         --          --           --          --
  Utilization of tax loss carryforward.......   (11,231)        --         --          --           --          --
                                               --------   --------   --------    --------     --------     -------
                                                  4,564         --         --                       --          --
                                               --------   --------   --------    --------     --------     -------
  Income (loss) for the year.................  $ 33,638   $ (7,685)  $(45,676)   $(19,784)     (23,964)    E(2,461)
                                               ========   ========   ========    ========     ========     =======

The accompanying notes are an integral part of these financial statements.

                     INFORMACION SELECTIVA, S. A. DE C. V.

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION
            FOR THE YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998 AND
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1999
    EXPRESSED IN CURRENCY ADJUSTED FOR PURCHASING POWER AS OF JUNE 30, 1999
            (MEXICAN PESOS "$" AND EUROS "E" EXPRESSED IN THOUSANDS)

                                                                    MEXICAN PESOS                           EUROS
                                               -------------------------------------------------------   -----------
                                                                                          SIX MONTHS ENDED
                                                  YEAR ENDED DECEMBER 31,                     JUNE 30,
                                               ------------------------------   ------------------------------------
                                                 1996       1997       1998        1998         1999        1999
                                               --------   --------   --------   -----------   --------   -----------
                                                                                                          (NOTE 2)
                                                                                (UNAUDITED)              (UNAUDITED)
RESOURCES GENERATED BY (USED IN) OPERATIONS:
  Results- Net income (loss).................  $ 33,638   $ (7,685)  $(45,676)   $(13,818)    $(23,964)    E(2,461)
  Depreciation and amortization..............     9,778     10,778     10,069       4,516        5,043         518
  Seniority premiums.........................        47         76         88          45           48           5
  Participation in results of subsidiary
    companies................................        --         --       (661)     (1,567)        (708)        (73)
                                               --------   --------   --------    --------     --------     -------
                                                 43,463      3,169    (36,180)    (10,824)     (18,165)     (1,865)
  Changes in working capital:
  Decrease (increase) in accounts
    receivable...............................    (3,956)     1,695     (8,512)     (7,345)       5,919         608
  Decrease (increase) in inventories.........     6,704       (423)    10,901      (1,636)       1,061         109
  Affiliated companies.......................   (10,718)    (2,918)    22,238       2,258      (14,863)     (1,527)
  Decrease (increase) in other payables and
    accrued liabilities......................    (7,463)       634      4,267      13,939       (3,663)       (376)
                                                (15,433)    (1,012)    28,894       7,216      (11,546)     (1,186)
                                               --------   --------   --------    --------     --------     -------
  Resources generated by (used in)
    operations...............................    28,030      2,157     (7,286)     (3,608)     (29,711)     (3,051)
                                               --------   --------   --------    --------     --------     -------
INVESTING ACTIVITIES:
  Buildings and equipment....................   (20,335)   (15,563)    (2,151)       (815)      (4,491)       (461)
  [Subsidiary acquisitions]..................      (174)        --    (22,255)        333        1,217         125
  Other assets...............................    (6,109)      (143)       372         (96)          --          --
                                               --------   --------   --------    --------     --------     -------
  Resources used in investing activities.....   (26,618)   (15,706)   (24,034)       (578)      (3,274)       (336)
                                               --------   --------   --------    --------     --------     -------
FINANCING ACTIVITIES:
  Bank loans.................................    (8,828)     8,547     22,133       2,969        5,202         534
  Affiliated companies.......................   (51,168)        --         --          --           --          --
  Increase in capital stock..................    11,115      1,877         --          --       14,050       1,443
  Contributions for future capital
    increase.................................        --         --      6,430          --       15,044       1,545
  Stock subscription premium.................        --      8,427         --          --           --          --
  Donated capital............................    48,134         --         --          --           --          --
                                               --------   --------   --------    --------     --------     -------
    Resources generated by (used in)
      financing activities...................      (747)    18,851     28,563       2,969       34,296       3,522
INCREASE (DECREASE) IN CASH..................       665      5,302     (2,757)     (1,217)       1,311         135
BEGINNING BALANCE FOR CASH AND CASH
  EQUIVALENTS................................     2,481      3,146      8,448       7,197        5,691         584
                                               --------   --------   --------    --------     --------     -------
ENDING BALANCE FOR CASH AND CASH
  EQUIVALENTS................................  $  3,146   $  8,448   $  5,691       5,980     $  7,002     E   719
                                               ========   ========   ========    ========     ========     =======

The accompanying notes are an integral part of these financial statements.

                     INFORMACION SELECTIVA, S. A. DE C. V.

                 STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
            AS OF DECEMBER 31, 1996, 1997 AND 1998 AND JUNE 30,1999
    EXPRESSED IN CURRENCY ADJUSTED FOR PURCHASING POWER AS OF JUNE 30, 1999
                   (MEXICAN PESOS "$" EXPRESSED IN THOUSANDS)

                                                    CONTRIBUTIONS                                    RESULT OF
                                                      IN FUTURE         STOCK        ACCUMULATED      HOLDING          TOTAL
                                         CAPITAL       CAPITAL       SUBSCRIPTION      INCOME       NONMONETARY    SHAREHOLDERS'
                                          STOCK       INCREASES        PREMIUMS        (LOSS)         ASSETS          EQUITY
                                         -------    -------------    ------------    -----------    -----------    -------------
BALANCES AS OF
 DECEMBER 31, 1995.....................  $10,296      $     --          $   --        $(31,898)       $ 1,470        $(20,132)
 Increase in capital stock.............   11,115            --              --              --             --          11,115
 Donated capital accumulated losses....       --            --              --          48,134             --          48,134
 Net income for the year...............       --            --              --          33,638             --          33,638
 Result of holding nonmonetary
   assets..............................       --            --              --              --         (3,017)         (3,017)
                                         -------      --------          ------        --------        -------        --------
BALANCES AS OF
 DECEMBER 31, 1996.....................   21,411            --              --          49,874         (1,547)         69,738
 Increase in capital stock.............    1,877            --           8,427              --             --          10,304
 Net loss for the year.................       --            --              --          (7,686)            --          (7,686)
 Result of holding nonmonetary
   assets..............................       --            --              --              --           (161)           (161)
                                         -------      --------          ------        --------        -------        --------
BALANCES AS OF
 DECEMBER 31, 1997.....................   23,288            --           8,427          42,188         (1,708)         72,195
 Contributions for future capital
   increases...........................       --         6,430              --              --             --           6,430
 Net loss for the year.................       --            --              --         (45,676)            --         (45,676)
 Result of holding nonmonetary
   assets..............................       --            --              --              --           (693)           (693)
                                         -------      --------          ------        --------        -------        --------
BALANCES AS OF
 DECEMBER 31, 1998.....................   23,288         6,430           8,427          (3,488)        (2,401)         32,256
 Increase in capital stock.............   14,050       (14,050)             --              --             --              --
 Contributions for future capital
   increases...........................       --        29,094              --              --             --          29,094
 Net loss for the period...............       --            --              --         (23,964)            --         (23,964)
 Result of holding nonmonetary
   assets..............................       --            --              --              --            165             165
                                         -------      --------          ------        --------        -------        --------
BALANCES AS OF JUNE 30, 1999...........  $37,338      $ 21,474          $8,427        $(27,452)       $(2,236)       $ 37,551
                                         =======      ========          ======        ========        =======        ========

The accompanying notes are an integral part of these financial statements.

                     INFORMACION SELECTIVA, S. A. DE C. V.

                       NOTES TO THE FINANCIAL STATEMENTS
                    AS OF DECEMBER 31, 1996, 1997, AND 1998
                               AND JUNE 30, 1999
    EXPRESSED IN CURRENCY ADJUSTED FOR PURCHASING POWER AS OF JUNE 30, 1999
                          (THOUSANDS OF MEXICAN PESOS)

1. ACTIVITY:

     Informacion Selectiva, S. A. de C. V., is a subsidiary of Editora El Sol,
S. A. de C. V. (owner of 99.90% of the Company's common stock). Its principal activities are the sale of financial information via satellite in real time, Internet subscriptions, computer software and equipment.

     The Company mainly recognizes revenues derived from services quoted by hour, which are rendered to subscribers through the following segments:

     Infosel Financiero -- It is the main activity of the Company, consisting of access to financial information such as stock indexes, news and trend analysis in real time. This service targets financial professionals in Mexico and New York. Revenues are recognized ratably over the life of a service contract agreement which, establishes a US dollar monthly rate, billed at the beginning of each month. Revenues are recorded into Mexican pesos at the prior monthly average exchange rate.

     Lince -- It is a product used by traders at Banks and brokerage firms to trade different financial instruments. Revenues recognition is similar to Infosel Financiero.

     Servicios en Linea -- This segment provides the Internet connectivity as well as software solutions to midsize and large corporations in Mexico. Revenues are recognized upon delivery of the solution based on a fixed quote.

     Edi Commercial -- A product that connects Companies with their supply chain partners to interchange purchase orders, payment forms, inventory control orders, etc. Revenues are recognized upon delivery of the product based on a fixed quote.

     Computer software and equipment -- The company provides to clients the necessary software and hardware to utilize the services mentioned above. Revenues are recognized upon delivery.

2. TRANSLATION INTO EURO CURRENCY:

     Euro currency amounts as of June 30, 1999 shown in the accompanying financial statements have been included solely for the convenience of the reader and are translated from Mexican pesos, as of the matter of arithmetic computation only, at the exchange rate of 9.398 pesos per one U.S. dollar and
1.036 Euro per one U.S. dollar based on the noon buying rates of the Federal Reserve Bank of New York on such date. The translation should not be considered as a representation that the Mexican peso amounts have been, could have been, or could in the future be converted into Euros at this or any other rate of exchange.

3. SIGNIFICANT ACCOUNTING PRINCIPLES:

     The accounting principles followed by the Company are in conformity with generally accepted accounting principles in Mexico, which require that the Company make certain estimates and use certain assumptions to determine the value of certain items included in the financial statements and make the required disclosures therein. While the estimates and assumptions used may differ from the final effect, management believes that they were adequate under the circumstances.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The significant accounting principles followed by the Company, are as follows:

A) RECOGNITION OF THE EFFECTS OF INFLATION IN THE FINANCIAL INFORMATION

     The Company restates its financial statements to reflect the purchasing power of the Mexican peso as of the most recent reporting date, thereby comprehensively recognizing the effects of inflation. The financial statements of prior periods have also been restated in terms of the purchasing power of the Mexican peso as of the most recent reporting date applying the National Consumer Price Index (NCPI) of 1.4709, 1.2711, 1.0717 for December 31, 1996, 1997 and
1998, respectively. Accordingly, prior period amounts differ from those previously reported. As a result, the amounts reported for the most current period are comparable with those of prior periods, all being expressed in terms of the same purchasing power.

     To recognize the effects of inflation in terms of Mexican pesos with purchasing power as of the most recent reporting date, the procedures employed were as follows:

Balance sheets

     Non-monetary assets and liabilities have been restated since their acquisition, generation or contribution date through June 30, 1999, applying factors derived from the NCPI. Monetary items are presented at nominal value.

     Shareholders' equity is restated using a factor derived from the NCPI from the date of contribution or generation.

Statements of income

     Revenues and expenses, that are associated with a monetary item are restated from the month in which they arise through the most recent reporting date, based on factors derived from the NCPI.

     Costs and expenses that are associated with non-monetary items, are restated through yearend, as a function of the statement of the nonmonetary asset that is being consumed or sold by applying factors derived from the NCPI.

     The gain or loss from monetary position, which represents the erosion of the purchasing power of monetary items caused by inflation, is determined by applying to net monetary assets or liabilities at the beginning of the period the factor of inflation derived from the NCPI, and to the monthly variation in net monetary assets or liabilities the factor the end of each month through period end.

Other statements

     The statement of changes in financial position presents the changes in constant Mexican pesos based on the financial position at the prior period end restated to Mexican pesos as of the end of the most recent reporting period.

B) CASH AND CASH EQUIVALENTS

     Cash and cash equivalents are represented principally by deposits in checking accounts and investments at market value (cost plus accumulated earnings).

                     INFORMACION SELECTIVA, S. A. DE C. V.

C) INVENTORIES

     Inventories are valued at the lower of cost, on a fifo basis, or market value.

D) INVESTMENT IN SUBSIDIARIES

     The investment in subsidiaries corresponds to a 50% of the shareholding in Interdata Infosel, S.A. de C.V. and a 100% shareholding in Infoshare Communications Inc.

     These investments are valued through the equity method.

E) BUILDINGS AND EQUIPMENT

     Buildings and equipment are originally recorded at their construction or acquisition cost, which is restated to their net replacement cost using factors derived from the NCPI.

     Depreciation of buildings and equipment is calculated using the straight-line method over month-end balances, based on their estimated useful lives.

F) FINANCIAL INSTRUMENTS

     Book value of financial instruments is similar to market value.

G) INCOME TAXES AND EMPLOYEE PROFIT SHARING

     The Company recognizes by the liability method the future effects of income taxes and employee profit sharing related to the cumulative temporary differences between book and taxable income, which arise from specific items whose turnaround period can be determined and which are not expected to be replaced by items of a similar nature and amount.

     Since there are no significant nonrecurring temporary differences meeting the above criteria, the Company has not recorded any deferred or prepaid income tax and employee profit sharing effects.

H) EMPLOYEE BENEFITS

     Under Mexican labor law, the Company is liable for separation payments to employees terminating under certain circumstances.

     The Company records the liability for seniority premiums, using actuarial calculations based on the projected unit credit method.

     Therefore, the liability is being accrued, which at present value will cover the obligation from benefits projected to the estimated retirement date of the Company's employees, as follows:

                                                               YEAR ENDED        SIX MONTHS
                                                              DECEMBER 31,         ENDED
                                                          --------------------    JUNE 30,
                                                          1996    1997    1998      1999
                                                          ----    ----    ----   ----------
Projected benefit obligation (PBO)....................    $138    $231    $315      $290
Accrued liabilities...................................      54     218     294       213
                                                          ----    ----    ----      ----
Past services costs to be amortized...................    $ 84    $ 13    $ 21      $ 77
                                                          ====    ====    ====      ====

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The cost of employee benefits for each period is as follows:

                                                              YEAR ENDED        SIX MONTHS
                                                             DECEMBER 31,          ENDED
                                                         --------------------    JUNE 30,
                                                         1996    1997    1998      1999
                                                         ----    ----    ----   -----------
Service costs........................................    $26     $54     $64        $35
Amortization of past services (intangible asset).....      8      13      13          7
Financial cost for the year..........................     12       9      11          6
                                                         ---     ---     ---        ---
                                                         $46     $76     $88        $48
                                                         ===     ===     ===        ===

     The rates used in the present projections are:

                                                              YEAR ENDED         SIX MONTHS
                                                             DECEMBER 31,           ENDED
                                                         ---------------------    JUNE 30,
                                                         1996     1997    1998      1999
                                                         -----    ----    ----   -----------
Interest rate........................................    13.00%   4.50%   4.50%     4.50%
Salary increase rate.................................     9.00%   1.00%   1.00%     1.50%

     As of December 31, 1998, the projected employee benefits are lower than present value, for which an additional liability was recorded deducting the intangible asset which is presented under other assets.

     Indemnity payments to involuntarily terminated employees are charged to results in the period in which they are made. The total maximum potential liability to be paid at the hypothetical retirement of all of the Company's employees is estimated at $59,539 as of June 30, 1999.

I) INTEGRAL COST OF FINANCING

     The integral cost of financing includes all financial revenues and expenses, such as interest, exchange gain or loss, and the gains or losses from monetary position, as they occur or are accrued.

J) LEASE CONTRACTS

     Infosel has signed long-term leases of specialized computer equipment (hardware) needed in its Internet service operations. Such contracts have no expiration dates but are subject to addendums that establish specific terms and conditions for additional computer equipment.

     For the periods December 31, 1996, 1997 and 1998 and for the six months ended, June 30, the lease payments amounted to $620, $6,766, $19,635, $11,949, respectively, which were recorded in the statements of income (loss) under cost of sales.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The following is a schedule by year of the present value of the future minimum lease payments under capital leases as of June 30, 1999:

                                                              YEAR ENDING
                                                              DECEMBER 31
                                                              -----------
1999........................................................    $ 7,732
2000........................................................     10,526
2001........................................................      5,436
2002........................................................        189
                                                                -------
          Total.............................................    $23,883
                                                                =======

     Infosel may terminate an agreement only when any of the obligations stated in the contract has not been met. The lessor is obligated to provide during the term of the contract the necessary equipment and technical assistance to improve the services provided to Infosel.

4. TRANSACTIONS AND FOREIGN CURRENCY POSITION:

     As of December 31, 1996, 1997 and 1998 and for the six months ended June 30, 1999 assets and liabilities denominated in thousands of U.S. dollars were as follows:

                                                                                 SIX MONTHS
                                                    YEAR ENDED DECEMBER 31,        ENDED
                                                   --------------------------     JUNE 30,
                                                    1996      1997      1998        1999
                                                   ------    ------    ------    ----------
Current assets...................................     889       258     1,162         467
Current liabilities..............................     347        --     1,095          23
                                                   ------    ------    ------      ------
Net foreign currency denominated assets..........     542       258        67         444
                                                   ======    ======    ======      ======
Equivalent in thousands of Mexican pesos.........  $4,163    $2,076    $  665      $4,193
                                                   ======    ======    ======      ======

     The Company's most significant transactions in foreign currency were as follows:

                                                            THOUSANDS OF U.S. DOLLARS
                                                       ------------------------------------
                                                             YEAR ENDED          SIX MONTHS
                                                            DECEMBER 31,           ENDED
                                                       ----------------------     JUNE 30,
                                                       1996     1997     1998       1999
                                                       -----    -----    ----    ----------
Sales................................................  4,281    3,868    627        137
                                                       =====    =====    ===        ===
Purchases and expenses...............................     --      720    866        501
                                                       =====    =====    ===        ===

     Exchange differences arising from application of these procedures are included in the income of statement.

     Transactions in foreign currency are recorded at the prevailing exchange rate at the time of the related transactions. Foreign currency denominated assets and liabilities are translated using the exchange rate at the balance sheet date. Exchange differences are recognised in the statement of income
(loss) as they occur.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     As of December 31, 1996, 1997 and 1998 the exchange rate was $7.67, $8.05 and $9.87 per one U.S. dollar, respectively. And at June 30 the exchange rate was $9.44 per one U.S. dollar.

     At September 4, 1999 the unaudited foreign currency position is similar to that at period end, and the exchange rate is $9.46 per one U.S. dollar.

5. RECLASSIFICATIONS TO FINANCIAL STATEMENTS:

     Certain amounts in the financial statements for the period ended December 31, 1996, 1997 and 1998 have been reclassified to conform to the presentation of to the financial statements as of June 30, 1999.

6. INVENTORIES:

                                                                                     SIX
                                                                                    MONTHS
                                                     YEAR ENDED DECEMBER 31,        ENDED
                                                   ----------------------------    JUNE 30,
                                                    1996       1997       1998       1999
                                                   -------    -------    ------    --------
Computer equipment...............................  $12,240    $13,574    $1,421     $  105
Advances to suppliers............................    1,222        310       868      1,289
                                                   -------    -------    ------     ------
                                                   $13,462    $13,884    $2,289     $1,394
                                                   =======    =======    ======     ======

7. BUILDINGS AND EQUIPMENT:

                                                                                    SIX
                                                                                   MONTHS
                                                    YEAR ENDED DECEMBER 31,        ENDED
                                                 ------------------------------   JUNE 30,
                                                   1996       1997       1998       1999
                                                 --------   --------   --------   --------
Buildings......................................  $    272   $    272   $    272   $    272
Furniture and fixtures.........................    10,476     14,647     15,814     15,866
Transportation equipment.......................       449        449        457        503
Computer equipment.............................    45,783     44,788     43,686     43,798
Leasehold improvements.........................     9,153      9,996     10,117      9,956
Construction in progress.......................       144      6,853      6,853      6,853
                                                 --------   --------   --------   --------
                                                   66,277     77,005     77,199     77,248
Less- Accumulated depreciation and
  amortization.................................   (27,341)   (34,263)   (42,302)   (45,072)
                                                 --------   --------   --------   --------
Net buildings and equipment....................    38,936     42,742     34,897     32,176
Advance to suppliers...........................        --        979        908      3,506
                                                 --------   --------   --------   --------
Net book value.................................  $ 38,936   $ 43,721   $ 35,805   $ 35,682
                                                 ========   ========   ========   ========

     Advances to suppliers represents monies paid in advance to purchase supplies and equipment used in constructing new buildings.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The depreciation and amortization of buildings and equipment have been calculated based on the estimated useful lives of the assets, using the following average annual rates of depreciation:

                                                                 %
                                                                ---
Buildings...................................................     5
Furniture and fixtures......................................    10
Transportation equipment....................................    20
Computer equipment..........................................    25
Leasehold improvements......................................     5

8. AFFILIATED COMPANIES TRANSACTIONS AND BALANCES:

     The Company had transactions with affiliated companies as follows:

                                                                                 SIX MONTHS
                                                     YEAR ENDED DECEMBER 31,       ENDED
                                                   ---------------------------    JUNE 30,
                                                    1996      1997      1998        1999
                                                   ------    ------    -------   ----------
Revenues from --
  Information services...........................  $  358    $6,656    $12,184     $4,403
                                                   ======    ======    =======     ======
  Sale of Internet services......................  $   --    $   --    $   504     $    6
                                                   ======    ======    =======     ======
Expenses for --
  Leasing........................................  $1,563    $1,670    $ 6,541     $4,245
                                                   ======    ======    =======     ======
  Interest.......................................  $  356    $3,323    $    --     $   --
                                                   ======    ======    =======     ======
  Administrative services........................  $   --    $  926    $ 2,643     $5,886
                                                   ======    ======    =======     ======
  Advertising....................................  $  598    $   --    $    --     $   --
                                                   ======    ======    =======     ======

     The Company has contractual agreements to provide information services with Editora El Sol, S.A. de C.V., Infoshare Communications Inc. and Interdata Infosel, S.A. de C.V. Contractual prices are determined at market rates.

     Additionally, the Company has an agreement with Editora El Sol, S.A. de C.V. and Ediciones del Norte, S.A. de C.V. for leasing administrative offices in Monterrey, Mexico City and Guadalajara. Rent prices are determined based on market value.

     Administrative services are provided by Editora El Sol, S.A. de C.V., Ediciones del Norte, S.A. de C.V. and Interdata Infosel, S.A. de C.V. at cost plus a mark-up not exceeding 20%. All agreements are renewable on an annual basis.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The net balances with affiliated companies are as follows:

                                                              YEARS ENDED          SIX MONTHS
                                                             DECEMBER 31,            ENDED
                                                       -------------------------    JUNE 30,
                                                        1996     1997     1998        1999
                                                       ------   ------   -------   ----------
Receivable --
  Consorcio Interamericano de Comunicacion, S. A. de
     C. V. ..........................................  $  605   $  594   $ 1,331     $   --
  Publicidad y Servicios Periodisticos, S. A. de C.
     V. .............................................     113       97        --         --
  Comunicacion Integrada de Occidente, S. A. de C.
     V. .............................................      --       --       117        109
  Infoshare Communications Inc. .....................      --       --       327        238
  Servicios Motociclistas, S. A. ....................     355       --        --         36
                                                       ------   ------   -------     ------
                                                       $1,073   $  691   $ 1,775     $  383
                                                       ======   ======   =======     ======
Payable --
  Interdata Infosel, S. A. ..........................  $   --   $   --   $17,523     $7,955
  Editora El Sol, S. A. de C. V. ....................   3,246      458     5,499        659
  Ediciones del Norte, S. A. de C. V. ...............   2,276    1,752     2,433        501
  Servicios Motociclistas, S. A. ....................      --       13        89         --
  Consorcio Interamericano de Comunicacion, S. A. de
     C. V. ..........................................      --       --        --        174
                                                       ------   ------   -------     ------
                                                       $5,522   $2,223   $25,544     $9,289
                                                       ======   ======   =======     ======

9. TAX ENVIRONMENT:

INCOME AND ASSET TAX REGULATIONS

     The Company is subject to income and asset tax. Income taxes are computed considering the taxable or deductible effects of inflation, such as depreciation calculated on values in constant Mexican pesos and the inflation effect on certain monetary assets or liabilities, through the inflationary component. Beginning in 1999, the income tax rate increased from 34% to 35%, with the obligation to pay this tax each year at a rate of 30% (transitorily 32% in 1999), and the remainder is to be paid upon distribution of earnings.

     The asset tax is computed at an annual rate of 1.8% on the average of the majority of restated assets less certain liabilities. The tax is paid only to the extent that it exceeds the income taxes of the year. Any required payment of asset tax is creditable against the excess of income taxes over asset taxes for the preceding three and following ten years.

EMPLOYEE PROFIT SHARING

     The income for employee profit sharing purposes does not consider the inflationary component, and depreciation is based on historical values rather than restated values. The statutory employee profit sharing is 10%.

                     INFORMACION SELECTIVA, S. A. DE C. V.

TAX LOSS CARRYFORWARDS

     In 1996, the Company was subject to income taxes in the amount of $11,231 which was offset completely by tax loss carryforward generated in prior years. The Company has not been subject to income or asset tax since 1997.

     At June 30, 1999, the Company had tax loss carryforwards which will be indexed for inflation through the year they are applied amounting to $18,550, $8,753 and $28,170 expiring in 2003, 2007 and 2008, respectively.

10. SHAREHOLDERS' EQUITY:

     Capital stock as of June 30, 1999, consists of 24,142,195 shares with a nominal value of one Mexican peso each and is classified in Series A and B which cannot be acquired by foreigners.

     Beginning in 1999, dividends paid to an individual or foreign resident will be subject to income tax withholding at an effective rate ranging from 7.5% to 7.7%, which varies according to the year the income was generated. Additionally, if earning for which no corporate tax has been paid are distributed, the tax must be paid upon distribution of the dividends. Consequently, the Company must keep a record of earnings subject to each tax rate.

     Contributions for future capital increases represent cash advances from shareholders, with the agreement that capital stock in such amount will be issued to the shareholders no later than two years from the contribution date.

     Capital reductions will be subject to taxes on the excess of the reduction over the price-level adjusted paid-in capital, in accordance with the formula prescribed by the income tax law.

     In a General Extraordinary Shareholder Meeting held on December 21, 1998, the shareholders approved a contribution for future increases in capital of $6,000 (nominal value).

11. SEGMENT INFORMATION:

     Relevant information concerning the business segments of the Company is as follows:

                                                                                 SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,          ENDED
                                              --------------------------------    JUNE 30,
                                                1996        1997        1998        1999
                                              --------    --------    --------   ----------
TOTAL REVENUES
  Infosel Financiero......................    $169,474    $138,065    $133,317    $ 59,844
  Lince...................................          --      21,808      22,673       6,462
  Servicios en Linea (Internet &
     portal)..............................      30,607      50,891      83,738      50,950
  Edi Commercial..........................          --          --       2,608       5,816
  Other...................................          --       6,452      10,048       3,150
                                              --------    --------    --------    --------
     Total revenues.......................    $200,081    $217,216    $252,384    $126,222
                                              ========    ========    ========    ========

                     INFORMACION SELECTIVA, S. A. DE C. V.

                                                                                 SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,          ENDED
                                              --------------------------------    JUNE 30,
                                                1996        1997        1998        1999
                                              --------    --------    --------   ----------
INCOME (LOSS) FROM OPERATIONS
  Infosel Financiero......................    $ 67,943    $ 30,324    $ 10,389    $ (1,815)
  Lince...................................          --      (6,436)    (13,793)     (7,069)
  Servicios en Linea (Internet &
     portal)..............................     (22,023)    (29,552)    (35,789)    (10,920)
  Edi Commercial..........................          --          --      (2,150)        305
  Other...................................          --         (24)     (1,581)     (1,744)
                                              --------    --------    --------    --------
     Total income (loss) from
       operations.........................    $ 45,920    $ (5,689)   $(42,924)   $(21,243)
                                              ========    ========    ========    ========
DEPRECIATION
  Infosel Financiero......................    $  4,743    $  4,840    $  4,017    $  2,012
  Lince...................................       1,423       1,545       1,530         766
  Servicios en Linea (Internet &
     portal)..............................       2,846       3,398       3,539       1,772
  Edi Commercial..........................          --          --         300         144
  Other...................................         474         515         178          96
                                              --------    --------    --------    --------
     Total depreciation...................    $  9,486    $ 10,298    $  9,564    $  4,790
                                              ========    ========    ========    ========
AMORTIZATION
  Infosel Financiero......................    $    146    $    226    $    212    $    106
  Lince...................................          44          72          81          40
  Servicios en Linea (Internet &
     portal)..............................          88         158         187          94
  Edi Commercial..........................          --          --          15           8
  Other...................................          14          24          10           5
                                              --------    --------    --------    --------
     Total amortization...................    $    292    $    480    $    505    $    253
                                              ========    ========    ========    ========
CAPITAL EXPENDITURES
  Infosel Financiero......................    $ 20,335    $ 15,563    $  2,151    $  2,330
                                              --------    --------    --------    --------
     Total capital expenditures...........    $ 20,335    $ 15,563    $  2,151    $  2,330
                                              ========    ========    ========    ========

                     INFORMACION SELECTIVA, S. A. DE C. V.

                                                                                 SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,          ENDED
                                              --------------------------------    JUNE 30,
                                                1996        1997        1998        1999
                                              --------    --------    --------   ----------
TOTAL ASSETS
  Infosel Financiero......................    $ 83,563    $ 94,216    $ 75,361    $ 76,398
  Lince...................................          --          --         244       1,564
  Servicios en Linea (Internet &
     portal)..............................       7,462       6,268      10,898      11,043
  Edi Commercial..........................          --          --      20,818      12,243
  Others..................................       1,859         817       4,507         828
                                              --------    --------    --------    --------
     Total assets.........................    $ 92,884    $101,301    $111,828    $102,076
                                              ========    ========    ========    ========
TOTAL LIABILITIES
  Infosel Financiero......................    $ 21,926    $ 29,105    $ 79,572    $ 41,429
  Lince...................................         732          --          --          --
  Servicios en Linea (Internet &
     portal)..............................          --          --          --       2,900
  Edi Commercial..........................          --          --          --      20,196
  Others..................................         488          --          --          --
                                              --------    --------    --------    --------
     Total liabilities....................    $ 23,146    $ 29,105    $ 79,572    $ 64,525
                                              ========    ========    ========    ========

12. DIFFERENCES BETWEEN MEXICAN AND U.S. GAAP:

     The financial statements of the Company are prepared in accordance with Mexican GAAP, which differs in certain significant respects from US GAAP. A partial reconciliation of the reported net income and shareholders' equity to US GAAP is presented in Note 13. It should be noted that this reconciliation to US GAAP does not include the reversal of the restatement of the financial statements for the effects of inflation as required by Bulletin B-10 of Mexican GAAP.

     The application of Bulletin B-10 represents a comprehensive measure of the effects of price-level changes in the Mexican economy and, as such, is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and US accounting purposes.

     The principal differences between Mexican GAAP and US GAAP that affect the consolidated financial statements of the Company are described below:

A) DEFERRED INCOME TAXES AND EMPLOYEE PROFIT SHARING:

     For U.S. GAAP reconciliation purposes, the Company has adopted SFAS 109, "Accounting for Income Taxes", the objective of which is to recognize deferred tax liabilities and assets for the future tax consequences of all temporary differences between the book and tax bases of assets and liabilities.

     A valuation allowance was applied against the deferred income tax asset at the end of each period, because management has concluded that it is not more likely than the benefits of the tax loss carryforward will be realized in the future.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The primary temporary differences which generated the net deferred income tax asset under US GAAP are the deduction of purchases for tax purposes versus cost of sales for financial statement purposes, different restatements of fixed assets, various non-deductible reserves and the tax loss carryforwards that reduce future taxes payable.

     Employee profit sharing is based on taxable income, adjusted as mentioned in Note 9, and is subject to the future consequences of temporary differences in the same manner as income taxes.

     The deferred effects of employee profit sharing were not significant; therefore no reconciliation was made.

     The tax effect of temporary differences that generated deferred income tax assets (liabilities) under SFAS 109 are as follows:

                                                                                   SIX MONTHS
                                                      YEAR ENDED DECEMBER 31,         ENDED
                                                    ----------------------------    JUNE 30,
                                                     1996      1997       1998        1999
                                                    -------   -------   --------   -----------
DEFERRED INCOME TAXES
Current:
  Inventories.....................................  $(3,203)  $(3,822)  $   (748)   $   (488)
  Reserve for doubtful accounts...................      293       753      1,285       1,791
  Employee benefit reserves.......................      830     3,394      2,222       1,188
Non-current:
  Property, plant and equipment...................     (826)   (1,536)       138      (2,324)
  Tax loss carryforwards..........................    4,272     7,588     18,601      18,601
                                                    -------   -------   --------    --------
  Net deferred tax asset..........................    1,366     6,377     21,498      18,768
  Less: Valuation allowance.......................   (1,366)   (6,377)   (21,498)    (18,768)
                                                    -------   -------   --------    --------
                                                    $    --   $    --   $     --    $     --
                                                    =======   =======   ========    ========

B) COMPREHENSIVE INCOME:

     Beginning in 1998 SFAS 130, "Reporting Comprehensive Income", went into effect, which requires the presentation of comprehensive income under US GAAP. The Company has reconciled in paragraph d) of Note 13 net income under US GAAP to comprehensive income under US GAAP, in which the only reconciling item is the result of holding nonmonetary assets.

C) STATEMENT OF CASH FLOWS:

     Under Mexican GAAP, the Company presents a statement of changes in financial position in accordance with Bulletin B-12, which identifies the generation and application of resources as representing differences between beginning and ending financial statement balances in constant Mexican pesos. It also requires that monetary and unrealized foreign exchange gains and losses be treated as cash items in the determination of resources generated by operations.

     US GAAP SFAS 95 requires presentation of a statement of cash flows.

                     INFORMACION SELECTIVA, S. A. DE C. V.

     The following presents a reconciliation of the resources generated by operating, investing and financing activities under Mexican GAAP to the resources generated by such activities under US GAAP:

                                                                          SIX MONTHS ENDED
                                          YEAR ENDED DECEMBER 31,       ---------------------
                                       ------------------------------   JUNE 30,   >JUNE 30,
                                         1996       1997       1998       1998        1999
                                       --------   --------   --------   --------   ----------
Resources generated by (used in)
  operations under Mexican GAAP......  $ 28,030   $  2,157   $ (7,286)    (3,607)   $(29,712)
Gain on monetary position............     3,400      1,650       (529)       531      (2,155)
Unrealized foreign exchange loss.....        62        (70)       736         --          52
Loss on retirements of property,
  plant and equipment................         6         --      1,737         --         127
                                       --------   --------   --------   --------    --------
Cash flow generated (used in) by
  operations under US GAAP...........  $ 31,498   $  3,737   $ (5,342)    (3,076)   $(31,688)
                                       ========   ========   ========   ========    ========
Resources used in investing
  activities under Mexican GAAP......  $(26,618)  $(15,705)  $(24,034)      (578)   $ (3,273)
Loss on retirements of property,
  plant, and equipment...............         3         54      9,443         --          --
                                       --------   --------   --------   --------    --------
Cash flow used in investing
  activities under US GAAP...........  $(26,615)  $(15,651)  $(14,591)      (578)   $ (3,273)
                                       ========   ========   ========   ========    ========
Resources generated by (used in)
  financing activities under Mexican
  GAAP...............................  $   (748)  $ 18,852   $ 28,564     (2,969)   $ 34,297
Gain on monetary position on
  financing assets and liabilities...    (3,400)    (1,650)       529       (531)      2,155
Foreign exchange loss................       (62)        70       (736)        --         (52)
                                       --------   --------   --------   --------    --------
Cash flow generated by (used in)
  financing activities under US
  GAAP...............................  $ (4,210)  $ 17,272   $ 28,357      2,438    $ 36,400
                                       ========   ========   ========   ========    ========
Supplementary cash flow information:
  Interest paid......................  $  4,150   $  1,434   $  5,998      1,312    $  5,048
Sales of fixed assets................        30         --      9,443         --       1,461
Cost of sale.........................        24         --      7,706         --       1,334
                                       --------   --------   --------   --------    --------
  Net................................         6         --      1,737         --         127
                                       ========   ========   ========   ========    ========

                     INFORMACION SELECTIVA, S. A. DE C. V.

Other supplementary disclosures as required in SFAS No. 95, are included in the statements of changes in financial position.D) SUMMARIZED FINANCIAL INFORMATION UNDER US GAAP:

     Summarized balance sheets and statements of income (loss), including all of the differences described above, are presented as follows:

                                                                                       SIX
                                                                                      MONTHS
                                                       YEAR ENDED DECEMBER 31,        ENDED
                                                    ------------------------------   JUNE 30,
                                                      1996       1997       1998       1999
                                                    --------   --------   --------   --------
STATEMENT OF INCOME (LOSS)
Total revenues....................................  $200,081   $217,216   $252,384   $126,222
Income (loss) from operations.....................    41,355     (5,689)   (42,924)   (21,243)
Income (loss) before income tax and tax on
  assets..........................................    33,638     (7,685)   (46,337)   (23,256)
Participation in results of subsidiary
  companies.......................................        --         --        634         15
                                                    --------   --------   --------   --------
Net income (loss).................................  $ 33,638   $ (7,685)  $(45,703)  $(23,241)
                                                    ========   ========   ========   ========
Current assets....................................  $ 47,511   $ 51,991   $ 47,235   $ 38,545
Investment in subsidiaries........................     6,109      5,117     28,334     25,783
Property, plant and equipment.....................    38,936     43,721     35,805     35,683
Other assets......................................       328        472        754        324
                                                    --------   --------   --------   --------
     Total assets.................................  $ 92,884   $101,301   $112,128   $100,335
Current liabilities...............................    23,092     28,887     79,278     64,311
Long-term liabilities.............................        54        218        294        214
                                                    --------   --------   --------   --------
     Total liabilities............................    23,146     29,105     79,572     64,525
Shareholders' equity..............................    69,738     72,196     32,556     35,810
                                                    --------   --------   --------   --------
     Total liabilities and shareholders' equity...  $ 92,884   $101,301   $112,128   $100,335
                                                    ========   ========   ========   ========

E) EMPLOYEE BENEFITS:

     Under Mexican GAAP the requirement to recorded liabilities for employee benefits using actuarial computations was applicable beginning in 1993, in accordance with bulleting, "Labor Obligations" which is substantially the same as U.S. GAAP's SFAS No. 87.

     The Company has not established a pension plan and is only subject to determine the computation for seniority premiums. The Company has prepared a study under U.S. GAAP based on actuarial calculations, using the same assumptions used under Mexican GAAP (see Note 3h). Under Mexican and U.S. GAAP there is not significant difference in the liability for seniority premiums.

F) FOREIGN CURRENCY TRANSACTIONS:

     As explained in Note 4 transactions in foreign currency, gains and losses are recorded at the exchange rate as of the transaction rate, and assets and liabilities in foreign currency are

                     INFORMACION SELECTIVA, S. A. DE C. V.

adjusted to the exchange rate as of period end, affecting the results as part of the integral cost of financing, which is similar to U.S. GAAP.

13. RECONCILIATION OF MEXICAN GAAP TO US GAAP:

A) RECONCILIATION OF NET INCOME:

                                                                                       SIX
                                                                                      MONTHS
                                                       YEAR ENDED DECEMBER 31,        ENDED
                                                    ------------------------------   JUNE 30,
                                                      1996       1997       1998       1999
                                                    --------   --------   --------   --------
Net income under Mexican GAAP.....................  $ 33,638   $ (7,685)  $(45,676)  $(23,964)
Approximate US GAAP adjustments:
  Deferred income equity method(1)................        --         --        (27)       723
                                                    --------   --------   --------   --------
  Approximate net income under US GAAP............  $ 33,638   $ (7,685)  $(45,703)  $(23,241)
                                                    ========   ========   ========   ========

---------------
(1) Represents the adjustment to recognize deferred income taxes as required by SFAS No. 109 in the financial statements of the subsidiaries companies for which investments are recorded under the equity method. These deferred taxes, which are due to differences between book and tax balances for investments, are not required to be recorded under Mexican GAAP.

    B) RECONCILIATION OF SHAREHOLDERS' EQUITY:

                                                                                      SIX
                                                                  YEAR ENDED         MONTHS
                                                                 DECEMBER 31,        ENDED
                                                              -------------------   JUNE 30,
                                                                1997       1998       1999
                                                              --------   --------   --------
Shareholders' equity under Mexican GAAP.....................  $ 72,195   $ 32,256   $ 37,551
Approximate US GAAP adjustments:
  Deferred income equity method(1)..........................        --        300     (1,741)
                                                              --------   --------   --------
Approximate Shareholders' equity under US GAAP..............  $ 72,195   $ 32,556   $ 35,810
                                                              ========   ========   ========

---------------
(1) Represents the adjustments to recognize deferred income taxes as required by SFAS No. 109 in the financial statements of the subsidiaries companies for which investments are recorded under the equity method.

                     INFORMACION SELECTIVA, S. A. DE C. V.

    C) STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY UNDER US GAAP:

                                                                                      SIX
                                                                  YEAR ENDED         MONTHS
                                                                 DECEMBER 31,        ENDED
                                                              -------------------   JUNE 30,
                                                                1997       1998       1999
                                                              --------   --------   --------
Approximate shareholders' equity under US GAAP as of the
  beginning of the period...................................  $ 69,738   $ 72,195   $ 32,556
Increase in capital stock...................................     1,877         --         --
Donated capital.............................................        --         --         --
Stock subscription premium..................................     8,427         --         --
Contributions for future capital increase...................        --      6,430     29,094
Result of holding nonmonetary assets........................      (162)      (366)    (2,599)
Approximate net income (loss) under US GAAP.................    (7,685)   (45,703)   (23,241)
                                                              --------   --------   --------
  Approximate shareholders' equity under US GAAP as of the
     end of the period......................................  $ 72,195   $ 32,556   $ 35,810
                                                              ========   ========   ========

D) COMPREHENSIVE INCOME UNDER US GAAP:

                                                                                       SIX
                                                                                      MONTHS
                                                       YEAR ENDED DECEMBER 31,        ENDED
                                                    ------------------------------   JUNE 30,
                                                      1996       1997       1998       1999
                                                    --------   --------   --------   --------
Approximate net income under US GAAP..............  $ 33,638   $ (7,685)  $(45,703)  $(23,241)
Result of holding nonmonetary assets under US
  GAAP............................................    (3,016)      (162)      (366)    (2,599)
                                                    --------   --------   --------   --------
Comprehensive income (loss) under US GAAP.........  $ 30,622   $ (7,847)  $(46,069)  $(25,840)
                                                    ========   ========   ========   ========

14. FUTURE IMPACT OF RECENTLY ISSUED ACCOUNTING STANDARD:

     During 1998, the Mexican Institute of Public Accountants issued a revised Bulletin D-4, "Accounting for Income Taxes, Assets Taxes and Employee Profit Sharing". This new standard will be mandatory for all Mexican companies beginning in 2000. The effect of the adoption of this new Mexican standard on the Company's Mexican GAAP financial statements with respect to income and asset taxes is expected to be substantially identical to the effect of the application of SFAS 109, as indicated in the reconciliation of Mexican GAAP to U.S. GAAP. However, the revised Bulletin D-4 will not require any change in the recognition of employee profit sharing. The Company plans to adopt this new Mexican standard in 2000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the sole shareholder of
Ordenamiento de Links Especializados, S.L. (OLE):

     We have audited the financial statements of Ordenamiento de Links Especializados, S.L.(OLE), (sole shareholder company) comprising the balance sheets as of June 30, 1999 and December 31, 1998 and the related statements of operations, changes in financial position and changes in shareholder's equity for the six month period ended June 30, 1999 and for the year ended December 31, 1998. These financial statements are the responsibility of the Company's directors. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the financial position of Ordenamiento de Links Especializados, S.L. as of June 30, 1999 and December 31, 1998 and the results of its operations and changes in its financial position for the six month period ended June 30, 1999 and for the year ended December 31, 1998, in conformity with generally accepted accounting principles in Spain.

     Accounting practices used by OLE in preparing the accompanying financial statements conform with generally accepted accounting principles in Spain, but do not conform with accounting principles in the United States. A description of these differences and a reconciliation of consolidated net loss and shareholder's equity to United States generally accepted accounting principles is set forth in Note 16.

                                          ARTHUR ANDERSEN

Madrid, Spain
September 28, 1999

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

                                 BALANCE SHEETS
                   AS OF DECEMBER 31, 1998 AND JUNE 30, 1999
                             (AMOUNTS IN THOUSANDS)

                                                            PESETAS               EUROS
                                                     ----------------------    -----------
                                                     12/31/98     06/30/99      06/30/99
                                                     --------     --------      --------
                                                                               (UNAUDITED)
FIXED AND OTHER NONCURRENT ASSETS:
Start up expenses (Note 4).........................       --          9,918          60
Intangible assets (Note 5).........................    4,783         11,132          67
Tangible fixed assets (Note 6).....................    3,666         32,876         197
Financial investments (Note 7).....................    1,475          1,625          10
                                                     -------     ----------      ------
     Total fixed and other noncurrent assets.......    9,924         55,551         334
                                                     -------     ----------      ------
CURRENT ASSETS:
Inventories........................................       --            565           3
Short-term investment securities...................       --            334           2
Accounts receivable (Note 8).......................   56,426         56,577         340
Accounts receivable from related Companies (Note
  8)...............................................    3,388        939,006       5,644
Cash and cash equivalents..........................    5,813         15,842          95
Prepaid expenses...................................    1,396             --          --
                                                     -------     ----------      ------
       Total current assets........................   67,023      1,012,324       6,084
                                                     -------     ----------      ------
          Total assets.............................   76,947      1,067,875       6,418
                                                     =======     ==========      ======
SHAREHOLDERS' EQUITY (NOTE 9):
Subscribed capital stock...........................      500      1,000,500       6,013
Previous year's losses.............................     (556)        (1,086)         (6)
Accumulated loss...................................     (613)       (84,181)       (506)
                                                     -------     ----------      ------
       Total shareholders' equity..................     (669)       915,233       5,501
                                                     -------     ----------      ------
CURRENT LIABILITIES (NOTE 10):
Trade accounts payable.............................  (32,970)       (92,876)       (558)
Short-term debt....................................   (2,857)            --          --
Other nontrade payable.............................  (41,789)       (59,766)       (359)
                                                     -------     ----------      ------
       Total current liabilities...................  (77,616)      (152,642)       (917)
                                                     -------     ----------      ------
     Total shareholders' equity and liabilities....  (76,947)    (1,067,875)     (6,418)
                                                     =======     ==========      ======

The accompanying Notes 1 to 17 are an integral part of these balance sheets.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

                            STATEMENTS OF OPERATIONS
  FOR THE YEAR ENDED DECEMBER 31, 1998 AND THE SIX-MONTH PERIOD ENDED JUNE 30,
                                      1999
                             (AMOUNTS IN THOUSANDS)

                                                           PESETAS               EUROS
                                                    ----------------------    -----------
                                                      YEAR      SIX MONTHS    SIX MONTHS
                                                     ENDED        ENDED          ENDED
                                                    12/31/98     06/30/99      06/30/99
                                                    --------    ----------    -----------
                                                                              (UNAUDITED)
OPERATING REVENUES (NOTE 12):
Advertising.......................................  106,295        68,262           410
Services..........................................    1,118         6,859            41
                                                    --------     --------       -------
          Total operating revenues................  107,413        75,121           451
                                                    --------     --------       -------
OPERATING EXPENSES:
Purchases.........................................       (7)         (673)           (4)
Personnel expenses (Note 12)-
  Wages and Salaries..............................  (17,118)      (33,164)         (199)
  Employer social security taxes..................   (3,170)       (7,452)          (45)
Depreciation and amortization.....................   (1,902)       (2,341)          (14)
Variation in operating provisions.................     (808)           --            --
Other operating expenses..........................  (85,145)     (116,133)         (698)
                                                    --------     --------       -------
          Total operating expenses................  (108,150)    (159,763)         (960)
                                                    --------     --------       -------
Operating loss....................................     (737)      (84,642)         (509)
                                                    --------     --------       -------
Financial revenues................................        7           328             2
Exchange gains....................................       --            17            --
Financial and similar expenses....................       (1)       (1,044)           (6)
Exchange losses...................................       --            (5)           --
                                                    --------     --------       -------
Financial income/(loss)...........................        6          (704)           (4)
                                                    --------     --------       -------
Loss from operating activities....................     (731)      (85,346)         (513)
                                                    --------     --------       -------
Non-operating revenues............................      301         3,254            20
Extraordinary revenues............................      757            --            --
Extraordinary expenses............................   (1,042)       (2,089)          (13)
                                                    --------     --------       -------
Non-operating income..............................       16         1,165             7
                                                    --------     --------       -------
Loss before taxes and minority interests..........     (715)      (84,181)         (506)
                                                    --------     --------       -------
Corporate income tax..............................      102            --            --
                                                    --------     --------       -------
Net Loss..........................................     (613)      (84,181)         (506)
                                                    ========     ========       =======

The accompanying Notes 1 to 17 are an integral part of these statements of operations.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

                       NOTES TO THE FINANCIAL STATEMENTS

(1) COMPANY DESCRIPTION

     Ordenamiento de Links Especializados, S.L. (OLE) , a Sole-Shareholder Company, was incorporated on October, 1996, for an indefinite period of time. The Company's corporate purpose is the development of the Spanish-language portal for its use in the internet network "OLE" and the different applications that this search engine can create in the environment of electronic communications and the use of information. The field of application comprises, in general, the whole network worldwide.

     The activity of OLE is focused on the development of different businesses around the use of the Internet. This development is still in an early stage and OLE has been incurring losses through June 30, 1999 in its statements of operations and will continue to do so in the future, reducing its equity and increasing consequently the financial resources needed. The business plan prepared by Terra Networks, S.A. (sole shareholder of the Company) for the next five years contemplates net income before the end of this period, assuming the accomplishment of certain trends and hypotheses. It is not possible to evaluate if those trends and hypotheses are going to be accomplished and, consequently, what is going to be the future performance and viability of OLE.

(2) BASIS OF PRESENTATION OF THE FINANCIAL STATEMENTS

TRUE AND FAIR VIEW --

     The accompanying financial statements, which were prepared by the Company's Directors for the purpose of inclusion in the Prospectus of Terra Networks, S.A., are presented in accordance with the Spanish National Chart of Accounts and, accordingly, give a true and fair view of the Company's net worth, financial position and results for the year ended December 31, 1998, and for the six months ended June 30, 1999.

     The financial statements for the year ended December 31, 1998, were approved by the shareholder's meeting.

     The financial statements for the six months ended June 30, 1999 have not yet been approved by the shareholder's meeting. However, the Sole Director of Ordenamiento de Links Especializados, S.L. considers that they will be approved without any modifications.

(3) ACCOUNTING PRINCIPLES

     The main accounting principles applied by the Company in preparing its financial statements for the year ended December 31, 1998, and six months ended June 30, 1999, in accordance with the Spanish National Chart of Accounts, were as follows:

A) START-UP EXPENSES --

     Start-up expenses, which comprise incorporation, pre-opening and capital increase expenses, are recorded at cost.

     These expenses relate basically to the payment of transfer tax and stamp duty on the capital increase carried out on May 26, 1999, and are amortized on a straight-line basis over five years. Ptas. 82,000 of amortization of start-up expenses were charged to the accompanying statement of operations for the six months ended June 30, 1999.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

B) INTANGIBLE ASSETS --

     Computer software is recorded at cost and is amortized on a straight-line basis over three years.

     Concessions, patents and licenses include the cost of acquisition of trademarks, copyright and usage rights of the search engine OLE.

C) TANGIBLE FIXED ASSETS --

     Tangible fixed assets are valued at acquisition or production cost, as appropriate.

     The costs of expansion, modernization or improvements leading to increased productivity, capacity or efficiency or to a lengthening of the useful life of the assets are capitalized. Upkeep and maintenance expenses are expensed currently.

     The Company depreciates its tangible fixed assets by the straight-line method at annual rates based on the following years of estimated useful life:

                                                                 YEARS OF
                                                                 ESTIMATED
                                                                USEFUL LIFE
                                                                -----------
Technical installations.....................................         8
Furniture...................................................         8
Information technology equipment............................         4

     Ptas. 1,473,000 and Ptas. 919,000 of depreciation of tangible fixed assets were charged to the statements of operations for 1998 and for the six months ended June 30, 1999, respectively.

D) LONG-TERM FINANCIAL INVESTMENTS --

     "Long-Term Financial Investments" in the accompanying balance sheet includes investments in equity securities of unlisted companies, which are recorded at the lower of cost or market. If cost is higher than market value, the required provisions for depreciation are recorded with a charge to income. The market value for holdings in unlisted companies is taken to be the underlying book value per the latest balance sheet, including, where appropriate, the unrealized gains disclosed at the time of the acquisition, and still existing at the date of subsequent valuation.

     Additionally, this caption includes long-term deposits provided by the company to the agency "Oficina de Justificacion de la Difusion", and the following domains:

     Teletipo.ole
     El tiempo.ole
     Infomail.ole
     Ole.org

E) INVENTORIES --

     Inventories are valued at the lower of cost or market. The inventories are mainly marketing products.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

F) DEBTS --

     Debts are recorded at repayment value. Debts maturing in under 12 months from year-end are classified as current liabilities and those maturing at over 12 months as long-term debt.

G) CORPORATE INCOME TAX --

     Corporate income tax is recorded as a period expense and is calculated on the basis of the book income before taxes, increased or decreased, as appropriate, by the permanent differences. Tax relief and tax credits are treated as a reduction of the income tax payable for the year in which they are taken. The difference between the corporate income tax expense and the tax payment is due to timing differences in allocating the expenses and revenues giving rise to prepaid or deferred taxes.

H) FOREIGN CURRENCY TRANSACTIONS --

     Receivables and payables denominated in foreign currencies are translated into pesetas at the exchange rates prevailing at the transaction date. Translation differences arising between the exchange rate at which the transaction was recorded and the exchange rate prevailing at the date when the transaction is settled are charged or credited, as appropriate, to income for the period.

     The period-end balances receivable and payable in foreign currencies without exchange rate insurance are translated into pesetas at the exchange rates prevailing at period-end. The unrealized net exchange losses in each group of foreign currencies of similar maturity and market performance are recognized as expenses and the unrealized net gains, similarly determined, are deferred through maturity. The balances hedged by exchange rate insurance or by futures transactions are translated into pesetas at the insured exchange rate.

     Since purchases were paid for when they were acquired, these transactions during the period did not generate exchange differences. Accordingly, no accounting entries were recorded in this connection.

I) RECOGNITION OF REVENUES AND EXPENSES --

     Revenues and expenses are recognized on an accrual basis, i.e., when the goods and services are actually provided, regardless of when the resulting monetary or financial flow arises.

     Any differences between the estimated revenues accrued and those subsequently invoiced are not material and are recorded in the following period. In accordance with the accounting principle of prudence, only realizable income is recorded at period-end, whereas on contingencies and losses are recorded on.

     Advertising revenues are derived principally from:

- Advertising arrangements under which OLE receives revenues based on a cost-per-thousand impressions. These arrangements are pursuant to short-term agreements with our customers. Revenues are recognized at the point when the requisite number of impressions are reached, based on rate specified in each customer contract. Revenues under guarantee impression contracts are not recorded until the guarantee number of impressions are reached.

- Sponsorship arrangements that allow advertisers to sponsor an area on the OLE portal in exchange for a fixed payment. Fees from these arrangements are recognized on a straight line bases over the life of the arrangement.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

J) TRANSLATIONS OF SPANISH PTAS. INTO EUROS --

     The amounts in Euros included in the accompanying consolidated balance sheets and statements of operations and in Note 15 have been translated from Spanish Ptas. at the exchange rate of Ptas.166.386 Euro. On June 30, 1999, for information purposes only and do not form part of these consolidated financial statements, there is no assurance that Spanish Ptas. can be or could have been exchanged for Euros at this or any other exchange rate.

(4) START-UP EXPENSES

     The variations in the six months ended June 30, 1999, in the balance of "Start-Up Expenses" were as follows:

                                                                THOUSANDS
                                                                OF PESETAS
                                                                ----------
Balance at 12/31/98.........................................          --
Additions...................................................      10,000
Amortization................................................         (82)
                                                                  ------
Balance at 06/30/99.........................................       9,918
                                                                  ------

     Additions relate to the capitalization of the capital increase cost incurred.

(5) INTANGIBLE ASSETS

     The variations in 1998 and in the six months ended June 30, 1999 in intangible asset accounts and the related amortization were as follows:

                                                 THOUSANDS OF PESETAS
                           ----------------------------------------------------------------
                           BALANCE AT                 BALANCE AT                 BALANCE AT
                            12/31/97     ADDITIONS     12/31/98     ADDITIONS     06/30/99
                           ----------    ---------    ----------    ---------    ----------
COST:
Computer software........     --           5,137        5,137         5,189        10,326
Concessions, patents,
  licences...............     --              --           --         2,500         2,500
Total cost...............     --           5,137        5,137         7,689        12,826
                               --          -----        -----         -----        ------
Amortization.............     --             354          354         1,340         1,694
                               --          -----        -----         -----        ------
Total amortization.......     --             354          354         1,340         1,694
                               --          -----        -----         -----        ------
Total net intangible
  assets.................     --           4,783        4,783         6,349        11,132
                               --          -----        -----         -----        ------

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

(6) TANGIBLE FIXED ASSETS

     The variations in 1998 and in the six months ended June 30, 1999 in tangible fixed assets accounts and in the related depreciation were as follows:

                                                      THOUSANDS OF PESETAS
                           --------------------------------------------------------------------------
                           BALANCE AT               BALANCE AT                             BALANCE AT
                            12/31/97    ADDITIONS    12/31/98    ADDITIONS   RETIREMENTS    06/30/99
                           ----------   ---------   ----------   ---------   -----------   ----------
COST:
Technical
  installations..........     --            164         164           --        (164)            --
Furniture................     --            579         579           70        (190)           459
Hardware.................     --          4,396       4,396       30,214          --         34,610
                               --         -----       -----       ------        ----         ------
Total cost...............     --          5,139       5,139          181        (354)        35,069
                               --         -----       -----       ------        ----         ------
DEPRECIATION:
Technical
  installations..........     --            199         199           --        (199)            --
Furniture................     --            388         388           27          --            415
Hardware.................     --            886         886          892          --          1,778
                               --         -----       -----       ------        ----         ------
Total depreciation.......     --          1,473       1,473          919        (199)         2,193
                               --         -----       -----       ------        ----         ------
Total net fixed assets...     --          3,666       3,666       29,365        (155)        32,876
                               ==         =====       =====       ======        ====         ======

(7) FINANCIAL INVESTMENTS

     The variations in 1998 and in the six months ended June 30, 1999, in financial investments were as follows:

                                                  THOUSANDS OF PESETAS
                       --------------------------------------------------------------------------
                       BALANCE AT               BALANCE AT                             BALANCE AT
                        12/31/97    ADDITIONS    12/31/98    ADDITIONS   RETIREMENTS    06/30/99
                       ----------   ---------   ----------   ---------   -----------   ----------
Financial investment
  ADQ, S.L...........      --         1,000       1,000          --           --         1,000
  Net Partnership,
     S.L.............      --           250         250          --         (250)           --
  PTI, S.L...........      --            --          --         400           --           400
Long-term deposits...      --           225         225          --           --           225
                          ---         -----       -----         ---         ----         -----
                           --         1,475       1,475         400         (250)        1,625
                          ===         =====       =====         ===         ====         =====

     As of June 30, 1999, the Company owns 50% and 40% of ADQ Advertising Quality, S.L. (ADQ, S.L.) and Plataformas Tematicas de Internet, S.L., PTI, S.L., respectively.

     Both investments are recorded in "Financial Investments" at cost (Ptas. 1,000,000 and Ptas. 400,000, respectively).

     The information relating to these companies as of June 30, 1999, is as follows:

                                                                  THOUSANDS OF
                                                                     PESETAS
                                                              ---------------------
                                                              ADQ, S.L.   PTI, S.L.
                                                              ---------   ---------
Subscribed capital stock....................................    2,000       1,000
Income for the six months ended June 30, 1999...............    1,457       8,362
Shareholders' Equity........................................    3,457       9,362
                                                                =====       =====

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

     The net worth data of these companies were obtained from their unaudited financial statements as of June 30, 1999.

     According to Spanish legislation in force, the company is not obliged to prepare consolidated financial statements. The effects of consolidation with respect to the individual financial statements is not significant.

(8) SHORT-TERM TRADE ACCOUNTS RECEIVABLE BALANCES

     The detail of these balances as of December 31, 1998, and six months ended June 30, 1999, is as follows:

                                                              THOUSANDS OF PESETAS
                                                              ---------------------
                                                                YEAR     SIX MONTHS
                                                               ENDED       ENDED
                                                              12/31/98    06/30/99
                                                              --------   ----------
Clients.....................................................   50,425      33,405
Allowance for bad debts.....................................     (808)         --
Other trade receivable......................................      757       5,386
Tax receivable..............................................    6,052      17,786
                                                               ------      ------
          Total.............................................   56,426      56,577
                                                               ======      ======

     The breakdown of "Accounts Receivables from Group Companies" is as follows:

                                                              THOUSANDS OF PESETAS
                                                              ---------------------
                                                                YEAR     SIX MONTHS
                                                               ENDED       ENDED
                                                              12/31/98    06/30/99
                                                              --------   ----------
Telefonia y Finanzas, S.A. .................................      --      910,933
ADQ Advertising Quality, S.L................................      --        7,623
Telefonica Publicidad e Informacion, S.A....................      --       20,380
Telefonica Espana, S.A......................................      --           70
Net Partnership, S.L........................................   3,388           --
                                                               -----      -------
          Total.............................................   3,388      939,006
                                                               =====      =======

     The amount registered with Telefonia y Finanzas, S.A. is due to an excess of cash, related to the capital increase fully subscribed by Terra Networks, S.A.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

(9) SHAREHOLDER'S EQUITY

     The variations in 1998 and in the six months ended June 30, 1999, in equity accounts were as follows:

                                                          THOUSANDS OF PESETAS
                                             ----------------------------------------------
                                                            PRIOR      LOSS
                                              CAPITAL      YEARS'     FOR THE
                                               STOCK       LOSSES      YEAR        TOTAL
                                             ----------    -------    -------    ----------
BALANCE AT DECEMBER 31, 1997...............        (500)       88        468             56
Prior year losses distribution.............          --       468       (468)            --
Loss for the year..........................          --        --        613            613
BALANCE AT DECEMBER 31, 1998...............        (500)      556        613            669
Capital increase...........................  (1,000,000)       --         --     (1,000,000)
Prior year losses distribution.............          --       613       (613)            --
Others.....................................          --       (83)        --            (83)
Loss for the year..........................          --        --     84,181         84,181
BALANCE AT JUNE 30, 1999...................  (1,000,500)    1,086     84,181       (915,233)

CAPITAL STOCK --

     As of December 31, 1998, the Company's capital stock amounted to Ptas. 500,000 and consisted of 100 registered shares of Ptas. 5,000 par value each, which were owned by "Infosearch Holdings, S.A."

     On April 15, 1999, Terra Networks, S.A. acquired by private contract all of the shares of "Ordenamiento de Links Especializados, S.L.", and took the following steps:

     1. The capital stock amount and, consequently, the value of each share was redenominated in euros pursuant to the 46/1998 Law on the euro. The resulting capital stock is 3,005 euros, consisting of 100 registered shares of 30.05 euros each.

     2. It was decided to split each registered share into 30 shares, giving rise to 3,000 registered shares of 1.001686 euros par value each.

     3. Capital stock was increased through the issuance of 6,000,000 registered shares of 1.001686 euros par value each.

     4. The par value of the shares was adjusted to the nearest euro unit, resulting in capital stock represented by 6,003,000 registered shares of a par value of one euro each.

     As of June 30, 1999 the Company's capital stock amounted to 6,003,000 shares of one euro par value each, fully subscribed and paid.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

(10) CURRENT LIABILITIES

     The detail of these balances as of December 31, 1998, and June 30, 1999, is as follows:

                                                               THOUSANDS OF PESETAS
                                                              ----------------------
                                                                YEAR      SIX MONTHS
                                                               ENDED        ENDED
                                                              12/31/98     06/30/99
                                                              --------    ----------
Suppliers...................................................   32,970       19,422
Group Companies Supplies....................................       --       17,951
Associated company payable for services.....................       --       18,585
Group company payable for services..........................       --       36,918
Loans payable to Group companies............................   30,000           --
Accrued Tax Payables........................................    8,600       14,325
Other accounts payable......................................    6,046       45,441
                                                               ------      -------
     Total..................................................   77,616      152,642
                                                               ======      =======

     The detail of balances with Group and associated companies is as follows:

                                                               THOUSANDS OF PESETAS
                                                              ----------------------
                                                                YEAR      SIX MONTHS
                                                               ENDED        ENDED
                                                              12/31/98     06/30/99
                                                              --------    ----------
Group Company Supplies......................................       --       17,951
Terra Networks, S.A.........................................       --       17,951
                                                               ------       ------

Associated companies payable for services...................       --       18,585
PTI, S.L....................................................       --        5,800
ADQ, S.L....................................................       --       12,785
                                                               ------       ------

Group companies payable for services........................       --       36,918
Telefonica Servicios Avanzados, S.A.........................       --       36,372
Telefonica Espana, S.A......................................       --          183
Telefonica Data, S.A........................................       --          363
                                                               ------       ------

Loans payable to Group companies............................   30,000           --
Infosearch Holdings, S.A....................................   30,000           --
                                                               ------       ------

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

(11) TAX MATTERS

     The detail of the balances of "Tax Receivables" and "Accrued Taxes Payable" as of December 31, 1998, and June 30, 1999, is as follows:

                                                               THOUSANDS OF PESETAS
                                                              ----------------------
                                                                YEAR      SIX MONTHS
                                                               ENDED        ENDED
                                                              12/31/98     06/30/99
                                                              --------    ----------
TAX RECEIVABLES: (Note 8)
VAT receivable..............................................    6,051       15,954
Other tax receivable........................................       --        1,709
Tax on income from movable capital..........................        1          123
                                                               ------      -------
                                                                6,052       17,786
                                                               ------      -------
ACCRUED TAXES PAYABLE: (Note 10)
Personal income tax withholdings............................   (1,405)      (4,740)
Accrued social security taxes...............................     (835)      (1,819)
Other taxes.................................................   (6,360)      (7,766)
                                                               ------      -------
                                                               (8,600)     (14,325)
                                                               ======      =======

     Corporate income tax is calculated on the basis of income per books determined by application of generally accepted accounting principles, which does not necessarily coincide with taxable income. The reconciliation of income per books to the taxable income for corporate income tax purposes for the six month period ended June 30, 1997 and 1998 is as follows:

                                                               THOUSANDS OF PESETAS
                                                              ----------------------
                                                                YEAR      SIX MONTHS
                                                               ENDED        ENDED
                                                              12/31/98     6/30/99
                                                              --------    ----------
Loss before tax and minority interests......................    (715)      (84,181)
consolidation adjustments...................................      --            --
permanent differences.......................................     376            --
Timing differences:
  Arising in the year.......................................      --            --
  Arising in prior years....................................      --            --
                                                                ----       -------
Taxable income (loss).......................................    (339)      (84,181)
                                                                ----       -------

     OLE has recorded at 12/31/98 a tax credit of Pesetas 102 thousand corresponding to the tax rate applied to the taxable losses at 12/31/98. In the six month period ended at 6/30/1999, the Company has not recorded any tax loss carry forward asset, as the Fiscal year was not ended at tax purposes and there were reasonable doubts as to the inclusion of the Company in the Tax Consolidation group of Telefonica S.A. at 12/31/99.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

     Based on the tax returns filed and on the estimated corporate income tax for the year ended December 31, 1998, the Company has the following tax losses available for carryforward for offset against future taxable income:

PERIOD OF                                                     THOUSANDS
GENERATION                                                    OF PESETAS
----------                                                    ----------
1996........................................................        5
1997........................................................      468
1998........................................................      613
                                                                -----
                                                                1,086
                                                                =====

     Under current tax legislation, the tax loss of a given year can be carried forward for offset against the taxable income of the following ten years. However, the amount ultimately qualifying for carryforward might be modified as a result of review by the tax inspection authorities of the years in which the losses arose. The accompanying balance sheet at June 30, 1999 does not include the possible tax effect of the loss carryforward because that affect to only recorded by the Company at year end. At December 31, 1998 OLE recorded a tax credit of 102 thousand of Pesetas.

     The Company has the last four years open for review by the tax inspection authorities for all the taxes applicable to it. No material additional liabilities are expected to arise for the Company from tax audits of the open years.

(12) REVENUES AND EXPENSES

NET SALES

     The breakdown, by service, of the Company's operating revenues for the year 1998 and the six months ended June 30, 1999, is as follows:

                                                               THOUSANDS OF PESETAS
                                                              ----------------------
                                                                YEAR      SIX MONTHS
                                                               ENDED        ENDED
                                                              12/31/98     06/30/99
                                                              --------    ----------
Advertising.................................................  106,295       68,262
Services....................................................    1,118        6,859
                                                              -------       ------
                                                              107,413       75,121
                                                              =======       ======

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

PERSONNEL EXPENSES

     The detail of the balance of the "Personnel Expenses" caption in the accompanying statement of operations for 1998 and the six months ended June 30, 1999, is as follows:

                                                              THOUSANDS OF PESETAS
                                                              ---------------------
                                                                YEAR     SIX MONTHS
                                                               ENDED       ENDED
                                                              12/31/98    06/30/99
                                                              --------   ----------
Wages and salaries..........................................   17,118      33,112
Employer social security costs..............................    3,170       7,452
Termination indemnities.....................................       --          52
                                                               ------      ------
                                                               20,288      40,616
                                                               ======      ======

AVERAGE HEADCOUNT

     The average number of employees during 1998 and the six months ended June 30, 1999, was as follows:

                                                                AVERAGE NUMBER OF
                                                                    EMPLOYEES
                                                              ---------------------
                                                                      01/01/1999 TO
                   PROFESSIONAL CATEGORY                      1998     06/30/1999
                   ---------------------                      ----    -------------
Executives..................................................    1           1
Clerical staff..............................................    2           3
Technicians.................................................    8           9
Designers...................................................    1           1
Sales force.................................................    4           3
Marketing...................................................    2           3
                                                               --          --
                                                               18          20
                                                               ==          ==

(13) DIRECTORS' REMUNERATION AND OTHER BENEFITS

     In 1998 and the six months ended June 30, 1999, no per diems or remuneration of any kind were earned by any of the directors of Ordenamiento de Links Especializados, S.L.

     Also, there were no advances or loans, life insurance or pension commitments or any other benefits of any kind to members of the Board of Directors.

(14) OTHER INFORMATION (UNAUDITED)

"YEAR 2000"

     The "Year 2000" issue is of particular importance to the Internet industry, since there is a significant software component in Internet networks, and both the management and operation thereof could be affected.

     Following the acquisition of Ordenamiento de Links Especializados, S.L. by Terra Networks, S.A., this company has been included in the project known as "Millennium" to

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE) address and solve the problems and incidents that the arrival of the Year 2000 may have with respect to the activities, processes and systems involved in the business of the company.

     The project addressed the possible effects of this issue and encompassed technological and systems aspects, processes, products and services, organisational areas and functions and legal and risk hedging aspects. In this regard Telefonica Group:

     1. Assessed the possible impacts on all areas of the business.

     2. Drew up action plans required in each case to minimise the impacts identified.

     3. Carried out all conversions, replacements and corrective measures required to neutralise the problem in all the affected areas.

     4. Conducted tests, on both an individual and an overall basis, on all items, processes and systems.

     5. Started up all the new items tested.

     6. And, lastly, prepared contingency and emergency plans so as to be able to react in the event of any unforeseen failures that might arise as a result of dependence on third parties.

     The action plans were completed in the first half of 1999, and the last half of the year will be used for final testing. However, from a global standpoint, the Telefonica Group acknowledges its dependence on other organisations and companies to solve this problem (suppliers, interconnection with other telecommunications operators, etc.) and, accordingly, it is co-operating closely with them in order to identify and implement the appropriate solutions in each case.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

(15) STATEMENT OF CHANGES IN FINANCIAL POSITION

     The statement of changes in financial position for 1998 and the six months ended June 30, 1999, is as follows:

                                                              THOUSANDS OF
                                           ---------------------------------------------------
                                                          PESETAS                     EUROS
                                           -------------------------------------   -----------
                                                        SIX MONTHS    SIX MONTHS   SIX MONTHS
                                           YEAR ENDED      ENDED        ENDED         ENDED
                                            12/31/98     06/30/98      06/30/99     06/30/99
                                           ----------   -----------   ----------   -----------
                                                        (UNAUDITED)                (UNAUDITED)
FUNDS WERE OBTAINED FROM --
Capital increases........................        --           --      1,000,488       6,013
Net income...............................        --        8,250             --          --
FUNDS WERE USED FOR --
Funds applied in operations --
  Net loss...............................       468           --         84,181         506
  Amortization and depreciation..........    (1,902)      (4,442)        (2,341)        (14)
  Start-up expenses......................        --           --         10,000          60
  Intangible assets additions............     5,137           --          7,689          46
  Tangible fixed assets additions........     5,442        2,187         30,284         182
  Long-term financial investments........     1,475           --            400           3
                                            -------       ------      ---------       -----
          TOTAL FUNDS APPLIED............    10,620       (2,255)       130,213         783
                                            -------       ------      ---------       -----
FUNDS OBTAINED/ (APPLIED) IN EXCESS OF
  FUNDS APPLIED/(OBTAINED)...............   (10,620)      10,505        870,275       5,230
                                            =======       ======      =========       =====
VARIATION IN WORKING CAPITAL INCREASE
  (DECREASE):
Inventories..............................        --           --            565           3
Accounts receivable......................    54,990       25,280        935,769       5,624
Cash and cash equivalents................    (4,746)      (9,700)        10,363          62
Prepaid and accrued expenses.............     1,396           --         (1,396)         (8)
Current liabilities......................   (62,260)      (5,075)       (75,026)       (451)
                                            -------       ------      ---------       -----
          TOTAL..........................   (10,620)      10,505        870,275       5,230
                                            =======       ======      =========       =====

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

(16) DIFFERENCES BETWEEN SPANISH AND U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND OTHER REQUIRED DISCLOSURES

     The financial statements of Ordenamiento de Links Especializados, S.L.
(OLE) were prepared in accordance with generally accepted accounting principles in Spain ("Spanish GAAP"), which differ in some respects from generally accepted accounting principles in the United States ("U.S. GAAP"). A reconciliation of net loss and shareholder's equity from Spanish GAAP to U.S. GAAP is provided in this Note. The most significant differences are as follows:

1. USE OF ESTIMATES

     The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from such estimates.

2. CAPITAL INCREASE EXPENSES

     In accordance with Spanish GAAP, expenses associated with equity issuance are capitalized and amortized over five years. Under U.S. GAAP capital increase expenses must be charged against the gross proceeds of the new capital.

3. OUTSIDE SERVICES

     The Company advertises its branded services and products through national and regional media. These advertising costs are expensed as incurred, and are charged to "Outside Services". Advertising expenses for 1998 and for the first six months of 1999 amounted to Ptas. 785,000 and Ptas. 4,566,000, respectively. This standard is similar to U.S. GAAP.

4. CORPORATE INCOME TAX

     In accordance with generally accepted accounting principles in Spain and with Corporate Income Tax Law 43/1995, tax losses may be carried forward for seven years from the commencement of the tax period following that in which the tax losses were incurred. However, under Article 23.3 of said Law, newly formed entities may calculate the period for offset from the first tax period when the tax base is positive. Under U.S. GAAP, deferred tax assets, including tax credits and carryforwards, are recorded to the extent that they are more likely than not to be realized.

5. DISCLOSURE OF FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS 107 requires that the Group discloses the estimated fair value of its financial instruments as of December 31, 1998, and June 30, 1999. The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate such fair value:

a. Cash and cash equivalents

     The carrying value of cash and other short-term investments approximates fair value due to the short maturity of the instruments.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

b. Current assets and short-term credits/investments

     The carrying value of current assets approximates fair value because of the relatively short time between the arising of the instruments and their expected realization.

c. Long-term financial investments

     The fair value of long-term financial investments is estimated based on listed market prices for these or similar investments. For investments for which there are no market prices, a reasonable estimate of fair value could not be made without incurring excessive costs. In view of the limited volume of these investments considered individually, the cost of their valuation based on an estimate of future cash flows discounted at market interest rates for investments of this type would be disproportionate with respect to the additional information to be gained thereby, and the Company's management considers that the difference between the book value and the fair value is not material.

d. Short-term debts to financial institutions

     The fair value of these debts was estimated based on the discounted value of future cash flows expected to be paid, using discount rates that reflect the relative risks involved.

e. Accounts payable to related parties

     The short-term accounts payable to related parties are payable to the Company's sole shareholder. Management estimates that their carrying value approximates fair value due to the short maturity of these accounts payable.

     No differences arise between US GAAP and Spanish GAAP, from the captions explained above.

f. Related party transactions

     OLE has transactions with its parent Company, Terra Networks, S.A. (named Telefonica Interactica, S.A. until September 7, 1999) and several companies of the Telefonica Group.

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

     The detail is as follows:

                                                            THOUSANDS          THOUSANDS
                                                           OF PESETAS           OF EUROS
                                                     -----------------------   ----------
                                                                  SIX MONTHS   SIX MONTHS
                                                     YEAR ENDED     ENDED        ENDED
                      COMPANY                         12/31/98     06/30/99     06/30/99
                      -------                        ----------   ----------   ----------
Telefonica Publicidad e Informacion, S.A...........       --        17,569        106
ADQ, S.L...........................................       --         6,571         39
                                                        ----        ------        ---
TOTAL REVENUES.....................................                 24,140        145
PTI, S.L...........................................       --        12,500         75
ADQ, S.L...........................................       --        15,479         93
Telefonica Interactiva, S.A........................       --        15,474         93
Telefonica Servicios Avanzados de Informacion,
  S.A..............................................       --        28,505        171
Telefonica, S.A....................................       --         2,945         18
Telefonica Data, S.A...............................       --           686          4
Telefonica Moviles, S.A............................       --           915          6
                                                        ----        ------        ---
TOTAL EXPENSES.....................................       --        76,505        460
                                                        ====        ======        ===

     The revenues are related with advertising services provided by OLE, in its Portal.

     The expenses are related with services provided to OLE, (Telephone fix and mobile, server hosting, etc.). All the transactions are performed at market value.

6. THE FOLLOWING IS A RECONCILIATION OF SHAREHOLDER'S EQUITY AND NET LOSS FROM SPANISH GAAP TO U.S. GAAP.

                                                         THOUSANDS OF          THOUSANDS
                                                           PESETAS              OF EUROS
                                                   ------------------------    ----------
                                                                 SIX MONTHS    SIX MONTHS
                                                   YEAR ENDED      ENDED         ENDED
                                                    12/31/98      06/30/99      06/30/99
                                                   ----------    ----------    ----------
Shareholders' equity per Spanish GAAP............     (669)       915,233        5,501
                                                      ----        -------        -----
Additions (deductions) for U.S. GAAP purposes:
  Capital increase expenses......................       --        (10,000)         (60)
  Deferred taxes related to U.S. GAAP
     adjustments.................................     (102)          (102)          (1)
  Profit and loss adjustments....................       --             82           --
                                                      ----        -------        -----
Total additions (deductions).....................     (102)       (10,020)         (61)
                                                      ----        -------        -----
SHAREHOLDERS' EQUITY PER U.S. GAAP...............     (771)       905,213        5,440
                                                      ====        =======        =====

               ORDENAMIENTO DE LINKS ESPECIALIZADOS, S.L., (OLE)

                                                         THOUSANDS OF          THOUSANDS
                                                           PESETAS              OF EUROS
                                                   ------------------------    ----------
                                                                 SIX MONTHS    SIX MONTHS
                                                   YEAR ENDED      ENDED         ENDED
                                                    12/31/98      06/30/99      06/30/99
                                                   ----------    ----------    ----------
Net loss per Spanish GAAP........................       (613)      (84,181)         (506)
Additions (deductions) for U.S. GAAP purposes:
  Reversal of amortization of capital increase
     expenses....................................         --            82             1
  Deferred taxes.................................       (102)           --            --
                                                    --------      --------      --------
Net loss per U.S. GAAP...........................       (715)      (84,099)         (505)
                                                    --------      --------      --------
WEIGHTED AVERAGE SHARES OUTSTANDING..............        100     6,003,000     6,003.000
                                                    ========      ========      ========

     Additionally, the rollforward of the U.S. GAAP shareholders' equity as of December 31, 1998, and June 30, 1999, is as follows:

                                         THOUSANDS OF PESETAS         THOUSANDS OF EUROS
                                    ------------------------------    ------------------
                                    YEAR ENDED    SIX MONTHS ENDED     SIX MONTHS ENDED
                                     12/31/98         06/30/99             06/30/99
                                    ----------    ----------------    ------------------
U.S. GAAP SHAREHOLDERS' EQUITY --
  BEGINNING OF THE YEAR...........      (56)              (771)                  (5)
Variations during the period-
  Net loss for the period.........     (715)           (84,099)                (505)
  Capital increase................       --          1,000,000                6,010
  Capital increase expenses.......       --            (10.000)                 (60)
  Other...........................       --                 83                   --
                                       ----          ---------             --------
U.S. GAAP SHAREHOLDERS' EQUITY --
  END OF YEAR.....................     (771)           905,213                5,440
                                       ====          =========             ========

                                  UNDERWRITING

      Terra Networks and the international underwriters for the global offering named below have entered into an international underwriting agreement with respect to the ordinary shares being offered by this prospectus. Subject to certain conditions, each international underwriter has severally agreed to subscribe for the number of ordinary shares indicated in the following table. Goldman Sachs International, Banco de Negocios Argentaria, S.A., BBV Interactivos, S.A., S.V.B. and InverCaixa Valores, S.V.B., S.A. are the representatives of the international underwriters.

                                                                   Number of
                        Underwriter                             Ordinary shares
                        -----------                             ---------------
Goldman Sachs International.................................
Credit Suisse First Boston (Europe) Limited.................
Lehman Brothers International (Europe)......................
J.P. Morgan Securities Ltd..................................
Banco de Negocios Argentaria, S.A...........................
BBV Interactivos, S.A., S.V.B...............................
InverCaixa Valores, S.V.B., S.A.............................
Bear, Stearns International Limited.........................
Salomon Brothers International Limited......................
                                                                  -----------
     Total..................................................       22,266,705
                                                                  ===========

                            ------------------------

      The international underwriters may elect to receive all or a portion of their allotment of ordinary shares in the form of ADSs rather than ordinary shares in order to accommodate requests of investors. All sales in the United States by the international underwriters will be made through their U.S. broker-dealer affiliates, which must be registered as broker-dealers under the Securities Exchange Act of 1934.

      If the international underwriters sell more ordinary shares than the total number set forth in the table above, the international underwriters have an
option to subscribe for up to an additional    ordinary shares from Terra
Networks to cover such sales. They may exercise that option for 30 days from the commencement of trading of the ordinary shares (the trading date), which is expected to occur as soon as practicable after the purchase of the ordinary shares by the international underwriters. If any ordinary shares are subscribed for pursuant to this option, the international underwriters will subscribe for ordinary shares severally in approximately the same proportion as set forth in the table above. The Spanish institutional underwriters have been granted an
option having identical terms with respect to    ordinary shares.

      The following table shows per ordinary share and ADS underwriting discounts and commissions, excluding the additional discretionary fee described below, to be paid to the international underwriters by Terra Networks. These amounts are shown assuming both no exercise and full exercise of the
international underwriters' option to subscribe for           additional
ordinary shares.

                          Paid by Terra Networks
                          ----------------------
                       No Exercise    Full Exercise
                       -----------    -------------
Per ordinary share...  E              E
Per ADS..............      US$             US$
Total(1).............      US$             US$

---------------
(1) The total figures above assume that all ordinary shares are sold in the form of ADSs.

      Terra Networks may pay to the several international underwriters, in its discretion, an
additional performance-related fee of up to E   per ordinary share.

      Ordinary shares and ADSs sold by the international underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any ordinary shares or ADSs sold by the international underwriters to securities dealers may be sold at a discount of up
to E     per ordinary share or US$
per ADS from the initial public offering price. Any such securities dealers may resell any ordinary share purchased from the international underwriters to
certain other brokers or dealers at a discount of up to E     per ordinary share
or US$     per ADS from the initial public offering price. If all the ordinary shares or ADSs are not sold at the initial offering price, the representatives may change the offering price and the other selling terms.

      Terra Networks has also entered into underwriting agreements with the Spanish underwriters for the sale of approximately 5.1 million ordinary shares to retail investors in Spain and of approximately 6.9 million ordinary shares to institutional investors in Spain. Banco Bilbao Vizcaya, S.A., Banco de Negocios Argentaria, S.A., Banco Santander Central Hispano, S.A., Caja de Ahorros y Monte de Piedad de Madrid and Caja de Ahorros y Pensiones de Barcelona are the lead managers for the Spanish retail offering, and Banco de Negocios Argentaria, S.A., BBV Interactivos, S.A., S.V.B., Goldman Sachs International and InverCaixa Valores, S.V.B., S.A. are the lead managers for the Spanish institutional offering. The public offering price per ordinary share in the Spanish
institutional offering is E          . The closings of the international
offering and the Spanish institutional and retail offerings are conditioned on each other.

      The underwriters for each of the three offerings have agreed to restrictions on where and to whom they and any dealer purchasing from them may offer and sell ordinary shares as a part of the distribution of the ordinary shares. The underwriters have also agreed that they may sell ordinary shares among each of the underwriting groups.

      Terra Networks and its directors and executive officers have agreed with the international underwriters not to dispose of or hedge any of their ordinary shares or ADSs or securities convertible into or exchangeable for ordinary shares or ADSs during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus, except with the prior written consent of the representatives. Telefonica S.A. has also agreed to this limitation. Terra Networks' other principal shareholders have agreed to similar limitations for periods ranging from six months to one year. This agreement does not apply to any existing employee benefit plans or to the transactions described under "The Company." Please see "Shares Eligible for Future Sale" for a discussion of transfer restrictions.

      Prior to the offering, there has been no public market for the ordinary shares or ADSs. The initial public offering price will be negotiated between Terra Networks and the joint global coordinators. Among the factors to be considered in determining the initial public offering price, in addition to prevailing market conditions, will be Terra Networks' historical performance, estimates of the business potential and earnings prospects of Terra Networks, an assessment of Terra Networks' management and the consideration of the above factors in relation to market valuations of companies in related businesses.

      Application has been made for listing of the ordinary shares on the Madrid, Bilbao, Barcelona and Valencia Stock Exchanges, for quotation of the ordinary shares on the Automated Quotation System of the Spanish stock exchanges, and for quotation of the ADSs on the Nasdaq National Market under the symbol "TRRA".

      In connection with the offering, the international underwriters may purchase and sell ordinary shares or ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the international underwriters of a greater number of ordinary shares or ADSs than they are required to subscribe for in this offering.
Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the ordinary shares or ADSs while the offering is in progress.

      The international underwriters also may impose a penalty bid. This occurs when a particular international underwriter repays to the international underwriters a portion of the underwriting discount received by it because the representatives have repurchased ordinary shares or ADSs sold by or for the account of such international underwriter in stabilizing or short covering transactions.

      These activities by the international underwriters may stabilize, maintain or otherwise affect the market price of the ordinary shares and the ADSs. As a result, the price of the ordinary shares and the ADSs may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the international underwriters at any time. These transactions may be effected on the Spanish stock exchanges, the Automated Quotation System, the Nasdaq National Market, in the over-the-counter market or otherwise.

      Buyers of ordinary shares and ADSs may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price.

      The international underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of ordinary shares offered.

      Certain persons participating in this offering may also engage in passive market making transactions in the ADSs on the Nasdaq National Market. Passive market making consists of displaying bids on the Nasdaq National Market limited by the prices of independent market makers and affecting purchases limited by such prices and in response to order flow. Rule 103 of Regulation M promulgated by the Securities and Exchange Commission limits the amount of net purchases that each passive market maker may make and the displayed size of each bid.

      Passive market making may stabilize the market price of the ADSs at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

      Terra Networks estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately E4.1 million.

      Terra Networks has agreed to indemnify the several international underwriters against various liabilities, including liabilities under the Securities Act of 1933.

------------------------------------------------------
------------------------------------------------------

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the ordinary shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                             ----------------------

                               TABLE OF CONTENTS

                                             Page
                                             ----
Prospectus Summary..........................   2
Risk Factors................................  14
Exchange Rates..............................  25
The Company.................................  26
Use of Proceeds.............................  30
Dividend Policy.............................  30
Capitalization..............................  31
Dilution....................................  32
Pro Forma Financial Data....................  33
Selected Consolidated Financial Data........  40
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations................................  42
Business....................................  55
Management..................................  88
Principal Shareholders......................  92
Relationship between Terra Networks and the
  Telefonica Group..........................  93
Market Information..........................  96
Description of Ordinary Shares..............  98
Description of American Depositary
  Receipts.................................. 101
Taxation.................................... 108
Shares Eligible for Future Sale............. 113
Validity of Securities...................... 113
Experts..................................... 113
Where You Can Find More Information......... 115
Index to Financial Statements............... F-1
Underwriting................................ U-1

                           -------------------------

     Through and including      , 1999 (the 25th day after the date of this
prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer's obligation to deliver a prospectus when acting as underwriter and with respect to an unsold allotment or subscription.
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                              TERRA NETWORKS, S.A.
                         22,266,705 Ordinary Shares in
                         the form of Ordinary Shares or
                           American Depositary Shares
                              GOLDMAN, SACHS & CO.
                           CREDIT SUISSE FIRST BOSTON
                               J.P. MORGAN & CO.
                                LEHMAN BROTHERS
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

                                                                 AMOUNT
                                                               TO BE PAID
                                                              ------------
Registration fee............................................  US$  123,015
NASD filing fee.............................................        30,500
Nasdaq National Market entry and annual fees................        13,000
Printing and engraving expenses.............................       730,000
Legal fees and expenses.....................................     1,500,000
Accounting fees and expenses................................     1,500,000
Miscellaneous...............................................       200,000
                                                              ------------
     Total..................................................  US$4,096,515
                                                              ============

     Each of the amounts set forth above, other than the registration fee and the NASD filing fee, is an estimate. These amounts do not reflect US$12 million of estimated advertising expenses in connection with the Spanish offering.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Terra Networks maintains an insurance policy that protects its officers and the members of its Board of Directors from liabilities incurred as a result of actions taken in their official capacity.

     Reference is made to Section 9 of the form of International Underwriting Agreement filed as Exhibit 1 to the Registration Statement which sets forth the registrant's and underwriters' respective agreement to indemnify each other and to provide contribution in circumstances where indemnification is unavailable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     Since December 4, 1998, the date of its incorporation, the registrant has sold the following ordinary shares. Each transaction was exempt from registration in reliance upon Section 4(2) of and Regulation S under the Securities Act of 1933.

                                                                NO. OF          AGGREGATE
              PURCHASER                       DATE          ORDINARY SHARES   CONSIDERATION
              ---------                 -----------------   ---------------   --------------
Telefonica, S.A.......................  September 9, 1999     133,394,375     E266.8 million
Telefonica, S.A.......................  September 9, 1999      60,101,210     E120.2 million
Terra Networks Employee Stock Option
  Plan................................    October 1, 1999      14,000,000     E 30.2 million
Shareholders of Ole...................    October 1, 1999       4,928,000     E 20.4 million

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     The following exhibits are filed as part of this registration statement:

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
    1     Form of Underwriting Agreement
    2     Acquisition Agreements

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
    2.1   English translation of the Purchase and Sale Agreement for the Stock of Infovia S.A. dated July 21, 1999 between
          Infovia International Inc., Infovia S.A., Tecnologia
          Empresarial S.A. and Telefonica Interactiva, S.A.*
    2.2   English translation of the Purchase and Sale Agreement for the Stock of Proveedora de Servicios de Conectividad S.A.
          dated October 4, 1999 between Compania de Telefonos de
          Chile -- Transmisiones Regionales S.A. and Telefonica
          Interactiva Chile Limitada
    2.3   English translation of the Option Agreement for the
          Subscription for Shares dated October 4, 1999 between
          Compania de Telefonos de Chile -- Transmisiones Regionales
          S.A. and Terra Networks, S.A.
    2.4   English translation of the Purchase and Sale Agreement for the Stock of Informacion Selectiva, S.A. de C.V. dated
          October 5, 1999 between Inversiones Grupo Reforma, S.A. de
          C.V., Consorcio Interamericano de Comunicacion, S.A. de
          C.V., Terra Networks Mexico, S.A. de C.V. and Editora El
          Sol, S.A. de C.V.*
    2.5   English translation of the Non-compete and Cooperation
          Agreement dated October 5, 1999 between Mr. Alejandro Junco de la Vega, Editora El Sol, S.A. de C.V., Ediciones del
          Norte, S.A. de C.V., Servicios Motociclistas, S.A. de C.V.,
          Immobilaria Macro, S.A. de C.V., Consorcio Interamericano de
          Comunicacion, S.A. de C.V., Apoyo Aereo, S.A. de C.V.,
          Comunicacion Integrada de Occidente, S.A. de C.V.,
          Inversiones Grupo Reforma, S.A. de C.V. and Terra Networks
          Mexico, S.A. de C.V.*
    2.6   English translation of the Purchase and Sale Agreement for a
          25% interest in Terra Networks Mexico, S.A. de C.V. dated
          October 5, 1999 between Bidasoa, B.V., Telefonica Servicios
          y Contenidos por la Red, S.A. and Terra Networks, S.A.*
    2.7   English translation of the Share Option Agreement dated
          October 5, 1999 between Bidasoa, B.V. and Telefonica, S.A., together with the English translation of the letter for the exercise of the share option dated October 11, 1999 between
          Bidasoa, B.V. and Telefonica, S.A.*
    2.8   English translation of the Nutec Informatica S.A. Share
          Subscription Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., MLSP -- Comercio e
          Participacoes Ltda., Mr. Alfonso Antunes da Motta, Mr. Luiz
          Alberto Barichello, Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda.*
    2.9   English translation of the Nutec Informatica S.A.'s
          Shareholders Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., Mr. Alfonso Antunes da
          Motta, Mr. Luiz Alberto Barichello, MLSP -- Comercio e
          Participacoes Ltda., Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda., as partially rescinded by the Rescission Agreement dated August 5, 1999*
   2.10   English translation of the Nutec Informatica S.A.
          Shareholders' Agreement dated June 15, 1999 between
          MLSP -- Comercio e Participacoes Ltda., Mrs. Silvia Nora
          Berno de Jesus and Telefonica Interactiva Brasil Ltda., as
          supplemented by Additional Agreement dated August 5, 1999*
   2.11   English translation of the Purchase and Sale Agreement for the Stock of Nutec Informatica S.A. dated August 5, 1999
          between MSLP -- Comercio e Participacoes Ltda. and
          Telefonica Interactiva Brasil Ltda.*
   2.12   English translation of the Agreement for the Purchase and
          Sale of Stock of Nutec Informatica S.A. dated August 5, 1999 between Telefonica Interactiva Brasil Ltda. and Mrs. Silvia
          Berno de Jesus*

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   2.13   English translation of the Memorandum of Understanding dated
          October 22, 1999 between Taetel S.L., MLSP-Comercio e
          Participacoes Ltda. and Mrs. Silvia Nora Berno de Jesus*
   2.14   English translation of the Purchase and Sale Agreement for the Stock of Netgocios S.A. dated September 9, 1999 between
          Mr. Gonzalo Roberto Arzuaga, Mr. Fernando Martin Arzuaga and
          Telefonica Interactiva Argentina S.A.
   2.15   English translation of the Purchase and Sale Agreement for the Stock of Donde Latinoamerica S.A. dated September 21,
          1999 between Mr. Francisco Matio Piantoni, Mr. Cesar Augusto
          Planas and Telefonica Interactiva Argentina S.A.
   2.16   English translation of the Purchase and Sale Agreement for a
          25% interest in the Teknoland Group dated June 14, 1999
          between Mr. Enrique Colman Lopez Cantolla, Jesus Angel
          Suarez Gil, Ricardo Conde Muntadas -- Prim, David Lopez
          Cantolla, Luis Cifuentes Muntadas and Telefonica
          Interactiva, S.A.*
   2.17   English translation of the Purchase and Sale Agreement for the Stock of Centro de Investigacion y Experimentacion de
          Realidad Virtual, S.L. dated July 29, 1999 between Mr.
          Enrique Colman Lopez Cantolla, Jesus Angel Suarez Gil,
          Ricardo Conde Muntadas-Prim, David Lopez Cantolla, Luis
          Cifuentes Muntadas and Telefonica Interactiva, S.A.*
   2.18   English translation of the Purchase and Sale Agreement for
          Stock of Ordenamientos de Links Especializados, S.L. (Ole)
          dated March 10, 1999 between Telefonica Interactiva, S.A.
          and InfoSearch Holdings*
   2.19   English translation of the Master Agreement dated September
          13, 1999 between Telefonica Interactiva, S.A., Infosearch
          Holdings and Telefonica, S.A., in connection with the
          acquisition of Ordenamientos de Links Especializados, S.L.
          (Ole)*
   2.20   English translation of the Option Agreement for the
          Subscription for Shares dated October 20, 1999 between
          Telefonica del Peru S.A.A. and Terra Networks, S.A.*
   2.21   English translation of the Asset Purchase Agreement dated
          October 20, 1999, between Telefonica Servicios Internet
          S.A.C. and Terra Networks Peru S.A.*
    3.1   Certificate of Incorporation and bylaws*
    3.2   Amended and restated bylaws as amended*
    4.1   Deposit Agreement (incorporated by reference into the
          Registration Statement on Form F-6 filed by Terra Networks,
          S.A. (Registration No.       ))
    5.1   Opinion of Uria & Menendez*
    8.1   Opinion of Davis Polk & Wardwell as to certain tax matters included in the Prospectus*
    8.2   Opinion of Uria & Menendez as to certain tax matters
          included in the Prospectus*
   10     Material Contracts
   10.1   Master Agreement dated July 23, 1999 between Terra Networks,
          S.A. and Amadeus Global Travel Distribution, S.A., as
          amended by letters dated October 6 and 20, 1999*
   10.2   English translation of the Traffic Inducement Fee Contract dated September 15, 1999 between Terra Networks, S.A. and
          Telefonica Data Espana, S.A.
   10.3   Form of Limited Liability Company Agreement of Terra
          Networks Access Services USA, LLC dated October 5, 1999
          between Telefonica Interactiva USA, Inc. and IDT Corporation
   10.4   Internet Colocation Services Agreement dated October 5, 1999 between Terra Networks Interactive Services USA, LLC and IDT
          Corporation

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
   10.5   Form of Limited Liability Company Agreement of Terra
          Networks Interactive Services USA, LLC dated October 5, 1999 between Telefonica Interactiva USA, Inc. and IDT Corporation
   10.6   Internet Service Provisioning and Marketing Agreement dated
          October 5, 1999 between Terra Networks Access Services USA,
          LLC and IDT Corporation
   10.7   Joint Venture Agreement dated October 5, 1999 between Terra
          Networks, S.A. and IDT Corporation
   10.8   English translation of the Services Agreement dated October
          20, 1999 between Telefonica del Peru S.A.A., Terra Networks
          Peru S.A., Telefonica Servicios Internet S.A.C. and Terra
          Networks, S.A.*
   23.1   Consent of Arthur Andersen y Cia., S. Com.
   23.2   Consent of PricewaterhouseCoopers Auditores, S.L.
   23.3   Consent of BDO Audiberia
   23.4   Consent of Arthur Andersen S/C
   23.5   Consent of Ruiz, Urquiza y Cia, S.C.
   23.6   Consent of Uria & Menendez (included in Exhibit 5.1)*
   99.1   Certificate of the general counsel of Terra Networks, S.A., certifying fairness and accuracy of the English translations of the exhibits included herein.

---------------

* To be filed by amendment.

ITEM 17. UNDERTAKINGS

     The undersigned hereby undertakes:

          (a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (c) The undersigned registrant hereby undertakes that:

             (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

             (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (d) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Madrid, Kingdom of Spain, on this 29th day of October, 1999.

                                          TERRA NETWORKS, S.A.

                                           /s/ JUAN PEREA SAENZ DE BURUAGA
                                          By:
                                          --------------------------------------

                                                Juan Perea Saenz de Buruaga
                                            Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                                     TITLE                                    DATE
----------                                     -----                                    ----
       /s/ JUAN PEREA SAENZ DE BURUAGA         Chief Executive Officer and       October 29, 1999
---------------------------------------------  Director (Principal Executive
         Juan Perea Saenz de Buruaga           Officer)

         /s/ JUAN VILLALONGA NAVARRO           President of the Board of         October 29, 1999
---------------------------------------------  Directors
           Juan Villalonga Navarro

       /s/ ANTONIO DE ESTEBAN QUINTANA         Chief Financial Officer           October 29, 1999
---------------------------------------------  (Principal Financial and
         Antonio de Esteban Quintana           Accounting Officer)

          /s/ CESAREO ALIERTA IZUEL            Director                          October 29, 1999
---------------------------------------------
            Cesareo Alierta Izuel

       /s/ ALBERTO CORTINA DE ALCOCER          Director                          October 29, 1999
---------------------------------------------
         Alberto Cortina de Alcocer

          /s/ JOSE MARiA MAS MILLET            Secretary/Director                October 29, 1999
---------------------------------------------
            Jose Maria Mas Millet

       /s/ ALEJANDRO JUNCO DE LA VEGA          Director                          October 29, 1999
---------------------------------------------
         Alejandro Junco de la Vega

SIGNATURES                                     TITLE                                    DATE
----------                                     -----                                    ----
       /s/ FRANCISCO MORENA DE ALBORAN         Director                          October 29, 1999
---------------------------------------------
         Francisco Morena de Alboran

           /s/ NELSON P. SIROTSKY              Director                          October 29, 1999
---------------------------------------------
             Nelson P. Sirotsky

           /s/ JUAN ROVIRA DE OSSO             Authorized Representative in the  October 29, 1999
---------------------------------------------  United States of America
             Juan Rovira de Osso

                                 EXHIBIT INDEX

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
 1        Form of Underwriting Agreement
 2        Acquisition Agreements
 2.1      English translation of the Purchase and Sale Agreement for the Stock of Infovia S.A. dated July 21, 1999 between
          Infovia International Inc., Infovia S.A., Tecnologia
          Empresarial S.A. and Telefonica Interactiva, S.A.*
 2.2      English translation of the Purchase and Sale Agreement for the Stock of Proveedora de Servicios de Conectividad S.A.
          dated October 4, 1999 between Compania de Telefonos de
          Chile -- Transmisiones Regionales S.A. and Telefonica
          Interactiva Chile Limitada
 2.3      English translation of the Option Agreement for the
          Subscription for Shares dated October 4, 1999 between
          Compania de Telefonos de Chile -- Transmisiones Regionales
          S.A. and Terra Networks, S.A.
 2.4      English translation of the Purchase and Sale Agreement for the Stock of Informacion Selectiva, S.A. de C.V. dated
          October 5, 1999 between Inversiones Grupo Reforma, S.A. de
          C.V., Consorcio Interamericano de Comunicacion, S.A. de
          C.V., Terra Networks Mexico, S.A. de C.V. and Editora El
          Sol, S.A. de C.V.*
 2.5      English translation of the Non-compete and Cooperation
          Agreement dated October 5, 1999 between Mr. Alejandro Junco de la Vega, Editora El Sol, S.A. de C.V., Ediciones del
          Norte, S.A. de C.V., Servicios Motociclistas, S.A. de C.V.,
          Immobilaria Macro, S.A. de C.V., Consorcio Interamericano de
          Comunicacion, S.A. de C.V., Apoyo Aereo, S.A. de C.V.,
          Comunicacion Integrada de Occidente, S.A. de C.V.,
          Inversiones Grupo Reforma, S.A. de C.V. and Terra Networks
          Mexico, S.A. de C.V.*
 2.6      English translation of the Purchase and Sale Agreement for a
          25% interest in Terra Networks Mexico, S.A. de C.V. dated
          October 5, 1999 between Bidasoa, B.V., Telefonica Servicios
          y Contenidos por la Red, S.A. and Terra Networks, S.A.*
 2.7      English translation of the Share Option Agreement dated
          October 5, 1999 between Bidasoa, B.V. and Telefonica, S.A., together with the English translation of the letter for the exercise of the share option dated October 11, 1999 between
          Bidasoa, B.V. and Telefonica, S.A.*
 2.8      English translation of the Nutec Informatica S.A. Share
          Subscription Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., MLSP -- Comercio e
          Participacoes Ltda., Mr. Alfonso Antunes da Motta, Mr. Luiz
          Alberto Barichello, Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda.*

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
 2.9      English translation of the Nutec Informatica S.A.'s
          Shareholders Agreement dated June 15, 1999 between RBS
          Administracao e Cobranca Ltda., Mr. Alfonso Antunes da
          Motta, Mr. Luiz Alberto Barichello, MLSP -- Comercio e
          Participacoes Ltda., Mrs. Silvia Nora Berno de Jesus and
          Telefonica Interactiva Brasil Ltda., as partially rescinded by the Rescission Agreement dated August 5, 1999*
 2.10     English translation of the Nutec Informatica S.A.
          Shareholders' Agreement dated June 15, 1999 between
          MLSP -- Comercio e Participacoes Ltda., Mrs. Silvia Nora
          Berno de Jesus and Telefonica Interactiva Brasil Ltda., as
          supplemented*
 2.11     English translation of the Purchase and Sale Agreement for the Stock of Nutec Informatica S.A. dated August 5, 1999
          between MSLP -- Comercio e Participacoes Ltda. and
          Telefonica Interactiva Brasil Ltda.*
 2.12     English translation of the Agreement for the Purchase and
          Sale of Stock of Nutec Informatica S.A. dated August 5, 1999 between Telefonica Interactiva Brasil Ltda. and Mrs. Silvia
          Berno de Jesus*
 2.13     English translation of the Memorandum of Understanding dated
          October 22, 1999 between Taetel S.L., MLSP-Comercio e
          Participacoes Ltda. and Mrs. Silvia Nora Berno de Jesus*
 2.14     English translation of the Purchase and Sale Agreement for the Stock of Netgocios S.A. dated September 9, 1999 between
          Mr. Gonzalo Roberto Arzuaga, Mr. Fernando Martin Arzuaga and
          Telefonica Interactiva Argentina S.A.
 2.15     English translation of the Purchase and Sale Agreement for the Stock of Donde Latinoamerica S.A. dated September 21,
          1999 between Mr. Francisco Matio Piantoni, Mr. Cesar Augusto
          Planas and Telefonica Interactiva Argentina S.A.
 2.16     English translation of the Purchase and Sale Agreement for a
          25% interest in the Teknoland Group dated June 14, 1999
          between Mr. Enrique Colman Lopez Cantolla, Jesus Angel
          Suarez Gil, Ricardo Conde Muntadas -- Prim, David Lopez
          Cantolla, Luis Cifuentes Muntadas and Telefonica
          Interactiva, S.A.*
 2.17     English translation of the Purchase and Sale Agreement for the Stock of Centro de Investigacion y Experimentacion de
          Realidad Virtual, S.L. dated July 29, 1999 between Mr.
          Enrique Colman Lopez Cantolla, Jesus Angel Suarez Gil,
          Ricardo Conde Muntadas-Prim, David Lopez Cantolla, Luis
          Cifuentes Muntadas and Telefonica Interactiva, S.A.*
 2.18     English translation of the Purchase and Sale Agreement for
          Stock of Ordenamientos de Links Especializados, S.L. (Ole)
          dated March 10, 1999 between Telefonica Interactiva, S.A.
          and InfoSearch Holdings*
 2.19     English translation of the Master Agreement dated September
          13, 1999 between Telefonica Interactiva, S.A., Infosearch
          Holdings and Telefonica, S.A., in connection with the
          acquisition of Ordenamientos de Links Especializados, S.L.
          (Ole)*

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
 2.20     English translation of the Option Agreement for the
          Subscription for Shares dated October 20, 1999 between
          Telefonica del Peru S.A.A. and Terra Networks, S.A.*
 2.21     English translation of the Asset Purchase Agreement dated
          October 20, 1999, between Telefonica Servicios Internet
          S.A.C. and Terra Networks Peru S.A.*
 3.1      Certificate of Incorporation and bylaws*
 3.2      Amended and restated bylaws as amended*
 4.1      Deposit Agreement (incorporated by reference into the
          Registration Statement on Form F-6 filed by Terra Networks,
          S.A. (Registration No.       ))
 5.1      Opinion of Uria & Menendez*
 8.1      Opinion of Davis Polk & Wardwell as to certain tax matters included in the Prospectus*
 8.2      Opinion of Uria & Menendez as to certain tax matters
          included in the Prospectus*
10        Material Contracts
10.1      Master Agreement dated July 23, 1999 between Terra Networks,
          S.A. and Amadeus Global Travel Distribution, S.A., as
          amended by letters dated October 6 and 20, 1999*
10.2      English translation of the Traffic Inducement Fee Contract dated September 15, 1999 between Terra Networks, S.A. and
          Telefonica Data Espana, S.A.
10.3      Form of Limited Liability Company Agreement of Terra
          Networks Access Services USA, LLC dated October 5, 1999
          between Telefonica Interactiva USA, Inc. and IDT Corporation
10.4      Internet Colocation Services Agreement dated October 5, 1999 between Terra Networks Interactive Services USA, LLC and IDT
          Corporation
10.5      Form of Limited Liability Company Agreement of Terra
          Networks Interactive Services USA, LLC dated October 5, 1999 between Telefonica Interactiva USA, Inc. and IDT Corporation
10.6      Internet Service Provisioning and Marketing Agreement dated
          October 5, 1999 between Terra Networks Access Services USA,
          LLC and IDT Corporation
10.7      Joint Venture Agreement dated October 5, 1999 between Terra
          Networks, S.A. and IDT Corporation
10.8      English translation of the Services Agreement dated October
          20, 1999 between Telefonica del Peru S.A.A., Terra Networks
          Peru S.A., Telefonica Servicios Internet S.A. C. and Terra
          Networks, S.A.*
23.1      Consent of Arthur Andersen y Cia., S. Com.
23.2      Consent of PricewaterhouseCoopers Auditores, S.L.
23.3      Consent of BDO Audiberia
23.4      Consent of Arthur Andersen S/C
23.5      Consent of Ruiz, Urquiza y Cia, S.C.

EXHIBIT                                                                 SEQUENTIALLY
NUMBER                            DESCRIPTION                           NUMBERED PAGE
-------                           -----------                           -------------
23.6      Consent of Uria & Menendez (included in Exhibit 5.1)*
99.1      Certificate of the general counsel of Terra Networks, S.A., certifying fairness and accuracy of the English translations of the exhibits included herein

---------------

* To be filed by amendment.